PROSPECTUS SUPPLEMENT
(To Prospectus dated July 25, 1995)

                           $261,318,000 (Approximate)
               American Southwest Financial Securities Corporation
                                   (Depositor)
         Commercial Mortgage Pass-Through Certificates, Series 1996-FHA1

                                                    Assumed Final
            Certificate  Initial Class Principal  Distribution(s)
   Class   Interest Rate         Balance(a)         Date(b)(c)    Ratings(c)(d)
   -----   ------------- ----------------------- ---------------- -------------
Class S       1.258%(1)          N/A(3)           Nov. 25, 2036        AAAr
Class A-1     6.675%           $40,317,000        Dec. 25, 2001        AAA
Class A-2     7.000%           $38,978,000        June 25, 2005        AAA
Class A-3     7.125%           $55,487,000        April 25, 2009       AAA
Class A-4     7.290%           $58,824,000        May 25, 2012         AAA
Class A-Z     7.248%(2)        $67,712,000        March 25, 2034       AAA
-------------------------------
(Footnotes to table on next page)

         The Series 1996-FHA1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will consist of ten classes (each, a "Class"), including the Classes listed above (collectively, the "Offered Certificates") and the Class B and Class R-I, Class R-II and Class R-III Certificates (collectively, the "Non-Offered Certificates"). Only the Offered Certificates are offered hereby. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by American Southwest Financial Securities Corporation (the "Depositor"). Upon creation, the Trust Fund will primarily consist of: (i) approximately $188,800,560 of fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured, to the extent and subject to the conditions described herein, by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act"), and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"); and (ii) approximately $77,709,904 of securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and, collectively with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. All such FHA Loans and GNMA
                                                  (Cover continued on next page)

         FOR A DISCUSSION OF CERTAIN SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING AT PAGE 29 HEREIN AND "SPECIAL CONSIDERATIONS" BEGINNING AT PAGE 21 IN THE PROSPECTUS.

         THE MORTGAGE LOANS ARE, TO THE EXTENT AND SUBJECT TO THE CONDITIONS DESCRIBED HEREIN, INSURED BY THE FHA, AND THE TIMELY PAYMENT OF PRINCIPAL AND

INTEREST ON THE GNMA CERTIFICATES IS GUARANTEED BY GNMA. BOTH THE INSURANCE BY THE FHA AND THE GNMA GUARANTY ARE BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE SELLERS, THE TRUSTEE, THE UNDERWRITERS OR ANY OF THEIR AFFILIATES AND, NOTWITHSTANDING THE TWO PRECEDING SENTENCES, ARE NOT INSURED OR GUARANTEED BY GNMA, THE FHA OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY, OR BY THE UNDERWRITERS, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY OTHER PERSON OR ENTITY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Offered Certificates are being offered by Donaldson, Lufkin & Jenrette Securities Corporation and Daiwa Securities America Inc. (together, the "Underwriters") from time to time in negotiated transactions or otherwise at prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $275,214,019 plus accrued interest thereon from December 1, 1996, before deducting issuance expenses payable by the Depositor. For further information with respect to the plan of distribution and any discounts, commissions and profits on resale that may be deemed underwriting discounts or commissions, see "PLAN OF DISTRIBUTION" herein.

         The Offered Certificates are offered by the Underwriters when, as and if delivered to and accepted by the Underwriters and subject to their right to reject any orders in whole or in part. It is expected that the delivery of the Offered Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), on or about December 27, 1996. See "Plan of Distribution" herein.

Donaldson, Lufkin & Jenrette                                   Daiwa Securities
    Securities Corporation                                        America Inc.

          The date of this Prospectus Supplement is December 19, 1996.

(Footnotes to table from page one)

         (a)      Subject to a variance of plus or minus 5%.

         (b) The Assumed Final Distribution Date with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based on the Modeling Assumptions (as defined herein) and the assumption that no Mortgage Loan is prepaid prior to its stated maturity. The actual performance and experience of the Mortgage Assets will likely differ from such assumptions. See "Maturity and Prepayment Considerations" herein.


         (c)      The "Rated Final Distribution Date" is November 25, 2038.

         (d) The indicated rating of each Class of Offered Certificates will be assigned by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. ("S&P" or the "Rating Agency").

------------------------

         (1) The Certificate Interest Rate (as defined herein) applicable to the Class S Certificates for the initial Distribution Date is approximately 1.2583% per annum. For each subsequent Distribution Date, the Certificate Interest Rate for such Class of Certificates will, in general, equal the excess, if any, of the weighted average of the Net Asset Rates (as defined herein) of the Mortgage Assets (as defined herein) from time to time, over the weighted average of the Certificate Interest Rates for the respective Classes of Sequential Pay Certificates (as defined herein) from time to time.

         (2) As described herein, until the Accrual Termination Date (as defined herein), interest payable in respect of the Class A-Z Certificates on each Distribution Date will be deferred and added to the Class Principal Balance thereof. See "Description of Certificates--Distributions" herein.

         (3) The Class S Certificates will not have a Class Principal Balance (as defined herein) and the holders thereof will not be entitled to receive distributions of principal. Interest will accrue on the Class S Certificates at the Certificate Interest Rate applicable to such Certificates from time to time on their Class Notional Amount (as defined herein) outstanding from time to time. The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the Sequential Pay Certificates outstanding from time to time.

------------------------
(Cover continued from page one)

Certificates (together with any FHA Debentures (as defined herein) that may be received in connection with the assignment of a defaulted FHA Loan to the FHA) are collectively referred to herein as the initial "Mortgage Assets". The Mortgage Assets are currently held, directly or indirectly, by Greystone Funding Corporation ("Greystone Funding" and the Mortgage Assets held thereby, the "Greystone Mortgage Assets"), by Daiwa Finance Corp. ("Daiwa Finance" and, together with Greystone Funding, the "Sellers") or by Daiwa Securities America Inc. ("Daiwa Securities"), an affiliate of Daiwa Finance (the Mortgage Assets held by Daiwa Finance or Daiwa Securities, the "Daiwa Mortgage Assets"). See "THE MORTGAGE POOL--Sale and Assignment of the Mortgage Assets; Repurchases" herein. On or prior to the date of initial issuance of the Certificates, at the direction of the Depositor, each of the Sellers will transfer or cause the transfer of their respective Mortgage Assets to LaSalle National Bank as trustee (the "Trustee") for the benefit of the holders of the Certificates (the "Certificateholders"). As of December 1, 1996 (the "Cut-off Date"), the Mortgage Assets will have an aggregate outstanding principal balance of approximately $266,510,464, after application of all payments of principal due on the Mortgage Loans on or before such date, whether or not received, and subject to a permitted variance of plus or minus 5%.


         The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Trustee, each Seller and Greystone Servicing Corporation, Inc. as master servicer (the "Master Servicer"). Interest and principal on the Certificates will be payable on the 25th day of each month or, if such day is not a Business Day (as defined herein), on the next succeeding Business Day (each, a "Distribution Date"), commencing in January 1997.

         The yield to investors on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, whether voluntary or by reason of defaults and liquidations) on the Mortgage Loans, which may fluctuate significantly from time to time, and by other factors set forth herein. The yield to maturity on the Class S Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors should fully consider the associated risks, including the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure by investors in the Class S Certificates to fully recoup their initial investments. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "YIELD CONSIDERATIONS" herein.

         There is currently no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates, but have no obligation to do so. There can be no assurance that any secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby, "REMIC I," "REMIC II" and REMIC III", respectively). As described herein and in the Prospectus, the Offered Certificates will be treated as REMIC "regular interests". See "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

         THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JULY 25, 1995, WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT AND OF WHICH THIS PROSPECTUS SUPPLEMENT FORMS A PART. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND

WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

No person has been authorized to give information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby, nor an offer of the Offered Certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus Supplement or the accompanying Prospectus is required by law to be delivered, this Prospectus Supplement or the accompanying Prospectus will be amended or supplemented accordingly.

                                TABLE OF CONTENTS

SUMMARY OF TERMS...........................................................S-6

RISK FACTORS..............................................................S-29
     The Certificates.....................................................S-29
     The Mortgage Assets..................................................S-31

DESCRIPTION OF THE CERTIFICATES...........................................S-35
     General  ............................................................S-35
     Class Principal Balances and Class Notional Amounts..................S-36
     Registration; Denominations..........................................S-37
     Certificate Interest Rates...........................................S-37
     Distributions........................................................S-39
     Subordination; Allocation of Losses and Certain

       Other Expenses and Shortfalls......................................S-44
     Prepayment Interest Shortfalls and Compensating
       Interest Payments..................................................S-44
     Reports to Certificateholders; Available Information.................S-46
     Example of Distributions.............................................S-48
     Optional Termination.................................................S-49
     Voting Rights; Lists of Certificateholders...........................S-49
     The Trustee..........................................................S-49
     The Custodial and Collection Accounts................................S-50

DESCRIPTION OF THE MORTGAGE POOL..........................................S-51
    General  .............................................................S-51
    The FHA Loans.........................................................S-51
    The GNMA Certificates.................................................S-52
    Certain Terms and Conditions of the Mortgage Loans....................S-52
    Additional Mortgage Loan Information..................................S-54
    Sale and Assignment of the Mortgage Assets; Repurchases...............S-68
    Representations and Warranties; Repurchases...........................S-69
    Changes in Mortgage Pool Characteristics..............................S-71
    Retained Yield........................................................S-71

GREYSTONE FUNDING CORPORATION.............................................S-72

DAIWA FINANCE CORP........................................................S-72

FHA MORTGAGE INSURANCE PROGRAMS...........................................S-73
    General  .............................................................S-73
    Insurance Claims and Benefits.........................................S-73
    GNMA Mortgage-Backed Securities Program...............................S-85

SERVICING OF THE FHA LOANS................................................S-86
    General  .............................................................S-86
    The Master Servicer...................................................S-87
    Master Servicer Compensation and Payment of Expenses..................S-87
    FHA Loan Modifications................................................S-87
    Advances .............................................................S-88
    Sale of Defaulted FHA Loans...........................................S-90
    Sale of FHA Debentures................................................S-90
    Sub-Servicers.........................................................S-90
    Due-on-Sale and Due-on-Encumbrance Provisions.........................S-90
    Maintenance of Hazard and Other Insurance.............................S-91
    Maintenance of FHA Insurance; Collection Thereunder...................S-91
    Resignation...........................................................S-93
    Limitation on Liability...............................................S-93
    Events of Default.....................................................S-94
    Appointment of a Successor Master Servicer............................S-95

MATURITY AND PREPAYMENT CONSIDERATIONS....................................S-95

YIELD CONSIDERATIONS.....................................................S-102

    General  ............................................................S-102
    Sensitivity of the Class S Certificates..............................S-103

LEGAL INVESTMENT.........................................................S-105

USE OF PROCEEDS..........................................................S-105

ERISA CONSIDERATIONS.....................................................S-105

FEDERAL INCOME TAX CONSIDERATIONS........................................S-107

PLAN OF DISTRIBUTION.....................................................S-109

LEGAL MATTERS............................................................S-110

CERTIFICATE RATING.......................................................S-110

INDEX OF PRINCIPAL TERMS.................................................S-111

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in the "Glossary" of the Prospectus. An "Index of Principal Terms" is included at the end of this Prospectus Supplement.

The Certificates.......... The Series 1996-FHA1 Commercial Mortgage Pass-Through
                             Certificates (the "Certificates") will consist of ten classes (each, a "Class"): (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-Z Certificates (collectively, the "Class A Certificates"); (ii) the Class S Certificates (collectively, with the Class A Certificates, the "Offered Certificates"); (iii) the Class B Certificates (collectively, with the Offered Certificates, the "Regular Interest Certificates"); and the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Interest Certificates" and, collectively with the Class B Certificates, the "Non-Offered Certificates"). The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund") to be created by the Depositor. The Certificates will be issued, and the Trust Fund will be created, on or about the Closing Date, pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), to be dated as of the Cut-off Date, among the Depositor, the Trustee, the Master Servicer and each Seller. Upon creation, the Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of (i) approximately $188,800,560 of fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") insured, to the extent and subject to the conditions described herein, by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development ("HUD") under certain sections of the National Housing Act of 1934, as amended (the "Housing Act"), and secured by liens on multifamily rental housing developments (collectively, "Multifamily Properties") or nursing homes, intermediate care facilities, assisted living facilities, board and care homes or other nursing facilities (collectively, "Nursing Facilities"), and (ii) approximately $77,709,904 of securities (the "GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA") and backed by fixed-rate, level payment, fully-amortizing mortgage loans (the "Underlying

                             Mortgage Loans"; and, collectively with the FHA Loans, the "Mortgage Loans") that are likewise so insured by the FHA and are secured by liens on Multifamily Properties or Nursing Facilities. The

                             FHA Loans and the GNMA Certificates, together with any FHA Debentures (as defined herein) paid by the FHA in satisfaction of an insurance claim in respect of a defaulted FHA Loan, are collectively referred to herein as the "Mortgage Assets". As of the Cut-off Date, the Mortgage Assets will have an aggregate outstanding principal balance of approximately $266,510,464 (the "Initial Pool Balance"), after deducting all payments of principal due on the Mortgage Loans on or before such date, whether or not received, and subject to a permitted variance of plus or minus 5%.

                           Only the Offered Certificates are offered hereby.
                             Each Class of Offered Certificates will be issued with the initial Class Principal Balance or Class Notional Amount (each, as defined below), and will accrue interest from time to time at the per annum rate (the "Certificate Interest Rate"), set forth or otherwise described on the cover page of this Prospectus Supplement. The initial Class Principal Balance or Class Notional Amount of any Class of Offered Certificates is subject to a permitted variance of plus or minus 5%, depending on the actual Mortgage Assets delivered by the Sellers.

                           The Non-Offered Certificates have not been
                             registered under the Securities Act of 1933, as amended, and are not offered hereby. The initial Class Principal Balance of the Class B Certificates will equal the excess of the Initial Pool Balance over the aggregate of the initial Class Principal Balances of the respective Classes of Class A Certificates. The Certificate Interest Rate applicable to the Class B Certificates will equal 6.500% per annum. The Residual Interest Certificates will not have Class Principal Balances or Class Notional Amounts and will not accrue interest.

                           The Class A and Class B Certificates (collectively,
                             the "Sequential Pay Certificates") are the only Certificates that have Class Principal Balances. "Class Principal Balance" means, with respect to any Class of Sequential Pay Certificates, as of any

                             date of determination, an amount equal to the initial aggregate principal amount thereof, less the amount of all distributions previously made with respect to such Class of Certificates in reduction of the Class Principal Balance thereof, less all Realized Losses and Additional Trust Fund Expenses (each, as defined herein), if any, previously allocated to such Class of Certificates in the manner described below, and plus, in the case of the Class A-Z Certificates, the aggregate of the Monthly Class

                             A-Z Accrual Amounts (as defined herein) previously added thereto. The Class S Certificates are the only Certificates that have a Class Notional Amount. "Class Notional Amount" means, with respect to the Class S Certificates, as of any date of determination, an amount equal to the then aggregate of the Class Principal Balances of the Sequential Pay Certificates.

                            See "DESCRIPTION OF THE CERTIFICATES" herein.

Registration;
  Denominations .......... Except in certain limited circumstances, the
                             Offered Certificates will be issued only in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of: in the case of the Class A Certificates, $10,000 initial principal balance and integral multiples of $1,000 in excess thereof; and (ii) in the case of the Class S Certificates, $100,000 initial notional amount and integral multiples of $1,000 in excess thereof, except for one Class S Certificate evidencing the sum of an authorized denomination thereof and the remainder of the initial notional amount of such Class of Certificates. See "DESCRIPTION OF THE CERTIFICATES--Registration; Denominations" herein and "SPECIAL CONSIDERATIONS--Book-Entry
                             Registration" and "DESCRIPTION OF THE
                             SECURITIES--Book-Entry Registration" in the
                             Prospectus.

Depositor................. American Southwest Financial Securities Corporation,
                             an Arizona corporation. The principal executive offices of the Depositor are located at 2390 East Camelback Road, Suite 225, Phoenix, Arizona 85016 (Telephone No. (602) 381- 8960). None of the Depositor, its parent, or any of their respective affiliates has guaranteed or insured the payments on the Mortgage Loans or the distributions on the Certificates. The Depositor is referred to as the Issuer in the Prospectus. See "THE ISSUER" in the Prospectus.

Sellers................... With respect to the Greystone Mortgage Assets (as defined herein), Greystone Funding Corporation, a Virginia corporation ("Greystone Funding"). See "GREYSTONE FUNDING CORPORATION" herein. With respect to the Daiwa Mortgage Assets (as defined herein), Daiwa Finance Corp., a New York corporation ("Daiwa Finance"). See "DAIWA FINANCE CORP." herein.

Master Servicer........... Greystone Servicing Corporation, Inc., a Georgia
                             corporation and an affiliate of Greystone Funding. See "SERVICING OF THE FHA LOANS--The Master Servicer" herein.

Trustee................... LaSalle National Bank, a nationally chartered bank.
                             See "DESCRIPTION OF THE CERTIFICATES--The Trustee" herein.

Cut-off Date.............. December 1, 1996.

Closing Date.............. On or about December 27, 1996.

Record Date............... The record date (the "Record Date") for each distribution on the Offered Certificates will be the last Business Day (as defined herein) of the month immediately preceding the month in which such distribution is to be made.

Distribution Date......... The 25th day of each month (unless such day is not a Business Day, in which case distributions will be made on the next succeeding Business Day), commencing in January 1997.

Collection Period......... As to any Distribution Date, the period ending at the close of business on the Determination Date for such Distribution Date and commencing immediately following the end of the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date).

Determination Date........ As to each Distribution Date, the 20th day of the month in which such Distribution Date occurs or, if such 20th day is not a Business Day, then the next succeeding Business Day.


Distributions of Interest
  on the Offered
  Certificates............ On each Distribution Date, to the extent of the
                             Available Distribution Amount (as defined herein) for such date, the holders of the Class S Certificates, the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and, commencing on the Accrual Termination Date, the Class A-Z Certificates will be entitled to receive distributions of interest, on a pro rata basis, in an amount equal to all Accrued Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously received, for all prior Distribution Dates. See "DESCRIPTION OF THE CERTIFICATES--Distributions --The Available
                             Distribution Amount" and "--Distributions
                             --Application of the Available Distribution Amount" herein.

                           The"Accrued Certificate Interest" in respect of any
                             Class of Offered Certificates for any Distribution Date will equal one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Certificate

                             Interest Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Until the Accrual Termination Date, the Accrued Certificate Interest in respect of the Class A-Z Certificates for each Distribution Date will not be payable to the holders thereof currently but rather will be added to the Class Principal Balance of such Certificates. The amount so added to the Class Principal Balance of the Class A-Z Certificates on each Distribution Date on or prior to the Accrual Termination Date is herein referred to as the "Monthly Class A-Z Accrual Amount". See "DESCRIPTION OF THE CERTIFICATES-- Distributions--Accrued Certificate Interest" herein.

                           The"Accrual Termination Date" for the Class A-Z
                             Certificates (which, for purposes of the Prospectus, are "Compound Interest Securities")

                             will be the earliest of: (i) the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero on or prior thereto; (ii) the Class A Principal Distribution CrossOver Date; and (iii) the final Distribution Date in connection with a termination of the Trust Fund.

Distributions in Reduction
  of the Class Principal
  Balances of the Class A
  Certificates............ On each Distribution Date, following all required distributions of interest on the Offered
                             Certificates, the Trustee will apply the remaining portion of the Available Distribution Amount for such Distribution Date to make payments in reduction of the respective Class Principal Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-Z Certificates, in that order, in each case up to an amount equal to the lesser of (i) the remaining Class Principal Balance of such Class of Certificates and (ii) the remaining Principal Distribution Amount for such Distribution Date; provided that, notwithstanding the foregoing, on and after the Class A Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with a termination of the Trust Fund, such distributions shall be made on a pro rata basis in accordance with the respective remaining Class Principal Balances of the Class A Certificates. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Application of the
                             Available Distribution Amount" herein.

                           As more particularly described herein, the
                             "Principal Distribution Amount" for each
                             Distribution Date will generally equal the aggregate of: (i) all payments and other collections of principal received or advanced on the Mortgage Assets that are available for distribution on the Certificates on such Distribution Date; and (ii) if such Distribution Date occurs on or prior to the Accrual Termination Date, the Monthly Class A-Z Accrual Amount for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Principal Distribution
                             Amount" herein.


                           The"Class A Principal Distribution Cross-Over Date"
                             will be the first Distribution Date as of which the Class Principal Balance of the Class B Certificates has been reduced to zero prior thereto as a result of the allocation of Realized Losses and/or Additional Trust Fund Expenses as described herein.

Distributions of
  Prepayment Premiums..... On each Distribution Date, the Trustee will distribute, separate from distributions made out of the Available Distribution Amount, all Prepayment Premiums (as defined herein) actually collected on the Mortgage Assets during the related Collection Period as follows: (i) 75% of such Prepayment Premiums will be distributable in respect of the Class S Certificates; and (ii) 25% of such Prepayment Premiums will be distributable in respect of the Class(es) of Sequential Pay Certificates entitled to distributions in reduction of its (their) Class Principal Balance(s) on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of
                             Prepayment Premiums" herein.

Allocation of
Realized Losses and
Certain Other Expenses
and Shortfalls............ If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate of the Stated Principal Balances (as defined herein) of the Mortgage Assets that will be outstanding immediately following such Distribution Date is less than the then aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balance of the Class B Certificates will be reduced until such deficit (or such Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balance of the Class B Certificates is reduced to zero, then the respective

                             Class Principal Balances of the remaining Classes of Sequential Pay Certificates shall be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit may be the result of a loss (a "Realized Loss"), the Master Servicer's failure to collect all amounts due and owing in respect of a defaulted FHA Loan, including, in connection with the assignment of any defaulted FHA Loan to the FHA, by reason of the payment of the required Assignment Fee (as defined herein) or by reason of the FHA Insurance Benefits (as defined herein) not covering certain items as hereinafter described, including certain interest shortfalls arising out of the assignment of a defaulted FHA Loan to the FHA. Any such deficit may also be the result of the Trust Fund incurring certain expenses ("Additional Trust Fund Expenses"), including interest payable to the Master Servicer or the Trustee, subject to the limitations described herein, in respect of any Monthly Advances (as defined herein) required to be made thereby. The foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. See "DESCRIPTION OF THE CERTIFICATES-- Subordination; Allocation of Losses and Certain Other Expenses and Shortfalls" herein.

Prepayment Interest
Shortfalls and
Compensating Interest
Payments.................. A "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of related servicing fees) on any FHA Loan by reason of a full or partial voluntary principal prepayment made by the related borrower during any Collection Period prior to the scheduled due date for such FHA Loan in such Collection Period. With respect to each Distribution Date, the Master Servicer will be obligated to make a nonreimbursable payment (a "Compensating Interest Payment"), up to the amount of any Prepayment Interest Shortfalls incurred during the related Collection Period.

                           Purchases of defaulted FHA Loans by the Majority
                             Class B Certificateholder and purchases of FHA Debentures by the Majority Class B Certificateholder, the Master Servicer or the Trustee as provided herein will not result in "Prepayment Interest Shortfalls" because the Purchase Price (as defined herein) of any such defaulted FHA Loan or

                             FHA Debenture will include unpaid interest thereon to the later of (i) the date of purchase and (ii) the Due Date of such defaulted FHA Loan or, in the case of an FHA Debenture, the Due Date of the related Assigned FHA Loan in the Collection Period of purchase. See "SERVICING OF THE FHA LOANS--Sale of Defaulted FHA Loans" and "--Sale of FHA Debentures" herein.


Optional Termination...... The Master Servicer will have the option to purchase, in whole but not in part, the Mortgage Assets remaining in the Trust Fund, and thereby effect a termination of the Trust Fund and early retirement of the then outstanding Certificates, on any date on which the aggregate Stated Principal Balance of the Mortgage Assets at the time of the repurchase is less than 5% of the Initial Pool Balance. See "DESCRIPTION OF THE CERTIFICATES--Optional Termination" herein.

The Mortgage Pool......... The Mortgage Pool will initially consist of 61 FHA
                             Loans with an aggregate Cut-off Date Balance of approximately $188,800,560 and 20 GNMA Certificates with an aggregate Cut-off Date Balance of approximately $77,709,904. Mortgage Assets representing 51.65% of the Initial Pool Balance are currently held, directly or indirectly, by Greystone Funding (such Mortgage Assets, the "Greystone Mortgage Assets"), and Mortgage Assets representing 48.35% of the Initial Pool Balance are currently held, directly or indirectly, by Daiwa Finance or Daiwa Securities (such Mortgage Assets, the "Daiwa Mortgage Assets"). See "THE MORTGAGE POOL--Sale and Assignment of the Mortgage Assets; Repurchases" herein. On or prior to the Closing Date, at the direction of the Depositor, Greystone Funding and Daiwa Finance will transfer or cause the transfer of the Greystone Mortgage Assets and Daiwa Mortgage Assets, respectively, to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders"). The aggregate Cutoff Date Balance of all such Mortgage Assets will equal approximately $266,510,464 (the "Initial Pool Balance"), subject to a permitted variance of plus or minus 5%.

                           The"Cut-off Date Balance" of any FHA Loan is the
                             unpaid principal balance thereof as of the Cut-off Date, after application of the payment of principal due thereon on such date, whether or not received from the borrower. The "Cutoff Date Balance" of any GNMA Certificate is the unpaid principal balance thereof as of the Cut-off Date, after application of the payment of principal due on the related

                             Underlying Mortgage Loan on such date, whether or not received from the borrower. All numerical information provided herein with respect to the Mortgage Loans and the GNMA Certificates is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans and the GNMA Certificates reflects weighing based on the Cut-off Date Balances thereof or, in the case of an Underlying Mortgage Loan, of the related GNMA Certificate. See "DESCRIPTION OF THE MORTGAGE POOL" herein.

A. The FHA Loans.......... Each FHA Loan is evidenced by a promissory note or other evidence of indebtedness (a "Mortgage Note") and is secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a lien on a Multifamily Property or a Nursing Facility (as to such FHA Loan, the "Mortgaged Property"). Thirty-three FHA Loans, representing 57.9% of the FHA Loans by aggregate Cut-off Date Balance, are secured by liens on Multifamily Properties; the remaining 28 FHA Loans, representing 42.1% of the FHA Loans by aggregate Cut-off Date Balance, are secured by liens on Nursing Facilities. The Mortgages create either first mortgage liens (96.6% of the FHA Loans by aggregate Cut-off Date Balance) or second mortgage liens (3.4% of the FHA Loans by aggregate Cut-off Date Balance) on the related Mortgaged Properties. Two FHA Loans are secured by a first mortgage lien and a second mortgage lien, respectively, on the same Mortgaged Property. Debt service coverage ratios are presented herein with respect to such pair of FHA Loans as if it was a single Mortgage Loan.

                           As of the Cut-off Date, the FHA Loans had the
                             following additional characteristics:

                                (i) Cut-off Date Balances ranging from $174,827 to $11,238,871, and an average Cut-off Date Balance of $3,095,091;

                                (ii) fixed interest rates (each, a "Mortgage
                                Rate") ranging from 7.500% per annum to 10.500% per annum, and a weighted average Mortgage Rate of 8.763% per annum;


                                (iii) Net Asset Rates (as defined below) ranging from 7.380% per annum to 10.330% per annum, and a weighted average Net Asset Rate of 8.537% per annum;

                                (iv) Debenture Rates (as defined herein) ranging from 6.500% per annum to 11.625% per annum, and a weighted average Debenture Rate of 7.979% per annum;

                                (v) remaining terms to stated maturity ranging from 130 months to 475 months, and a weighted average remaining term to stated maturity of 383 months; and

                                (vi) as to the 51 FHA Loans as to which the related Mortgaged Property operating information is available, Cut-off Date Debt Service Coverage Ratios (as defined in "DESCRIPTION OF THE MORTGAGE POOL --Additional Mortgage Loan Information" herein) ranging from 0.44x to 3.12x, and a weighted average Cut-off Date Debt Service Coverage Ratio of 1.55x.

                           With respect to each FHA Loan, "Net Asset Rate"
                             means a rate per annum equal to the related
                             Mortgage Rate minus the sum of the applicable Servicing Fee Rate (as defined herein) and the Trustee Fee Rate (as defined herein).

                           As of the Cut-off Date, no FHA Loan is 30 days or
                             more delinquent in respect of a scheduled monthly payment of principal and interest (a "Monthly Payment").

                           See "DESCRIPTION OF THE MORTGAGE POOL--The FHA
                             Loans" herein.

B. The GNMA Certificates.. Each GNMA Certificate will be backed by a single
                             Underlying Mortgage Loan secured by a lien on a Multifamily Property. Seventeen Underlying Mortgage Loans, representing 75.0% of the Underlying Mortgage Loans by aggregate Cut-off Date Balance, are secured by liens on Multifamily Properties; the remaining three Underlying Mortgage Loans, representing 25.0% of the Underlying Mortgage Loans by Aggregate Cut- off Date Balance, are secured by liens on Nursing Facilities. In all but two cases, each GNMA Certificate evidences a 100% interest in the related Underlying Mortgage Loan. However, two GNMA Certificates, representing 7.51% of the Initial Pool Balance, evidence only a partial pro rata interest in the related Underlying Mortgage Loan.

                           As of the Cut-off Date, the GNMA Certificates had
                             the following additional characteristics:

                                (i) Cut-off Date Balances ranging from $623,332 to $12,441,203, and an average Cut-off Date Balance of $3,885,495;

                                (ii) fixed pass-through rates (each, a "GNMA
                                Certificate Rate") ranging from 7.375% per annum to 8.700% per annum, and a weighted average GNMA Certificate Rate of 7.925% per annum; and

                                (iii) Net Asset Rates (as defined below) ranging from 7.355% per annum to 8.680% per annum, and a weighted average Net Asset Rate of 7.905% per annum.

                           With respect to each GNMA Certificate, "Net Asset
                             Rate" means a rate per annum equal to the related GNMA Certificate Rate minus the Trustee Fee Rate.

                           As of the Cut-off Date, the Underlying Mortgage
                             Loans had the following characteristics:

                                (i)Mortgage Rates ranging from 7.750% per annum to 9.000% per annum, and a weighted average Mortgage Rate of 8.204% per annum;

                                (ii) remaining terms to stated maturity ranging from 300 months to 479 months, and a weighted average remaining term to stated maturity of 398 months; and

                                (iii) as to the 14 Underlying Mortgage Loans as to which the related Mortgaged Property operating information is available, Cut-off Date Debt Service Coverage Ratios (as defined in "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein) ranging from 1.17x to 2.00x, and a weighted average Cut-off Date Debt Service Coverage Ratio of 1.38x.

                           As of the Cut-off Date, no Underlying Mortgage Loan
                             is 30 days or more delinquent in respect of a

                             Monthly Payment.

                           See "DESCRIPTION OF THE MORTGAGE POOL--The GNMA
                             Certificates" herein.

C. The Mortgage Assets.... As of the Cut-off Date, the Mortgage Assets (or, in
                             the case of item (iv) below, the Mortgage Loans) in the aggregate had the following characteristics:

                                (i) Cut-off Date Balances ranging from $174,827 to $12,441,203, and an average Cut-off Date Balance of $3,290,253;

                                (ii) fixed Mortgage Rates ranging from 7.500% per annum to 10.500% per annum, and a weighted average Mortgage Rate of 8.600% per annum;

                                (iii) Net Asset Rates ranging from 7.355% per annum to 10.330% per annum, and a weighted average Net Asset Rate of 8.352% per annum; and

                                (iv) remaining terms to stated maturity ranging from 130 months to 479 months, and a weighted average remaining term to stated maturity of 387 months.

Prepayment Provisions
  of the Mortgage Loans... As of the Cut-off Date, all of the Mortgage Loans
                             either prohibited voluntary principal prepayments (the period of any such prohibition, a "Lockout Period") or required that any voluntary principal prepayment be accompanied by a prepayment premium, penalty or fee (a "Prepayment Premium") calculated as described herein. Notwithstanding the foregoing, certain of the Mortgage Loans permit the borrower to prepay up to 15% of the original principal amount of the loan in any one calendar year without any Prepayment Premium.

                           As of the Cut-off Date, the Mortgage Loans provided
                             for the prepayment restrictions described below:

                                                                   Percentage of
                                   Type of             Number of    Initial Pool
                             Prepayment Provision(1) Mortgage Loans   Balance
                             ----------------------- -------------- ------------
                           L, PP                           47          48.6%
                           L                               24          30.9%
                           PP                              10          20.5%


                           ---------------------

                           (1) L, PP = Voluntary prepayments in full are
                             prohibited or locked-out for a period of time and are followed by a period in which voluntary prepayments in full must be accompanied by a Prepayment Premium.
                             L = Voluntary prepayments in full are prohibited or locked-out for a period of time.
                             PP = Voluntary prepayments in full must be accompanied by a Prepayment Premium for a period of time.

                           For more detailed presentation of the prepayment
                             restrictions imposed by each Mortgage Loan, see the table captioned "Maturity and Prepayment Terms of the Mortgage Loans" under the heading "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein. For a discussion regarding limitations on the enforceability of lockout provisions and the enforceability or collectability of Prepayment Premiums on the Mortgage Loans, see "RISK FACTORS--The Mortgage Assets-- Prepayment Premiums" herein.

FHA Insurance and GNMA
  Guaranty................ The Mortgage Loans are covered by insurance provided by the FHA ("FHA Insurance") under Sections 207, 220, 221(d)(4), 223(a)(7), 223(d), 223(e), 223(f),
                             232, 241 and 241(f) of the Housing Act. FHA
                             Insurance is backed by the full faith and credit of the United States of America. The insurance benefits payable by the FHA thereunder in respect of any defaulted Mortgage Loan are herein referred to as "FHA Insurance Benefits". See "FHA MORTGAGE INSURANCE PROGRAMS" herein. Certain of the Mortgage Loans were originated under coinsurance programs of the FHA.

                           Each GNMA Certificate is guaranteed as to full and
                             timely payment of principal and interest thereon by GNMA, which guarantee is in turn also backed by the full faith and credit of the United States of America. Although each Underlying Mortgage Loan is insured by the FHA, GNMA's guarantee of principal and interest on the GNMA Certificates is not conditioned on the amount or nature of the FHA Insurance Benefits that may be received by GNMA in respect of the Underlying Mortgage Loans. However, as described under "GNMA MORTGAGE-BACKED SECURITIES PROGRAM" herein, the timing of payment of unscheduled principal on the GNMA Certificates will depend on the timing of receipt of FHA Insurance Benefits on the Underlying Mortgage Loans.

                           As described herein, the Trustee will (at the
                             direction of the Master Servicer) file claims in respect of defaulted FHA Loans with the FHA, and the Master Servicer will administer such claims and monitor the FHA Insurance in respect of the FHA Loans, all in accordance with the Pooling and Servicing Agreement. Neither the Trustee nor the Master Servicer (in their respective capacities as such) will have any such responsibilities with respect to the Underlying Mortgage Loans.

                           If a borrower fails to make any payment due on an
                             FHA Loan or to perform any other covenant of an FHA Loan, and such failure continues for a period of 30 days (the date of such failure being herein referred to as the "Date of Default"), then the Trustee will be required to promptly notify the FHA and the Majority Class B Certificateholder of the default and (unless the defaulted FHA Loan is purchased by the Majority Class B Certificateholder as described below) within 45 days after the expiration of the 30-day grace period (or such other period as may be permitted or required by the FHA), to notify the FHA in accordance with the instructions of the Master Servicer, of its intention to file an insurance claim in respect of the defaulted FHA Loan and of its intention to assign such loan to the Secretary of HUD (the "Secretary"). In connection with any such assignment, an amount (the "Assignment Fee") equal to 1% of the unpaid principal balance of the defaulted FHA Loan as of the Date of Default will be deducted from the FHA Insurance Benefits payable under the claim. The FHA will waive the Assignment Fee with respect to a partial payment of a claim. See "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits", "--Partial Payment of a Claim", and "SERVICING OF THE FHA LOANS" herein.

                           The amount of FHA Insurance Benefits payable to the
                             Trustee in connection with the assignment of any

                             defaulted FHA Loan to the Secretary (whereupon such loan will become an "Assigned FHA Loan") will generally equal (a) the sum of (i) the unpaid principal amount of the FHA Loan, computed as of the Date of Default, (ii) certain eligible payments (such as taxes, insurance, special assessments and water rates) made by the Master Servicer and (iii) an allowance for reasonable payments made by the Master Servicer, with the approval of the FHA, for the completion and preservation of the related Mortgaged Property, less (b) the sum of (i) amounts realized by the Trust Fund as income from the related Mortgaged Property after the Date of Default, (ii) any other amounts received by the Trust Fund on account of the FHA Loan after the Date of Default, (iii) amounts held in escrow by the Master Servicer for the account of the borrower and (iv) the Assignment Fee. However, see "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits--Partial Payment of a Claim" herein for a discussion of the partial payment of FHA insurance claims under certain limited circumstances. FHA Insurance Benefits are payable by the FHA either in cash, in debentures issued by the FHA ("FHA Debentures") or in a combination of both, depending on the section of the Housing Act under which the FHA Loan is insured.

                           As part of the FHA Insurance Benefits described
                             above, the Trustee will be entitled to interest on the FHA Insurance Benefits at the applicable Debenture Rate (as defined below) from the Date of Default to the date of payment of such FHA Insurance Benefits (unless certain filing and notice requirements are not met in a timely fashion), exclusive of any portion of such interest constituting Retained Yield (as defined below) payable to the Seller of the Assigned FHA Loan. As described herein, if FHA Insurance Benefits are paid in FHA Debentures, the Trust Fund will continue to receive semiannual payments of interest on such FHA Debentures at the applicable Debenture Rate, exclusive of any portion of such interest constituting Retained Yield payable to the Seller of the Assigned FHA Loan, until such FHA Debentures mature, are redeemed by the FHA or, as described below, are purchased out of the Trust Fund.

                           The FHA Insurance Benefits will not cover: (i) one
                             month's interest on the unpaid principal balance of

                             the Assigned FHA Loan (because the interest component of such benefits is calculated from the Date of Default, and interest on the FHA Loans is paid in arrears), (ii) interest on any amounts due under the Assigned FHA Loan to the Trust Fund but not included in the FHA Insurance Benefits and
                             (iii) certain expenses incurred in connection with the assignment process. In addition, FHA Insurance Benefits may be reduced if the FHA determines that an FHA Loan has not been serviced in accordance with the applicable FHA Regulations. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Other Expenses and Shortfalls" herein.

                           FHA Debentures are 20-year, fixed-rate obligations
                             of the FHA, pay interest on each January 1 and July 1 and principal at maturity, and are redeemable at the option of the FHA, as described herein. FHA Debentures are issued in respect of an FHA Loan as of the Date of Default. The principal amount of any FHA Debenture is equal to the amount of the FHA Insurance Benefits payable in respect of the Assigned FHA Loan, and FHA Debentures bear interest from the Date of Default at the applicable Debenture Rate. Delivery of an FHA Debenture will occur after the defaulted FHA Loan is assigned as described herein. The amount of interest which accrues at the Debenture Rate on an FHA Debenture from the Date of Default to the date the FHA Debenture is delivered will be paid in cash. See "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits--FHA Debentures" herein.

                           The"Debenture Rate" applicable to any FHA Debenture
                             is the rate set by the FHA and in effect as of the date that (i) the commitment to insure the FHA Loan was issued or (ii) the FHA Loan was initially endorsed for insurance by the FHA, whichever rate is higher. The Debenture Rate corresponding to an FHA Loan may be higher or lower than the related Mortgage Rate.

                           Upon receipt, FHA Debentures delivered by the FHA
                             as part of the FHA Insurance Benefits in respect of any Assigned FHA Loan will constitute "Mortgage Assets" for purposes hereof, and the "Net Debenture Rate" for any FHA Debenture will equal the related Debenture Rate minus the sum of the Trustee Fee Rate and any applicable Retained Yield Rate (as defined below) (Servicing Fees (as defined herein) are not payable in respect of FHA Debentures). For purposes of calculating the Certificate Interest Rate applicable to the Class S Certificates from time to time, the "Net Asset Rate" for any FHA Debenture will equal the Net Asset Rate for the related Assigned FHA Loan. Accordingly, the Net Asset Rate for any FHA Debenture may be higher or lower than the related Net Debenture Rate. If the Net Asset Rate for any FHA Loan is higher than the related Net Debenture Rate, the aggregate interest accruing in respect of the FHA Loans and GNMA Certificates at their respective Net Asset Rates and the FHA Debentures at their respective Net Debenture Rates will be less than the aggregate interest accruing in respect of the Regular Interest Certificates (other than the Class S Certificates) thereby resulting in a Realized Loss. See "DESCRIPTION OF THE CERTIFICATES-- Subordination; Allocation of Losses and Certain Other Expenses and Shortfalls" herein.

Sale of Defaulted FHA
  Loans................... If a borrower fails to make any payment due on an
                             FHA Loan or to perform any other covenant of an FHA Loan, and such failure continues for a period of 30 days, then any holder or combination of holders of Certificates representing a majority percentage interest in the Class B Certificates (such holder or a combination of holders collectively, the "Majority Class B Certificateholder") will be entitled to purchase such defaulted FHA Loan at a price generally equal to the sum of (a) 100% of the unpaid principal balance of such FHA Loan on the date of purchase, plus (b) all accrued and unpaid interest on such FHA Loan at the related Mortgage Rate to the later of (i) the date of purchase and
                             (ii) the scheduled due date for such FHA Loan in the Collection Period of purchase, plus (c) certain reimbursable servicing expenses. See "SERVICING OF THE FHA LOANS--Sale of Defaulted FHA Loans" herein.

Sale of FHA Debentures.... If the Trustee receives an FHA Debenture as part of the FHA Insurance Benefits in respect of any Assigned FHA Loan, the Majority Class B Certificateholder, if any, will be entitled to purchase such FHA Debenture (including any related Retained Yield) at a price equal to the sum of (a)

                             100% of the unpaid principal balance of such FHA Debenture on the date of such purchase, plus (b) all accrued and unpaid interest on such FHA Debenture at the related Debenture Rate to the later of (i) the date of purchase and (ii) the scheduled due date for the related Assigned FHA Loan in the Collection Period of purchase. If no holder of Class B Certificates purchases the FHA Debentures, the Master Servicer will be required to purchase the FHA Debentures at such price. If the Master Servicer fails to so purchase the FHA Debentures, the Trustee will then be required to purchase such FHA Debentures at such price. See "SERVICING OF THE FHA LOANS--Sale of FHA Debentures" herein.

Retained Yield............ If and to the extent that the Debenture Rate applicable to any Assigned FHA Loan is higher than the related Mortgage Rate (such difference, the "Retained Yield Rate"), the related Seller of such Assigned FHA Loan will be entitled to receive that portion of any and all payments and other collections received after the Date of Default on or in respect of such FHA Loan (or on or in respect of any FHA Debentures paid as part of the FHA Insurance Benefits in respect thereof) that represents interest at the related Retained Yield Rate (such amount, the "Retained Yield") until purchase of the related FHA Debenture. The related Debenture Rate for 6 FHA Loans, representing approximately 13.16% of the aggregate Cut-off Date Balance of the FHA Loans, is higher than the related Mortgage Rate and, accordingly, such loans are being transferred to the Trust Fund subject to the related Seller's right to receive any related Retained Yield collected with respect thereto in the event of any default thereunder and any subsequent assignment to the Secretary. The Retained Yield Rates for such FHA Loans range from 0.075% per annum to 4.125% per annum. As of the Cut-off Date, such FHA Loans had a weighted average Retained Yield Rate (based on the respective Cut-off Date Balances thereof) of approximately 2.244% per annum. See "DESCRIPTION OF THE MORTGAGE POOL--Retained Yield" herein.

Servicing Fees............ No Servicing Fee will be payable in respect of the
                             GNMA Certificates or any FHA Debentures. The Master Servicer will be entitled to receive each month a fee (the "Servicing Fee") equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the related Servicing Fee Rate accrued on the Stated Principal Balance of each FHA Loan as of the commencement of such month, as compensation for servicing such FHA Loan. The "Servicing Fee Rate" for each FHA Loan will be at least 0.100% per annum and not more than 0.800% per annum (with a weighted average, based on their respective Cut-off Date Balances, of approximately 0.206% per annum). See "SERVICING OF THE FHA LOANS--Master Servicer Compensation and Payment of Expenses" herein.

Trustee Fee............... The Trustee will be entitled to receive each month a fee (the "Trustee Fee") equal to one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.02% per annum (the "Trustee Fee Rate") on the aggregate Stated Principal Balance of all the Mortgage Assets as of the commencement of such month, as compensation for its duties in respect of the Trust Fund. See "DESCRIPTION OF THE CERTIFICATES--The Trustee" herein.

Net Asset Rate............ With respect to each FHA Loan, "Net Asset Rate"
                             means a rate per annum equal to the related
                             Mortgage Rate minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate. With respect to each GNMA Certificate, "Net Asset Rate" means a rate per annum equal to the related GNMA Certificate Rate (which equals the Mortgage Rate on the Underlying Mortgage Loan minus the sum of the per annum rates applicable to the related underlying servicing and GNMA guaranty fees, which rates in the aggregate will be at least 0.25% per annum and not more than 0.50% per annum, with a weighted average, based on their respective Cut-off Date Balances, of approximately 0.28% per annum) minus the Trustee Fee Rate.

Advances.................. The Master Servicer will be obligated to make advances (each, an "Advance") of delinquent interest and/or principal on the FHA Loans and certain other interest amounts described herein in respect of any FHA Debentures (a "Monthly Advance") and to cover certain servicing expenses (a "Servicing Advance") to the extent, under the circumstances and subject to the limitations described herein. In general, the Trustee will be obligated to make any Monthly Advance that the Master Servicer is required but fails to make.

                           Subject to the limitations described herein, each
                             Advance will bear interest on the amount thereof for the period during which it is outstanding, such interest to accrue and be payable as described herein. See "SERVICING OF THE FHA LOANS--Advances" herein.

                           No person will be obligated to make any Advances
                             with respect to the GNMA Certificates. However, GNMA guarantees the full and timely payment of principal and interest due on each GNMA Certificate. See "GNMA MORTGAGE-BACKED SECURITIES PROGRAM" herein.

Certain Investment
Considerations............ The yield to maturity of a Class A Certificate purchased at a discount or premium will be affected by the rate of payments and other collections of principal on or in respect of the Mortgage Assets and the allocation thereof (along with, in the case of a Class A-1, Class A-2, Class A-3 or Class A-4 Certificate, the Monthly Class A-Z Accrual Amount) to reduce the principal balance of such Certificate. An investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of payments and other collections of principal on or in respect of the Mortgage Assets could result in a lower than anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of payments and other collections of principal on or in respect of the Mortgage Assets could result in a lower than anticipated yield.

                           Prepayment Premiums, even if collected and
                             distributable on a Class of Certificates, may not be sufficient to offset any loss in yield on such Class of Certificates attributable to prepayments on the Mortgage Assets. In addition, the yield on Classes of Sequential Pay Certificates that do not receive a distribution of any particular principal prepayment (and, accordingly, would not be entitled to receive any portion of the related Prepayment Premium) may be affected by such principal prepayment in that the weighted average lives of one or more such Classes of Sequential Pay Certificates may be shortened by the distribution of such principal prepayment in respect of another Class of Sequential Pay Certificates.

                           The Class A Certificates are subject to various
                             priorities for payment of principal as described herein. The timing of distributions in reduction of the Class Principal Balance with respect to any particular Class A Certificate subject to sequential allocations of principal is highly uncertain and may be significantly earlier or later than the date that may be desired by such Certificateholder. In addition, because all Accrued Certificate Interest in respect of the Class A-Z Certificates for each Distribution Date prior to the Accrual Termination Date will be added to the Class Principal Balance thereof instead of being paid thereon on a current basis (with the corresponding Monthly Class A-Z Accrual Amount being added to the Principal Distribution Amount payable on the other Classes of Class A Certificates on each such Distribution Date), the weighted average life of the Class A-Z Certificates will be longer, and the weighted average lives of the other Classes of Class A Certificates will be shorter, than if such Accrued Certificate Interest were being paid currently to the holders of the Class A-Z Certificates and there was no Monthly Class A-Z Accrual Amount being included in the Principal Distribution Amount.

                           Furthermore, the yield to maturity on a Class S
                             Certificate will be extremely sensitive to the rate and timing of payments and other collections of principal on or in respect of the Mortgage Assets (in particular as affected by prepayments, defaults and liquidations on the Mortgage Loans), and an investor in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of payments and other collections of principal on or in respect of the Mortgage Assets could result in the failure of such investor to fully recoup its initial investment. The yield on the Class S Certificates will also be materially and adversely affected if the Mortgage Assets with higher Net Asset Rates prepay faster than the Mortgage Assets with lower Net Asset Rates, because the weighted average Net Asset Rate (and, accordingly, the Certificate Interest Rate for the Class S Certificates) will be reduced.

                           See"RISK FACTORS--Certain Yield and Maturity
                             Considerations", "MATURITY AND PREPAYMENT

                             CONSIDERATIONS" and "YIELD CONSIDERATIONS" herein.

                           In addition, insofar as an investor's initial
                             investment in any Offered Certificate is returned in the form of payments of principal thereon, there can be no assurance that such amounts can be reinvested in comparable alternative investments with comparable yields. Investors in the Offered Certificates should consider that the rate of prepayments on the Mortgage Loans is likely to be inversely related to the level of prevailing market interest rates (and, presumably, to the yields on comparable alternative investments).

Use of Proceeds........... The Depositor will use substantially all of the net proceeds from the sale of the Certificates to effect the purchase of the Mortgage Assets by the Trust Fund from the Sellers and to pay certain expenses in connection with the issuance of the Certificates. See "USE OF PROCEEDS" herein.

Federal Income
  Tax Considerations...... Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust for federal income tax purposes. The assets of "REMIC I" will consist of the Mortgage Assets, the FHA Insurance in respect of the FHA Loans, any funds or assets (other than Retained Yield) deposited in the Collection Account or the Custodial Account (each, as defined herein), any hazard or other insurance policies with respect to the FHA Loans and any proceeds of the foregoing. The assets of "REMIC II" will consist of the separate non-certificated regular interests in REMIC I, and the assets of "REMIC III" will consist of the separate non-certificated "regular interests" in REMIC II. The Regular Interest Certificates will evidence "regular interests" in, and generally will be treated as debt obligations of, REMIC III.

                           The Class S Certificates and the Class A-Z
                             Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans prepay in accordance with the Modeling Assumptions at a CPR of 40%, beginning in the first month in which each Mortgage Loan's applicable prepayment lockout period and Prepayment Premium penalty period have expired. However, no representation is made that the Mortgage Loans will so prepay at that rate or at any other rate.

                           If the method for computing original issue discount
                             described in the Prospectus results in a negative amount for any period, a Certificateholder will be permitted to offset such amount only against the future original issue discount (if any) from such Certificate. See "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Regular Interest Securities--Original Issue Discount" in the Prospectus.

                           For further information regarding the federal
                             income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

Legal Investment.......... The Offered Certificates will not constitute
                             "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Offered Certificates may be purchased by such investors. See "LEGAL INVESTMENT" herein and in the Prospectus.

ERISA Considerations...... A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                           The U.S. Department of Labor has issued to
                             Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an individual exemption, Prohibited Transaction Exemption ("PTE") 90-83, which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Code transactions relating to the purchase, sale and holding of pass-through certificates underwritten by DLJ and the servicing and operation of related asset pools, provided that conditions set forth in PTE 90-83 are satisfied. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

Certificate Rating........ It is a condition of their issuance that the Class
                             A Certificates be rated "AAA", and that the Class S Certificates be rated "AAAr", by Standard & Poor's Ratings Services ("S&P" or the "Rating Agency").

                           The ratings on the Offered Certificates address the
                             likelihood of the timely receipt by the holders thereof of all payments of interest to which they are entitled and, in the case of the respective Classes of Class A Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Rated Final Distribution Date. The ratings take into consideration the characteristics of the Mortgage Assets and the structural and legal aspects associated with the Offered Certificates. The ratings do not address the likelihood of receipt of Prepayment Premiums, nor the possibility that Certificateholders might suffer a lower than anticipated yield or that, if there is a rapid rate of principal payments (including both voluntary and involuntary prepayments) on and/or other liquidations of the Mortgage Assets, investors in the Class S Certificates could fail to recover their initial investments. Each security rating assigned to the Offered Certificates should be evaluated independently of any other security rating.

                           A credit rating is not a recommendation to buy,
                             sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. In addition, a credit rating does not address the likelihood or frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "CERTIFICATE RATING" herein and "SPECIAL CONSIDERATIONS --Limited Nature of Rating" in the Prospectus.

                                  RISK FACTORS

         Prospective purchasers should consider, among other things, the following factors in connection with an investment in the Offered Certificates.

The Certificates

   Certain Factors Adversely Affecting Resale of the Offered Certificates

         There is currently no secondary market for the Offered Certificates. The Underwriters expect to make a secondary market in the Offered Certificates, but neither is under any obligation to do so. Accordingly, there can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of such Certificates. Consequently, investors may not be able to sell their Offered Certificates readily or at prices that will enable them to realize their desired yield. The Offered Certificates will not be listed on any securities exchange. See "SPECIAL CONSIDERATIONS--Limited Liquidity" in the Prospectus.

         Insofar as a secondary market does develop for any Class of Offered Certificates, the market value of such Certificates will be affected by several factors, including the perceived liquidity and riskiness thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of any Class of Offered Certificates (in particular, the Class S Certificates or the Class A-Z Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

   Certain Yield and Maturity Considerations


         The yield on any Offered Certificate will depend on the price paid for such Certificate and the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the rate, timing and amount of payments (including full or partial prepayments) and other collections of principal on the Mortgage Assets and (ii) in the case of the Class A Certificates, by the order of priority of distributions allocated to reduce the respective Class Principal Balances of those Certificates. An investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of payments and other collections of principal on or in respect of the Mortgage Assets could result in a lower than anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of payments and other collections of principal on or in respect of the Mortgage Assets could result in a lower than anticipated yield.

         The Class S Certificates will be especially sensitive to the rate and timing of principal prepayments on or in respect of the Mortgage Loans. In addition, in the event of a sale of a defaulted FHA Loan or an assignment of a defaulted FHA Loan to the FHA and subsequent sale of any FHA Debenture issued in connection therewith, the proceeds from such sale will be passed through to the holders of the Offered Certificates with the same effect as if such FHA Loan had been prepaid in full
                                      S-29

(except that no Prepayment Premium would be payable in respect thereof). The yield to the holders of the Offered Certificates, especially the Class S Certificates, will be sensitive to the rate, timing and severity of Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses that result in a reduction of the related Class Principal Balance or Class Notional Amount. Except to the extent mitigated by the distribution of Prepayment Premiums in certain circumstances, any loss in anticipated yield and reinvestment risk resulting from the distribution of principal prepayments to Certificateholders will be borne entirely by Certificateholders. No representation is made as to the rate or timing of prepayments (voluntary or involuntary) on the Mortgage Assets, the rate, timing or severity of any Realized Losses or Additional Trust Fund Expenses or as to the anticipated yield to maturity of any Offered Certificate. See "YIELD CONSIDERATIONS" herein and "YIELD AND PREPAYMENT CONSIDERATIONS" in the Prospectus.

         The Certificate Interest Rate for each Class of Class A Certificates for each Distribution Date will remain fixed at the rate set forth on the cover hereof. However, the Certificate Interest Rate applicable to the Class S Certificates is variable and will, in general, equal the excess, if any, of the weighted average of the Net Asset Rates of the Mortgage Assets from time to time, over the weighted average of the Certificate Interest Rates for the respective Classes of Sequential Pay Certificates from time to time. Accordingly, the yield on the Class S Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and the receipt and subsequent sale of FHA Debentures. The yield on the Class S Certificates will be materially and adversely affected if the Mortgage

Assets with higher Net Asset Rates prepay faster than the Mortgage Assets with lower Net Asset Rates, because the weighted average Net Asset Rate (and, accordingly, the Certificate Interest Rate for the Class S Certificates) will be reduced. See "DESCRIPTION OF THE CERTIFICATES--Distributions--Certificate Interest Rates" and "DESCRIPTION OF THE MORTGAGE POOL" herein.

         Prepayments on or in respect of the Mortgage Loans will be influenced by the prepayment provisions of the related Mortgage Loans and may also be affected by a variety of economic, geographic and other factors, including the difference between the Mortgage Rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to limitations imposed by any lock-out provisions and the cost of refinancing, including the payment of a Prepayment Premium), federal and state governmental housing policy (including any reduction or non-renewal of any existing rent subsidies) and the availability of refinancing. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, borrowers will have an increased incentive to prepay their Mortgage Loans. Prepayments on or in respect of the Mortgage Assets will also be influenced by defaults on the Mortgage Loans. The Class S Certificates will be extremely sensitive to the rate and timing of principal payments on or in respect of the Mortgage Assets, including by reason of voluntary prepayments by borrowers or arising out of defaults on the Mortgage Loans.

         The Class A Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on Classes of Sequential Pay Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Assets early in the life of the Trust Fund. The timing of commencement of principal distributions and the weighted average lives of Classes of Sequential Pay Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Assets experienced both before and after the commencement of principal distributions on such Classes. The timing of distributions in reduction of the Class Principal Balance of any particular Class of Class A Certificates subject to sequential allocations of principal is highly uncertain and may be significantly earlier or later than the date that may be desired by such Certificateholder. If prepayments on the Mortgage Assets occur at a higher rate than anticipated, the weighted average lives of the Class

A Certificates may be shortened significantly. Conversely, if prepayments on the Mortgage Assets occur at a lower rate than anticipated, the weighted average lives of the Class A Certificates may be extended significantly. Because all Accrued Certificate Interest in respect of the Class A-Z Certificates for each Distribution Date prior to the Accrual Termination Date will be added to the Class Principal Balance thereof instead of being paid thereon on a current basis (with the corresponding Monthly Class A-Z Accrual Amount being added to the Principal Distribution Amount payable on the other Classes of Class A Certificates on each such Distribution Date), the weighted average life of the Class A-Z Certificates will be longer, and the weighted average lives of the other Classes of Class A Certificates will be shorter, than if such Accrued Certificate Interest were being paid currently to the holders of the Class A-Z

Certificates and there was no Monthly Class A-Z Accrual Amount being included in the Principal Distribution Amount. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "YIELD CONSIDERATIONS" herein.

   Limited Obligations

         The Certificates will represent beneficial ownership interests solely in the assets of the Trust Fund and will not represent an interest in or obligation of the Master Servicer, the Trustee, the Sellers, the Depositor, the Underwriters, any of their respective affiliates or any other person. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections (including FHA Insurance Benefits) in respect of the Mortgage Loans. See "SPECIAL CONSIDERATIONS--Limited Assets" in the Prospectus.

The Mortgage Assets

   Mortgaged Property Types

         The possibility and timing of defaults on the Mortgage Loans, and therefore the timing of receipt of FHA Insurance Benefits or GNMA guaranteed principal payments, as the case may be, may depend, in part, on whether the related Mortgaged Property is a Multifamily Property or a Nursing Facility.

         Multifamily Properties. Fifty of the Mortgage Loans (representing approximately 62.9% of the Initial Pool Balance) are secured by liens on Multifamily Properties. The ability of the related borrowers to repay their Mortgage Loans and meet their obligations in a timely manner will depend on a number of factors that typically affect such types of properties, including the successful operation of, and the value of, such property. Various factors, many of which are beyond the control of the borrowers or managers of Multifamily Properties, may affect the economic viability of Multifamily Properties, including but not limited to national, regional and local economic conditions; local real estate conditions; local competing housing; the location and quality of each Multifamily Property and its neighborhood; federal and state governmental housing policy (including the renewal of any rent subsidies); and perceptions of prospective tenants. In addition, other factors may adversely affect a Multifamily Property's value without affecting its then current net operating income, including changes in government regulations, zoning or tax laws; potential environmental liabilities or other legal liabilities; the availability of refinancing; and changes in prevailing market rates of interest.

         Nursing Facilities. Thirty-one of the Mortgage Loans (representing approximately 37.1% of the Initial Pool Balance) are secured by liens on Nursing Facilities. Once established, a Nursing Facility is subject to federal, state and/or local operating requirements, including, but not limited to, those mandated by Medicare and Medicaid and set forth in Titles XVIII (Medicare) and XIX (Medicaid) of the Social Security Act and accompanying regulations, and those mandated by applicable state and local laws and regulations. The failure of any Nursing Facility to comply with such requirements could lead to civil or criminal sanctions, the appointment of a receiver to operate the Nursing Facility or the suspension or termination of the Nursing Facility operator from the Medicare and Medicaid programs or other insurance programs and thus may severely impair the borrower's ability to make required payments on the related Mortgage Loan.

         Nursing Facility operators typically rely on government reimbursements for a significant portion of their operating revenues, which are often subject to delays by fiscal intermediaries or due to government funding restrictions. Changes in federal or state reimbursement policies may also adversely affect an operator's revenues. In addition, the successful operation of a Nursing Facility will generally depend on a number of factors, including, among other things, local competing facilities, the quality of care and the cost of that care, reputation, management and affiliations with other health care providers. The operators of the subject Nursing Facilities are likely to compete on a local and regional basis with other providers who operate similar facilities. Some of these competitors may be better equipped financially, and may provide more services, than the subject Nursing Facilities.

   Limited Information with Respect to the Mortgage Assets

         Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, have only limited information with respect to the Mortgaged Properties, their operating income and expenses and the related borrowers. In the case of 16 of the Mortgaged Assets, constituting security for approximately 12.50% of the Initial Pool Balance, Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, have been unable to obtain financial statements for the most recent (and/or any recent prior) fiscal year. In the case of 18 of the Mortgage Assets, constituting security for approximately 30.90% of the Initial Pool Balance, audited financial statements (in each such case, for the fiscal year, ending either December 31, 1994 or December 31, 1995) were obtained. In the case of 44 of the Mortgage Assets, constituting security for approximately 48.3% of the Initial Pool Balance, such Mortgage Assets were recently originated and pro-forma financial statements were obtained. In the case of two Mortgaged Assets, constituting security for approximately 7.1% of the Initial Pool Balance, unaudited partial-year, financial statements were obtained and annualized. In the case of one of the Mortgage Assets, constituting security for approximately 1.2% of the Initial Pool Balance, unaudited financial statements for the 12 month period ended November 30, 1996 were obtained. On the basis of such financial statements, it was determined that three of the Mortgage Loans, representing approximately 4.91% of the Initial Pool Balance, had Cut-off Date Debt Service Coverage Ratios of below 1.0x, and two of the Mortgage Loans, representing approximately 3.6% of the Initial Pool Balance, had Cut-off Date Debt Service Coverage Ratios of between 1.0x and 1.1x, inclusive. In those circumstances where the Cut-off Date Debt Service Coverage Ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service due on such Mortgage Loan. Accordingly, in such cases, the related borrower or its principals have been required to pay a portion of such items from sources other than the cash flow of the related Mortgaged Property. If the related borrower or its principals cease to use such alternative cash sources at a time when operating revenue from the related Mortgaged Property is still insufficient to cover such payments, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan is likely to result. Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, make no representation as to whether any such borrower will continue to make such payments out of alternative cash sources or what the incentives of any such borrower might be for doing so. Certain FHA Loans have been the subject of modifications. Three FHA Loans, among others, were
                                      S-32
the subject of one or more previous modifications that reduced the related debt service on such FHA Loans. Notwithstanding such modifications, all three such FHA Loans, for which financial statements were obtained, representing approximately 4.91% of the Initial Pool Balance, had a Cut-off Debt Service Coverage Ratio below 1.0x. In addition, as discussed below under "--Loans Assisted Under Section 8," Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, do not have complete information regarding the degree to which property revenues are attributable to Section 8 rent subsidies.

         In addition, Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, do not have information with respect to the current loan-to-value ratios of the Mortgage Loans, and are therefore unable to make any predictions regarding default experience of the Mortgage Pool based on such information. Generally, mortgage loans with high loan-to-value ratios will be more likely to experience default than mortgage loans with lower loan-to-value ratios. As shown in the tables under "FHA MORTGAGE INSURANCE PROGRAMS--FHA Default and Prepayment Experience," historically, mortgage loans insured under certain FHA programs, including the FHA programs for the Mortgage Loans, have had relatively high default rates.

   Limitations of FHA Insurance

         The recovery of FHA Insurance Benefits following a default on an FHA Loan is subject to a number of conditions, including strict compliance by the Master Servicer and any Sub-Servicer with FHA Regulations in servicing the FHA Loan. Although the Master Servicer and any Sub-Servicer will have been approved as such by the FHA and are obligated to comply with applicable regulations promulgated by the FHA ("FHA Regulations"), such regulations are susceptible to interpretative uncertainties and administrative revision. Failure to comply with all FHA Regulations may result in a reduction or denial of FHA Insurance Benefits, and there can be no assurance that FHA's enforcement of its regulations will not become more strict in the future. In addition, any claim paid by the FHA in connection with an assignment of a defaulted FHA Loan to the FHA will cover, at most, only 99% of the unpaid principal on that FHA Loan and a portion of the unpaid interest. See "FHA MORTGAGE INSURANCE PROGRAMS" herein.

         The Master Servicer, Sub-Servicers, mortgagors and the Trustee are subject at all times to the FHA Regulations. There can be no assurance that the FHA Regulations will not be changed in the future, nor that any such change would not adversely affect the timing of payments made to Certificateholders.

         HUD, the Clinton Administration and various members of Congress have recently suggested the need for legislation which could significantly alter the nature and scope of FHA insurance programs. The Depositor is not able to predict the effect that any of these suggestions, if enacted as legislation, would have on the Offered Certificates or the Mortgage Loans.

   Loans Assisted Under Section 8

         Section 8 of the United States Housing Act of 1937, as amended, authorizes the payment by the federal government of rental subsidies to owners of qualified housing. Through Section 8 project-based assistance, HUD subsidizes the difference between the tenants' contribution (based on a percentage of their income) and the contract rents for the units. HUD pays the subsidies either directly to the owner or through public housing agencies. Based solely on information obtained from various sources, including Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, the Sellers believe that 13 of the Mortgage Loans (representing approximately 15.9% of the Initial Pool Balance) receive some form of Section 8 assistance. However, the Sellers have not been able to verify the accuracy of such information, the existence of any Project-Based Assistance (as defined herein) with respect to any of the Mortgage Loans, the particular form of such
Section 8 assistance, the length of any related Section 8 contract or the number of units covered by or maximum dollar amount of such contract for any of such Mortgage Loans.

         Historically, there have been differing default and prepayment rate experiences between loans receiving Section 8 rent subsidies and insured under certain sections of the Housing Act and those insured under the same sections but not receiving Section 8 rent subsidies. These default and prepayment rates may or may not be affected by subsequent Congressional legislation which may or may not affect projects whose Project-Based Assistance expires during the term of the FHA-insured mortgage. In addition, Congress has recently enacted legislation to curtail the Section 8 program, which may result in a higher default rate for such Mortgage Loans that are secured by Mortgaged Properties subject to Section 8. See "FHA MORTGAGE INSURANCE PROGRAMS--The Section 8 Program".

   Prepayment Premiums

         Fifty-seven of the Mortgage Loans, representing 69.1% of the Initial Pool Balance, require for a specified period following the related Cut-off Date (or, if applicable, the end of the related lock-out period) that any voluntary principal prepayment (other than as described below) be accompanied by a Prepayment Premium. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the FHA Loans--Prepayment Provisions" herein. If and to the extent received, Prepayment Premiums will be distributed to Certificateholders as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums" herein. However, none of the Depositor, the Sellers or the Underwriters make any representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. Prepayment Premiums, even if and to the extent collected and distributable on any Class of Certificates, may not be sufficient to offset any loss in yield on such Class of Certificates attributable to prepayments on the Mortgage Loans. Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS -- Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

         Notwithstanding any Mortgage Loan provision requiring the payment of a Prepayment Premium, (i) the FHA may generally override the relevant provisions of the related Mortgage Note when a Mortgage Loan is in default if the FHA determines that it is in the best interest of the federal government to allow the mortgagor to refinance, partially prepay or modify the loan without restrictions or penalties and thereby avoid or mitigate a claim for FHA Insurance; and (ii) certain of the Mortgage Loans permit the borrower to prepay up to 15% of the original principal amount of the loan in any one calendar year without any Prepayment Premium.

         No Prepayment Premium will be payable in connection with any assignment of a defaulted FHA Loan to the FHA, any purchase of a defaulted FHA Loan by the Majority Class B Certificateholder, any purchase of an FHA Debenture by the Majority Class B Certificateholder, the Master Servicer or the Trustee or any repurchase of a Mortgage Asset by the related Seller, for a material breach of representation or warranty on the part of the related Seller or its failure to deliver the requisite documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all the Mortgage Assets by the Master Servicer in connection with the termination of the

Trust Fund. See "DESCRIPTION OF THE MORTGAGE POOL--Sale and Assignment of the Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases", "SERVICING OF THE FHA LOANS--Sale of Defaulted FHA Loans",

"DESCRIPTION OF THE CERTIFICATES--Optional Termination" and "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits" herein.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Series 1996-FHA1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about December 27, 1996 (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), to be dated as of the Cut-off Date, among the Depositor, the

Trustee, the Master Servicer and each Seller. The following summaries describe certain provisions relating to the Certificates. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein. For purposes of the Prospectus, the Pooling and Servicing Agreement constitutes both a Trust Agreement and a Master Servicing Agreement. See "DESCRIPTION OF THE SECURITIES", "THE TRUST AGREEMENT" and "SERVICING OF MORTGAGE LOANS" in the Prospectus.

         The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of:
(i) the Mortgage Assets and all payments under and proceeds of the Mortgage Assets received or due after the Cut-off Date (exclusive of payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and exclusive of any Retained Yield); (ii) the FHA Insurance in respect of the FHA Loans, together with all FHA Insurance Benefits derived therefrom (exclusive of any Retained Yield); (iii) such funds or assets (other than Retained Yield) as from time to time are deposited in the Collection Account and the Custodial Account (each, as defined herein); (iv) any hazard or other insurance policies with respect to the FHA Loans; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         The Certificates will consist of ten classes (each, a "Class"): (i) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-Z Certificates (collectively, the "Class A Certificates"); (ii) the Class S Certificates (collectively, with the Class A Certificates, the "Offered Certificates"); (iii) the Class B Certificates (collectively, with the Offered Certificates, the "Regular Interest Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "Residual Interest Certificates" and, collectively with the Class B Certificates, the "Non-Offered Certificates"). Only the Offered Certificates are offered hereby. The Non-Offered Certificates have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are not offered hereby. Information herein regarding the terms of the Non-Offered Certificates is provided because of its relevance to a prospective purchaser of an Offered Certificate.

Class Principal Balances and Class Notional Amounts

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-Z and Class B Certificates (collectively, the "Sequential Pay Certificates") will have the respective Class Principal Balances set forth in the following table, in each case subject to a permitted variance of plus or minus 5%.

                                        Initial Class       Approximate % of

Class of Certificates                 Principal Balance   Initial Pool Balance
---------------------                 -----------------   --------------------

Class A-1 Certificates..............     $  40,317,000           15.13%
Class A-2 Certificates..............        38,978,000           14.63
Class A-3 Certificates..............        55,487,000           20.82
Class A-4 Certificates..............        58,824,000           22.07
Class A-Z Certificates..............        67,712,000           25.41
Class B Certificates................         5,192,464            1.95
                                         --------------         -------

     TOTAL...........................    $ 266,510,464          100.00%
                                         ==============         =======

         "Class Principal Balance" means, with respect to any Class of Sequential Pay Certificates, as of any date of determination, an amount equal t the initial aggregate principal amount of such Class of Certificates, less the amount of all distributions previously made with respect to such Class of Certificates in reduction of the Class Principal Balance thereof, less all Realized Losses and Additional Trust Fund Expenses (each, as defined below) previously allocated to such Class of Certificates in the manner described herein, plus, in the case of the Class A-Z Certificates, the aggregate of the Monthly Class A-Z Accrual Amounts (as defined below) previously added thereto in the manner described herein. The "Certificate Principal Balance" of any Sequential Pay Certificate, as of any date of determination, will equal the product of the Percentage Interest evidenced by such Certificate in the related Class of Certificates, multiplied by the Class Principal Balance of such Class of Certificates then outstanding.

         The Class S Certificates will not have a Class Principal Balance, but will represent the right to receive distributions of interest accrued as described herein on an aggregate notional amount (a "Class Notional Amount") equal to the aggregate of the Class Principal Balances of the Sequential Pay Certificates outstanding from time to time. The "Certificate Notional Amount" of any Class S Certificate, as of any date of determination, will equal the product of the Percentage Interest evidenced by such Certificate in the related Class, multiplied by the Class Notional Amount of such Class then outstanding.

         The Residual Interest Certificates will not have Class Principal Balances or Class Notional Amounts, but will represent the right to receive the portion, if any, of the Available Distribution Amount for the final Distribution Date remaining after all the Classes of Regular Interest Certificates have been retired.

         The "Percentage Interest" in the related Class evidenced by any Regular Interest Certificate will be a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Class Principal Balance or Class Notional Amount, as the case may be, of the related Class on the Closing Date. The "Percentage Interest" in the related Class evidenced by any Residual Interest Certificate will be set forth on the face thereof.

Registration; Denominations

         The Offered Certificates will be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") in denominations of: (i) in the case of the Class A Certificates, $10,000 initial principal balance and integral multiples of $1,000 in excess thereof; and (ii) in the case of the Class S Certificates, $100,000 initial notional amount and integral multiples of $1,000 in excess thereof, except for one Class S Certificate evidencing the sum of an authorized denomination thereof and the remainder of the initial notional amount of such Class of Certificates.

         Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No beneficial owner of an Offered Certificate of any Class thereof (each, a "Beneficial Owner") will be entitled to receive a fully registered, physical certificate (a "Definitive Certificate") representing its interest in such Class except under certain limited circumstances. Unless and until Definitive Certificates are issued in respect of a Class of Offered Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "Participants"), and all references to actions by holders of such Class of Offered Certificates will refer to actions taken by DTC upon instructions received from the related Beneficial Owners through the Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder thereof, for distribution to the related Beneficial Owners through the Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "SPECIAL CONSIDERATIONS--Book-Entry Registration" and "DESCRIPTION OF THE SECURITIES--Book-Entry Registration" in the Prospectus.

Certificate Interest Rates

         The rate per annum at which any Regular Interest Certificate accrues interest from time to time is herein referred to as its "Certificate Interest Rate". The Certificate Interest Rate applicable to each Class of Sequential Pay Certificates for each Distribution Date is fixed at the rate set forth on the cover hereof. The Certificate Interest Rate for the Class S Certificates is variable and will equal: (i) in the case of the initial Distribution Date, 1.2583% per annum; and (ii) in the case of each Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Weighted Average Net Asset Rate for such Distribution Date, over the weighted average of the Certificate Interest Rates for the respective Classes of Sequential Pay Certificates (weighted on the basis of the respective Class Principal Balances of such Classes of Certificates outstanding immediately prior to such Distribution Date). For purposes of calculating the Certificate Interest Rate applicable to the Class S Certificates, Net Asset Rate shall mean with respect to any FHA Debenture received by the Trust Fund, the Net Asset Rate for the related Assigned FHA Loan (as defined herein). The Residual Interest Certificates will not bear interest.

         The "Weighted Average Net Asset Rate" for any Distribution Date will be a per annum rate equal to the weighted average of the Net Asset Rates in respect of the Mortgage Assets as of the commencement of the Collection Period for such Distribution Date, weighted on the basis of the respective Stated Principal Balances of such Mortgage Assets outstanding immediately prior to such Distribution Date.

         "Net Asset Rate" means: (i) with respect to each FHA Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate, minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate;
(ii) with respect to each FHA Debenture, as of any date of determination, a rate per annum equal to the Net Asset Rate for the related Assigned FHA Loan; and
(iii) with respect to each GNMA Certificate, as of any date of determination, a rate per annum equal to the related GNMA Certificate Rate, minus the Trustee Fee Rate. The GNMA Certificate Rate, as further described herein under "FHA MORTGAGE INSURANCE PROGRAMS--GNMA Mortgage-Backed Securities Program", is equal to the Mortgage Rate on the Underlying Mortgage Loan minus the sum of the per annum rates applicable to the related underlying servicing and GNMA guaranty fees. Such rates in the aggregate will be at least 0.25% per annum and not more that 0.50% per annum (with a weighted average, based on their respective Cut-off Date Balances, of approximately 0.28% per annum). The Net Asset Rate for any FHA Debenture may be higher or lower than the related Net Debenture Rate. The "Net Debenture Rate" for any FHA Debenture will equal the related Debenture Rate minus the sum of the Trustee Fee Rate and any applicable Retained Yield Rate (Servicing Fees are not payable in respect of an FHA Debenture). If the Net Asset Rate for any FHA Loan is higher than the related Net Debenture Rate, the aggregate interest accruing in respect of the FHA Loans and GNMA Certificates at their respective Net Asset Rates and the FHA Debentures at their respective Net Debenture Rates will be less than the aggregate interest accruing in respect of the Regular Interest Certificates (other than the Class S Certificates) thereby resulting in a Realized Loss.

         The "Stated Principal Balance" of any FHA Loan, as of any date of determination coinciding with or following the Cut-off Date, will generally be equal to the Cut-off Date Balance of such FHA Loan, reduced on each Distribution Date (to not less than zero) by: (i) the aggregate of all payments (including, without limitation, any principal prepayments), insurance proceeds, condemnation proceeds, FHA Insurance Benefits (received in the form of cash) and other amounts that were received on or in respect of such FHA Loan during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a late collection of principal due on or before the Cut-off Date or for which a Monthly Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Collection Period; (ii) if and to the extent received prior to the related Collection Period, the principal portion of the Monthly

Payment due in respect of such FHA Loan during the related Collection Period;
(iii) the principal portion of any Monthly Advance made by the Master Servicer or the Trustee with respect to such FHA Loan for such Distribution Date; (iv) the principal amount of any FHA Debentures received during the related Collection Period as FHA Insurance Benefits in respect of such FHA Loan; and (v) the principal portion of any Realized Loss incurred in respect of such FHA Loan during the related Collection Period. The "Stated Principal Balance" of any GNMA Certificate, as of any date of determination coinciding with or following the Cut-off Date, will generally equal the Cut-off Date Balance of such GNMA Certificate, reduced on each Distribution Date by all payments of principal received on such GNMA Certificate during the related Collection Period (other than any such payment of principal that relates to principal due on the related Underlying Mortgage Loan on or before the Cut-off Date). The "Stated Principal Balance" of any FHA Debenture, as of any date of determination coinciding with or following the date such FHA Debenture was delivered into the Trust Fund (the "FHA Debenture Delivery Date"), will generally equal the unpaid principal balance of such FHA Debenture as of the related FHA Debenture Delivery Date, reduced on each subsequent Distribution Date by all payments of principal received on such FHA Debenture during the related Collection Period. Notwithstanding the foregoing, if any FHA Loan, GNMA Certificate or FHA Debenture is paid in full, or if any FHA Loan, GNMA Certificate or FHA Debenture is liquidated, purchased out of the Trust Fund or otherwise disposed of by the Trust Fund, the "Stated Principal Balance" of such Mortgage Asset will be zero commencing as of the Distribution Date on which all amounts received in connection with such payment in full, liquidation, purchase or other disposition would be distributed on the Certificates.

         The "Collection Period" for any Distribution Date will end at the close of business on the Determination Date for such Distribution Date and commence immediately following the end of the prior such period (or, in the case of the initial Collection Period, commence immediately following the Cut-off Date). The "Determination Date" for each Distribution Date will be the 20th day of the month in which such Distribution Date occurs or, if such 20th day is not a Business Day, then the next succeeding Business Day.

         "Due Date" with respect to any FHA Loan, GNMA Certificate or FHA Debenture means each date on which a payment, whether of principal, interest or both, is due on such FHA Loan, GNMA Certificate or FHA Debenture, as the case may be, in accordance with the terms thereof.

         A "Business Day" is any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in New York or Illinois are authorized or obligated by law or executive order to be closed.

Distributions

   General

         Distributions of principal and interest on the Certificates will be made by the Trustee out of the Available Distribution Amount on the 25th day of each month (or, if such day is not a Business Day, then on the next succeeding Business Day) (each such date, a "Distribution Date "), commencing in January 1997. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates with an aggregate initial Certificate Principal Balance of at least $2,500,000 or an aggregate initial Certificate Notional Amount of at least $10,000,000, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class. As described herein, no distributions will be made in respect of the Class A-Z Certificates prior to the Accrual Termination Date.

         The "Record Date" for each Class of Offered Certificates for each Distribution Date will be the last Business Day of the month preceding the month in which such Distribution Date occurs.

   The Available Distribution Amount

         The aggregate amount available for distributions of principal and interest to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

              (a) the aggregate of all cash amounts received on or in respect of the Mortgage Assets (including all scheduled monthly payments of principal and/or interest received on the Mortgage Assets; any principal prepayments, insurance proceeds, condemnation proceeds and FHA Insurance Benefits (received in the form of cash) received on the Mortgage Assets; any proceeds from the purchase of any Mortgage Assets required to be repurchased by a Seller; any proceeds from the purchase of any defaulted FHA Loan by a Majority Class B Certificateholder; any proceeds from the purchase of any FHA Debentures by a Majority Class B Certificateholder, the Master Servicer or the Trustee; and any other amounts required to be deposited in the Collection Account and/or the Custodial Account under the Pooling and Servicing Agreement), in each case to the extent so received by the related Determination Date and not previously withdrawn from the Collection Account or Custodial Account for distribution to Certificateholders or otherwise prior to such date, exclusive of any portion thereof that represents one or more of the following:



                    (i) Monthly Payments collected on the FHA Loans but due on a Due Date subsequent to the related Collection Period;

                   (ii)       Prepayment Premiums;

                  (iii)       Retained Yield;

                   (iv) amounts that are currently payable or reimbursable to the Master Servicer, the Depositor, a Seller or the Trustee (including as compensation or to reimburse the Master Servicer or the Trustee, as the case may be, for outstanding Advances, together with interest thereon, or to indemnify or reimburse the Trustee and certain related persons as contemplated under "--The Trustee" below, or to indemnify or reimburse the Master Servicer, the Depositor and certain related persons as contemplated under "SERVICING OF THE FHA LOANS--Limitation on Liability" herein) or used to pay any other expenses of the Trust Fund not previously reimbursed;

                    (v) amounts received on Mortgage Assets previously purchased by a Seller, the Master Servicer, the Trustee or a Majority Class B Certificateholder or otherwise removed from the Trust Fund; and

                   (vi) amounts deposited in the Custodial Account or Collection Account in error; and

              (b) all Monthly Advances made by the Master Servicer or the Trustee and Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date (see "--Advances" and "--Prepayment Interest Shortfalls and Compensating Interest Payments" below).

         With respect to the final Distribution Date, any Termination Price paid as contemplated under "--Optional Termination" (exclusive of any portion thereof allocable to the items described in clauses (a)(iii) and (a)(iv) of the definition of "Available Distribution Amount" above) will constitute part of the related Available Distribution Amount.

   Application of the Available Distribution Amount

         On each Distribution Date, the Trustee will apply amounts on deposit in the Collection Account, to the extent of the Available Distribution Amount for such Distribution Date, in the following order of priority, in each case subject to remaining funds:


                (i) to distributions of interest to the holders of the Class S, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and, commencing on the Accrual Termination Date, the Class A-Z Certificates, pro rata in accordance with, and to the extent of, all Accrued Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                (ii) to distributions of principal to the holders of the respective Classes of Class A Certificates (allocable among such Classes of Certificateholders as described below), in an amount (not to exceed the then aggregate of the Class Principal Balances of the respective Classes of Class A Certificates) equal to the Principal Distribution Amount for such Distribution Date (such distributions to be made on each Distribution Date until the Class Principal Balances of the respective Classes of Class A Certificates are reduced to zero, as described below);

                (iii) to distributions of interest to the holders of the Class B Certificates, in an amount equal to all Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                (iv) if the aggregate of the Class Principal Balances of the Class A Certificates has been reduced to zero, to distributions of principal to the holders of the Class B Certificates, in an amount (not to exceed the then Class Principal Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof applied to retire the Class A Certificates) (such distributions to be made on each Distribution Date until the Class Principal Balance of the Class B Certificates is reduced to zero); and

                  (v) if any portion of the Available Distribution Amount for such Distribution Date remains, to distributions of such portion to the holders of the Class R-I Certificates.

         Distributions of principal (including, in the case of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, distributions of the Monthly Class A-Z Accrual Amount) made on any Distribution Date in respect of the Class A Certificates as described in clause (ii) above, will be paid: first, to the holders of the Class A-1 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; second, to the holders of the Class A-2 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; third, to the holders of the Class A-3 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; fourth, to the holders of the Class A-4 Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero; and last, to the holders of the Class A-Z Certificates, until the Class Principal Balance of such Class of Certificates (as the same will have been increased by additions thereto of Monthly Class A-Z Accrual Amounts) is reduced to zero; provided that, notwithstanding the foregoing, on and after any Class A Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with a termination of the Trust Fund, such sequential distributions of principal will be disregarded, and the Trustee will make such distributions of principal on the respective Classes of Class A Certificates on a pro rata basis in accordance with the respective Class Principal Balances of such Classes of Certificates outstanding immediately prior to such Distribution Date.

         The "Accrual Termination Date" for the Class A-Z Certificates will be the earliest of (i) the first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates has been reduced to zero on or prior thereto; (ii) the Class A Principal Distribution Cross-Over Date; and (iii) the final Distribution Date in connection with a termination of the Trust Fund.

         The "Class A Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the Class Principal Balance of the Class B Certificates has been reduced to zero prior thereto as a result of the allocation of Realized Losses and/or Additional Trust Fund Expenses as described herein.

   Accrued Certificate Interest

         The "Accrued Certificate Interest" in respect of any Class of Regular Interest Certificates for any Distribution Date will equal one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Certificate Interest Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance or Class Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Until the Accrual Termination Date, the Accrued Certificate Interest in respect of the Class A-Z Certificates for each Distribution Date shall not be payable to the holders thereof currently but rather shall be added to the Class Principal Balance of such Certificates. The amount so added to the Class Principal Balance of the Class A-Z Certificates on each Distribution Date on or prior to the Accrual Termination Date is herein referred to as the "Monthly Class A-Z Accrual Amount".

   Principal Distribution Amount

         The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following:

                (a) the aggregate of all payments of principal (other than principal prepayments) received on the FHA Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal due on or before the Cut-off Date or for which a Monthly Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on a Due Date subsequent to the related Collection Period;

                (b) the aggregate of the principal portions of all Monthly

         Payments due in respect of the FHA Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

                (c) the aggregate of all principal prepayments made by the respective borrowers on the FHA Loans during the related Collection Period;

                (d) the aggregate of all insurance proceeds, condemnation proceeds and liquidation proceeds (including FHA Insurance Benefits received in the form of cash) and any other cash amounts (exclusive of payments by Mortgagors and exclusive of proceeds received in connection with any purchase or repurchase of a Mortgage Asset contemplated by any of clauses (f), (g) and (j) below) that were received on the FHA Loans during the related Collection Period and that were allocable as recoveries of previously unadvanced principal of the FHA Loans;

                (e) the aggregate of all payments of principal that were received on the GNMA Certificates and any FHA Debentures during the related Collection Period (other than, in the case of a GNMA Certificate, any such payment of principal that relates to principal due on the related Underlying Mortgage Loan on or before the Cut-off
         Date);

                (f) the Stated Principal Balance of each Mortgage Asset, if any, that was repurchased by a Seller during the related Collection Period as a result of a breach of a representation or warranty or for defective or missing documentation as described under "DESCRIPTION OF THE MORTGAGE POOL--Sale and Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" herein;

                (g) the Stated Principal Balance of each defaulted FHA Loan and FHA Debenture, if any, that was purchased by the Majority Class B Certificateholder, the Master Servicer and/or the Trustee during the related Collection Period as described under "SERVICING OF THE FHA LOANS--Sale of Defaulted FHA Loans" and "--Sale of FHA Debentures" herein;

                (h) the aggregate of the principal portions of all Monthly Advances made in respect of the FHA Loans for such Distribution Date;

                (i) if such Distribution Date occurs prior to the Accrual Termination Date, the Monthly Class A-Z Accrual Amount for such Distribution Date; and

                (j) if such Distribution Date is to be the final Distribution Date in connection with the purchase by the Master Servicer of all the Mortgage Assets remaining in the Trust Fund as described under "--Optional Termination" below, the Stated Principal Balance of each such Mortgage Assets so purchased.


   Distributions of Prepayment Premiums

         On each Distribution Date, the Trustee will withdraw any amounts then on deposit in the Collection Account that represent Prepayment Premiums collected during or prior to the related Collection Period and will distribute such amounts, separate from the Available Distribution Amount, as follows: (i) 75% of such Prepayment Premiums will be distributable in respect of the Class S Certificates; and (ii) 25% of such Prepayment Premiums will be distributable in respect of the Class(es) of the Sequential Pay Certificates entitled to distributions in reduction of its (their) Class Principal Balance(s) on such Distribution Date (pro rata based on the relative amounts of such distributions if there is more than one such Class of Sequential Pay Certificates then entitled thereto).

         The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Assets" and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Assets" and "--Additional Mortgage Loan Information" herein.

Subordination; Allocation of Losses and Certain Other Expenses and Shortfalls

         The rights of holders of the Non-Offered Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Assets will be subordinated, to the extent described herein, to the rights of holders of the Offered Certificates. This subordination is intended to enhance the likelihood of timely receipt by holders of the Offered Certificates of the full amount of all interest payable in respect of the Offered Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal in an amount equal to the entire Class Principal Balance of each such Class of Certificates. The protection afforded to the holders of the Offered Certificates by means of the subordination of the Non-Offered Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

         If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Assets that will be outstanding immediately following such Distribution Date is less than the then aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balance of the Class B Certificates will be reduced until such deficit (or such Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balance of the Class B Certificates is reduced to zero, then the Class Principal Balances of the respective Classes of Class A Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit may be the result of losses (each, a "Realized Loss") arising from the Master Servicer's failure to collect all amounts due and owing in respect of a defaulted FHA Loan, including, in connection with the assignment of any defaulted FHA Loan to the FHA, by reason of the payment of the required Assignment Fee or by reason of the FHA Insurance Benefits not covering certain items as hereinafter described, including certain interest shortfalls arising out of the assignment of a defaulted FHA Loan to the FHA. See "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits" herein. Any such deficit may also be the result of Additional Trust Fund Expenses. "Additional Trust Fund Expenses" will include, among other things: (i) any interest paid to the Master Servicer or the Trustee, subject to the limitations described herein, in respect of unreimbursed Advances; and (ii) any of certain unanticipated, non-Mortgage Asset specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification to the Trustee and certain related persons described under "--The Trustee" below, certain reimbursements and indemnification to the Master Servicer, the Depositor and certain related persons described under "SERVICING OF THE FHA LOANS--Limitation on Liability" herein, certain taxes payable from the assets of the Trust Fund and described under "FEDERAL INCOME TAX CONSIDERATIONS" herein and under "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus, certain tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing and administration of the Mortgage Assets. The foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

Prepayment Interest Shortfalls and Compensating Interest Payments

         For any Distribution Date, a "Prepayment Interest Shortfall" will arise with respect to any FHA Loan if a borrower makes a full or partial principal prepayment during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such FHA Loan in such Collection Period. Such a shortfall arises because the amount of interest which accrues on the amount of such principal prepayment will be less than the corresponding amount of interest accruing on the Certificates and fees payable to the Master Servicer and the Trustee. In such case, the Prepayment Interest Shortfall will generally equal the amount of interest that would have accrued at the related Net Asset Rate plus the Trustee Fee Rate on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such FHA Loan and ending on the day immediately preceding such Due Date, inclusive, to the extent such interest was not (without regard to any Prepayment Premium) collected from the related borrower. With respect to each Distribution Date, the Master Servicer will be required to make a nonreimbursable payment (a "Compensating Interest Payment"), in an amount equal to the aggregate of any Prepayment Interest Shortfalls incurred during the related Collection Period.


         In any case in which a full or partial principal prepayment is made by the borrower during any Collection Period after the Due Date for the related FHA Loan, "Excess Prepayment Interest" will arise because the amount of interest which accrues on the amount of such principal prepayment will exceed the corresponding amount of interest accruing on the Certificates and fees payable to the Master Servicer and the Trustee. The amount of Excess Prepayment Interest in any such case will equal the interest that accrues on the FHA Loan from such Due Date to the date such payment was made, net of any Servicing Fees payable therefrom. Excess Prepayment Interest will be payable to the Master Servicer as additional compensation.


         "Prepayment Interest Shortfalls" will not result from a principal prepayment of any Underlying Mortgage Loan because such principal prepayment does not reduce the principal balance of the related GNMA Certificate on which interest accrues until such principal prepayment is paid to the holder of the GNMA Certificate. The Due Date for the payment of scheduled principal and interest on the GNMA Certificates is the 15th day of each month (or, if such 15th day is not a business day, the next succeeding business day). Interest payable on a GNMA Certificate on each related Due Date accrues on the principal balance thereof as of the end of the prior calendar month. Accordingly, if a principal prepayment on any Underlying Mortgage Loan were passed through on a GNMA Certificate after the Determination Date in any calendar month, interest payable on such GNMA Certificate on the next related Due Date would accrue on the principal balance of the GNMA Certificate reduced by such principal prepayment. Because such principal prepayment would not be distributable on the Certificates until the Distribution Date in the following calendar month, the Certificates would continue to accrue interest on Certificate Principal Balances and Certificate Notional Amounts that did not reflect the payment of such principal prepayment, thus resulting in an interest shortfall. However, the holder of a GNMA Certificate is not required to accept more than one payment per month on such GNMA Certificate, and because a payment must be made on each GNMA Certificate on each Due Date in respect thereof, the Trustee (as the holder thereof) will not be required to accept any payment in any given month after the Due Date for such GNMA Certificate. In order to avoid an interest shortfall of the type described above, the Pooling and Servicing Agreement will prohibit the Master Servicer and the Trustee from accepting a second payment on a GNMA Certificate after the related Due Date in any month.

         Purchases of defaulted FHA Loans by the Majority Class B Certificateholder and purchases of FHA Debentures by the Majority Class B Certificateholder, the Master Servicer or the Trustee as provided herein will not result in "Prepayment Interest Shortfalls" because the Purchase Price (as defined herein) of any such defaulted FHA Loan or FHA Debenture will include unpaid interest thereon to the later of (i) the date of purchase and (ii) the Due Date of such defaulted FHA Loan or, in the case of an FHA Debenture, the Due Date of the related Assigned FHA Loan in the Collection Period of purchase.

See "SERVICING OF THE FHA LOANS--Sale of Defaulted FHA Loans" and "--Sale of FHA

Debentures" herein.

         Interest shortfalls comparable to Prepayment Interest Shortfalls but arising out of the assignment of a defaulted FHA Loan to the FHA will be treated as part of the related "Realized Loss".

Reports to Certificateholders; Available Information

   Trustee Reports

         Based on information provided in monthly reports prepared by the Master Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to the holders of each Class of Offered Certificates a statement (a "Distribution Date Statement") setting forth, among other things:
(i) the amount of the distribution on such Distribution Date to the holders of such Class of Offered Certificates in reduction of the Class Principal Balance thereof; (ii) the amount of the distribution on such Distribution Date to the holders of such Class of Offered Certificates allocable to Accrued Certificate Interest; (iii) the amount of the distribution on such Distribution Date to the holders of such Class of Offered Certificates allocable to Prepayment Premiums;
(iv) the Available Distribution Amount for such Distribution Date; (v) the aggregate amount of Monthly Advances made in respect of such Distribution Date, the aggregate amount of unreimbursed Monthly Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of unpaid Advance Interest (as defined herein) in respect of such unreimbursed Monthly Advances at the close of business on the related Determination Date; (vi) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date and the Stated Principal Balance of each Mortgage Loan outstanding immediately before and immediately after such Distribution Date; (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the FHA Loans, collectively, and the principal balance, remaining term to maturity and Mortgage Rate of each FHA Loan, in each case, as of the close of business on the related Determination Date; (viii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average GNMA Certificate Rate of the GNMA Certificates, collectively, and the principal balance, remaining term to maturity and GNMA Certificate Rate of each GNMA Certificate, in each case as of the close of business on the related Determination Date; (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Debenture Rate of the FHA Debentures, collectively, and the principal balance, remaining term to maturity and Debenture Rate of each FHA Debenture, if any, in each case as of the close of business on the related Determination Date; (x) (A) the number of FHA Loans and the aggregate amount of Monthly Payments which were due but delinquent as of the Due Date in (1) the month of the distribution, (2) the first month preceding distribution and (3) the second month preceding distribution and (B) the identity and outstanding principal balance of any FHA Loan assigned to the FHA for which final settlement with the FHA has not been made, if any; (xi) the status of any claims under the FHA Insurance in respect of any defaulted FHA Loan; (xii) if applicable, the amount of such distribution allocable to the proceeds of the purchase of a defaulted FHA Loan or FHA Debentures by the Majority Class B Certificateholder, the Master Servicer or the Trustee; (xiii) with respect to any FHA Loan that was liquidated during the related Collection Period (other than by reason of a payment in full), (A) the related FHA project number, (B) the aggregate of all liquidation proceeds and/or FHA Insurance Benefits and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any loss in connection with such liquidation; (xiv) the Accrued Certificate Interest in respect of such Class of Offered Certificates for such Distribution Date; (xv) any unpaid Accrued Certificate Interest in respect of such Class of Offered Certificates (other than the Monthly Class A-Z

Accrual Amount) after giving effect to the distributions made on such Distribution Date; (xvi) the Certificate Interest Rate for such Class of Offered Certificates for such Distribution Date; (xvii) any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the FHA project number for the related FHA Loan and the amount of such prepayment or other collection of principal; (xviii) the aggregate of all Realized Losses, if any, incurred during the related Collection Period; (xix) the Class Principal Balance or Class Notional Amount, as applicable, of each Class of Regular Interest Certificates outstanding immediately before and immediately after such Distribution Date; (xx) the aggregate amount of Advance Interest paid to the Master Servicer or the Trustee during the related Collection Period, the aggregate amount of Advance Interest paid to the Master Servicer or the Trustee since the Closing Date and the amount remaining under the Advance Interest Cap on the related Determination Date; (xxi) the aggregate amount of servicing compensation paid to the Master Servicer during the most recently ended calendar month; and (xxii) such other information as the Trustee is required by the Code or other applicable law to furnish to enable Certificateholders to prepare their tax returns. In the case of information to be furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per specified denomination.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a holder of record of an Offered Certificate, a report containing the information set forth in clauses (i) through (iii) above as to the applicable Class, aggregated for the portion of such calendar year that such Person was a Certificateholder of record. Investors and any other interested party may obtain Trustee Reports via the Trustee's electronic bulletin board by dialing (312) 904-2200 and selecting the applicable statement (document #217).

   Book-Entry Registration

         Until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Beneficial Owners only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any Beneficial Owner who does not receive information through DTC or its Participants may request that Trustee reports be mailed directly to it by written request to the Trustee (accompanied by verification of such Beneficial Owner's ownership interest) at the Trustee's corporate trust office. Certain information set forth in such Trustee reports is to be available via facsimile transmission through LaSalle National Bank's ASAP (Automated Statements Accessed by Phone) System by calling (312) 904-2200 and requesting statement number 217. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee. See "SPECIAL CONSIDERATIONS--Book-Entry Registration" and "DESCRIPTION OF THE SECURITIES--Book-Entry Registration" in the Prospectus.

Example of Distributions

         The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued on December 27, 1996:

December 1                          (A)       Cut-off Date.
December 31                         (B)       Record Date.
December 2--January 20              (C)       Collection Period.
January 20                          (D)       Determination Date.
January 23                          (E)       Monthly Advance Date.
January 24                          (F)       Master Servicer Remittance Date.
January 27                          (G)       Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (G) (except as described below).

         (A) The Initial Pool Balance will be the aggregate unpaid principal balance of the Mortgage Assets at the close of business on December 1, 1996 (after deducting principal payments due on the Mortgage Loans on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

         (B) With respect to any Distribution Date, the related "Record Date" will be the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

         (C) Scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date and on or prior to January 20, 1997, to the extent collected (directly or through the GNMA Certificates) on or prior to January 20, 1997, will be deposited in the Custodial Account or the Collection Account, as appropriate, as described under "--The Custodial and Collection Accounts" herein. Any principal prepayments made by the borrowers under the Mortgage Loans after the Cut-off Date and on or prior to January 20, 1997 (or, in the case of an Underlying Mortgage Loan, made by the related borrower after the Cut-off Date and passed through on the related GNMA Certificate on or prior to January 20,

1997) will be deposited in the Custodial Account or the Collection Account, as appropriate, as described under "--The Custodial and Collection Accounts" herein. The Master Servicer will offset any resulting Prepayment Interest Shortfalls in respect of prepaid Mortgage Loans. Each subsequent Collection Period will begin immediately following the preceding Collection Period and will end at the close of business on the Determination Date for the related Distribution Date.

         (D) With respect to each Distribution Date, the related "Determination Date" will be the 20th day of the month in which such Distribution Date occurs, or, if such 20th day is not a Business Day, the next succeeding Business Day.

         (E) On the second Business Day preceding each Distribution Date, the Master Servicer is to make any required Monthly Advances for such Distribution Date. See "SERVICING OF THE FHA LOANS--Advances" herein.

         (F) On the Business Day preceding each Distribution Date, the Master Servicer is to remit to the Collection Account that portion of the Available Distribution Amount then on deposit in the Custodial Account. See "--The Custodial and Collection Accounts" herein.

         (G) The Trustee will make distributions to Certificateholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day.

Optional Termination

         The Master Servicer will have the option to purchase, in whole but not in part, the Mortgage Assets remaining in the Trust Fund on any date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than or equal to 5% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to the aggregate of the Purchase Prices for the Mortgage Assets to be so purchased (calculated as if the purchase was to occur on the last Business Day of the Collection Period for the final Distribution Date). The optional termination of the Trust Fund must be conducted so as to constitute a "qualified liquidation" of each of REMIC I, REMIC II and REMIC III under Section 860F of the Code. The Termination Price (exclusive of any portion thereof payable to persons other than the Certificateholders as described under "--Distributions--The Available Distribution Amount" above) will constitute part of the Available Distribution Amount for the final Distribution Date.

         The "Purchase Price" for any Mortgage Asset will equal the sum of (a) 100% of the unpaid principal balance thereof as of the date of purchase, plus
(b) accrued and unpaid interest on such Mortgage Asset at the related Mortgage Rate, GNMA Certificate Rate or Debenture Rate, as applicable, to the later of
(i) the date of purchase and (ii) the Due Date for such Mortgage Asset (or, in the case of an FHA Debenture, the Due Date for the related Assigned FHA Loan) in the Collection Period of purchase, plus (c) all related unreimbursed Servicing Advances, if any.


         Any such optional termination would result in the prepayment in full of the Offered Certificates and would have an adverse effect on the yield of the Class S Certificates and any other outstanding Offered Certificates purchased at a premium, because a termination would have the same effect as a prepayment in full of the Mortgage Assets. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "YIELD CONSIDERATIONS" herein.

Voting Rights; Lists of Certificateholders

         At all times during the term of the Pooling and Servicing Agreement, 99% of the voting rights for the Series offered hereby (the "Voting Rights") will be allocated to the various Classes of Sequential Pay Certificates in proportion to their respective Class Principal Balances and 1% of all Voting Rights will be allocated to the Class S Certificates. All Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

The Trustee

         LaSalle National Bank will act as Trustee of the Trust Fund. The Trustee is at all times to be, and will be required to resign if it fails to be, a corporation or association having its principal office in a state and city acceptable to the Depositor and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a rating on its long-term unsecured debt obligations at least equal to "AA-" from S&P (or such lower rating as will not cause S&P to reduce, withdraw or qualify its then-current ratings of the Certificates), having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, and that is an FHA-Approved Mortgagee. The corporate trust office of the Trustee responsible for administration of the Trust (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107 Attention: Asset-Backed Securities Trust Services, ASW-FHA1. The Trustee may be removed by the holders of Certificates entitled to not less than 50% of the Voting Rights. The Trustee will be responsible for various tax-related administrative duties in respect of the Trust.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, will perform such duties and only such duties with respect to the Trust Fund as are specifically set forth in the Pooling and Servicing Agreement. The Trustee will not be required to perform or be responsible for the manner of performance of any of the obligations of the Master Servicer under the Pooling and Servicing Agreement, except the obligations to make Monthly Advances and purchase FHA Debentures, as described herein, and during any such time, if any, as the Trustee shall be the acting or successor master servicer, vested with the rights, duties, powers and privileges of the Master Servicer.


         As compensation for the performance of its duties, the Trustee will be paid a monthly fee (the "Trustee Fee"), out of general collections on the Mortgage Assets, equal to one-month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at 0.02% per annum (the "Trustee Fee Rate") accrued on the aggregate Stated Principal Balance of the Mortgage Assets immediately prior to the related Distribution Date. The Trustee shall also be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and further not including any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct or which is the specific responsibility of the Trustee under the Pooling and Servicing Agreement. The Trustee's right to payment for any fees and certain expenses under the Pooling and Servicing Agreement will be prior to that of the Certificateholders to payment on any Distribution Date.

         The Trustee and each of its directors, officers, employees or agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created under the Pooling and Servicing Agreement, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties under the Pooling and Servicing Agreement.

The Custodial and Collection Accounts

         The "Custodial Account" for the Trust Fund is to be established by the Master Servicer in its name on behalf of the Trustee for the benefit of the Certificateholders in an account or accounts as described in the Pooling and Servicing Agreement and meeting Rating Agency criteria (each, an "Eligible Account"). The Master Servicer is required to deposit in the Custodial Account on a daily basis all payments and other collections received with respect to the FHA Loans after the Cut-off Date (other than payments of principal and interest due on the FHA Loans on or before the Cut-off Date and other than Retained Yield), and will be permitted to make withdrawals therefrom as set forth in the Pooling and

Servicing Agreement. Funds in the Custodial Account may be invested and, if invested, will be invested in the name of the Trustee (in its capacity as such) in Permitted Investments specified in the Prospectus that mature not later than the Business Day preceding each Distribution Date and may not be sold or disposed of prior to its maturity. All income and gain realized from any such investments will accrue to the benefit of the Master Servicer, as additional servicing compensation, and will be subject to withdrawal by the Master Servicer from time to time. Likewise, all losses realized from any such investments will be borne by the Master Servicer.

         The "Collection Account" for the Trust Fund will be established by the Trustee in an Eligible Account or Accounts. Payments on the GNMA Certificates (other than any such payments relating to payments of principal and interest due on the Underlying Mortgage Loans on or before the Cut-off Date) are to be deposited directly into the Collection Account upon receipt. No later than the Business Day prior to each Distribution Date (the "Master Servicer Remittance Date"), the net collections on or in respect of the FHA Loans then on deposit in the Custodial Account that constitute part of the Available Distribution Amount for such Distribution Date, together with the Compensating Interest Payment and Monthly Advances in respect of such Distribution Date, certain other limited amounts then payable to the Trustee and any Prepayment Premiums collected during the related Collection Period, are to be remitted by the Master Servicer to the Trustee for deposit into the Collection Account. On each Distribution Date, the Trustee will withdraw all amounts on deposit in the Collection Account and, after paying fees and expenses as provided in the Pooling and Servicing Agreement, will pay interest and principal on the Certificates, and will distribute the Prepayment Premiums, all as described herein. Funds in the Collection Account may be invested and, if invested, shall be invested in Permitted Investments specified in the Prospectus that mature not later than the Business Day prior to each Distribution Date and may not be sold or disposed of prior to maturity. All income and gain realized from any such investments will accrue to the benefit of the Master Servicer, as additional compensation, and will be subject to withdrawal at the direction of the Master Servicer from time to time. Losses realized from any such investments will be borne by the Master Servicer.

                        DESCRIPTION OF THE MORTGAGE POOL

General

         Upon creation, the Trust Fund will primarily consist of the segregated pool (the "Mortgage Pool") of assets described under "--The FHA Loans" and "--The GNMA Certificates" and having an aggregate Cut-off Date Balance of approximately $266,510,464 (the "Initial Pool Balance") subject to a permitted variance of plus or minus 5%. All numerical information provided herein with respect to the Mortgage Loans and the GNMA Certificates is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans and the GNMA Certificates reflects weighting based on the Cut-off Date Balances thereof or, in the case of an Underlying Mortgage Loan, the Cut-off Date Balance of the related GNMA Certificate.

The FHA Loans

         The Mortgage Pool will include 61 fixed-rate, fully-amortizing mortgage loans (the "FHA Loans") having an aggregate Cut-off Date Balance of approximately $188,800,560, subject to a permitted variance of plus or minus 5%. Each FHA Loan is evidenced by a promissory note or other evidence of indebtedness (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first or second lien on a multifamily rental housing development

(a "Multifamily Property") or a nursing home, an intermediate care facility, a board and care home or a facility providing assisted living for the frail elderly (a "Nursing Facility"; the Multifamily Property or Nursing Facility constituting security for any FHA Loan, a "Mortgaged Property"). Furthermore, the FHA Loans are insured, to the extent and subject to the limitations described herein, by the FHA under certain provisions of the Housing Act. The "Cut-off Date Balance" of any FHA Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of the payment of principal due thereon on such date, whether or not received. See "FHA MORTGAGE INSURANCE PROGRAMS" herein.

The GNMA Certificates

         The Mortgage Pool will include 20 separate securities (the "GNMA Certificates") guaranteed by GNMA and backed by fixed-rate, fully-amortizing mortgage loans (the "Underlying Mortgage Loans" and, collectively with the FHA Loans, the "Mortgage Loans"), such GNMA Certificates having an aggregate Cut-off Date Balance of $77,709,904, subject to a permitted variance of plus or minus 5%. Each GNMA Certificate is backed by a single Underlying Mortgage Loan, and each Underlying Mortgage Loan is evidenced by a Mortgage Note, secured by a Mortgage creating a first or second lien on a Multifamily Property or a Nursing Facility (in either case, as to such Underlying Mortgage Loan, the "Mortgaged Property"), and insured by the FHA under a particular provision of the Housing Act. In all but two cases, each GNMA Certificate evidences a 100% interest in the related Underlying Mortgage Loan. However, two GNMA Certificates, representing 7.51% of the Initial Pool Balance, evidence only a partial pro rata interest in the related Underlying Mortgage Loan. The "Cut-off Date Balance" of any GNMA Certificate is equal to the unpaid principal balance thereof as of the Cut-off Date, exclusive of the payment of principal due on the related Underlying Mortgage Loan on such date, whether or not received. See "FHA MORTGAGE INSURANCE PROGRAMS" and "GNMA MORTGAGE-BACKED SECURITIES PROGRAM" herein.

Certain Terms and Conditions of the Mortgage Loans

         Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at mortgage interest rates (each, a "Mortgage Rate") that will remain fixed for their remaining terms. All of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

         Due Dates. All of the Mortgage Loans have Due Dates (that is, the dates upon which the related Monthly Payments first become due) that occur on the first day of each month.

         Amortization. All of the Mortgage Loans are fully-amortizing over their remaining terms to stated maturity. Certain of the Mortgage Loans provide that, if the related borrower makes a partial principal prepayment, such borrower will not be in default if it fails to make any subsequent scheduled payment of principal provided that such borrower continues to pay interest in a timely manner and the unpaid principal balance of such Mortgage Loan at the time of such failure is at or below what it would otherwise be in accordance with its amortization schedule if such partial principal prepayment had not been made.

         Level Payments. All of the Mortgage Loans provide for level monthly payments, except with respect to two FHA Loans, representing 2.4% of the Initial Pool Balance.

         Prepayment Provisions (as of the Cut-off Date):

                                                             Percentage of
               Type of                    Number of           Cut-off Date
       Prepayment Provision(1)         Mortgage Loans      Principal Balances
       -----------------------         --------------      ------------------
       L, PP                                47                   48.6%
       L                                    24                   30.9%
       PP                                   10                   20.5%
       ---------------------

       (1) L, PP = Voluntary prepayments in full are prohibited or locked-out for a period of time and are followed by a period in which voluntary prepayments in full must be accompanied by a Prepayment Premium.
            L = Voluntary prepayments in full are prohibited or locked-out for a period of time.
            PP = Voluntary prepayments in full must be accompanied by a Prepayment Premium for a period of time.


         If and when payable, Prepayment Premiums are calculated as a percentage of the amount prepaid, which percentage generally declines (in some cases to zero) over the related loan term. In general, each Mortgage Loan permits a principal prepayment to be made without payment of any Prepayment Premium or other restriction during a specified period preceding its stated maturity date. See "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" herein. In the case of a Mortgage Loan which is the subject of Section 8 rental assistance, continuing use restrictions incident to the acceptance of such assistance may provide a meaningful disincentive to voluntary prepayment. See "FHA MORTGAGE INSURANCE PROGRAMS-- Section 241(f)". However, as discussed below under "--Loans Assisted Under Section 8," the Sellers do not have complete information regarding the degree to which property revenues are attributable to
Section 8 rent subsidies.

         If and to the extent collected, Prepayment Premiums will be distributed to Certificateholders as described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums". None of the Depositor, the Sellers or the Underwriters makes any representation as to the enforceability of the terms of any Mortgage Note requiring the payment of a Prepayment Premium, or as to the collectability of any Prepayment Premium. See "RISK FACTORS--The Mortgage Assets--Prepayment Premiums" herein.

         As described under "FHA MORTGAGE INSURANCE PROGRAMS--Insurance Claims and Benefits--Prepayments and Lock-outs" herein, Mortgage Loans that restrict prepayments are subject to a right of the FHA to override such restrictions and permit prepayment without penalty and without the consent of the mortgagee if the FHA determines that such override would be in the best interest of the federal government. In addition, under HUD's Mortgagee Letter 87-9, the mortgagee may be required to request from HUD an extension of the deadline for filing a claim for FHA Insurance Benefits on a Mortgage Loan that has prepayment restrictions and, if such request is granted by HUD, to provide certain assistance and cooperation ("87-9 Cooperation") to the mortgagor and HUD during a three-month period to avoid such an insurance claim, consistent with prudent business practices. In addition, certain of the Mortgage Loans permit the borrower to prepay up to 15% of the original principal amount of the loan in any one calendar year without any Prepayment Premium, notwithstanding the prepayment restrictions in the related Mortgage Note.

         "Due-on-Sale" and "Due-on-Encumbrance" Provisions. In general, the Mortgages for the Mortgage Loans contain "due-on-encumbrance" clauses that permit the holder of the Mortgage, subject to any required 87-9 Cooperation, to accelerate the maturity of the related Mortgage Loan if the borrower further encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, in general, the Mortgages do not contain "due-on-sale" clauses restricting sale or other transfer of the related Mortgaged Property. See "SERVICING OF THE FHA LOANS--Due-on-Sale and Due-on-Encumbrance Provisions" herein.

Additional Mortgage Loan Information

         The tables appearing on the following pages set forth certain information with respect to the GNMA Certificates, the Mortgage Loans and the Mortgaged Properties. The statistics in certain of such tables were derived primarily from information furnished by the related borrowers and/or property managers, and such information has not been independently verified by the Depositor, the Sellers, the Trustee or the Underwriters. For purposes of this Prospectus Supplement:

                  1. "NOI" as used herein with respect to any Mortgaged Property for any twelve-month period means the Annual Total Revenues minus the Annual Total Operating Expenses, in each case for such twelve-month period. "Annual Total Revenues" include primarily apartment unit rentals or nursing bed rentals (and related Nursing Facility-provided services), as applicable, together with all other income generated by the related Mortgaged Property. "Annual Total Operating Expenses" include administrative expenses (including a management fee), utility expenses, operating and maintenance expenses, property insurance expenses and real estate taxes, but do not include mortgage interest, mortgage insurance premiums, capital expenditures, amortization or depreciation.

                  2. "Cut-off Date Debt Service Coverage Ratio" or "Cut-off Date

         DSCR" means, with respect to any Mortgage Asset for which it can be calculated, (a) the NOI (if available) as derived from (i) in the case of 18 of the Mortgaged Assets, constituting security for approximately 30.90% of the Initial Pool Balance, audited financial statements (in each such case, for the fiscal year, ending either December 31, 1994 or December 31, 1995), (ii) in the case of 44 of the Mortgaged Assets (all recently originated), constituting security for approximately 48.3% of the Initial Pool Balance, pro-forma financial statements, (iii) in the case of two Mortgaged Assets, constituting security for approximately 7.1% of the Initial Pool Balance, unaudited partial-year, financial statements (annualized) in the case of one Mortgage Asset, constituting security for approximately 1.2% of the Initial Pool Balance, unaudited financial statements for the 12-month period ended November 30, 1996, divided by (b) the Annual Debt Service for such Mortgage Loan (based on the Monthly Payment due in respect thereof on the first Due Date following the Cut-off Date) plus, in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, the annual debt service for the related first mortgage loan; provided, however, that in the one case where the first mortgage lien and second mortgage lien are both assets of the Trust Fund, the related Debt Service Coverage Ratios are presented herein with respect to such pair of FHA Loans as if it was a single Mortgage Loan.

                  3. "FY '94" and "FY '95" as used herein with respect to the NOI for any Mortgaged Property for which it can be calculated, shall designate that such NOI was derived from financial statements covering the entire fiscal year ending December 31, 1994 and December 31, 1995, respectively. "FY '96" as used herein with respect to the NOI for any Mortgaged Property shall designate that such NOI was derived from financial statements covering a portion of 1996 and annualized or from financial statements covering the 12-month period ending November 30, 1996.

                  4. "U/W" as used herein with respect to the NOI for any Mortgaged Property shall designate that such NOI was derived from a pro-forma financial statement.

                  5. References to "weighted average" or "wtd. avg." are references to an average weighted on the basis of the Cut-off Date Balances of the related Mortgage Assets.

                  6. "N/A" as used herein shall mean not available.

                  7. "Remaining Prepayment Premium Term" as used herein, shall mean with respect to any Mortgage Loan, the period, if any, during which, under the terms of the Mortgage Loan, a voluntary prepayment in full must be accompanied by a Prepayment Premium.

                  8. "Remaining Lockout Term" as used herein shall mean with respect to any Mortgage Loan, the period, if any, during which, under the terms of the Mortgage Loan, a voluntary prepayment in full is prohibited.

                  9. References to "Cut-off Date Balances" and "Net Asset Rates" of the Underlying Mortgage Loans are references to the "Cut-off Date Balances" and "Net Asset Rates," respectively, of the related GNMA Certificates.

         The following tables set forth the indicated information with respect to the Mortgage Assets, the Mortgage Assets and/or the Mortgaged Properties as of the Cut-off Date. The sum in any column of any of the following tables may not equal the indicated total due to rounding.

                  Location and Type of the Mortgaged Properties

        Mortgage   Section of                                            Zip
Number  Asset Type Housing Act  Property Type         City        State  Code
------ ----------  -----------  -------------     --------------  -----  -----
   1   GNMA        223 (f)      Multifamily       Virginia Beach    VA   23451
   2   FHA         207          Multifamily       Aurora            CO   80231
   3   GNMA        223 (a)7     Nursing Facility  Vorhees           NJ   20186
   4   FHA         221 (d)4     Multifamily       New York          NY   10029
   5   FHA         223 (e)      Multifamily       New York          NY   10017
   6   FHA         220          Multifamily       Hartford          CT   10106
   7   FHA         223 (a)7     Nursing Facility  Brighton          MA   02135
   8   FHA         220          Multifamily       New York          NY   10016
   9   FHA         223 (f)      Multifamily       Erwin             NY   14870
  10   GNMA        223 (f)      Multifamily       Atlanta           GA   30316
  11   FHA         223 (f)      Nursing Facility  Mount Vernon      IL   60610
  12   GNMA        232          Nursing Facility  Altoona           PA   16601
  13   FHA         223 (f)      Nursing Facility  Dover             NH   03821
  14   GNMA        223 (f)      Multifamily       Austintown        OH   44515
  15   GNMA        223 (f)      Multifamily       Lafayette         IN   47905
  16   GNMA        223 (f)      Multifamily       Blacksburg        VA   24060
  17   FHA         223 (f)      Multifamily       Lubbock           TX   79424
  18   FHA         221 (d)4     Multifamily       Killeen           TX   76540
  19   FHA         223 (f)      Nursing Facility  Exeter            NH   03821
  20   FHA         232          Nursing Facility  Westfield         NY   14787
  21   FHA         223 (f)      Multifamily       Sierra Vista      AZ   85635
  22   FHA         223 (f)      Nursing Facility  Greenville        MI   48838
  23   FHA         223 (f)      Nursing Facility  Tallmadge         OH   44278
  24   FHA         223 (f)      Multifamily       Merritt Island    FL   32953
  25   FHA         221 (d)4     Multifamily       La Porte          TX   77571
  26   GNMA        223 (f)      Multifamily       Texas City        TX   77590
  27   FHA         221 (d)4     Multifamily       Port Arthur       TX   77642

                  Location and Type of the Mortgaged Properties

        Mortgage   Section of                                            Zip
Number  Asset Type Housing Act  Property Type         City        State  Code

------ ----------  -----------  -------------     --------------  -----  -----
  28   FHA         221 (d)4     Multifamily       New York         NY    10031
  29   FHA         223 (f)      Nursing Facility  Big Rapids       MI    49307
  30   FHA         232          Nursing Facility  Navarre          OH    44662
  31   FHA         223 (f)      Multifamily       Suitland         MD    20746
  32   FHA         223 (a)7     Multifamily       Brooklyn         NY    11210
  33   GNMA        223 (f)      Multifamily       East Haven       CT    06512
  34   FHA         223 (f)      Multifamily       San Bernardino   CA    92400
  35   GNMA        223 (a)7     Multifamily       Laurel           MD    20697
  36   FHA         223 (f)      Nursing Facility  Rapid City       SD    55701
  37   FHA         223 (f)      Nursing Facility  Pierre           SD    57501
  38   FHA         223 (f)      Nursing Facility  Rapid City       SD    55701
  39   FHA         223 (f)      Nursing Facility  East Lansing     MI    48823
  40   FHA         223 (f)      Multifamily       Lubbock          TX    79424
  41   FHA         232          Nursing Facility  Manistee         MI    49660
  42   GNMA        241 (f)      Multifamily       Naugatuck        CT    06770
  43   FHA         232          Nursing Facility  Montrose         MI    48457
  44   FHA         221 (d)4     Multifamily       Chicago          IL    60640
  45   FHA         232          Nursing Facility  Keysville        GA    30816
  46   FHA         232          Nursing Facility  Muskegon         MI    49441
  47   FHA         223 (f)      Nursing Facility  Litchfield       MI    49252
  48   GNMA        223 (f)      Nursing Facility  Lonaconing       MD    22186
  49   FHA         232          Nursing Facility  Wadsworth        OH    44281
  50   GNMA        223 (f)      Multifamily       Spring Valley    CA    91977
  51   FHA         221 (d)4     Multifamily       Duluth           MN    55701
  52   FHA         223 (f)      Multifamily       Detroit          MI    48207
  53   FHA         232          Nursing Facility  Lancaster        OH    43130
  54   FHA         232          Nursing Facility  Plain Township   OH    43064
  55   GNMA        241 (f)      Multifamily       Cumberland       MD    21502
  56   FHA         223 (d)      Nursing Facility  Brighton         MA    02135
  57   GNMA        223 (a)7     Multifamily       Miami Township   OH    45056
  58   FHA         223 (f)      Multifamily       Waterbury        CT    06702
  59   GNMA        223 (a)7     Multifamily       Amherst          MA    01002
  60   FHA         223 (f)      Nursing Facility  Zeeland          MI    49464
  61   GNMA        223 (f)      Multifamily       Burnsville       MN    55337
  62   FHA         221 (d)4     Multifamily       Clayton          NC    27520
  63   FHA         241          Multifamily       Lexington        KY    40504
  64   FHA         223 (f)      Multifamily       Reynoldsburg     OH    43068
  65   GNMA        221 (d)4     Multifamily       New Hope         AL    35760
  66   FHA         223 (f)      Multifamily       Biddeford        ME    04005
  67   FHA         223 (f)      Multifamily       Cuyahoga Falls   OH    43221
  68   FHA         232          Nursing Facility  Washington       OH    43160
                                                  Courthouse
  69   FHA         223 (f)      Multifamily       Lubbock          TX    79410
  70   FHA         232          Nursing Facility  Marysville       OH    43040
  71   GNMA        223 (f)      Multifamily       Philadelphia     PA    19118
  72   FHA         223 (f)      Nursing Facility  Marysville       OH    43040
  73   FHA         241          Nursing Facility  Stamford         NY    12167
  74   FHA         241          Multifamily       Roanoke          VA    24017
  75   GNMA        241 (f)      Multifamily       Excelsior        MO    64024
  76   FHA         223 (d)      Nursing Facility  Topsham          ME    04086
  77   FHA         241 (f)      Multifamily       Grand Island     NE    68801
  78   FHA         241 (f)      Multifamily       Los Angeles      CA    90007
  79   FHA         223 (f)      Multifamily       Irving           TX    75061

  80   FHA         241 (f)      Multifamily       Ashland          OR    97520
  81   FHA         241 (f)      Multifamily       Ashland          OR    97520

                       Description of Mortgaged Properties

           Mortgage                    Type/Date       Cut-off Date
Number   Lien Position      NOI         of NOI(1)       DSCR (2)(3)
------   -------------      ---         ---------       -----------
  1          First      $2,854,403        FY '95           1.17x
  2          First       1,865,539        FY '96            1.79
  3          First       1,330,613        FY '95            1.34
  4          First       1,029,957        FY '94            1.07
  5          First       1,076,996        FY '95            1.33
  6          First         657,598        FY '95            0.99
  7          First       1,011,163         U/W              1.19
  8          First       1,290,361        FY '95            1.60
  9          First       1,045,944         U/W              1.53
  10         First       1,076,744        FY '95            1.60
  11         First       2,080,584         U/W              3.12
  12         First         760,000         U/W              1.41
  13         First         835,232         U/W              1.67
  14         First             N/A         N/A              N/A
  15         First         625,472         U/W              1.30
  16         First             N/A         N/A              N/A
  17         First             N/A         N/A              N/A
  18         First         542,367         U/W              1.17
  19         First         670,912         U/W              1.67
  20         First         826,616         U/W              1.90
  21         First         556,900         U/W              1.33
  22         First         588,956         U/W              1.60
  23         First         559,357        FY '95            1.59
  24         First         473,165         U/W              1.32
  25         First         433,060         U/W              1.17
  26         First         459,304         U/W              1.40
  27         First             N/A         N/A              N/A
  28         First         788,156        FY '95            1.75
  29         First         764,249         U/W              2.45
  30         First         590,711        FY '95            1.61
  31         First         137,247        FY '96            0.44
  32         First         468,370        FY '95            1.50
  33         First         397,369         U/W              1.62
  34         First         330,891         U/W              1.32
  35         First             N/A         N/A              N/A
  36         First         663,956         U/W              2.68
  37         First         590,151         U/W              2.43
  38         First         526,511         U/W              2.19
  39         First         444,866         U/W              1.78
  40         First             N/A         N/A              N/A
  41         First         381,959        FY '94            1.39
  42        Second             N/A         N/A              N/A

  43         First         517,243         U/W              2.49
  44         First         244,714         U/W              1.17
  45         First         307,704         U/W              1.35
  46         First         312,225         U/W              1.40
  47         First         294,122         U/W              1.50
  48         First         320,223         U/W              2.00
  49         First         264,706        FY '95            1.37
  50         First         195,120         U/W              1.25
  51         First         197,486         U/W              1.17
  52         First         164,239        FY '94            0.97
  53         First         213,635         U/W              1.29
  54         First         212,135        FY '95            1.16
  55        Second             N/A         N/A              N/A
  56        Second       1,011,163         U/W              1.19
  57         First         196,129         U/W              1.44
  58         First         191,401         U/W              1.24
  59         First         194,328        FY '95            1.42
  60         First         202,919         U/W              1.55
  61         First         151,891         U/W              1.32

                       Description of Mortgaged Properties


           Mortgage                    Type/Date       Cut-off Date
Number   Lien Position      NOI         of NOI(1)       DSCR (2)(3)
------   -------------      ---         ---------       -----------
  62        First        $142,222         FY '95           1.25x
  63       Second             N/A          N/A              N/A
  64        First         135,876          U/W              1.24
  65        First         130,878          U/W              1.33
  66        First         134,338          U/W              1.37
  67        First         108,204          U/W              1.24
  68        First         117,929          U/W              1.41
  69        First         101,609          U/W              1.37
  70        First         102,843          U/W              1.33
  71        First          92,115         FY '95            1.27
  72        First          99,677          U/W              1.45
  73       Second             N/A          N/A              N/A
  74       Second         442,210         FY '95            1.84
  75       Second             N/A          N/A              N/A
  76       Second             N/A          N/A              N/A
  77       Second             N/A          N/A              N/A
  78       Second             N/A          N/A              N/A
  79        First          72,541          U/W              1.08
  80       Second             N/A          N/A              N/A
  81       Second             N/A          N/A              N/A
                                                            ---

Total/Wtd. Avg.:                                           1.51x
                                                           =====

Maximum:                                                   3.12x
                                                           =====
Minimum:                                                   0.44x
                                                           =====

(1) NOI's for Mortgaged Properties securing Mortgage Assets identified by Numbers 2 and 10 are based on annualization of partial year actual financial information.
(2) Cut-off Date DSCR's for Mortgage Assets identified by Numbers 1 and 10 are GNMA Certificates evidencing less than 100% interest in the related Underlying Mortgage Loan. For the purposes of calculating DSCR's of such Mortgage Assets, the annual debt service for 100% of the related Underlying Mortgage Loan was used.
(3) Cut-off Date DSCR's for Mortgage Assets identified by Numbers 7, 56 and 74 are calculated based on the combined annual debt service for both the related first and second mortgage lien positions.

                      Characteristics of the Mortgage Loans

            Original                     Percentage of
            Principal     Cut-off Date    Initial Pool  Mortgage     Net      Debenture   Monthly
Number       Balance        Balance         Balance       Rate    Asset Rate    Rate     Payment(1)
------       -------        -------         -------       ----    ----------    ----     ----------
   1       $12,583,228(2) $12,441,203        4.67        8.375%      8.105%       N/A%   $92,821(2)
   2        11,503,900     11,238,871        4.22        8.600       8.405      8.500     86,768
   3        11,040,700     11,030,670        4.14        8.450       8.180        N/A     82,742
   4         9,879,400      9,021,896        3.39        9.500       9.305      7.750     80,029
   5         9,236,700      8,187,274        3.07        8.500       8.360      7.125     67,714
   6         8,116,378      8,075,289        3.03        7.500       7.380     11.625     55,180
   7         7,942,900      7,938,262        2.98        8.500       8.305      7.250     58,573
   8         8,734,900      7,879,951        2.96        9.000       8.805      7.250     67,378
   9         7,800,100      7,790,442        2.92        8.250       8.045      7.250     56,823
  10         7,609,700(3)   7,577,130        2.84        7.750       7.355       N/A      52,673(3)
  11         7,402,500      7,396,847        2.78        8.550       8.355      7.250     55,560
  12         6,559,300      6,557,352        2.46        7.875       7.605       N/A      44,993
  13         5,943,500      5,924,427        2.22        7.875       7.680      6.500     41,676
  14         5,649,100      5,511,712        2.07        8.375       7.980       N/A      43,273
  15         5,450,000      5,442,662        2.04        8.000       7.730       N/A      39,990
  16         5,047,300      5,047,300        1.89        7.875       7.605       N/A      35,392
  17         5,015,000      5,002,529        1.88        8.275       8.055      6.500     36,626
  18         4,943,000      4,937,835        1.85        9.125       8.910      8.375     38,605
  19         4,774,200      4,758,879        1.79        7.875       7.680      6.500     33,477
  20         4,549,445      4,483,183        1.68        9.000       8.820     11.500     36,256
  21         4,505,000      4,458,246        1.67        8.900       8.680      7.750     34,983
  22         3,995,000      3,990,143        1.50        8.500       8.305      7.250     30,718
  23         4,004,700      3,980,954        1.49        8.300       7.930      8.375     29,321
  24         3,867,500      3,838,016        1.44        8.825       8.630      8.375     29,816

  25         3,813,200      3,808,907        1.43        9.500       9.305      7.750     30,889
  26         3,758,600      3,755,508        1.41        8.250       7.980       N/A      27,381
  27         3,850,000      3,687,868        1.38        9.750       9.610     10.125     31,938
  28         4,459,300      3,485,858        1.31        9.500       9.305      7.750     37,477
  29         3,478,200      3,475,510        1.30        8.500       8.305      7.250     25,977
  30         3,434,200      3,398,410        1.28       10.500      10.330      9.000     30,515
  31         3,337,681      3,313,791        1.24        8.250       8.130     10.250     26,290
  32         2,990,100      2,930,413        1.10        8.500       8.180      7.250     25,963
  33         2,919,000      2,916,367        1.09        7.875       7.605       N/A      20,468
  34         2,899,500      2,899,500        1.09        8.125       7.785      7.250     20,858
  35         2,892,800      2,856,635        1.07        8.450       8.180       N/A      21,499
  36         2,837,900      2,836,737        1.06        8.250       7.930      7.250     20,674
  37         2,779,800      2,778,661        1.04        8.250       7.930      7.250     20,251
  38         2,750,400      2,749,273        1.03        8.250       7.930      7.250     20,036
  39         2,701,300      2,698,016        1.01        8.500       8.305      7.250     20,771
  40         2,465,000      2,458,870        0.92        8.275       8.055      6.500     18,002
  41         2,562,400      2,441,713        0.92        9.750       9.055      8.000     22,835
  42         2,392,800      2,377,105        0.89        8.750       8.355       N/A      17,998
  43         2,212,800      2,208,574        0.83        9.125       8.930      8.375     17,282
  44         2,205,000      2,195,585        0.82        9.250       9.055      8.375     17,434
  45         2,187,200      2,181,058        0.82       10.000       9.180      7.750     18,972
  46         2,160,000      2,149,274        0.81        9.750       9.555      8.375     18,584
  47         2,125,000      2,122,416        0.80        8.500       8.305      7.250     16,339
  48         1,829,800      1,826,769        0.69        8.250       7.980       N/A      13,330
  49         1,806,200      1,792,587        0.67        10.50      10.305      9.000     16,082
  50         1,755,200      1,754,052        0.66        8.125       7.855       N/A      13,032
  51         1,738,900      1,724,783        0.65        9.500       8.910      8.000     14,086
  52         1,725,000      1,709,276        0.64        8.875       8.555      8.000     14,135
  53         1,709,100      1,706,846        0.64        9.500       9.230      8.375     13,845
  54         1,715,600      1,702,543        0.64       10.500      10.305      9.000     15,277
  55         1,707,700      1,685,622        0.63        9.000       8.605       N/A      13,835
  56         1,655,000      1,654,034        0.62        8.500       8.305      7.250     12,204
  57         1,624,500      1,621,889        0.61        7.750       7.480       N/A      11,356
  58         1,568,500      1,548,123        0.58        9.250       9.055      7.750     12,904
  59         1,506,400      1,500,220        0.56        8.250       7.980       N/A      11,369
  60         1,421,600      1,419,871        0.53        8.500       8.305      7.250     10,931


                      Characteristics of the Mortgage Loans

           Original                         Percentage of
           Principal        Cut-off Date    Initial Pool  Mortgage     Net      Debenture   Monthly
Number      Balance           Balance         Balance       Rate    Asset Rate    Rate     Payment(1)
------      -------           -------         -------       ----    ----------    ----     ----------
 61         $1,348,600         $1,347,420       0.51%        8.000%   7.730%        N/A%     $9,579
 62          1,354,300          1,304,408       0.49         8.000    7.805      10.250       9,517

 63          1,302,400          1,296,917       0.49        10.000    9.805       8.375      11,290
 64          1,139,700          1,129,715       0.42         9.250    8.930       7.750       9,149
 65          1,053,900          1,044,233       0.39         8.950    8.680         N/A       8,199
 66          1,020,000          1,012,991       0.38         9.250    9.055       8.375       8,188
 67            907,600            901,698       0.34         9.250    8.930       8.375       7,286
 68            859,700            857,717       0.32         9.500    9.180       7.750       6,964
 69            844,000            841,901       0.32         8.275    8.055       6.500       6,164
 70            798,300            796,135       0.30         9.500    9.180       7.750       6,467
 71            819,796            792,722       0.30         7.900    7.630         N/A       6,066
 72            765,000            760,678       0.29         8.500    8.180       7.250       5,713
 73            700,000            699,826       0.26         8.750    8.545       7.250       5,278
 74            660,100            643,051       0.24        10.250    9.930      10.250       5,735
 75            627,000            623,332       0.23         9.000    8.480         N/A       4,836
 76            584,400            581,345       0.22         8.500    7.920       7.250       4,365
 77            557,500            550,974       0.21         9.250    9.055       7.750       4,535
 78            484,000            482,683       0.18         8.625    8.430       7.250       3,594
 79            480,800            476,358       0.18         8.500    8.160       7.250       5,619
 80            310,000            307,794       0.12         8.750    8.555       7.750       2,332
 81            175,600            174,827       0.07         9.500    9.305       8.375%      1,422
            ----------       ------------     ------       -------   ------    ---------     ------
Total/Wtd.  $271,921,828     $266,510,464      100.0%        8.600%   8.352%     7.979%
            ============     ============     ======         =====    =====      =====

Maximum:    $12,583,228      $12,441,203        4.67%       10.500%  10.330%    11.625%
Minimum:    $   175,600      $   174,827        0.07%        7.500%   7.355%     6.500%


----------------------
(1) The Mortgage Assets identified by Numbers 28 and 32 provide for a one-time reset of the Monthly Payment during the remaining term of the related Mortgage Loan. The Monthly Payment for the Mortgage Asset identified by Number 28 changes to $27,140.20 in period 49 (from the Cut-off Date). The Monthly Payment for the Mortgage Asset identified by Number 32 changes to $21,562.98 in period 56 (from the Cut-off Date).
(2) Represents Cut-off Date Balance of approximately 45% of the total original GNMA pool balance of $27,538,200.
(3) Represents Cut-off Date Balance of approximately 94% of the total original GNMA pool balance $8,109,700.

              Maturity and Prepayment Terms of the Mortgage Loans

                                                                              Remaining
             First    Stated    Original Term     Remaining       Remaining   Prepayment
              Due    Maturity     to Stated      Term to Stated   Lockout      Premium      Prepayment Provision
Number       Date      Date    Maturity (Mos.)  Maturity (Mos.)  Term (Mos.) Term (Mos.)    at Cut-off Date (years)(1)
------       ----      ----    --------------- ---------------  ---------   -----------    ----------------------------
  1         11/1/94   10/1/29      420            394            33           60          L(2.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

  2         10/1/92    9/1/27      420            369             8           0           L(0.67)

  3         11/1/96    2/1/30      400            398             0          118          7%(4.83), 5%(1), 4%(1), 3%(1), 2%(1),
                                                                                          1%(1)

  4          4/1/81    3/1/21      480            291             0           69          0.750% (.75)...0.125% (1)

  5          3/1/81    2/1/21      480            290             0           66          0.750% (0.5)...0.125% (1)

  6          4/1/96   11/1/29      404            395            111          0           L(9.25)

  7         11/1/96   12/1/34      458            456            58           0           L(4.83)

  8          7/1/80    6/1/20      480            282             0           62          0.75% (0.17)...0.125% (1)

  9         10/1/96    9/1/31      420            417            116          0           L(9.67)

 10          4/1/96    3/1/31      420            411            51           60          L(4.25), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 11         11/1/96   10/1/31      420            418            117          0           L(9.75)

 12         12/1/96   11/1/36      480            479            119          0           L(9.92)

 13          6/1/96    5/1/31      420            413            52           60          L(4.33), 5%(1), 4%(1), 3%(1), 2%(1),
                                                                                          1%(1)

 14          5/1/94    4/1/23      348            316            28           60          L(2.33), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 15         11/1/96   10/1/26      360            358             0           57          5%(0.75), 4%(1), 3%(1), 2%(1), 1%(1)

 16          1/1/97   12/1/31      420            420            60           60          L(5), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 17          7/1/96    6/1/31      420            414            53           60          L(4.42), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 18          8/1/96    7/1/36      480            475            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 19          6/1/96    5/1/31      420            413            52           60          L(4.33), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 20          9/1/94    3/1/26      379            351             0          210          9% (0.50)...0.50% (1)


 21         10/1/94    9/1/29      420            393            32           0           L(2.67)

 22         11/1/96   10/1/26      360            358            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 23          9/1/95    8/1/30      420            404            44           60          L(3.67), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 24          5/1/95    4/1/30      420            400            39           60          L(3.25), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 25          7/1/96    6/1/36      480            474            50           60          L(4.17), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 26         11/1/96   10/1/31      420            418            118          0           L(9.83)

 27          7/1/85    6/1/25      480            342             0          132          1.375% (1)...0.125% (1)

 28          1/1/81   12/1/20      480            288             0           72          0.750% (1)...0.125% (1)

 29         11/1/96   10/1/31      420            418            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 30          1/1/92   12/1/31      480            420            60           0           L(5)

 31          6/1/96    6/1/21      301            294            113          0           L(9.42)

 32          1/1/96   10/1/23      334            322            48           0           L(4.00)

 33         11/1/96   10/1/31      420            418            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1),
                                                                                          1%(1)

 34          1/1/97   12/1/31      420            420            60           60          L(5), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 35          8/1/94   7/15/29      420            391            31           60          L(2.58), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 36         12/1/96   11/1/31      420            419            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 37         12/1/96   11/1/31      420            419            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 38         12/1/96   11/1/31      420            419            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 39         11/1/96   10/1/26      360            358            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 40          7/1/96    6/1/31      420            414            53           60          L(4.42), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 41         12/1/92   11/1/17      300            251             7           60          L(0.58), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 42         11/1/94   10/1/34      480            454            93           0           L(7.75)

 43          4/1/96    3/1/36      480            471            48           60          L(4), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 44          5/1/95    4/1/35      480            460            39           60          L(3.25), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 45          5/1/96   10/1/28      390            382            43           60          L(3.58), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 46          3/1/96   11/1/25      357            347            47           60          L(3.92), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 47         11/1/96   10/1/26      360            358            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)


 48          9/1/96   8/15/31      420            416            55           60          L(4.58), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 49          9/1/93    6/1/32      466            426            66           0           L(5.5)

 50         12/1/96   11/1/26      360            359            58           60          L(4.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 51         11/1/93   10/1/33      480            442            82           0           L(6.83)

 52          2/1/96    5/1/22      316            305             1           36          L(0.08), 3%(1), 2%(1), 1%(1)

 53          6/1/96    5/1/36      480            473            53           60          L(4.42), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 54          9/1/93    5/1/32      465            425            65           0           L(5.42)

 55          5/1/95    4/1/24      348            328            40           60          L(3.33), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

                                                                              Remaining
             First    Stated    Original Term     Remaining       Remaining   Prepayment
              Due    Maturity     to Stated      Term to Stated   Lockout      Premium     Prepayment Provision
Number       Date      Date    Maturity (Mos.)  Maturity (Mos.)  Term (Mos.) Term (Mos.)   at Cut-off Date (years)(1)
------       ----      ----    --------------- ---------------  ---------   -----------    ----------------------------

 56         11/1/96   12/1/34      458            456            58           0           L(4.83)

 57         10/1/96    1/1/30      400            397            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 58          2/1/95    1/1/25      360            337            36           60          L(3), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 59          7/1/96   11/1/25      353            347            53           60          L(4.42), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 60         11/1/96   10/1/26      360            358            57           60          L(4.75), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 61         11/1/96   10/1/31      420            418            117          0           L(9.75)

 62         10/1/87    9/1/27      480            369            84           0           L(7)

 63          1/1/96    8/1/28      392            380            46           60          L(3.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 64         12/1/94   11/1/29      420            395            34           60          L(2.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 65         11/1/94    7/1/30      429            403            94           0           L(7.83)

 66          5/1/95    4/1/30      420            400            39           60          L(3.25), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 67          6/1/95    5/1/30      420            401            40           60          L(3.33), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)


 68          1/1/96   12/1/35      480            468            48           60          L(4), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 69          7/1/96    6/1/31      420            414            53           60          L(4.42), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 70         11/1/95   10/1/35      480            466            46           60          L(3.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 71          1/1/94   12/1/21      336            300             0           24          2%(1), 1%(1)

 72         11/1/95   10/1/30      420            406            46           60          L(3.83), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 73         12/1/96    1/1/36      470            469            118          0           L(9.83)

 74          1/1/88   12/1/27      480            372             0           10          1.0% (0.83)

 75         12/1/94   11/1/34      480            455            94           0           L(7.83)

 76         12/1/95   11/1/30      420            407            106          0           L(8.83)

 77         12/1/94   11/1/26      384            359            35           60          L(2.92), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 78          2/1/96    1/1/36      480            469            48           60          L(4), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 79         11/1/96   10/1/07      132            130            46           0           L(3.83)

 80          9/1/94    8/1/34      480            452            31           60          L(2.58), 5%(1), 4%(1), 3%(1), 2%(1), 1%(1)

 81          3/1/95    2/1/35      480            458            97           0           L(8.08)
                       ------    ------           ---            ---         --
Total/Wtd.
  Avg.:      2/1/94   3/16/29      422            387            48           48
             ======   =======      ===            ===            ==           ==

Maximum:     1/1/97   11/1/36      480            479            119         210
Minimum:     7/1/80   10/1/07      132            130             0           0

----------------------
(1) Prepayment Provision Code from Cut-off Date:
         o L(X) = Lockout for X years.

         o Y%(X) = Prepayment Premium equal to Y% of amount prepaid for X years.

The FHA may override certain lockout and prepayment penalties in certain circumstances. See "FHA MORTGAGE INSURANCE PROGRAMS" herein.

                        Mortgage Loans by Property Type


                                                                                              Weighted      Weighted
                                                                 Aggregate    Percentage of    Average      Average
                                               Number          Cut-off Date    Initial Pool   Mortgage      Term to
Property Type                                 of Loans           Balance        Balance        Rate         Maturity
                                                                                                             (Mos.)
Multifamily                                      50            $167,611,754         62.9%       8.566%         374
Nursing Facility                                 31              98,898,710          37.1        8.658         410
                                                 --            ------------         -----        -----         ---

Total/Wtd. Avg.:                                 81            $266,510,464        100.0%       8.600%         387
                                                              =============        =====        =====          ===



                            Type of Mortgage Asset

                                                                                              Weighted      Weighted
                                                                 Aggregate    Percentage of    Average      Average
                                               Number           Cut-off Date    Initial Pool   Mortgage      Term to
Type of Mortgage Asset                        of Assets           Balance        Balance        Rate         Maturity
                                                                                                             (Mos.)

FHA Loan                                      61                $188,800,560       70.8%        8.763%        383
GNMA Certificate                              20                  77,709,904       29.2         8.204         398
                                              --               -------------       -----        -----         ---

Total/Wtd. Avg.:                              81                $266,510,464       100.0%       8.600%        387
                                              ==                ============       =====        =====         ===


                   Mortgage Loans by Mortgage Lien Position


                                                                                              Weighted      Weighted
                                                                 Aggregate    Percentage of    Average      Average
                                               Number          Cut-off Date    Initial Pool   Mortgage      Term to
Mortgage Lien Position                        of Loans           Balance        Balance        Rate         Maturity
                                                                                                             (Mos.)
First                                          69             $255,432,955          95.8%       8.582%        386
Second                                         12               11,077,510            4.2        9.016        416
                                               --             ------------          -----        -----        ---

Total/Wtd. Avg.:                               81             $266,510,464         100.0%       8.600%        387
                                               ==             ============         =====        =====         ===


                            Mortgage Loans by State

                                                                                    Weighted       Weighted
                                                Aggregate      Percentage of        Average         Average
                            Number            Cut-off Date     Initial Pool         Mortgage        Term to
   #        State          of Loans              Balance          Balance             Rate      Maturity (Mos.)
   -        -----          --------              -------          -------             ----      ---------------
   1   New York                8              $  44,478,844           16.7%           8.880%        322
   2   Texas                   8                 24,969,776            9.4            8.848         420
   3   Ohio                   12                 24,160,886            9.1            9.161         398
   4   Michigan                9                 22,214,794            8.3            8.849         362
   5   Virginia                3                 18,131,554            6.8            8.302         400
   6   Connecticut             4                 14,916,884            5.6            7.954         403
   7   Colorado                1                 11,238,871            4.2            8.600         369
   8   Massachusetts           3                 11,092,516            4.2            8.466         441
   9   New Jersey              1                 11,030,670            4.1            8.450         398
  10   New Hampshire           2                 10,683,306            4.0            7.875         413
  11   Georgia                 2                  9,758,188            3.7            8.253         405
  12   Maryland                4                  9,682,818            3.6            8.440         352
  13   Illinois                2                  9,592,432            3.6            8.710         428
  14   South Dakota            3                  8,364,670            3.1            8.250         419
  15   Pennsylvania            2                  7,350,074            2.8            7.878         460
  16   Indiana                 1                  5,442,662            2.0            8.000         358
  17   California              3                  5,136,234            1.9            8.172         404
  18   Arizona                 1                  4,458,246            1.7            8.900         393
  19   Florida                 1                  3,838,016            1.4            8.825         400
  20   Minnesota               2                  3,072,204            1.2            8.842         431
  21   Maine                   2                  1,594,336            0.6            8.977         403
  22   North Carolina          1                  1,304,408            0.5            8.000         369
  23   Kentucky                1                  1,296,917            0.5           10.000         380
  24   Alabama                 1                  1,044,233            0.4             8.95         403
  25   Missouri                1                    623,332            0.2            9.000         455
  26   Nebraska                1                    550,974            0.2            9.250         359
  27   Oregon                  2                    482,621            0.2            9.022         454
                              --              -------------           ----            -----         ---

       Total/Wtd. Avg.:       81              $ 266,510,464           100.0%          8.600%        387
                              ==              =============           =====           =====         ===



                    Mortgage Loans by FHA Insurance Program

                                                                                  Weighted             Weighted
                                          Aggregate         Percentage of          Average             Average
         Section of        Number       Cut-off Date        Initial Pool          Mortgage             Term to
  #      Housing Act      of Loans         Balance             Balance              Rate           Maturity (Mos.)
  -      -----------      --------         -------             -------              ----           ---------------
  1   223 (f)               38            $  130,686,712          49.0%               8.296%             393
  2   221 (d)4               9                31,211,375           11.7                9.372             375
  3   232                   12                30,275,394           11.4                9.348             411
  4   223 (a)7               6                27,878,089           10.5                8.418             403
  5   220                    2                15,955,240            6.0                8.241             339
  6   207                    1                11,238,871            4.2                8.600             369
  7   223 (e)                1                 8,187,274            3.1                8.500             290
  8   241 (f)                7                 6,202,337            2.3                8.899             413
  9   241                    3                 2,639,794            1.0                9.730             402
  10  223 (d)                2                 2,235,379            0.8                8.500             443
                            --             -------------           ----                -----             ---

       Total/Wtd. Avg.:     81              $266,510,464          100.0%               8.600%            387
                            ==              ============          =====                =====             ===


Certain of the Mortgage Loans were originated under coinsurance programs of the FHA.

                             Cut-off Date Balances

                                                                                 Weighted         Weighted
                                                    Aggregate     Percentage of   Average         Average
          Cut-off                 Number          Cut-off Date     Initial Pool  Mortgage         Term to
     Principal Balance           of Loans            Balance         Balance       Rate         Maturity (Mos.)
------------------------        ----------       --------------   -------------  --------    -------------------
   100,000 -   999,999              15            $  9,491,042           3.6%     8.922%            403

 1,000,000 - 1,999,999              19              28,782,300           10.8      8.954            392

 2,000,000 - 2,999,999              16              40,800,196           15.3      8.670            394

 3,000,000 - 3,999,999              10              36,734,967           13.8      8.973            383

 4,000,000 - 4,999,999               4              18,638,144            7.0      8.722            410


 5,000,000 - 5,999 999               5              26,928,629           10.1      8.077            384

 6,000,000 - 6,999,999               1               6,557,352            2.5      7.875            479

 7,000,000 - 7,999,999               5              38,582,632           14.5      8.414            396

 8,000,00  - 8,999,999               2              16,262,563            6.1      8.003            342

 9,000,000 - 9,999,999               1               9,021,896            3.4      9.500            291

10,000,000 - 11,999,999              2              22,269,540            8.4      8.526            383

12,000,000 - 15,000,000              1              12,441,203            4.7      8.375            394
                                     -              ----------            ---      -----            ---

     Total/Wtd. Avg.:               81            $266,510,464         100.0%      8.600%           387
                                    ==            ============         =====       =====            ===

Average Cut-off Date Balance: $3,250,128

                                Mortgage Rates

                                                                          Weighted        Weighted
                                             Aggregate     Percentage of   Average        Average
                            Number         Cut-off Date     Initial Pool  Mortgage        Term to
    Mortgage Rate          of Loans         Balance (1)       Balance       Rate       Maturity (Mos.)
    -------------          --------         -----------       -------       ----       ---------------
 7.250% - 7.999%               9          $ 43,271,355          16.2%     7.779%            418

 8.000% - 8.249%               5            12,748,042            4.8      8.046            380

 8.250% - 8.499%              16            70,675,874           26.5      8.327            393

 8.500% - 8.749%              15            55,352,720           20.8      8.528            377

 8.750% - 8.999%               7            14,434,496            5.4      8.846            400

 9.000% - 9.249%               6            21,818,498            8.2      9.041            367

 9.250% - 9.499%               6             7,339,086            2.8      9.250            401

 9.500% - 9.749%               8            21,576,971            8.1      9.500            364

 9.750% - 9.999%               3             8,278,856            3.1      9.750            316

10.000% - 10.499%              3             4,121,025            1.5     10.039            380

10.500% - 10.999%              3             6,893,541            2.6     10.500            423
                               -             ---------            ---     ------            ---


     Total/Wtd. Avg.:         81          $266,510,464         100.0%     8.600%            387
                              ==          ============         =====      =====             ===

Weighted Average Mortgage Rate: 8.600%

                                Net Asset Rates


                                                                              Weighted         Weighted
                                               Aggregate      Percentage of    Average          Average
                             Number          Cut-off Date     Initial Pool    Mortgage          Term to
    Net Asset Rates         of Assets           Balance          Balance        Rate        Maturity (Mos.)
    -------------          --------         --------------    -------------   --------      ---------------
 7.000% - 7.490%               3             $ 17,274,308        6.5%           7.633%            402


 7.500% - 7.740%               8               32,787,129       12.3            7.901             416


 7.750% - 7.990%              12               31,479,138       11.8            8.254             390


 8.000% - 8.240%              11               49,903,490       18.7            8.362             388


 8.250% - 8.490%              13               53,604,362       20.1            8.546             386


 8.500% - 8.740%               7               13,743,014        5.2            8.881             382


 8.750% - 8.990%               7               23,265,740        8.7            9.097              76


 9.000% - 9.490%              13               29,782,632       11.2            9.513             358


 9.500% - 9.990%               4                7,777,110        2.9            9.833             352


10.000% - 10.490%              3                6,893,541        2.6           10.500             423
                               -                ---------        ---           ------             ---

     Total/Wtd. Avg.:          81            $266,510,464      100.0%           8.600%            387

                               ==            ============      =====            =====             ===

Weighted Average Net Asset Rate: 8.352%

                                Debenture Rates

                                                                                  Weighted         Weighted
                                                 Aggregate       Percentage of    Average          Average
                                Number          Cut-off Date     Initial Pool     Mortgage         Term to
     Debenture Rates           of Loans           Balance           Balance         Rate       Maturity (Mos.)
 6.500% - 6.990%                  5               18,986,605        7.1             8.050            413


 7.000% -  .240%                  1                8,187,274        3.1             8.500            290


 7.250% - 7.490%                 20               63,560,965       23.8             8.491            391


 7.750% - 7.990%                 11               28,146,424       10.6             9.407            359


 8.000% - 8.240%                  3                5,875,773        2.2             9.422            323


 8.250% - 8.490%                 11               24,403,518        9.2             9.095            427


 8.500% - 8.740%                  1               11,238,871        4.2             8.600            369


 9.000% - 9.240%                  3                6,893,541        2.6            10.500            423


10.000% - 10.490%                 4                8,949,118        3.4             8.975            330


11.500% - 11.990%                 2               12,558,472        4.7             8.035            379

N/A                              20              77,709,904        29.2             8.204            398
                                 --              ----------        ----             -----            ---

    Total/Wtd. Avg.:             81            $266,510,464       100.0%            8.600%           387
                                 ==            ============       =====             =====            ===

Weighted Average Debenture Rate:  7.979%

                   Cut-off Date Debt Service Coverage Ratios

                                                                           Weighted        Weighted
                                           Aggregate       Percentage of    Average        Average
                       Number            Cut-off Date     Initial Pool     Mortgage        Term to
     DSCR             of Loans             Balance           Balance         Rate       Maturity (Mos.)
--------------        --------          -------------     -------------    --------     ---------------
 0.40 - 0.999            3               $ 13,098,357           4.9%        7.869%          358

1.000 - 1.099            2                  9,498,254           3.6         9.450           283

1.100 - 1.199            8                 36,403,154          13.7         8.833           437

1.200 - 1.299            7                  9,137,564           3.4         8.785           381

1.300 - 1.399           15                 51,069,914          19.2         8.672           374

1.400 - 1.499            6                 13,447,131           5.0         8.340           428

1.500 - 1.599            8                 37,691,320          14.1         8.381           367

1.600 - 1.999            9                 39,547,061          14.8         8.659           379

2.000 - 2.499            5                 13,038,787           4.9         8.465           427

2.500 - 3.299            2                 10,233,583           3.8         8.467           418

     N/A                16                 33,345,339          12.5         8.606           388
                        --                 ----------          ----         -----           ---

     Total/Wtd. Avg.:   81               $266,510,464         100.0%        8.600%          387
                        ==               ============         =====         =====           ===

Weighted Average Cut-off Date Debt Service Coverage Ratio: 1.51x


                            Remaining Maturity Term


        Remaining                                                                 Weighted         Weighted
        Maturity                                 Aggregate       Percentage of    Average          Average
          Term                  Number          Cut-off Date     Initial Pool     Mortgage         Term to
        (Months)               of Loans           Balance           Balance         Rate        Maturity (Mos.)
        --------               --------         ------------      ------------    ---------     ---------------
        120 - 132                  1                 $  476,358             0.2%      8.500%         130

        240 - 252                  1                  2,441,713              0.9       9.750         251
        276 - 299                  5                 31,888,771             12.0       8.990         289
        300 - 335                  5                 12,629,746              4.7       8.525         317
        336 - 359                 12                 31,346,802             11.8       8.735         353
        360 - 395                 10                 45,625,393             17.1       8.493         386
        396 - 431                 30                103,050,083             38.7       8.387         413
        432 - 480                 17                 39,051,599             14.7       8.815         466
                                  --                 ----------             ----       -----         ---

     Total/Wtd. Avg.:             81               $266,510,464           100.0%      8.600%         387
                                  ==               ============           =====       =====          ===

Weighted Average Remaining Term to Maturity: 387

                       Additional Prepayment Information

                                                                                     Weighted
                                                                Weighted Average     Average         Weighted
                                    Aggregate     Percentage of    Remaining        Remaining        Average
       Remaining         Number    Cut-off Date   Initial Pool      Lockout         Prepayment       Term to
 Maturity Term (years)  of Loans     Balance         Balance      Term (years)     Term (years)  Maturity (years)
 ---------------------  --------   ------------   -------------  ----------------  ------------  ----------------
      10.0 -  10.9         1       $    476,358        0.2%            3.8              3.8            10.8
      20.0 -  20.9         1          2,441,713        0.9             0.6              5.6            20.9
      23.0 -  23.9         1          7,879,951        3.0             0.0              5.2            23.5
      24.0 -  24.9         4         24,008,820        9.0             1.3              6.2            24.2
      25.0 -  25.9         2          2,501,998        0.9             0.1              2.7            25.3
      26.0 -  26.9         2          8,442,125        3.2             2.9              6.2            26.5
      27.0 -  27.9         1          1,685,622        0.6             3.3              8.3            27.3
      28.0 -  28.9         4          8,885,486        3.3             2.2              9.7            28.6
      29.0 -  29.9         8         22,461,317        8.4             2.6             10.0            29.7
      30.0 -  30.9         2         12,543,279        4.7             1.3              1.3            30.8
      31.0 -  31.9         3          4,121,025        1.5             3.1              7.5            31.7
      32.0 -  32.9         5         28,961,089       10.9             4.5              7.4            32.8
      33.0 -  33.9         9         24,772,474        9.3             2.3              9.1            33.3
      34.0 -  34.9         16        63,437,268       23.8             6.2              9.6            34.6
      35.0 -  35.9         5         14,840,341        5.6             5.1              7.8            35.1
      36.0 -  36.9         1          1,724,783        0.6             6.8              6.8            36.8
      37.0 -  37.9         3          3,308,231        1.2             7.3              7.8            37.8
      38.0 -  38.9         5         12,758,843        4.8             4.5              5.7            38.1
      39.0 -  39.9         8         21,259,742        8.0             6.3              9.6            39.6
                           --     -------------       ----             ---              ---            ----

   Total/Wtd. Avg.:        81      $266,510,464      100.0%            4.0              7.9            32.3

                           ==     =============      =====             ===              ===            ====

Sale and Assignment of the Mortgage Assets; Repurchases

         The FHA Loans and GNMA Certificates to be transferred or caused to be transferred by Greystone Funding Corporation ("Greystone Funding") are herein referred to as the "Greystone FHA Loans" and the "Greystone GNMA Certificates", respectively, and as the "Greystone Mortgage Assets", collectively. The FHA Loans and the GNMA Certificates to be transferred or caused to be transferred by Daiwa Finance Corp. ("Daiwa Finance" and, together with Greystone Funding, the "Sellers"), are referred to herein as the "Daiwa FHA Loans" and the "Daiwa GNMA Certificates", respectively, and as the "Daiwa Mortgage Assets", collectively. Greystone Funding is the beneficial owner of each of the Greystone Mortgage Assets (and immediately prior to the transfer of such Mortgage Assets to the Trust Fund, certain servicers (including the Master Servicer), as the FHA approved mortgagees, will hold legal title thereto). Daiwa Finance is the beneficial owner of each of the Daiwa FHA Loans (and immediately prior to the transfer of such Mortgage Assets to the Trust Fund, certain servicers, as the FHA approved mortgagees, will hold legal title thereto). Daiwa Securities America Inc. ("Daiwa Securities") is the legal and beneficial owner of each of the Daiwa GNMA Certificates. Daiwa Finance is assuming all of the obligations as Seller with respect to both the Daiwa FHA Loans and Daiwa GNMA Certificates, including, without limitation, any repurchase obligations in connection with a breach of a representation and warranty with regard to a Daiwa Mortgage Asset and, consequently, Daiwa Securities will not have any obligations with respect to the Daiwa GNMA Certificates. On or prior to the Closing Date, Greystone Funding and Daiwa Finance will, at the direction of the Depositor, transfer and assign, or cause the transfer and assignment of, the Greystone Mortgage Assets and the Daiwa Mortgage Assets, respectively, to the Trustee, together with all principal and interest due on or with respect to such Mortgage Assets, other than principal, interest and other amounts due on the Mortgage Loans on or before the Cut-off Date, principal prepayments received on the Mortgage Loans on or before the Cut-off Date and Retained Yield. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Trust Fund to or at the direction of the Depositor in exchange for the Mortgage Assets. Each Greystone Mortgage Asset and each Daiwa

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Mortgage Asset will be identified in separate schedules relating to the
Greystone Mortgage Assets and Daiwa Mortgage Assets, respectively, appearing as exhibits to the Pooling and Servicing Agreement (collectively, he "Mortgage Asset Schedule"). The Mortgage Asset Schedule will include, among other things, as to each Mortgage Asset, information as to its Cut-off Date Balance and Net Asset Rate, as well as information respecting various other characteristics of each Mortgage Asset or the related Underlying Mortgage Loan.

         With respect to each Greystone GNMA Certificate, Greystone Funding will, and with respect to each Daiwa GNMA Certificate, Daiwa Finance will, be required to cause such GNMA Certificate to be registered in the name of the Trustee (in its capacity as such) on the books and records of the appropriate

"financial intermediary" designated by the Trustee on or before the Closing Date. With respect to each Greystone FHA Loan, Greystone Funding will, and with respect to each Daiwa FHA Loan, Daiwa Finance will, be required to deliver, or cause to be delivered, to the Trustee, among other things, the following documents (collectively, as to each FHA Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed without recourse to the order of Trustee; (ii) the original or a copy of each Mortgage, together with originals or certified copies of any intervening assignments of such Mortgage, in each case with evidence of recording indicated thereon or, in the case of a recent unrecorded intervening assignment, in recordable form; (iii) an assignment of each Mortgage in favor of the Trustee and in recordable form; (iv) originals or copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or the FHA Loan has been assumed; and (v) the original or a copy of the lender's title insurance policy issued with respect to such FHA Loan.

         The Trustee will be required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, Greystone Funding, in the case of a Greystone FHA Loan, and Daiwa Finance, in the case of a Daiwa FHA Loan, will be obligated to deliver or cause delivery of the document or cure or cause the cure of the defect within a period of 60 days following its receipt of notice thereof or, within such 60-day period, to repurchase the affected FHA Loan at the applicable Purchase Price.

         The foregoing repurchase obligation will constitute the sole recourse available to the Certificateholders and the Trustee for any defect or omission in the Mortgage File for an FHA Loan. None of Greystone Funding's affiliates or Daiwa Finance's affiliates or any other person will be obligated to repurchase any affected FHA Loan as to which there is a material defect or omission in the related Mortgage File if Greystone Funding, in the case of a Greystone FHA Loan, or Daiwa Finance, in the case of a Daiwa FHA Loan, defaults on its obligation to do so.

Representations and Warranties; Repurchases

         In the Pooling and Servicing Agreement, Greystone Funding will represent and warrant solely with respect to the Greystone FHA Loans and Greystone GNMA Certificates, and Daiwa Finance will represent and warrant solely with respect to the Daiwa FHA Loans and Daiwa GNMA Certificates, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, as follows:

         (1) The information set forth in the Mortgage Asset Schedule relating to each such Mortgage Asset (and, in the case of a GNMA Certificate, with respect to the related Underlying Mortgage Loan) is true and correct in all material respects at the date or dates respecting which such information is provided.

         (2) As of the Closing Date, none of such FHA Loans is:

             (a) delinquent under the original or modified terms thereof to the extent of more than one monthly installment of interest, principal or escrow deposits or is otherwise in default; or

             (b) subject to any outstanding advance or advances made by the mortgagee to the Mortgagor.

         (3) The chain of title of each such FHA Loan from the originator thereof to the Trustee is unbroken and free from defect and, except in the case of any FHA Loan as to which a lost note affidavit was delivered to the Trustee, is duly endorsed on the related Mortgage Note.

         (4) The terms of each such FHA Loan and the related Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, approved by the FHA. No mortgagor under any such FHA Loan has been released in whole or in part except in connection with an agreement approved by the FHA which agreement is part of the related Mortgage File delivered to the Trustee.

         (5) Each such FHA Loan is fully insured by the FHA, and all necessary steps have been taken to make and keep such insurance valid, binding and enforceable. No defect exists that would prevent recovery in full or in part in respect of any such FHA Loan under any contract of FHA Insurance. Such insurance is the binding, valid and enforceable obligation of the FHA to the full extent thereof, without any set off, defense or material surcharge. Each document which is required in order to assign any such FHA Loan to the FHA and to collect the FHA Insurance Benefits in full, without the imposition of any material surcharge, is included in the related Mortgage File, except for such items as may be required by the FHA which are executed or assembled and delivered to the FHA to evidence the assignment of such Mortgage Loan from the Trustee to the FHA.

         (6) It has reviewed the Mortgage File with respect to each such FHA Loan, and the related Mortgaged Property is covered by a lender's title policy insuring that the related Mortgage is a valid first (or, if identified on the Mortgage Asset Schedule as such, a second) mortgage lien on such Mortgaged Property, subject only to the exceptions stated therein. Such title insurance policy is in full force and effect, no claims have been made thereunder, is freely assignable and will inure to the benefit of the Trustee as mortgagee of record.

         (7) The transfer of each such FHA Loan to the Trustee, and the transfers of Certificates evidencing interests therein, as contemplated by the Pooling and Servicing Agreement is and will be in compliance with 24 CFR Section
207.261 and such transfers of Certificates, and any prior transfers of each such FHA Loan have been in compliance with 24 CFR Section 207.261.

         In addition, Greystone Funding and Daiwa Finance (or, in each case, the related FHA-approved mortgagee on behalf of Greystone Funding or Daiwa Finance),

will represent and warrant that, immediately prior to the transfer of the Greystone Mortgage Assets and the Daiwa FHA Loans, respectively, Greystone Funding and Daiwa Finance had good and marketable title to such Greystone Mortgage Assets and Daiwa FHA Loans, respectively, free and clear from all liens, charges, encumbrances or rights of others (except the right of the Depositor to direct the assignment of such Mortgage Assets to the Trustee). Daiwa Finance will represent and warrant that, immediately prior to the transfer of the Daiwa GNMA Certificates, Daiwa Securities had good and marketable title to such Daiwa GNMA Certificates free and clear from all liens, charges, encumbrances or rights of others (except the right of the Depositor to direct the assignment of such Mortgage Assets to the Trustee).

         In the case of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, Greystone Funding, in the case of a Greystone Mortgage Asset, and Daiwa Finance, in the case of a Daiwa Mortgage Asset, will be obligated either to cure such breach within a period of 60 days following its discovery or its receipt of notice thereof or, within such 60-day period, to repurchase the affected Mortgage Asset at its applicable Purchase Price.

         The foregoing repurchase obligation will constitute the sole recourse available to the Certificateholders and the Trustee for any uncured breach of Greystone Funding's or Daiwa Finance's representations and warranties regarding the Greystone Mortgage Assets and the Daiwa Mortgage Assets, respectively. Greystone Funding will be the sole warranting party in respect of the Greystone Mortgage Assets and Daiwa Finance will be the sole warranting party with respect to the Daiwa Mortgage Assets, and in neither such case will any such party's affiliates or any other person be obligated to repurchase any affected Mortgage Asset in connection with a material breach of such party's representations and warranties if such party defaults on its obligation to do so.

Changes in Mortgage Pool Characteristics

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Asset may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage assets may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage assets would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is expected to be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of interest rates and maturities, as well as the other characteristics of the Mortgage Assets described herein, may vary.

         A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Assets are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

Retained Yield

         If and to the extent that the Debenture Rate applicable to any Assigned FHA Loan is higher than the Mortgage Rate for such FHA Loan (such difference, the "Retained Yield Rate"), Greystone Funding, in the case of a Greystone FHA Loan, and Daiwa Finance, in the case of a Daiwa FHA Loan, have retained the right to receive that portion of any and all payments and other collections received after the Date of Default on or in respect of such FHA Loan (or on or in respect of any FHA Debentures paid as part of the FHA Insurance Benefits in respect thereof) that represents interest at the related Retained Yield Rate (such amount, the "Retained Yield") until purchase of the related FHA Debenture. The related Debenture Rate for six FHA Loans, representing approximately 13.16% of the Initial Pool Balance, is higher than the related Mortgage Rate and, accordingly, such loans are being transferred to the Trust Fund subject to the related Seller's right to receive any related Retained Yield collected in respect thereof in the event of any default thereunder and any subsequent assignment to the Secretary. The Retained Yield Rates for such FHA Loans range from 0.075% per annum to 4.125% per annum. As of the Cut-off

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

Date, such FHA Loans had a weighted average Retained Yield Rate (based on the respective Cut-off Date Balances thereof) of approximately 2.244% per annum.


                         GREYSTONE FUNDING CORPORATION

         Greystone Funding, a Virginia corporation, is engaged in the business of purchasing, selling, financing and restructuring mortgage loans and mortgage-backed securities, including FHA-insured loans and GNMA pass-through certificates, and is an affiliate of the Master Servicer.

         As of December 31, 1995, Greystone Funding's portfolio of FHA-insured mortgage loans and GNMA pass-through certificates totaled approximately $536 million and its net worth, calculated in accordance with generally accepted accounting principles, was approximately $34.4 million. Greystone Funding's principal offices are located at the Alexandria Pike Building, 98 Alexandria Pike, Warrenton, Virginia 20186 and its telephone number is (540) 341-2100.

         The foregoing information concerning Greystone Funding has been provided by it. Accordingly, the Depositor, the Master Servicer, Daiwa Finance and the Underwriters make no representation or warranty as to the accuracy or completeness of such information.

                              DAIWA FINANCE CORP.


         Daiwa Finance is a New York corporation, which is involved in, among other things, originating mortgage loans, acquiring mortgage assets and selling interests therein. Daiwa Finance is a wholly-owned subsidiary of Daiwa America Corporation, a Delaware corporation, which is wholly-owned by Daiwa Securities Co., Ltd. a Japanese corporation. Daiwa Securities Co. Ltd. is engaged in the domestic and international securities business.

         As of November 30, 1996, Daiwa Finance's portfolio of FHA-insured mortgage loans totalled approximately $178,360,801 on an unaudited basis. As of March 31, 1996, Daiwa Finance's net worth, calculated in accordance with generally accepted accounting principles, was approximately $1,435,343. Daiwa Finance's principal offices are located at 32 Old Slip, New York, New York 10005 and its telephone number is (212) 612-7000.

         The foregoing information concerning Daiwa Finance has been provided by it. Accordingly, the Depositor, the Master Servicer, Greystone Funding and the Underwriters make no representation or warranty as to the accuracy or completeness of such information.

                        FHA MORTGAGE INSURANCE PROGRAMS

General

         The United States Department of Housing and Urban Development ("HUD") is authorized under the National Housing Act of 1934, as amended (the "Housing Act"), to provide government support for the housing market by insuring loans by third-party lenders, collecting premiums, and paying claims when loans go into default. The Federal Housing Administration (the "FHA") coordinates a variety of single- and multi-family and nursing facility mortgage loan insurance programs which are named after particular sections of the Housing Act.

         FHA operates four separate mortgage insurance funds for its various mortgage programs. The Mutual Mortgage Insurance Fund insures loans under the basic Section 203(b) home mortgage program. The Cooperative Management Housing Insurance Fund insures Section 213 loans for cooperative housing projects. The Special Risk Insurance Fund insures mortgages with special risk factors and the General Insurance Fund insures all other mortgages including most multifamily loans.

         The Housing Act authorizes various mortgage insurance programs, each setting forth specific requirements primarily governing the eligibility of (i) the terms, interest rate and mortgage amount of the proposed mortgage, (ii) the type of property covered by the mortgage and (iii) the mortgagor. These programs insure that, if the mortgagor defaults on the mortgage, the FHA will pay insurance benefits as and to the extent described below under "--Insurance Claims and Benefits".


Insurance Claims and Benefits

         General procedures and processing requirements relating to insurance claims and benefits paid thereunder apply irrespective of which particular mortgage insurance program is involved. Certain of these procedures and requirements, as well as certain rights and obligations of the mortgagee upon an event of default on an FHA-insured mortgage loan, are summarized below. Section references herein are to Sections of the Housing Act, unless otherwise noted.

   Default

         A mortgagor's failure to make any payment due under an FHA-insured mortgage loan or failure to perform any covenant of an FHA-insured mortgage loan is considered a default under such loan as of the date of such failure (as used herein, the "Date of Default"). If such a default continues for 30 days (the "30 day grace period"), the mortgagee is entitled to receive benefits ("FHA Insurance Benefits") under the related FHA mortgage insurance ("FHA Insurance"), including allowable interest. It should be noted that certain of the Mortgage Loans provide that, if the related borrower makes a partial principal prepayment, such borrower will not be in default if it fails to make any subsequent scheduled payment of principal provided that such borrower continues to pay interest in a timely manner and the unpaid principal balance of such Mortgage Loan at the time of such failure is at or below what it would otherwise be in accordance with its amortization schedule if such partial principal prepayment had not been made.

   Notice of Default

         If a default is not cured within the 30 day grace period, the mortgagee must notify the FHA of such default within 30 days thereafter. The mortgagee must also notify the FHA of a mortgagor's failure to perform a covenant of an FHA-insured mortgage loan if such failure continues unremedied for 30 days (even if the mortgagee does not accelerate the loan for such failure), within 30 days thereafter. Upon notice of the mortgagor's failure to perform a covenant under an FHA-insured mortgage loan, the FHA may require the mortgagee to accelerate the payment of the outstanding principal balance due.

   Insurance Claims

         Within 45 days after the expiration of the 30 day grace period, the mortgagee must notify the FHA in writing of its intention to file an insurance claim and its election either (a) to assign the mortgage to the Secretary of HUD (the "Secretary") or (b) to acquire title to the mortgaged property by foreclosure (or by deed-in-lieu of foreclosure) and convey such title to the Secretary. If the mortgagee elects to assign the mortgage, it must comply with applicable FHA Regulations, which require it, among other things, to file its application for FHA Insurance Benefits and assign the credit instrument(s) and the realty and chattel security instruments to the FHA within 30 days (which may be extended by the FHA for a period not to exceed 60 days) after its election. If the mortgagee fails to meet any of the filing or notice requirements within the specified time or such further time as the FHA may approve, and if the FHA Insurance Benefits are to be paid in cash rather than FHA Debentures, the interest payable with respect to the FHA Insurance Benefits may be computed only to the date on which the particular required action should have been taken, and not to the date such FHA Insurance Benefits are paid. (Currently, there is no similar penalty for failing to meet filing or notice requirements if the FHA Insurance Benefits are to be paid in FHA Debentures.) Under certain circumstances, a mortgagee may be required to request a three month extension for filing its notice of intention to file an insurance claim, and if an extension is granted, the mortgagee will be required to assist the mortgagor in arranging a refinancing to cure the default and avert an insurance claim and comply with various FHA reporting and approval requirements.

         Under the Pooling and Servicing Agreement, unless it is unable to do so, the Master Servicer will be required to assign a defaulted FHA Loan to the Secretary (whereupon it will become an "Assigned FHA Loan") rather than elect to acquire the related Mortgaged Property and convey it to the Secretary.

   Assignment Fee

         In connection with the assignment of an FHA-insured mortgage loan to the FHA, 1% of the unpaid principal balance of the loan as of the Date of Default (the "Assignment Fee") is deducted from the FHA Insurance Benefits payable under the claim.

   Form and Amount of FHA Insurance Benefits

         Generally, FHA Insurance Benefits may be paid in the form of cash, FHA Debentures or a combination thereof. However, the various programs under the Housing Act have different limitations with respect to the form of payment of the FHA Insurance Benefits. Specifically, unless the mortgagee requests to be paid in FHA Debentures, mortgages insured under Section 220, Section 221(d)(4), and, in certain cases, Section 223(e), Section 223(f) and Section 241 are payable in cash. With respect to the remaining mortgages insured under Section 223(f) and Section 241, and all mortgages insured under Section 232, the FHA Insurance Benefits are paid in cash, FHA Debentures or a combination thereof, as determined by the FHA at the time of actual payment.

         The amount of FHA Insurance Benefits payable with respect to a defaulted FHA-insured mortgage loan will generally equal (a) the sum of (i) the unpaid principal amount of the loan, computed as of the Date of Default, (ii) certain eligible payments (such as taxes, insurance, special assessments and water rates) made by the mortgagee and (iii) an allowance for reasonable payments made by the mortgagee, with the approval of the FHA, for the completion and preservation of the related mortgaged property, less (b) the sum of (i) amounts realized by the mortgagee as income from the related mortgaged property after the Date of Default, (ii) any other amounts received by the mortgagee on account of the loan after the Date of Default, (iii) amounts held in escrow by the mortgagee for the account of the related mortgagor and (iv) the Assignment Fee, if the mortgagee elects to assign the loan to the FHA.

         As part of the FHA Insurance Benefits described above, the mortgagee receives interest on the FHA Insurance Benefits at the applicable Debenture Rate from the Date of Default to the date of payment of such FHA Insurance Benefits (unless certain filing and notice requirements are not met in a timely fashion). As described below, if FHA Insurance Benefits are paid in the form of FHA Debentures, the mortgagee will continue to receive semiannual payments of interest on such FHA Debentures at the applicable Debenture Rate until such FHA Debentures are called for redemption by the FHA or mature.

         If the Trustee receives FHA Debentures as part of the FHA Insurance Benefits in respect of any Assigned FHA Loan, the Majority Class B Certificateholder may purchase such FHA Debenture at the applicable Purchase Price. If no holder or holders of Class B Certificates purchases the FHA Debentures, the Master Servicer will be required to purchase the FHA Debentures at the applicable Purchase Price. If the Master Servicer fails to purchase the FHA Debentures, the Trustee (in its individual capacity) will be required to purchase such FHA Debentures at the applicable Purchase Price. See "SERVICING OF THE FHA LOANS--Sale of FHA Debentures" herein.

         The FHA Insurance Benefits received in respect of a defaulted FHA-insured mortgage loan do not cover: (i) one month's interest on the unpaid principal balance of the loan (because the interest component of the benefits is calculated from the Date of Default, and interest on FHA-insured mortgage loans is paid in arrears), (ii) interest on any amounts due under the related mortgage to the mortgagee but not included in the FHA Insurance Benefits and (iii) certain expenses incurred in connection with the assignment or foreclosure process. In addition, FHA Insurance Benefits may be reduced if the FHA determines that an FHA-insured mortgage loan has not been serviced in accordance with applicable FHA Regulations.

         Along with the FHA Insurance Benefits (including any allowable interest), the mortgagee also receives a certificate of claim for certain losses and expenses not covered by the FHA Insurance Benefits; however, such certificates are subordinated to the FHA's recovery of all of its investment in an FHA-insured mortgage loan (and typically do not result in any additional recovery for the mortgagee).

   FHA Debentures

         "FHA Debentures" are 20-year, fixed-rate obligations bearing interest from the applicable Date of Default and paying interest on the first day of January and the first day of July of each year at the applicable Debenture Rate. With respect to any particular FHA-insured mortgage loan, the applicable Debenture Rate is equal to the rate in effect as of the date the commitment to insure such loan is issued or as of the date such loan is initially endorsed for insurance by the FHA, whichever rate is higher. FHA Debentures are redeemable at the option of the FHA at par plus accrued interest on any semi-annual interest payment date therefor upon at least three months' notice.


         FHA Debentures are issued in either book-entry or certificated registered form or such other form as the FHA may prescribe, are obligations of the United States as to principal and interest and are issued in such denominations as the FHA may prescribe. The market value of FHA Debentures may be less than their principal amount, depending on the applicable interest rate and on prevailing market conditions.

         When an FHA Debenture is issued in payment of FHA Insurance Benefits, the amount of interest which accrued at the Debenture Rate on that debenture from the Date of Default to the date on which such debenture is delivered will be paid in cash.

         FHA Debentures are issued as of the Date of Default. The principal amount of such FHA Debentures is equal to the FHA Insurance Benefits which are payable on a defaulted FHA-insured mortgage loan, and such FHA Debentures bear interest from the Date of Default at the applicable Debenture Rate. Delivery of an FHA Debenture will occur after the defaulted FHA-insured mortgage loan is assigned or the mortgaged property is conveyed, as described herein.

   Actual Payment

         The timing of the actual payment of FHA Insurance Benefits is not governed by any specific regulation or statutory provision and current FHA practices and procedures could change in the future. Current FHA practice is that, when FHA Insurance Benefits are payable in cash (as opposed to FHA Debentures), 90% of the claim is generally paid within a week of the recording of the conveyance of title of the related mortgaged property or assignment of the defaulted FHA-insured mortgage loan, and the balance of the claim is paid after completion of an audit and all other FHA procedures, which generally occurs within 12 months, during which time interest will accrue from the Date of Default. With respect to FHA Insurance Benefits paid in FHA Debentures, currently the average period of time before the mortgagee receives the FHA Debentures is approximately 12 months after recording of the conveyance of title or assignment of the defaulted FHA-insured mortgage loan, during which time interest will accrue at the applicable Debenture Rate from the Date of Default. Regardless of the form in which the FHA Insurance Benefits are paid, there can be no assurance as to the timing of receipt of such benefits. The period for receiving FHA Insurance Benefits may be longer than described. The information set forth herein is based on general information currently available as of the date of this Prospectus Supplement and may not be indicative of the timing of benefits received in the future.

   Partial Payment of a Claim

         FHA Regulations permit, with the consent of the mortgagee, a partial payment in cash of a mortgagee's insurance claim for mortgage loans insured by the FHA under certain Sections. The FHA may request that a mortgagee with an insurance claim accept a partial payment of its claim and agree to recast the mortgage under such terms and conditions as the FHA and the mortgagee agree. The FHA may offer partial payment to a mortgagee only if the project secured by the mortgage is, or potentially could serve as, a low- and moderate-income project. The FHA must also make certain findings, generally aimed at insuring that the project can be operated profitably after the partial payment is made, prior to offering partial payment to the mortgagee. The recast mortgage will secure the mortgagor's obligation to repay to the mortgagee the remaining mortgage amount and the recast mortgage will be an FHA-insured mortgage loan. The FHA will also place a second mortgage on the project to secure the mortgagor's obligation to repay to the FHA that portion of the claim which the FHA paid to the mortgagee under the insurance claim in respect of the related FHA-insured mortgage loan. See "Servicing of FHA Loans-FHA Loan Modifications" herein with respect to circumstances under which the Master Servicer may direct the Trustee, as mortgagee of record, to consent to any of the foregoing. The FHA will waive the Assignment Fee with respect to a partial payment of a claim.

   Prepayments and Lock-outs

         Generally, unless the related mortgage note contains a provision to the contrary, a mortgagor may prepay an FHA-insured mortgage loan in whole or in part after giving the mortgagee 30 days' notice in writing in advance of its intention to so prepay. However, full or partial prepayments by nonprofit mortgagors of mortgages insured under Section 232 cannot be effected without prior written consent from the FHA. The FHA Regulations provide that where the mortgagor prepays an FHA-insured mortgage loan in full prior to maturity, full prepayment of any related supplemental (subordinate) loans insured under Section 241 is required unless the mortgagor submits to certain requirements imposed by FHA Regulations.

         With respect to lock-out periods, partial or full prepayment of a mortgage insured under Section 223(f), where the commitment to insure the mortgage was given after October 8, 1980, is prohibited for a period of five years from the date of endorsement of the mortgage, except as required by the FHA or where certain conditions are met. In cases in which a Mortgage Loan backs a GNMA Certificate or where a lender has obtained the funds for the loan by the issuance and sale of bonds or bond anticipation notes, or both, the mortgage may contain a prepayment restriction and prepayment penalty charge acceptable to the FHA commissioner as to term, amount and conditions. Such prepayment restriction may have a longer term acceptable to the FHA.

         Notwithstanding any lock-out or prepayment penalties applicable to prepayments of FHA-insured mortgage loans, such loans generally must also include a provision which allows the FHA to override any lock-out and/or prepayment penalty provisions when an FHA-insured mortgage loan is in default if the FHA determines that it is in the best interest of the federal government to allow the mortgagor to refinance or partially prepay the mortgage without restrictions or penalties and thereby avoid or mitigate an FHA insurance claim.


         Certain of the Mortgage Loans permit the borrower to prepay up to 15% of the original principal amount of the loan in any one calendar year without any Prepayment Premium.

   Description of FHA Mortgage Insurance Programs

         The following is a summary of the various FHA Insurance programs under which the Mortgage Loans are insured.

         Section 207. Section 207 provides financing for both manufactured home parks and rental housing. Loans under the Section 207 Program were made mostly to private, profit-motivated mortgagors. Eligible properties included new accommodations or buildings requiring substantial rehabilitation. Rehabilitation projects have been situated in such a way as to effect a substantial improvement of housing conditions in the neighborhood.

         A Section 207 mortgage generally could not have involved a principal obligation in excess of the lesser of the following: (i) 90% of the FHA estimated value of the project or (ii) for the part of the project attributable to dwelling use (excluding exterior land improvements), a dollar amount per family unit depending on the number of bedrooms. As is the case with each of the insurance programs described herein, the related dollar limitations were subject to change from time to time, and accordingly, the regulations in effect at the time of the origination of the Mortgage Loan in question must be referred to for the applicable amounts.

         Rents on projects with mortgages insured before November 30, 1983 are subject to HUD regulation. Recent regulatory streamlining removed the Section 207 rules on rent regulation without providing for any specific replacement guidelines. Generally, the related regulatory agreement must be consulted for any continuing rent restrictions. Projects which were exempted from state or local rent controls because of any applicable HUD regulation of project rents thereon may in any case remain subject to rent regulation by HUD.

         Section 220. Section 220 authorizes multifamily loans in designated urban renewal and community development areas (areas in which concentrated housing, physical development, and public service activities are being carried out according to a locally developed strategy for neighborhood improvement, conservation or preservation). The dollar limits for applicable to this program are generally the same as those for the Section 207 program, with certain additional increases allowed in the case of projects involving a rehabilitation or which have elevators. The Section 220 program has rarely been used in recent years.

         Section 221(d)(4). Section 221(d)(4) is targeted to low- and moderate-income rental housing. For new construction, the maximum mortgage amount was generally limited to 90% of estimated replacement cost. For project repairs or rehabilitation (including projects to be refinanced), the maximum mortgage amount was generally limited to 90% of the sum of the estimated cost of repairs and the estimated property value prior to such repair or rehabilitation. Per-unit dollar limitations are also applicable to the portion of the project attributed to dwelling use, excluding exterior land improvements. These are subject to increase for elevator type structures. These limitations may generally be increased up to 110% in certain high cost areas, and up to 140% on a project-by-project basis, with the approval of HUD.

         Although rents under this program may generally be determined by the mortgagor, in certain instances the presence of any Section 8 subsidies or other factors may yield a different result. For certain Section 221(d)(4) project loans, the mortgagee, under Section 221(g)(4) of the Housing Act, has the option to assign the original credit instrument and the mortgage securing the same to the FHA, provided that such project loan is not in default at the expiration of 20 years from the date it was endorsed for insurance and provided that such assignment is made within one year following such 20th anniversary. Certain of the FHA Loans may be eligible for assignment under Section 221(g)(4); however, the Pooling and Servicing Agreement prohibits the Trustee and the Master Servicer from exercising this option.

         Section 223(a)(7). Section 223(a)(7) provides FHA-insured refinancing of FHA-insured mortgage loans at an interest rate lower than that of the original mortgage loan. Unlike the Section 223(f) program, this program is not available to refinance conventional mortgages. The principal balance of the
Section 223(a)(7) project loan is generally based upon the unpaid principal balance of the existing insured mortgage. The term of the new mortgage cannot generally exceed the unexpired term of the existing mortgage, except that it may extend up to twelve years beyond the unexpired term if HUD determines that the extended term will benefit the FHA insurance fund.

         Section 223(d). Section 223(d) permits FHA-insured financing to cover the costs of certain operating losses which a project with FHA-insured financing may experience during certain eligible periods. An operating loss is defined as the amount by which the sum of taxes, mortgage interest, insurance premiums and maintenance and operating expenses exceed project income. The principal amount for an operating loss loan cannot generally exceed the lesser of 80 percent of the non-reimbursed cash contributions made by the project owner to cover operating losses, or an amount which when added to the existing indebtedness on the property equals the allowable mortgage limit for the project. Section 223(d) financing is generally not available for projects with subsidized first mortgages, other forms of rent supplements or Section 8 assistance.

         Section 223(e). Section 223(e) provides FHA-insured financing for the purchase, rehabilitation or construction of housing in older, declining, but still viable urban areas where conditions are such that the normal requirements for mortgage insurance cannot be met. HUD determines if a project should be insured under Section 223(e) and become an obligation of the Special Risk Insurance Fund.


         Section 223(f). Section 223(f) provides FHA-insured financing or refinancing for existing multifamily projects. Unlike Section 223(a)(7), Section 223(f) is not limited to the refinancing of FHA- insured mortgages. Through this program, HUD is able to provide owners of affordable housing with a means of restructuring the original financing to provide for a lower debt service. A mortgage loan can generally be insured under any FHA multifamily program pursuant to Section 223(f), and the specific program mortgage limits would apply. Section 223(f) mortgages have typically been insured under Section 207. The per-unit mortgage limits are generally the same as those in the Section 207 program with certain additional restrictions: (i) the loan amount cannot generally exceed 85% of the project's value and (ii) if the mortgage loan is an acquisition loan, the loan amount cannot generally exceed 85 percent of the cost of acquisition, including certain costs and related reserve account requirements.

         Section 232. Section 232 provides for federal insurance of private construction mortgage loans to finance new or rehabilitated nursing homes, intermediate care facilities, assisted living facilities, board and care homes, assisted living for the frail elderly or allowable combinations thereof, including equipment to be used in their operation. Section 232 also provides for supplemental loans to finance the purchase and installation of fire safety equipment in these facilities. However, these loans are governed by different restrictions and limitations than those set forth below for the actual facilities.

         A nursing home is a facility, which is licensed or regulated by the State or municipality, for the accommodation of convalescents or other persons who require skilled nursing and related medical services. An intermediate care facility provides housing for persons who need minimum yet continuous care, but do not require continuous medical or nursing services. A qualified board and care home must provide continuous protective oversight for persons, including intervention in the event of a crisis or supervision of medication or nutritional needs, and the facility must be in compliance with Section 1616(e) of the Social Security Act. Finally, assisted living for the frail elderly is characterized as a facility that provides supportive services and separate dwelling units for persons who are at least 62 years old and who are unable to perform at least 3 activities of daily living. Activities of daily living include such activities as bathing, shopping, obtaining and taking medications, managing money, dressing and eating. All the facilities must be operated under the necessary licenses required by federal, state and local regulations.

         The maximum mortgage amount which is insurable under Section 232 is 90% of the value of the project for profit motivated mortgagors (95% of such value for private non-profit mortgagors), including the equipment to be used in its operation. However, in the event that the mortgage loan is used to finance an existing project to be repaired or rehabilitated, the maximum mortgage amount which is insurable under Section 232 is 85% of the value of the project for profit motivated mortgagors (90% of such value for non-profit mortgagors), including the equipment. Section 232 mortgages may have terms not exceeding 40 years.

         Section 241. Section 241 provides for federal insurance of private supplemental loans (subordinate liens) to finance improvements or additions,

including energy conserving improvements and advances during construction or improvement to a multifamily project, a nursing home, an intermediate care facility, a group practice facility, any mortgage insured under any section of the Housing Act or any mortgage held by the FHA. The purpose of the Section 241 loan program is to provide a project with a means to remain competitive, extend its economic life and finance the replacement of obsolete equipment, without the refinancing of the existing mortgage.

         Supplemental loans which are insured under Section 241 may be in an amount of up to 90% of the value of improvements, additions and/or equipment financed by the loan; provided, that such amount, when added to the outstanding balance of the mortgage covering the project, shall not exceed the maximum mortgage amount insurable under the section or title pursuant to which the mortgage covering such project is insured. For a property not previously insured by the FHA, the maximum insurable amount is the least of (a) the value of the improvements, (b) an amount which can be supported by net income and (c) an amount which when added to the existing indebtedness does not exceed the FHA's estimate of the value of the project after improvements. There is no statutory or regulatory limit on the mortgage term under Section 241. Instead, the loan shall have a term which is satisfactory to the FHA.

         Section 241(f). The Low Income Housing Preservation and Resident Home ownership Act of 1990 established the Section 241(f) program for supplemental financing and equity takeout loans. These mortgage loans are typically secured by subordinate liens and made to an eligible owner pursuant to a plan of action ("Plan") as a means of acquiring, rehabilitating or extracting accumulated equity from a project. In any case HUD is authorized to provide preservation incentive payments in the form of Section 8 Rental Assistance to the owner of the project, if, in exchange for such assistance, the owner enters into commitments with HUD which ensure that the low-income use of such project will be maintained for the remaining useful life of the project. The continuing use restrictions incident to the acceptance of incentive payments may provide a meaningful disincentive to voluntary prepayment.

         The termination provisions applicable to a preservation project already receiving incentives under a Plan state that if HUD is unable to extend the term of Section 8 assistance, or is otherwise unable to develop a revised package of incentives providing benefits to the eligible owner comparable to those received under the original Plan (such as switching the project over to tenant-based assistance), it will at the eligible owner's request (i) modify the commitments which are dependent on such rental assistance, and (ii) permit the eligible owner to prepay the mortgage and terminate the Plan along with any related use agreements or restrictions. It should be noted that in many cases, HUD set the level of Section 8 assistance by backing into the level of subsidy necessary to cover the additional debt service and funding of reserve accounts. This formula admittedly may yield a level of "rent" which has no relation to fair market rents. See "FHA MORTGAGE INSURANCE PROGRAMS--The Section 8 Program".


         The ability to prepay may not be of much use in instances where the surrounding locale does not provide the owner with a higher and better use for his property. In these cases, the owner might attempt to service the supplemental loan despite the discontinued subsidy, or negotiate a partial assignment and modification of the supplemental loan to reduce his total debt service to reflect the discontinued subsidy. Owners often have no incentive to sell a project because of their depreciated tax basis in the project, and such a sale could result in a substantial tax liability (not only on any cash received but also on gains attributable to their negative capital accounts). In the event of a default and partial assignment and modification, a similar result would occur unless HUD takes back a subordinate mortgage, often referred to as a "soft second", which HUD has typically done in the past and which is being considered in the context of its "mark to market" proposals. See "FHA MORTGAGE INSURANCE PROGRAMS--The Section 8 Program".

   The Section 8 Program

         Project-based Section 8 rent subsidies are paid by HUD to owners of certain types of low income multifamily housing properties on behalf of eligible tenants. Tenant eligibility is determined based upon family income and size, as well as the median income for the area. The subsidy paid by HUD is based on the difference between the rent charged to the tenant (which rent is established by HUD, as set forth below) and the tenant's ability to pay. The payment of subsidies to a particular project owner is made pursuant to a Housing Assistance Payment contract (a "HAP Contract") between the owner of the project and HUD or between the owner and a local public housing authority ("PHA"), depending on which entity is administering the HAP Contract.

         Section 8 assistance may be either tenant-based or project-based. Tenant-based assistance involves subsidy payments made to a PHA on behalf of eligible tenants which the PHA pays to the project owner. "Project-Based Assistance" differs from tenant-based assistance in that subsidies not linked to particular tenants are paid to the owner directly from HUD. Generally, housing projects qualified for Project-Based Assistance provide that the tenants therein spend, in general, at least approximately 30% of their gross monthly income on rent and have household income below approximately 80% of the median income level for their geographic area. HUD can set the basic income limits higher or lower than 80 percent, based on the prevailing level of construction costs or unusually high or low incomes. There are, however, overall restrictions on the number of assisted tenants whose households are not classified as "very low income" households. "Very-low income" for a family of four is defined as 50% of area median income, and the percentage is adjusted for family size.

         Historically, rent subsidies for newly constructed and rehabilitated housing projects were made for terms of 20 to 40 years. Presently, HAP Contracts relating to projects subject to HUD's default management and property disposition functions have a maximum term of five years. Historically, HUD has extended Section 8 subsidies on eligible projects when the subsidy contracts have expired. A recently released HUD-commissioned analysis of multifamily properties that both receive Section 8 subsidies and have mortgage loans insured by the FHA indicates, however, that Section 8 rental assistance contracts on approximately 800,000 apartment units will expire during the next seven years, with approximately 263,000 expiring in fiscal year 1997. This analysis reflects HUD's belief that budget constraints make it unlikely that the contracts will be renewed at their current assistance levels in future years. In addition, the analysis indicates that rents on approximately two-thirds of the HUD-subsidized units are higher than market rents for comparable units in the same community. If Congress reduces these HUD-subsidized rents to market levels, however, it is possible that many project owners may not have sufficient revenues to cover their mortgage payments and may ultimately default on their FHA-insured mortgages.

         In response to this potential problem, HUD has proposed to reform
Section 8 Project Based assistance with an initiative commonly referred to as "mark-to-market", but more correctly entitled "The Portfolio Re-Engineering Initiative". As a general matter, under this initiative, expiring Section 8 contracts would be renewed at market-rate-rent levels, and HUD would write down the balances of existing mortgages on properties faced with a default without above-market-rent subsidies through the claims process such that the smaller balances of the restructured mortgage loans could be supported by market rents. See "FHA Mortgage Insurance Programs--Partial Payment of a Claim" herein. Currently, HUD only has authority to renew certain expiring HAP Contracts for a period of not more than one year at rent levels that are equal to those under the expiring HAP Contract as of the date the contract expires. The rent levels of most such renewals are limited to 120 percent of the fair market rent for the market area in which the project is located. Reliable information is not currently available as to whether any of the Mortgage Loans that benefit from Project Based Assistance are secured by liens on projects with rents in excess of the 120 percent threshold.

         HUD's authority to renew expiring project-based HAP Contracts comes from HUD's Appropriation Act for fiscal year 1997 (the "Act"). Under the Act, Congress will implement a voluntary demonstration program for owners of FHA-insured multifamily properties whose Section 8 contracts are expiring and whose HAP Contract rents exceed 120% of the applicable fair market rent limitations. In general, this Portfolio Re-engineering Demonstration Program (the "Demonstration Program") involves reducing rents to market levels and adjusting the insured mortgages to accommodate reduced cash flow and rehabilitation needs. This Demonstration Program is structured so that several distinct "work-out" processes can be set up and their results evaluated. It allows HUD the administrative ability to focus on those FHA-insured multifamily housing projects with significantly oversubsidized rents. HUD has been given flexible tools, including: reinsurance authority; the use of project-based and tenant-based assistance; authority to forgive debt; budget-based rents; the use of bifurcated mortgages; partial and full payment of claim authority; credit enhancements; the ability to enter into risk-sharing arrangements; and the sale of benefits and burdens of FHA multifamily mortgage insurance.

         The Demonstration Program is designed as an interim strategy and as a stepping stone for more comprehensive legislation. The information gathered through the Demonstration Program will be valuable as future legislation is crafted to (1) decrease the escalating costs of Section 8 rental assistance; (2) prevent mortgage defaults; (3) protect against resident displacement; and (4) resolve the associated tax issues which are raised when project owners write down the value of their mortgages in connection with restructurings. See "FHA Mortgage Insurance Programs--General--Section 241(f)".

         In some cases, the ability of a project owner to meet its payment obligations under an FHA Mortgage may be dependent upon its ability to obtain further subsidies to replace the expiring Project Based Assistance. Because the remaining term to maturity of an affected Mortgage Loan may be longer than the remaining term of any related HAP Contract, and because there is no assurance that HUD will extend the term of any particular HAP Contract upon its expiration, it is possible that the expiration of a HAP Contract with respect to a particular Mortgaged Property could result in an unscheduled recovery of principal due to a full or partial FHA-insurance claim or prepayment with respect to a related Mortgage Loan, notwithstanding any prepayment lockout otherwise applicable thereto. See "Yield Considerations" herein.

         Moreover, if an FHA-insured project's underlying HAP Contract expires and is not renewed by HUD, or is renewed at lower rent levels, FHA and the owner may agree, subject to such third party consents (which should include the Mortgagee) as may be necessary, to a restructuring of the underlying debt which may include a partial or full payment of claim prior to a default under the related regulatory agreement or HAP Contract. Therefore, before a technical default occurs, HUD may seek to reduce the financial risk to the FHA Insurance Fund by restructuring the project's debt so that the affordable nature of the housing is preserved and the involuntary displacement of tenants is minimized.

         Based solely on information obtained from various sources, including Greystone Funding, with respect to the Greystone Mortgage Assets, and Daiwa Finance, with respect to the Daiwa Mortgage Assets, the Sellers believe that 13 of the Mortgage Loans (representing approximately 15.9% of the Initial Pool Balance) receive some form of Section 8 assistance. However, the Sellers have not been able to verify the accuracy of such information, the existence of any Project-Based Assistance with respect to any of the Mortgage Loans, the particular form of such Section 8 assistance, the length of any related HAP Contract or the number of units covered by or maximum dollar amount of such contract for any of such Mortgage Loans.

         Historically, there have been differing default and prepayment rate experiences between loans receiving Section 8 rent subsidies and insured under certain sections of the Housing Act and those insured under the same sections but not receiving Section 8 rent subsidies. These default and prepayment rates may or may not be affected by subsequent Congressional legislation which may or may not affect projects whose Project-Based Assistance expires during the term of the FHA-insured mortgage.

         See "Risk Factors--The Mortgage Assets--Loans Assisted Under Section 8" herein.

   FHA Default and Prepayment Experience

         The following tables set forth aggregate default and prepayment characteristics of mortgage loans insured under the specified FHA programs for the periods shown. These tables were reprinted from publicly- available information furnished by the Office of the Housing--FHA Comptroller, Statistical and Actuarial Analysis Staff (Phone: (202) 755-7510), and dated as of approximately March, 1996. None of the Depositor, the Underwriters or the Sellers has independently verified such information, and none of the Depositor, the Underwriters or the Sellers makes any representation as to its completeness or accuracy. Statistical information with respect to loans insured under Sections 241, 223(a)(7) and 241(f) has not been included herein because of the small size and/or relative newness of such programs.

         Notwithstanding that the following tables reflect information concerning aggregate claim and non- claim terminations for certain FHA-Insurance Programs, both with and without Section 8 subsidies, it should be noted that such information may or may not reflect a meaningful pattern concerning the default and prepayment experience attributable to loans insured under any such programs since, among other reasons, such information does not separately identify partial claim terminations or the number of such loans which were previously coinsured, modified, or subject to other special circumstances relating to the operation of the related Mortgaged Property or the loan origination practices then in effect. See "Risk Factors--The Mortgage Assets" herein.

         A "Claim Termination" with respect to an FHA-insured mortgage loan is a prepayment in full of that mortgage as a result of a default and receipt of FHA Insurance Benefits. A "Non-Claim Termination" with respect to an FHA-insured mortgage loan is a prepayment in full of that mortgage other than as a result of a default and a receipt of FHA Insurance Benefits.

         For all programs other than Section 232, the following table does not include loans receiving Section 8 rent subsidies.

                               CLAIM TERMINATIONS

                                      NUMBER OF        $ AMOUNT        NUMBER OF        PERCENT OF      $ AMOUNT OF       PERCENT OF
                                        LOANS          OF LOANS          CLAIM            NUMBER           CLAIM           $ AMOUNT
PROGRAM               PERIOD           INSURED         INSURED       TERMINATIONS        INSURED       TERMINATIONS         INSURED
-------               ------           --------       ---------      ------------       ---------      ------------         -------
Section 221(d)(4)     1962-1996         3,432       $12,352,366,460       924             26.92%      $3,432,544,335         27.79%
Section 207/223(f)    1975-1996         1,320       $ 5,528,593,614        70              5.30%      $  181,351,136          3.28%
Section 232           1960-1996         2,064       $ 5,700,449,324       182              8.82%      $  450,453,041          7.90%
Section 220           1951-1995          413        $ 2,062,048,760       114             27.60%       $ 827,084,057         40.11%


                             NON-CLAIM TERMINATIONS

(RESTUBBED TABLE CONTINUED FROM ABOVE)

                               NUMBER OF                  PERCENT OF               $ AMOUNT OF                   PERCENT OF
                               NON-CLAIM                  NUMBER                    NON-CLAIM                     $ AMOUNT
PROGRAM                        TERMINATIONS               INSURED                  TERMINATIONS                   INSURED
-------                        ------------               ----------               ------------                  ----------
Section 221(d)(4)                830                      24.18%                  $1,837,873,924                   14.88%
Section 207/223(f)               245                      18.56%                  $  775,806,300                   14.03%
Section 232                    1,064                      51.55%                  $1,449,636,840                   25.43%
Section 220                      209                      50.61%                  $  749,366,668                   36.00%


         The following table includes only loans receiving Section 8 rent subsidies. Due to the small number of Section 8 subsidized loans endorsed under Sections 207/223f and 232, the information shown with respect to Section 207/223f may not be indicative of the performance of such loans and no information with respect to Section 232 has been shown.


                               CLAIM TERMINATIONS

                                      NUMBER OF        $ AMOUNT        NUMBER OF        PERCENT OF       $ AMOUNT       PERCENT OF
                                        LOANS          OF LOANS          CLAIM            NUMBER         OF CLAIM        $ AMOUNT
PROGRAM               PERIOD           INSURED         INSURED       TERMINATIONS        INSURED       TERMINATIONS       INSURED
-------               ------           --------       ---------      ------------       ---------      ------------       -------
Section 221(d)(4)     1962-1996         3,972       $11,129,006,043      328               8.26%       $1,363,321,390      12.25%
Section 207/223(f)    1975-1996            47       $   106,416,070       15              31.91%       $   38,617,300      36.29%
Section 220           1951-1995            90       $   922,178,879       16              17.78%       $  200,730,298      21.77%


                             NON-CLAIM TERMINATIONS

(RESTUBBED TABLE CONTINUED FROM ABOVE)


                               NUMBER OF                  PERCENT OF               $ AMOUNT OF                   PERCENT OF
                               NON-CLAIM                  NUMBER                    NON-CLAIM                     $ AMOUNT
PROGRAM                        TERMINATIONS               INSURED                  TERMINATIONS                   INSURED
-------                        ------------               -------                  ------------                  ----------
Section 221(d)(4)              109                        27.44%                   $352,430,904                    3.17%
Section 207/223(f)1              1                         2.13%                     $2,869,600                    2.70%
Section 220                      2                         2.20%                    $46,414,800                    5.03%


         It is unlikely that the default and prepayment characteristics of the Mortgage Loans comprising the Mortgage Pool will correspond to the default and prepayment experience of the mortgage loans set forth in the foregoing tables. The mortgage loans set forth above include mortgage loans with a variety of payment and other characteristics (including geographic location and year of origination) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. Furthermore, the mortgage loans set forth above may have been originated using a variety of different underwriting procedures and standards which may have been more or less selective based on the year originated and may have defaulted or refinanced as result of a variety of circumstances, including general economic conditions and regulatory climate which has and is likely to continue to change over time.

GNMA Mortgage-Backed Securities Program

         The Government National Mortgage Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of, and interest on, certificates that are based on and backed by a pool of mortgage loans insured or guaranteed by (i) the FHA under the Housing Act, (ii) the Farmers Home Administration under Title V of the Housing Act of 1949 or (iii) the Department of Veterans Affairs under the Serviceman's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Each GNMA Certificate will be a "fully-modified pass-through" mortgage backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA (a "GNMA Issuer"). Each GNMA Certificate is backed by a single Underlying Mortgage Loan. Each GNMA Certificate is guaranteed as to the timely payment of principal and interest thereon by GNMA. Section 306(g) of Title III provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, GNMA is authorized, under Section 306(d) of Title III, to borrow from the United States Treasury with no limit as to amount.

         GNMA has approved the issuance of each GNMA Certificate in accordance with a guaranty agreement between GNMA and the GNMA Issuer. Pursuant to such agreement, the GNMA Issuer is required to advance its own funds in order to make timely payment of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Issuer on the related Underlying Mortgage Loan are less than the amounts due thereon. However, the GNMA Certificates do not constitute a liability of, or evidence any recourse against, the related GNMA Issuer.
A registered holder of a GNMA Certificate has the right to proceed directly against GNMA under the terms of the GNMA Certificate for any amounts that are not paid when due.

         Each GNMA Certificate will bear interest at an annual interest rate (the "GNMA Certificate Rate") equal to the Mortgage Rate on its Underlying Mortgage Loan less the per annum rates applicable to the calculation of related servicing and GNMA guaranty fees. The GNMA Issuer must remit unscheduled recoveries of principal no later than on the 15th day of the month following the month in which such amounts were actually received. Each GNMA Certificate will provide for the payment by, or on behalf of, the GNMA Issuer to the registered holder of the GNMA Certificate of scheduled and unscheduled recoveries of principal on the related Underlying Mortgage Loan, and accrued interest at the related GNMA Certificate Rate on the principal balance of the GNMA Certificate as of the end of the previous calendar month. In addition, each payment will include any prepayments of principal on the Underlying Mortgage Loan and liquidation proceeds in the event of a foreclosure or other disposition of such Underlying Mortgage Loan. Typically, each payment on a GNMA Certificate will be paid to the registered holder thereof, on the 15th day of each month (or, if such day is not a business day, the next succeeding business day), however, in the case of an unscheduled recovery of principal, in whole or in part, the GNMA Issuer may remit amounts due on an earlier day of a particular month, provided that the holder of the GNMA Certificates is not obligated to accept more than one payment per month. The Pooling and Servicing Agreement prohibits the Trustee and Master Servicer from accepting a second payment on any GNMA Certificate in any calendar month after the Due Date for such GNMA Certificate in such month.

         Each GNMA Issuer is obligated to service the Underlying Mortgage Loan in accordance with FHA Regulations and in accordance with generally accepted practices in the mortgage lending industry. Such responsibilities will include collection of all principal and interest payments and payments made by borrowers toward escrows established for taxes and insurance premiums; maintenance of necessary hazard insurance policies; institution of all actions necessary to foreclose on, or take other appropriate action with respect to, loans in default; and collection of FHA Insurance Benefits.

         However, in the event of a default on an Underlying Mortgage Loan, the holder of the related GNMA Certificate will not receive FHA Debentures under any circumstance. Rather, GNMA will advance payments of principal and interest due on such GNMA Certificate until GNMA receives all FHA Insurance Benefits due on that Underlying Mortgage Loan from the FHA. At that time, GNMA will pay cash to the holder of the GNMA Certificate in an amount sufficient to pay all outstanding principal and interest on that GNMA Certificate.

         All of the Underlying Mortgage Loans are insured under Sections 221(d)(4), 223 (a)(7), 223(f), 232 and 241(f) of the Housing Act. For
information concerning FHA default and prepayment experience on mortgage loans insured by the FHA under these programs (other than Section 223(a)(7) and Section 241(f)), see "FHA MORTGAGE INSURANCE PROGRAMS--FHA Default and Prepayment Experience" herein.

                          SERVICING OF THE FHA LOANS

General

         The servicing of the FHA Loans will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the FHA Loans. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to herein, the actual provisions (including definitions of terms) are deemed to be incorporated herein by reference. Reference is made to the Prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the FHA Loans. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein. For purposes of the Prospectus, the Pooling and Servicing Agreement constitutes both a Trust Agreement and a Master Servicing Agreement. See "SERVICING OF MORTGAGE LOANS" in the Prospectus.

         The Master Servicer will be required to service and administer the FHA Loans, for and on behalf of the Trust Fund and solely in the best interests of and for the benefit of the Trustee (as trustee for the Certificateholders) and the Certificateholders, in accordance with the applicable provisions of the Housing Act and the FHA Regulations, the terms of the Pooling and Servicing Agreement and the respective FHA Loans and, to the extent consistent with the foregoing, in accordance with the normal and usual standards of practice of prudent servicers of FHA-insured project mortgage loans in the respective states where the related Mortgaged Properties are located (the foregoing general standard, the "Servicing Standard").

         Subject to the Servicing Standard, the Master Servicer will have full power and authority, acting alone and/or through any sub-servicer (a "Sub-Servicer"), to do or cause to be done any and all things that it may deem necessary or desirable in connection with the servicing and administration of the FHA Loans.

         In the Pooling and Servicing Agreement, each Seller, the Master Servicer and the Depositor covenants that it will not, prior to six months before the stated maturity date of any FHA Loan, solicit the related mortgagor, directly or indirectly, for purposes of providing such mortgagor with financing to prepay such FHA Loan. No such covenant has been made by any Sub-Servicer, however.

The Master Servicer

         Greystone Servicing Corporation, Inc., a Georgia corporation, will act as Master Servicer with respect to the FHA Loans. As of December 31, 1995, the Master Servicer had a net worth, calculated in accordance with generally accepted accounting principles, of approximately $15.6 million, and a total commercial and multifamily mortgage loan servicing portfolio (including mortgage loans serviced for its own account and for others) of approximately $1.7 billion. The Master Servicer's principal servicing offices are located at Alexandria Pike Building, 98 Alexandria Pike, Warrenton, Virginia 20186 and its telephone number is (540) 341-2100. The foregoing information concerning the Master Servicer has been provided by it. Accordingly, the Depositor makes no representation or warranty as to the accuracy or completeness of such information.

Master Servicer Compensation and Payment of Expenses

         The Master Servicer will be entitled, for each calendar month, to the Servicing Fee. The "Servicing Fee" with respect to each FHA Loan is an amount equal to one month's interest accrued on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of any payment of interest which accompanies a principal prepayment in full made by the mortgagor, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the Stated Principal Balance of such FHA Loan as of the commencement of such month. The "Servicing Fee Rate" for each FHA Loan will be at least 0.100% and not more than 0.800% per annum (with a weighted average, based on their respective Cut-off Date Balances, of approximately 0.206% per annum). No Servicing Fee will accrue or be payable with respect to a GNMA Certificate or an FHA Debenture.

         The Master Servicer will also be entitled to receive, as additional servicing compensation, (i) any Prepayment Interest Excesses, late payment charges, assumption fees, modification fees and other usual and customary fees collected from the respective mortgagors under the FHA Loans (other than Prepayment Premiums) and (ii) any net income earned on Permitted Investments of funds held in the Collection Account and/or the Custodial Account. The Master Servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

FHA Loan Modifications

         The Master Servicer may not, without the consent of the FHA (if required under FHA Regulations) (i) modify or extend any FHA Loan, (ii) make or consent to any material amendment, change, modification or alteration of any FHA Loan, (iii) consent to any release, substitution or exchange of the collateral given for any FHA Loan, (iv) waive any claim or right against the mortgagor under or any guarantor, standby creditor or obligor of an FHA Loan, or (v) consent to any transfer of or subordinate financing on any Mortgaged Property unless such transfer or subordinate financing is permitted under the loan documents relating thereto. In addition, the Master Servicer may not (unless (i) a mortgagor is in default with respect to any FHA Loan or such default is, in the good faith and reasonable judgment of the Master Servicer, reasonably foreseeable, (ii) the Master Servicer has obtained the written consent of the FHA if required under FHA Regulations and (iii) the Master Servicer has obtained written confirmation from the Rating Agency that there would be no resulting downgrade, withdrawal or qualification of the then-current rating of any Class of Offered Certificates) permit any modification with respect to any FHA Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith and reasonable judgment, would materially impair the security for such FHA Loan or reduce the likelihood of timely payment of amounts due thereon. Moreover, the Master Servicer may not make or permit any modification, waiver or amendment of any term of, or take any other action with respect to, any FHA Loan that would (i) result in certain specified adverse tax consequences with respect to either REMIC I, REMIC II or REMIC III or (ii) cause any FHA Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any modification, waiver or amendment of any term of any FHA Loan must be consistent with the Servicing Standard.

Advances

   Monthly Advances

         Subject to the conditions described herein, the Master Servicer will, with respect to each Distribution Date, make "Monthly Advances" to the Collection Account maintained by the Trustee, in an amount (calculated as of the related Determination Date) equal to the aggregate of the following: (i) all Monthly Payments (after adjustment of the interest portion of each such Monthly Payment to the related Mortgage Rate less the applicable Servicing Fee Rate) that were due on the FHA Loans (other than Assigned FHA Loans) on their respective Due Dates during the related Collection Period but that were not received on or before the related Determination Date; (ii) with respect to each Assigned FHA Loan as to which all reasonably expected FHA Insurance Benefits had not been received as of the related Determination Date, an amount equal to the excess, if any, of (A) one month's interest on the Stated Principal Balance of such FHA Loan outstanding as of the related Determination Date (accrued at the lesser of (1) the related Mortgage Rate less the applicable Servicing Fee Rate and (2) the applicable Debenture Rate less the applicable Servicing Fee Rate, and calculated on the basis of a 360-day year consisting of twelve 30-day months), over (B) any and all payments and other amounts received in respect of such FHA Loan during the related Collection Period that represent previously unadvanced interest (net of any portion thereof constituting Servicing Fees); and (iii) with respect to each FHA Debenture as to which no Due Date occurred during the related Collection Period, one month's interest on the Stated Principal Balance of such debenture outstanding as of the related Determination Date (accrued at the lesser of (1) the related Net Asset Rate plus the Trustee Fee Rate and (2) the related Debenture Rate less any applicable Retained Yield Rate, and calculated on the basis of a 360-day year consisting of twelve 30-day months).

         In lieu of making all or a portion of the Monthly Advances for any Distribution Date, the Master Servicer may utilize any such funds in the Custodial Account that will constitute part of the Available Distribution Amount for a future Distribution Date in discharge of its obligation to make any such Monthly Advance and will cause to be made in its records relating to the Custodial Account an appropriate entry reflecting such use of funds. Any funds so applied will be replaced by the Master Servicer by deposit in the Custodial Account no later than the Master Servicer Remittance Date for the applicable future Distribution Date.

         If the Trustee does not receive, or there is not deposited in the Collection Account, the full amount of all Monthly Advances, if any, required to be made in respect of any Distribution Date, then the Trustee shall make the portion of such Monthly Advances that was required to be, but not, made by the Master Servicer. The Master Servicer will have certain reimbursement obligations to the Trustee in respect of Monthly Advances so made by the Trustee, and if such reimbursement obligations are not so satisfied, then the Master Servicer will be terminated as such and such Monthly Advances so made by the Trustee will be deemed to have been made thereby in its capacity as successor master servicer.

   Servicing Advances

         The Master Servicer is also required to make advances to cover certain servicing expenses ("Servicing Advances"). The Master Servicer is not required to make any Servicing Advance to the extent that (i) the Master

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

Servicer determines that such Servicing Advance would, if made, not be specifically covered by the FHA Insurance Benefits with respect to the related FHA Loan and (ii) the failure to make such Servicing Advance would not adversely affect the ability to recover the full amount of FHA Insurance Benefits in respect of the related FHA Loan.

   Recoverability of Advances

         The Master Servicer is entitled to reimburse itself, and the Trustee is entitled to reimbursement, for any Monthly Advances and Servicing Advances (collectively, "Advances") in respect of any Mortgage Asset out of any subsequent payments or other collections received on or in respect of such Mortgage Asset ("Related Proceeds"), including, in the case of an Assigned FHA Loan, any proceeds derived from the sale of any FHA Debentures received as related FHA Insurance Benefits as described under "--Sale of FHA Debentures" below; provided, however, that unless an FHA Insurance Nonexistence Event (as described below) has occurred, reimbursement of Servicing Advances will be limited to amounts remaining after payment of Expected Recoveries due Certificateholders and reimbursement of Monthly Advances, in either case, in respect of the related Mortgage Asset. To the extent that Related Proceeds are for whatever reason insufficient to reimburse the Advances made in respect of any Mortgage Asset (and, in the case of Servicing Advances, an FHA Insurance Nonexistence Event has occurred), the Master Servicer will be entitled to reimburse itself for any such unreimbursed Advance (a "Non-Recoverable Advance") out of collections on the other Mortgage Assets prior to any payments due Certificateholders. However, in no event will the Master Servicer be entitled to reimbursement for any costs or expenses incurred by it in connection with an assignment of an FHA Loan to the FHA. Neither the Master Servicer nor the Trustee will be required to make any Advance which it believes, in its reasonable and good faith judgment, would, if made, constitute a Non-Recoverable Advance. An "FHA Insurance Nonexistence Event" is deemed to have occurred when FHA Insurance is no longer available on any FHA Loan solely as a result of the nonexistence of the FHA or any successor federal agency or official thereto with respect to the functions and obligations thereof, including the obligation of the FHA with respect to FHA Insurance. "Expected Recoveries due Certificateholders" payable out of Related Proceeds prior to the occurrence of an FHA Insurance Nonexistence Event will generally equal: (i) in the case of any FHA Loan (other than an Assigned FHA Loan), the aggregate of all unpaid interest (at the related Net Asset Rate) and principal then due and owing, net of related unreimbursed Monthly Advances; (ii) in the case of any Assigned FHA Loan, the aggregate of all unpaid interest (at the lesser of the related Net Asset Rate and the related Net Debenture Rate) from the Date of Default and 99% of the unpaid principal balance of such FHA Loan, net of related unreimbursed Monthly Advances; and (iii) in the case of any FHA Debenture, the aggregate of all unpaid interest (at the lesser of the related Net Asset Rate and the related Net Debenture Rate) from the Date of Default and 100% of the unpaid principal balance of such FHA Debenture, net of related unreimbursed Monthly Advances.

   Interest on Advances

         The Master Servicer, any successor thereto, and the Trustee will be entitled to interest on each Advance made thereby, subject to a cap (the "Advance Interest Cap") as described below, such interest ("Advance Interest") to accrue on a daily basis for so long as such Advance is outstanding (or until Advance Interest in an aggregate amount equal to the Advance Interest Cap has accrued, whether or not previously paid), at a per annum rate equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Advance Interest accrued in respect of any Advance will be payable, subject to the Advance Interest Cap, out of general collections on the Mortgage Pool at any time on or after the date such Advance is reimbursed to the Master Servicer. The Advance Interest Cap is approximately $472,001, or, at the request of the Master Servicer or the Trustee, such greater amount as to which the Master Servicer or the Trustee has obtained written confirmation from the Rating Agency that there would be no resulting downgrade, withdrawal or qualification of the then-current rating of any Class of Offered Certificates.

Sale of Defaulted FHA Loans

         If a borrower fails to make any payment due on an FHA Loan or to perform any other covenant of an FHA Loan, and such failure continues for a period of 30 days, then the Trustee shall promptly so notify in writing the FHA and the holders of the Class B Certificates. Any holder or a combination of holders of Certificates representing a majority Percentage Interest in the Class B Certificates (such holder, or such combination of holders collectively, the "Majority Class B Certificateholder") will be entitled to purchase such defaulted FHA Loan at the applicable Purchase Price at any time before the FHA insurance claim process is complete.

Sale of FHA Debentures

         If the Trustee receives FHA Debentures as part of the FHA Insurance Benefits in respect of any Assigned FHA Loan, then the Trustee shall promptly so notify in writing the other parties to the Pooling and Servicing Agreement and the Majority Class B Certificateholder, if any. Any such Majority Class B Certificateholder may, at its option, purchase such FHA Debentures (including any related Retained Yield) at the applicable Purchase Price by so notifying the Trustee in writing of its intention to do so within ten days of its receipt of the notice contemplated by the preceding sentence and by delivering cash in an amount equal to the applicable Purchase Price to the Master Servicer for deposit in the Custodial Account within fifteen days of its receipt of the notice contemplated by the preceding sentence. If (i) the Majority Class B Certificateholder fails to notify the Trustee within the applicable ten-day period of its intention to purchase such FHA Debentures or (ii) the Majority Class B Certificateholder has notified the Trustee of its intention to purchase such FHA Debentures within the applicable ten-day period but fails to purchase such FHA Debentures within the fifteen-day period applicable to its purchase thereof, the Trustee shall so notify the Master Servicer. Upon receiving such notice from the Trustee, the Master Servicer shall, no later than the tenth day following such notice, purchase such FHA Debentures by depositing a cash amount equal to the applicable Purchase Price in the Custodial Account. If the Master Servicer is required but fails to purchase such FHA Debentures within the applicable ten-day period, then the Trustee shall, no later than the third Business Day following the ten-day period during which the Master Servicer is required to purchase such FHA Debentures as provided above, purchase such FHA Debentures at the applicable Purchase Price.

Sub-Servicers

         The Master Servicer may perform its servicing obligations under the Pooling and Servicing Agreement through sub-servicers (each, a "Sub-Servicer"); provided that each such Sub-Servicer, at all times it is servicing any FHA Loan, is an established and approved servicer of multifamily, FHA-insured project mortgage loans; and provided further that the Master Servicer will remain primarily obligated for such servicing under the Pooling and Servicing Agreement.


         The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be so reimbursed under the Pooling and Servicing Agreement.

Due-on-Sale and Due-on-Encumbrance Provisions

         When any Mortgaged Property has been conveyed by the related mortgagor (except as otherwise provided herein), the Master Servicer will, to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under the related contract of FHA Insurance or any hazard or other insurance policy (each, a "Required Insurance Policy") that is required to be maintained from time to time under the Pooling and Servicing Agreement in respect of such FHA Loan. In the event that the Master Servicer or the related Sub-Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under the related contract of FHA Insurance or any Required Insurance Policy would be adversely affected, the Master Servicer is authorized, subject to the provisions of the Pooling and Servicing Agreement, to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the FHA Loan will continue to be covered (if so covered before the Master Servicer enters such agreement) by the related contract of FHA Insurance and the applicable Required Insurance Policies. The Master Servicer, subject to the provisions of the Pooling and Servicing Agreement, is also authorized with the prior approval of the FHA and, if necessary and appropriate, the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related Mortgage Note.

         When any Mortgaged Property has been further encumbered by the related mortgagor, the Master Servicer shall, to the extent it has knowledge of such encumbrance, enforce any due-on-encumbrance clause contained in the related Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under the related contract of FHA Insurance or any Required Insurance Policy.

Maintenance of Hazard and Other Insurance

         Pursuant to the Housing Act or as may be stipulated by the Commissioner of the FHA, and specifically in compliance with 24 CFR Section 207.260 and any superseding or supplemental regulation, the Master Servicer will arrange that at all times during the existence of the Pooling and Servicing Agreement all buildings and improvements on the Mortgaged Properties are, in each case, insured against insurable loss by fire and other hazards, casualties, floods and contingencies to the extent that such insurance is required by the aforementioned regulation and is available at a reasonably competitive price, and where such insurance is for any reason not so available, the Master Servicer will so notify the FHA as required to ensure that no payment of FHA Insurance Benefits is diminished by the absence of such insurance. Such policies, with copies of all notices thereunder to be given to the Master Servicer, will be endorsed with standard mortgagee clauses with loss payable to the Trustee. All proceeds paid under any such policies will, after receipt by the Trustee of a direction from an officer of the Master Servicer (a "Servicing Officer") involved in, or responsible for, the administration and servicing of the FHA Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee on the Closing Date by the Master Servicer (as such list may from time to time be amended), be delivered by the Trustee to the Master Servicer for application to the restoration or repair of the Mortgaged Property or for release by the Master Servicer to the related mortgagor, in accordance with the Master Servicer's normal servicing procedures and the terms of the applicable contract of FHA Insurance, and any such proceeds remaining after such application or release will be deposited in the Custodial Account pursuant to the Pooling and Servicing Agreement.

Maintenance of FHA Insurance; Collection Thereunder

         The Master Servicer may not act, or fail to act, in any such manner as to impair the full force and effect of the FHA Insurance in respect of any FHA Loan throughout the term of the Pooling and Servicing Agreement and is to exercise its best reasonable efforts to discharge its obligations arising out of the contract of FHA Insurance in respect of each FHA Loan. The Master Servicer will be liable to the Trustee and the Certificateholders for any loss, liability or expense incurred by the Trustee and/or any Certificateholder by reason of any FHA Insurance being voided, reduced, released or adversely affected by reason of the failure by the Master Servicer to perform its obligations under the Pooling and Servicing Agreement in strict compliance with the terms and conditions thereof. The Master Servicer will service and administer the FHA Loans in accordance with the Servicing Standard, will discharge all obligations of the mortgagee under each FHA Loan and, subject to the right to assign the FHA Loan to the FHA, will take all action reasonably necessary to preserve the lien of the related Mortgage, including, without limitation, the defense of actions to challenge or foreclose such lien. In particular, the Master Servicer will: (i) ensure the payment, on a timely basis, of the premiums on the FHA Insurance in respect of each FHA Loan; (ii) make or cause to be made an annual physical inspection of the property subject to each FHA Loan, and furnish an inspection report to the FHA and the Trustee; and (iii) maintain insurance as specified above and pay ground rents, if any, taxes and other assessments on, any Mortgaged Property if the related mortgagor fails to do so.

         If a mortgagor fails to make any payment due on any FHA Loan or fails to perform any other covenant under the provisions of any FHA Loan, and such failure continues for a period of thirty (30) days, the Master Servicer will by written instructions signed by a Servicing Officer, promptly direct the Trustee to, and the Trustee will, promptly notify the FHA and the Majority Class B Certificateholder of the default and will, in accordance with such instructions within forty-five (45) days (or such other period as permitted or required by the FHA) after the expiration of the 30-day grace period (unless the defaulted FHA Loan is purchased by the Majority Class B Certificateholder as described herein), notify the FHA of its intention to file an insurance claim and of its election to assign the FHA Loan to the FHA. The Master Servicer will thereafter in accordance with such instructions take such reasonable action as is necessary to perfect the claim under the FHA Insurance. The Master Servicer will, as a condition to the taking by the Trustee of any action described in this paragraph, complete and provide to the Trustee all forms and other documentation needed to notify the FHA of, file and perfect such an insurance claim on a timely basis. In any such connection, the Master Servicer will be obligated to advance from its own funds all amounts necessary to preserve rights under the related contract of FHA Insurance and, subject to any applicable limitations in the Pooling and Servicing Agreement, to preserve and protect the related Mortgaged Property and title thereto, including, but not limited to, FHA Insurance premiums, hazard and other insurance premiums, taxes, special assessments and other costs associated with providing security for such premises. The Master Servicer will be entitled to reimbursement, with interest, for any such cost or advance as permitted in the Pooling and Servicing Agreement. However, the Master Servicer will not be entitled to reimbursement for any costs or expenses incurred by it in connection with an assignment of an FHA Loan to the FHA. See "--Advances--Recoverability of Advances" and "--Interest on Advances" above. Any amounts collected from or on behalf of the FHA under or in connection with the FHA Insurance will be deposited in the Custodial Account. If the Master Servicer and/or the Trustee are permitted to elect whether to receive FHA Insurance Benefits in the form of cash or FHA Debentures, the Pooling and Servicing Agreement will require each to select cash.

         Notwithstanding the foregoing, if for any reason a defaulted FHA Loan cannot be assigned to the FHA (including, without limitation, by reason of any change in the FHA Regulations), then the Master Servicer may foreclose upon such FHA Loan or acquire a deed in lieu thereof (and may direct the Trustee to provide the appropriate notices to the FHA), but only if the Master Servicer receives (and delivers to the Trustee) written confirmation from the Rating Agency that such foreclosure or such other acquisition of title will not, in and of itself, result in a withdrawal, qualification or downgrade of the rating assigned by the Rating Agency to any Class of Offered Certificates. The Trustee is to cooperate with all reasonable requests of the Master Servicer in connection with the foregoing.

         If the Master Servicer forecloses upon an FHA Loan or accepts a deed in lieu thereof in accordance with the preceding paragraph, then the Trustee shall convey such Mortgaged Property to the FHA or, alternatively, the Master Servicer shall, subject to the terms and conditions of the Pooling and Servicing Agreement, take such other action in respect of such Mortgaged Property as is in the best interests of the Certificateholders and as will not, as confirmed in writing by the Rating Agency, result in a withdrawal, qualification or downgrade of the rating assigned by the Rating Agency to any Class of Offered Certificates.

         No Certificateholder will have any rights with respect to the FHA Insurance in respect of any FHA Loan except as expressly provided for in the Pooling and Servicing Agreement. The Trustee will be the "principal mortgagee" (as such term is used in the FHA Regulations) with respect to each FHA Loan for purposes of the FHA Regulations and the FHA Insurance, and the Trustee will retain legal title to the FHA Loan and remain the mortgagee of record under the FHA Insurance. Without diminishing the obligations of the Master Servicer under the Pooling and Servicing Agreement with respect to any contract of FHA Insurance or FHA Loan, and without increasing the duties or liabilities of the Trustee under the Pooling and Servicing Agreement, the FHA will have no obligation to recognize or deal with anyone other than the principal mortgagee with respect to the rights, benefits and obligations of the mortgagee under the contract of FHA Insurance in respect of any FHA Loan. The mortgagor under each FHA Loan will have no obligation to recognize or do business with anyone other than the Trustee or the Master Servicer with respect to the rights, benefits and obligations of the mortgagor or the mortgagee under the related Mortgage.

Resignation

         The Master Servicer may not resign from the obligations and duties imposed upon it under the Pooling and Servicing Agreement except upon determination that such obligations and duties are no longer permissible under applicable law. However, the Master Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement to a corporation or institution approved as a mortgagee by the FHA under the Housing Act and applicable FHA Regulation, and eligible to own and service project mortgage loans such as the Mortgage Loans (an "FHA-Approved Mortgagee"), and having a net worth of at least $5,000,000, provided that, among other things, the Rating Agency acknowledges that its ratings of the Offered Certificates then in effect will not be qualified, withdrawn or reduced as a result of such assignment and delegation.

Limitation on Liability

         None of the Depositor, the Master Servicer or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The Depositor, the Sellers and the Master Servicer will not, in the case of any such party, be protected, however, against any breach of representations or warranties made by it in the Pooling and Servicing Agreement or from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. The Depositor and the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of a breach of any representations, warranties or covenants of either such party to the Pooling and Servicing Agreement or by reason of willful misfeasance, bad faith or negligence in the performance of duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations and duties under the Pooling and Servicing Agreement. Neither the Depositor nor the Master Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. However, each of the Depositor and the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties thereto and interests of the Trustee and the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor or the Master Servicer, as the case may be, will be entitled to be reimbursed therefor out of the Custodial Account.

Events of Default

         "Events of Default" in respect of the Master Servicer will include:

             (i) any failure by the Master Servicer to deposit in the Collection Account or the Custodial Account, or to remit to the Trustee for deposit in the Collection Account, any deposit or payment required to be so made by the Master Servicer under the terms of the Pooling and Servicing Agreement, which failure will continue unremedied for a period of one business day (or, in the case of any Monthly Advance, until 5:00 p.m., New York City time on the related Distribution Date); or

             (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Pooling and Servicing Agreement which failure (a) materially affects the rights of the Certificateholders and (b) will continue unremedied for a period of 60 days (except that such number of days will be 15 in the case of a failure to pay the premium for any FHA Insurance or Required Insurance Policy in respect of any FHA Loan) after the date on which written notice of such failure will have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor

         and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights evidenced by the Certificates; or

             (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the Master Servicer and such decree or order remains in force undischarged or unstayed for a period of 60 days; or

             (iv) the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

             (v) the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

             (vi) the Master Servicer fails to purchase any FHA Debenture as required by the Pooling and Servicing Agreement; or

             (vii) the Rating Agency provides written notice of its intention to reduce, withdraw or qualify any of the then-current ratings of the Offered Certificates because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain such outstanding rating; or

             (viii) the Master Servicer ceases to be duly qualified as an FHA-Approved Mortgagee with power and authority to service the FHA Loans and make claims on the FHA under any FHA Insurance as contemplated in the Pooling and Servicing Agreement.

         If an Event of Default due to the actions or inaction of the Master Servicer occurs, then, and in each and every such case, so long as such Event of Default has not been remedied, the Trustee may, and (i) in the case of an Event of Default described in clause (i) above, if so directed by the Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Interest Certificates, (ii) in the case of an Event of Default described in clause (ii) above, if so directed by the Holders of Certificates entitled to not less than 51% of all the Voting Rights, and (iii) in the case of any other Event of Default, under all circumstances, the Trustee will, by notice in writing to the Master Servicer (with a copy to the Depositor and the Rating Agency), terminate all of the rights and obligations of the

Master Servicer under the Pooling and Servicing Agreement (other than rights to reimbursement for Advances previously made, as provided in the Pooling and Servicing Agreement).

Appointment of a Successor Master Servicer

         On and after the time the Master Servicer receives a notice of termination or resigns, the Trustee will be the successor in all respects to the Master Servicer in its capacity as servicer under the Pooling and Servicing Agreement and with respect to the transactions set forth or provided for therein and will be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof, except with respect to those duties, liabilities and obligations incurred by the Master Servicer as a result of any act or omission on its part prior to its termination. If the Trustee has become the successor to the Master Servicer, the Trustee may, if it will be unwilling to so act, or will, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, an FHA-Approved Mortgagee with a net worth of at least $15,000,000, the appointment of which does not adversely affect any of the then-current ratings of the Offered Certificates, as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the related responsibilities, duties or liabilities of the Master Servicer. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, will act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on FHA Loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the Master Servicer under the Pooling and Servicing Agreement.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

         The rate at which the Certificate Principal Balances and/or Certificate Notional Amounts of the Offered Certificates are paid down or otherwise reduced will depend primarily on the rate of principal payments on or in respect of the Mortgage Assets. The rate of principal payments on or in respect of the GNMA Certificates, in turn, will depend primarily on the rate of principal payments on or in respect of the Underlying Mortgage Loans. Principal payments on or in respect of the Mortgage Loans may be scheduled payments or partial or full prepayments, which may include prepayments by the borrower, payments resulting from FHA Insurance Benefits and payments made pursuant to any guaranty of principal payment by GNMA (other than scheduled amortization payments).

         The rate of prepayments on mortgage loans is affected by prevailing market rates for mortgage loans of comparable term and risk characteristics. In general, if prevailing mortgage interest rates fall relative to the interest rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans may increase. Conversely, if prevailing mortgage interest rates rise relative to the interest rates on the Mortgage Loans, the rate of prepayments thereon may decrease. A number of other factors also may influence the prepayment rate, including general economic conditions, geographic distribution and refinancing opportunities, as well as factors affecting prepayment and default rates on the various types of Mortgaged Properties securing the Mortgage Loans. See "RISK

FACTORS--The Mortgage Assets--Nature of Mortgaged Properties" herein.

         Certain of the Mortgage Loans provide for Lock-out Periods during which time prepayments are prohibited and/or provide for the payment of Prepayment Premiums. However, the FHA requires that certain mortgages it insures include a provision allowing the FHA to override certain lock-out and Prepayment Premium provisions in certain circumstances (e.g., if the mortgage is in default and the FHA determines that it is in the best interests of the government to override such provisions). Also, certain of the Mortgage Loans permit the borrower to prepay up to 15% of the original principal amount of the loan in any one calendar year without any Prepayment Premium. Generally, if prevailing interest rates fall, a mortgagor may be more likely to prepay a Mortgage Loan than would otherwise be the case. However, to the extent that prepayments on any Mortgage Loan may be subject to the payment of a Prepayment Premium, the mortgagor may be less likely to prepay such loan than would otherwise be the case. See "FHA MORTGAGE INSURANCE PROGRAMS--FHA Default and Prepayment Experience" herein.

         The weighted average life of a security refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal is repaid to the investor. The weighted average life of any Class of Class A Certificates will depend primarily on the rate at which principal is paid on the Mortgage Assets. The Class A Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on Classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Assets early in the life of the Trust Fund. The timing of commencement of principal distributions and the weighted average lives of Classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Assets experienced both before and after the commencement of principal distributions on such Classes. The timing of distributions in reduction of the Class Principal Balance with respect to any particular Class of Class A Certificates subject to sequential allocations of principal is highly uncertain and may be significantly earlier or later than the date that may be desired by a Certificateholder. If prepayments on the Mortgage Assets occur at a higher rate than anticipated, the weighted average lives of the Class A Certificates may be shortened significantly. Conversely, if prepayments on the Mortgage Assets occur at a lower rate than anticipated, the weighted average lives of the Class A Certificates may be extended significantly. Because all Accrued Certificate Interest in respect of the Class A-Z Certificates for each Distribution Date prior to the Accrual Termination Date will be added to the Class Principal Balance thereof instead of being paid thereon on a current basis (with the corresponding Monthly Class A-Z Accrual Amount being added to the Principal Distribution Amount payable on the other Classes of Class A Certificates on each such Distribution Date), the weighted average life of the Class A-Z Certificates will be longer, and the weighted average lives of the other Classes of Class A Certificates will be shorter, than if such Accrued Certificate Interest were being paid currently to the holders of the Class A-Z Certificates and there was no Monthly Class A-Z Accrual Amount being included in the Principal Distribution Amount. This Prospectus Supplement shows the weighted average lives of each Class of Class A Certificates under various mortgage prepayment assumptions. In each such case, weighted average life is calculated by (i) multiplying the assumed reductions in the principal amount (as the same is assumed to increase, in the case of the Class A-Z Certificates) of any Class of Offered Certificates with a Certificate Principal Balance on each Distribution Date by the number of years from the Closing Date to such Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the assumed reductions in such principal amount.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The standard used in this Prospectus Supplement is based on a Constant Prepayment Rate ("CPR"). A CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The following tables show the percentages of initial principal balance outstanding and weighted average lives of each Class of Offered Certificates with a Certificate Principal Balance under various percentages of CPR, on the basis of the following assumptions (the "Modeling Assumptions"): (i) the Class sizes are as shown on the cover of this Prospectus Supplement; (ii) the settlement date is December 30, 1996; (iii) distributions on the Certificates are made on the 25th day of each month, commencing in January 1997; (iv) except as otherwise specifically described in these assumptions, the Mortgage Loans and GNMA Certificates have the characteristics set forth under "DESCRIPTION OF THE MORTGAGE POOL" herein; (v) there are no delinquencies or defaults with respect to the Mortgage Loans, and all Monthly Payments on the Mortgage Loans are timely received on their respective Due Dates commencing during the initial Collection Period; (vi) each of the Mortgage Loans prepays monthly at the specified percentages of CPR as set forth in the following tables, beginning in the first month in which each Mortgage Loan's applicable prepayment lock-out period or Prepayment Premium penalty period have expired; (vii) each principal prepayment of a Mortgage Loan is received on the last day of each month (commencing during the initial Collection Period) and is accompanied by one month's interest thereon at the related Mortgage Rate; (viii) there are no breaches of Greystone Funding's and Daiwa Finance's representations and warranties with respect to the Greystone Mortgage Assets and the Daiwa Mortgage Assets, respectively; (ix) no Mortgage Loan is modified; (x) no Additional Trust Fund Expense occurs; and (xi) the Mortgage Assets were amortized using the payments of principal and interest as specified in the related Mortgage Note.

         When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions are unlikely to be entirely consistent with actual experience. It is not likely that all of the Mortgage Loans and GNMA Certificates will have the characteristics assumed, even if the Mortgage Loans and GNMA Certificates have the weighted average characteristics set forth herein. Furthermore, it is unlikely that the Mortgage Loans will all prepay as assumed at any of the levels of CPR indicated in the tables or at any constant level. No representation is made that prepayments will not occur during any applicable Lock-out Period or during a Prepayment Premium Term as a result of a default of an FHA Loan and subsequent assignment of such FHA Loan to the FHA (or purchase by the Majority Class B Certificateholder) as described herein.

         Percent of Initial Certificate Principal Balance Outstanding for the Class A-1 Certificates at the Respective Percentages of CPR

DISTRIBUTION DATE                  0%             10%          30%          40%              50%         75%       100%
-----------------                  ---           ----          ----         ----            ----        ----       ----
Initial                            100%           100%         100%         100%             100%        100%       100%
December 25, 1997                   83             82           79           78               77          72         53
December 25, 1998                   64             60           53           50               46          39         35
December 25, 1999                   44             37           26           21               17          11          2
December 25, 2000                   22             11            0            0                0           0          0
December 25, 2001                    0              0            0            0                0           0          0
December 25, 2002                    0              0            0            0                0           0          0
Weighted average
  life (years)                    2.65           2.40         2.10         2.00             1.91        1.74       1.50


     Percent of Initial Certificate Principal Balance Outstanding for the
          Class A-2 Certificates at the Respective Percentages of CPR

DISTRIBUTION DATE                  0%             10%          30%          40%              50%         75%       100%
-----------------                  ---            ---          ---          ---             ----        ---        ---
Initial                            100%           100%         100%         100%             100%        100%       100%
December 25, 1997                  100            100          100          100              100         100        100
December 25, 1998                  100            100          100          100              100         100        100
December 25, 1999                  100            100          100          100              100         100        100
December 25, 2000                  100            100           96           90               86          79         75
December 25, 2001                   99             83           61           54               49          39          8
December 25, 2002                   73             45            6            0                0           0          0
December 25, 2003                   45              3            0            0                0           0          0
December 25, 2004                   15              0            0            0                0           0          0
December 25, 2005                    0              0            0            0                0           0          0

December 25, 2006                    0              0            0            0                0           0          0
Weighted average
  life (years)                    6.81           5.87         5.17         5.00             4.87        4.66       4.42

         Percent of Initial Certificate Principal Balance Outstanding for the Class A-3 Certificates at the Respective Percentages of CPR

DISTRIBUTION DATE                   0%             10%          30%          40%              50%         75%       100%
-----------------                   ---            ---          ---          ---             ----         ----      ----
Initial                             100%           100%         100%         100%            100%        100%       100%
December 25, 1997                   100            100          100          100              100         100        100
December 25, 1998                   100            100          100          100              100         100        100
December 25, 1999                   100            100          100          100              100         100        100
December 25, 2000                   100            100          100          100              100         100        100
December 25, 2001                   100            100          100          100              100         100        100
December 25, 2002                   100            100          100           94               85          64         31
December 25, 2003                   100            100           62           48               37          18          6
December 25, 2004                   100             70           20            4                0           0          0
December 25, 2005                    88             33            0            0                0           0          0
December 25, 2006                    63              0            0            0                0           0          0
December 25, 2007                    37              0            0            0                0           0          0
December 25, 2008                     8              0            0            0                0           0          0
December 25, 2009                     0              0            0            0                0           0          0
December 25, 2010                     0              0            0            0                0           0          0
Weighted average
  life (years)                    10.49           8.55         7.31         7.00             6.77        6.36       5.88

         Percent of Initial Certificate Principal Balance Outstanding for the Class A-4 Certificates at the Respective Percentages of CPR

DISTRIBUTION DATE                   0%             10%          30%          40%             50%         75%       100%
-----------------                   ----           ----         ----         ----            ----        ----      ----
Initial                             100%           100%         100%         100%            100%        100%       100%

December 25, 1997                   100            100          100          100              100         100        100
December 25, 1998                   100            100          100          100              100         100        100
December 25, 1999                   100            100          100          100              100         100        100
December 25, 2000                   100            100          100          100              100         100        100
December 25, 2001                   100            100          100          100              100         100        100
December 25, 2002                   100            100          100          100              100         100        100
December 25, 2003                   100            100          100          100              100         100        100
December 25, 2004                   100            100          100          100               93          74         43
December 25, 2005                   100            100           71           53               39          16          0
December 25, 2006                   100             88            1            0                0           0          0
December 25, 2007                   100             33            0            0                0           0          0
December 25, 2008                   100              0            0            0                0           0          0
December 25, 2009                    79              0            0            0                0           0          0
December 25, 2010                    48              0            0            0                0           0          0
December 25, 2011                    14              0            0            0                0           0          0
December 25, 2012                     0              0            0            0                0           0          0
December 25, 2013                     0              0            0            0                0           0          0
Weighted average
  life (years)                    13.92          10.71         9.35         9.03             8.80        8.44       8.03

         Percent of Initial Certificate Principal Balance Outstanding for the Class A-Z Certificates at the Respective Percentages of CPR

DISTRIBUTION DATE                    0%             10%          30%          40%              50%         75%       100%
-----------------                   ---             ---          ---          ---              ---         ---       ----
Initial                              100%           100%         100%         100%             100%        100%       100%
December 25, 1997                    107            107          107          107              107         107        107
December 25, 1998                    116            116          116          116              116         116        116
December 25, 1999                    124            124          124          124              124         124        124
December 25, 2000                    134            134          134          134              134         134        134
December 25, 2001                    144            144          144          144              144         144        144
December 25, 2002                    154            154          154          154              154         154        154
December 25, 2003                    166            166          166          166              166         166        166
December 25, 2004                    178            178          178          178              178         178        178
December 25, 2005                    192            192          192          192              192         192        182
December 25, 2006                    206            206          206          182              162         120        14
December 25, 2007                    221            221          143          109              81          32         3
December 25, 2008                    238            220          98           63               39          6          0
December 25, 2009                    256            194          66           36               18          0          0
December 25, 2010                    275            170          45           20               8           0          0
December 25, 2011                    296            149          30           11               2           0          0
December 25, 2012                    298            130          19           5                0           0          0
December 25, 2013                    288            112          12           2                0           0          0

December 25, 2014                    276            97           6            0                0           0          0
December 25, 2015                    264            82           2            0                0           0          0
December 25, 2016                    251            70           0            0                0           0          0
December 25, 2017                    236            58           0            0                0           0          0
December 25, 2018                    220            48           0            0                0           0          0
December 25, 2019                    204            39           0            0                0           0          0
December 25, 2020                    188            31           0            0                0           0          0
December 25, 2021                    173            25           0            0                0           0          0
December 25, 2022                    157            19           0            0                0           0          0
December 25, 2023                    140            14           0            0                0           0          0
December 25, 2024                    122            9            0            0                0           0          0
December 25, 2025                    104            5            0            0                0           0          0
December 25, 2026                    86             2            0            0                0           0          0
December 25, 2027                    68             0            0            0                0           0          0
December 25, 2028                    51             0            0            0                0           0          0
December 25, 2029                    34             0            0            0                0           0          0
December 25, 2030                    20             0            0            0                0           0          0
December 25, 2031                    9              0            0            0                0           0          0
December 25, 2032                    5              0            0            0                0           0          0
December 25, 2033                    1              0            0            0                0           0          0
December 25, 2034                    0              0            0            0                0           0          0
December 25, 2035                    0              0            0            0                0           0          0
Weighted average life (years)        26.02          17.88        12.53        11.64           11.09       10.34      9.67

         The Modeling Assumptions that have been made in preparing the foregoing tables are expected to vary from the actual performance of the Mortgage Loans and GNMA Certificates. In particular, actual prepayments are not likely to occur as assumed at constant rates, and variations in prepayment speeds, even if averaging to the same constant prepayment rate over time, may have different effects on the payment rates of the Class A Certificates. No representation is made that prepayments will not occur during any applicable Lock-out Period or during a Prepayment Premium Term as a result of a default of an FHA Loan and subsequent assignment of such FHA Loan to the FHA (or purchase by the Majority Class B Certificateholder) as described herein. Furthermore, defaults on the FHA Loans will likely result in Realized Losses and Additional Trust Fund Expenses to some degree. There can be no assurance as to the actual rate of prepayment of the Mortgage Loans or as to variations in applicable interest rates.

                             YIELD CONSIDERATIONS

General

         The yield on the Offered Certificates of any Class thereof will be less than the yield that would otherwise be produced by the applicable Certificate Interest Rate and the applicable purchase price because, while accrued monthly interest on a Mortgage Loan is payable on the first day of each month, distributions of interest on the Certificates will be made on the 25th day of such month or, if such day is not a Business Day, on the Business Day immediately following such day.

         The effective yield to holders of Offered Certificates will depend upon, among other factors, the price at which their Certificates are purchased and the amount and rate at which distributions in respect thereof are made. The amount and rate of distributions in respect of the Offered Certificates will be related to the rate of payments (including prepayments) of principal on or in respect of the Mortgage Assets. For this purpose, the term "prepayment" includes voluntary prepayments and prepayments resulting from liquidations due to defaults or other dispositions (including assignments to the FHA) of the Mortgage Loans and/or casualties and condemnations of the related Mortgaged Properties, and the purchase of Mortgage Assets out of the Trust Fund.

         In the case of the Class S Certificates and any other Offered Certificates purchased at a premium, faster than anticipated rates of principal payments on or in respect of the Mortgage Assets could result in actual yields to maturity that are lower than the anticipated yields. In the case of any Offered Certificates purchased at a discount, slower than anticipated rates of principal payments on or in respect of the Mortgage Assets could result in actual yields to maturity that are lower than the anticipated yields.

         The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. In general, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans (and, accordingly, the Offered Certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remained at or above the Mortgage Rates on the Mortgage Loans. In the latter case, the amount of payments on the Offered Certificates available to an investor for reinvestment at the higher rates may be relatively low. The Depositor makes no representation as to the expected rate of prepayments on the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL" and "MATURITY AND PREPAYMENT CONSIDERATIONS" herein for additional information about the effect of the rate of prepayment on the yield on and maturity of the Offered Certificates. The Class S Certificates will be extremely sensitive to the rate and timing of principal payments on or in respect of the Mortgage Assets, including by reason of voluntary prepayments by borrowers or arising out of defaults on the Mortgage Loans.

         The Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of loans comparable to the Mortgage Loans over an extended period of time.

         The Mortgage Loans are not likely to prepay at any constant rate until maturity, nor will they all prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier payments of principal on the Mortgage Assets are received, the greater the effect on an investor's yield. Therefore, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the earlier periods is not likely to be offset by a later equivalent decrease (or increase). See "MATURITY AND PREPAYMENT CONSIDERATIONS" herein.

         Prepayment Premiums, even if collected and distributable on a Class of Certificates, may not be sufficient to offset any loss in yield on such Class of Certificates attributable to prepayments on the Mortgage Assets. In addition, the yield on Classes of Sequential Pay Certificates that do not receive a distribution of any particular principal prepayment (and, accordingly, would not be entitled to receive any portion of the related Prepayment Premium) may be affected by such principal prepayment in that the weighted average lives of one or more such Classes of Sequential Pay Certificates may be shortened by the distribution of such principal prepayment in respect of another Class of Sequential Pay Certificates.

         The Certificate Interest Rate (and, accordingly, yield to maturity) on the Class S Certificates will be sensitive to the Weighted Average of the Net Asset Rates in effect from time to time, which will change, among other things, as principal is amortized and prepayments are received on or in respect of the Mortgage Loans.

         The Class A Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on Classes of Class A having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Assets early in the life of the Trust Fund. The timing of commencement of principal distributions on Classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the Mortgage Assets experienced both before and after the commencement of principal distributions on such Classes. The timing of distributions in reduction of the Class Principal Balance with respect to any particular Class of Class A Certificates subject to sequential allocations of principal is highly uncertain and may be significantly earlier or later than the date that may be desired by a Certificateholder. If prepayments on the Mortgage Assets occur at a higher rate than anticipated, the weighted average lives of the Class A Certificates may be shortened significantly. Conversely, if prepayments on the Mortgage Assets occur at a lower rate than anticipated, the weighted average lives of the Class A Certificates may be extended significantly. In addition, because interest accrued on the Class A-Z Certificates will be deferred and added to the Class Principal Balance of the Class A-Z Certificates until the Accrual Termination Date as described herein, holders of the Class A-Z Certificates are, in effect, making an additional investment in the Mortgage Assets on each Distribution Date in the amount of the Monthly Class A-Z Accrual Amount for such Distribution Date. Depending on the level of prevailing interest rates at the time of each such "additional investment," the negative amortization feature of the Class A-Z Certificates may be more or less attractive than other investments that pay interest on a current basis.

Sensitivity of the Class S Certificates

         The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments), and the rate, timing and severity of Realized Losses, on the Mortgage Loans. Investors in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or default on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. See "RISK FACTORS--Certain Yield and Maturity Considerations" herein. The yield on the Class S Certificates will also be materially and adversely affected if the Mortgage Assets with higher Net Asset Rates prepay faster than the Mortgage Assets with lower Net Asset Rates, because the Weighted Average Net Asset Rate (and, accordingly the Certificate Interest Rate for holders of the Class S Certificates) will be reduced.

         The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class S Certificates at various levels of CPR. The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed aggregate purchase price of the Class S Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment in the Class S Certificates when such reinvestment rates are considered.

         The table below has been prepared on the basis of the Modeling Assumptions and on the assumed purchase of the Class S Certificates set forth in the table, which do not include accrued interest thereon. However, accrued interest from the Cut-off Date was added to the prices for the calculations below.

                 Sensitivity of Pre-Tax Yields to Maturity on
               the Class S Certificates to Principal Prepayments


Assumed Purchase Price
(Excluding Accrued Interest)        0% CPR        10% CPR       30% CPR       40% CPR       50% CPR       75% CPR      100% CPR
----------------------------        ------        -------       -------       -------       -------       -------      --------
                7.3278%             14.96%        12.32%         8.98%         7.92%         7.10%         5.67%        3.92%

         There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class S Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class S Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. No representation is made that prepayments will not occur during any applicable Lock-out Period or during a Prepayment Premium Term as a result of a default of an FHA Loan and subsequent assignment of such FHA Loan to the FHA (or purchase by the Majority Class B Certificateholder) as described herein. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class S Certificate.

                               LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

         The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                                USE OF PROCEEDS

         Substantially all of the net proceeds from the sale of the Offered Certificates will be used by the Depositor to effect the purchase of the Mortgage Loans by the Trust Fund from the Sellers and to pay certain expenses in connection with the issuance of the Offered Certificates.

                             ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or any person contemplating purchasing Offered Certificates with plan assets ("Plan Assets") of a Plan (within the meaning of the U.S. Department of Labor ("DOL") regulations promulgated at 29 C.F.R. ss.2510.3-101) should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

         The DOL issued to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), one of the underwriters, an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-83 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an "Underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include
(a) DLJ (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Offered Certificates.

         The Exemption set forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinated to the rights and interests evidenced by the other Certificates. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Duff & Phelps, Inc. ("Duff & Phelps"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each Seller, the Trustee, any Sub-Servicer, any issuer of GNMA Certificates and any borrower with respect to FHA Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets as of the date of initial issuance of the Offered Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor, the Sellers and any of their respective affiliates in connection with the assignment of the Mortgage Assets to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         Because the Offered Certificates are not subordinated to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Offered Certificates that they be rated not lower than "AAA" (or, in the case of the Class S Certificates, "AAAr") by S&P; thus, the third general condition set forth above is satisfied with respect to the Offered Certificates as of the

Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan or any other Plan Asset investor contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of such purchase, an Offered Certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan or any other Plan Asset investor contemplating purchasing an Offered Certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Offered Certificate as of the date of such purchase.

         The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Duff & Phelps, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of such Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, a Seller, the Master Servicer, any Sub-Servicer, any issuer of GNMA Certificates or any mortgagor under an FHA Loan is a "party in interest" (within the meaning of Section 3(14) of ERISA) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections

406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Offered Certificates is (a) a mortgagor under an FHA Loan with respect to 5% or less of the fair market value of the Mortgage Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Pool. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Offered Certificates.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts that may be considered prohibited transactions.

         Any Plan Fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Before purchasing an Offered Certificate based upon the availability of the Exemption, a fiduciary of a Plan or any other Plan Asset investor should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary or other Plan Asset Investor should consider the availability of any other prohibited transaction exemptions, including in the case of an insurance company, Prohibited Transaction Class Exemption 95-60. See "ERISA CONSIDERATIONS" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the portions of the Trust Fund designated in the Pooling and Servicing Agreement as "REMIC I," "REMIC II" and "REMIC III", respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (the "Code"). For federal income tax purposes, (a) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of "REMIC II," (b) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,

(c) the separate non-certificated "regular interests" in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of "REMIC III,"
(d) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (e) the Regular Interest Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

         The Class S Certificates and the Class A-Z Certificates will, and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay in accordance with the Modeling Assumptions at a CPR of 40%, beginning in the first month in which each Mortgage Loan's applicable prepayment lock-out period or Prepayment Premium penalty period have expired. No representation is made that the Mortgage Loans will so prepay at that rate or at any other rate.

         If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class S Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the Trustee. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the Internal Revenue Service. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         In general, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that assets of the REMIC underlying each Certificate would be so treated. Moreover, if 95% or more of the assets of such REMIC qualify for any of the foregoing treatments at all times during a calendar year, the Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the Offered Certificates and income allocated to the Class R Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(G)(a)(3) of the Code.

         Prepayment Premiums actually collected will be distributed to the Certificateholders as and to the extent described herein under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributions of Prepayment Premiums". It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to a Certificateholder entitled to a portion thereof, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the Certificateholders entitled to a portion thereof prior to the Master Servicer's actual receipt of a Prepayment Premium. It appears that Prepayment Premiums, if any, will be treated as ordinary income rather than capital gain. However, that is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums.

         Any taxes imposed on the Trust Fund, its assets or transactions will be borne by the Trustee, the Master Servicer or the Depositor, in any case out of its own funds, provided that such person has the assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Trustee, the Master Servicer or the Depositor will, together with any related penalties and expenses, be charged against the Trust Fund resulting in a reduction in amounts payable to Certificateholders (and, accordingly, will constitute an "Additional Trust Fund Expense" allocable first to the Class B Certificates and then to the Class A Certificates as and to the extent described under "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Other Expenses and Shortfalls" herein).

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "FEDERAL INCOME TAX
CONSIDERATIONS" in the Prospectus.

                             PLAN OF DISTRIBUTION

         The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with DLJ and Daiwa Securities, as underwriters (DLJ and Daiwa Securities, in such capacity, the "Underwriters"). The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that DLJ will be obligated to purchase all of the Offered Certificates if any are purchased. Subject to the terms and conditions set forth in the Underwriting Agreement, DLJ has agreed to purchase

100% of the Offered Certificates, and Daiwa Securities has agreed to purchase any of the Offered Certificates allotted to them by DLJ.

         The Underwriters have advised the Depositor that the Underwriters propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of the Offered Certificates for whom they may act as agent.

         The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC, against payment therefor on or about December 27, 1996.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

         The Depositor has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act or contribute to payments the Underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor by O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, Phoenix, Arizona, for the Underwriters by Thacher Proffitt & Wood, New York, New York and for the Sellers by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania.

                              CERTIFICATE RATING

         It is a condition of their issuance that the Class A Certificates be rated "AAA", and that the Class S Certificates be rated "AAAr", by Standard & Poor's Rating Services ("S&P" or the "Rating Agency").

         The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and, in the case of the Class A Certificates, the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in November 25, 2038 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. The ratings on the Offered Certificates do not, however, represent any assessment of (i) the likelihood or frequency of prepayments on or in respect of the Mortgage Assets,
(ii) the degree to which the frequency of prepayments might differ from that originally anticipated, (iii) whether or to what extent Prepayment Premiums may be received, (iv) the ability of the Master Servicer and the Trustee to purchase FHA Debentures or (v) in the case of the Class S Certificates, that a holder thereof might not fully recover its investment in the event of a rapid rate of prepayments (including both voluntary and involuntary prepayments) on or in respect of the Mortgage Assets.

         There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by S&P.

         The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                           INDEX OF PRINCIPAL TERMS

30 day grace period...............................................S-73
87-9 Cooperation..................................................S-53
Accrual Termination Date..........................................S-10
Accrued Certificate Interest.......................................S-9
Additional Trust Fund Expenses....................................S-12
Advance      .....................................................S-23
Advance Interest..................................................S-89
Advance Interest Cap..............................................S-89
Annual Total Operating Expenses...................................S-54
Annual Total Revenues.............................................S-54
Assigned FHA Loan.................................................S-19
Assignment Fee....................................................S-19
Available Distribution Amount.....................................S-39
Beneficial Owner..................................................S-37
Business Day ......................................................S-2
Cede         .....................................................S-37
Certificate Interest Rate..........................................S-7
Certificate Notional Amount.......................................S-36
Certificate Principal Balance.....................................S-36
Certificateholders.................................................S-2
Certificates ......................................................S-1
Claim Termination.................................................S-83
Class        ......................................................S-6
Class A Certificates...............................................S-6
Class A Principal Distribution Cross-Over Date....................S-11
Class Notional Amount..............................................S-8
Class Principal Balance............................................S-7
Closing Date .....................................................S-35
Code         ....................................................S-107
Collection Period.................................................S-39
Commission   ......................................................S-3
Compensating Interest Payment.....................................S-12
Compound Interest Securities......................................S-10
Corporate Trust Office............................................S-50
CPR          .....................................................S-96
Custodial Account.................................................S-50
Cut-off Date ......................................................S-2
Cut-off Date Balance..............................................S-13
Cut-off Date Debt Service Coverage Ratio..........................S-54
Cut-off Date DSCR.................................................S-54
Daiwa Finance......................................................S-2
Daiwa Mortgage Assets..............................................S-2
Daiwa Securities...................................................S-2
Date of Default...................................................S-19
Debenture Rate....................................................S-21
Definitive Certificate............................................S-37
Demonstration Program.............................................S-81

Depositor    ......................................................S-1
Description of Certificates -- Distributions.......................S-2
Determination Date................................................S-39
Distribution Account..............................................S-51
Distribution Date..................................................S-2
Distribution Date Statement.......................................S-46
DLJ          .....................................................S-27
DOL          ....................................................S-105
DTC          ......................................................S-1
Due Date     .....................................................S-39
Duff & Phelps....................................................S-106
Eligible Account..................................................S-50
ERISA        .....................................................S-27
Events of Default.................................................S-94
Excess Prepayment Interest........................................S-45
Excluded Plan....................................................S-107
Exemption    ....................................................S-105
Expected Recoveries due Certificateholders........................S-89
FHA          ......................................................S-1
FHA Debenture Delivery Date.......................................S-38
FHA Debentures....................................................S-19
FHA Insurance.....................................................S-18
FHA Insurance Benefits............................................S-18
FHA Insurance Nonexistence Event..................................S-89
FHA Loans    ......................................................S-1
FHA Regulations...................................................S-33
FHA-Approved Mortgagee............................................S-93
Fitch        ....................................................S-106
Form 8-K     .....................................................S-71
FY '94       .....................................................S-54
FY '95       .....................................................S-54
FY '96       .....................................................S-54
GNMA         ......................................................S-1
GNMA Certificate Rate.............................................S-16
GNMA Certificates..................................................S-1
Greystone Funding..................................................S-2
Greystone Mortgage Assets..........................................S-2
HAP Contract .....................................................S-81
Housing Act  ......................................................S-1
HUD          ......................................................S-1
Initial Pool Balance...............................................S-7
Lockout Period....................................................S-17
Majority Class B Certificateholder................................S-21
Master Servicer....................................................S-2
Master Servicer Remittance Date...................................S-51
Modeling Assumptions..............................................S-96
Monthly Advance...................................................S-23
Monthly Class A-Z Accrual Amount..................................S-10
Monthly Payment...................................................S-15
Moody's      ....................................................S-106

Mortgage     .....................................................S-14
Mortgage Asset Schedule...........................................S-69
Mortgage Assets....................................................S-2
Mortgage File.....................................................S-69
Mortgage Loans.....................................................S-1
Mortgage Note.....................................................S-14
Mortgage Pool......................................................S-6
Mortgage Rate...............................................S-14, S-17
Mortgaged Property................................................S-14
Multifamily Properties.............................................S-1
N/A          .....................................................S-55
Net Asset Rate....................................................S-45
Net Debenture Rate................................................S-21
NOI          .....................................................S-54
Non-Claim Termination.............................................S-83
Non-Offered Certificates...........................................S-1
Non-Recoverable Advance...........................................S-89
Nursing Facilities.................................................S-1
Offered Certificates...............................................S-1
Original Interest Discount........................................S-27
Participants .....................................................S-37
Percentage Interest...............................................S-36
PHA          .....................................................S-81
Plan         .....................................................S-27
Plan Assets  ....................................................S-105
Pooling and Servicing Agreement....................................S-6
Prepayment Interest Shortfall.....................................S-12
Prepayment Premium................................................S-17
Principal Distribution Amount.....................................S-42
Project-Based Assistance..........................................S-34
PTE          .....................................................S-27
Purchase Price....................................................S-49
Rated Final Distribution Date......................................S-2
Rating Agency......................................................S-2
Realized Loss.....................................................S-12
Record Date  ......................................................S-9
Regular Interest Certificates......................................S-6
Related Proceeds..................................................S-89
Remaining Lockout Term............................................S-55
Remaining Prepayment Premium Term.................................S-55
REMIC        ......................................................S-3
REMIC I      .....................................................S-88
REMIC II     .....................................................S-88
REMIC III    ......................................................S-3
Required Insurance Policy.........................................S-90
Residual Interest Certificates.....................................S-6
Restricted Group.................................................S-106
Retained Yield....................................................S-22
Retained Yield Rate...............................................S-22

S&P          ......................................................S-2

Secretary    .....................................................S-19
Securities Act....................................................S-35
Sellers      ......................................................S-2
Sequential Pay Certificates........................................S-7
Servicing Advance.................................................S-23
Servicing Fee.....................................................S-23
Servicing Fee Rate................................................S-23
Servicing Officer.................................................S-91
Servicing Standard................................................S-86
Stated Principal Balance..........................................S-38
Sub-Servicer .....................................................S-86
Termination Price.................................................S-49
Trust Fund   ......................................................S-1
Trustee      ......................................................S-2
Trustee Fee  .....................................................S-23
Trustee Fee Rate..................................................S-23
U/W          .....................................................S-55
Underlying Mortgage Loans..........................................S-1
Underwriters ......................................................S-1
Underwriting Agreement...........................................S-109
Voting Rights.....................................................S-49
Weighted Average Net Asset Rate...................................S-37

PROSPECTUS

                              AMERICAN SOUTHWEST

                       FINANCIAL SECURITIES CORPORATION

                    Mortgage Securities, Issuable in Series

    This Prospectus relates to Mortgage-Collateralized Bonds (the "Bonds") and Mortgage Pass-Through Certificates (the "Certificates" and, together with the Bonds, the "Securities") which may be issued from time to time in one or more series (a "Series") under this Prospectus and the related Prospectus Supplement (a "Prospectus Supplement"). As specified in the related Prospectus Supplement, the Securities of each Series will be either Bonds issued pursuant to an Indenture and representing indebtedness of either American Southwest Financial Securities Corporation (the "Company") or an owner trust (the "Owner Trust") established by it, or Certificates which will evidence a beneficial ownership interest in assets deposited into a trust (a "Trust Fund") by the Company as depositor pursuant to a Trust Agreement, as described herein. The issuer (the "Issuer") with respect to a Series of Bonds will be the Company or the Owner Trust established to issue such Bonds and, with respect to a Series of Certificates, will be the Trust Fund established in respect of such Certificates.

    The Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and as described in the related Prospectus Supplement. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Securities, Variable Interest Securities, Residual Interest Securities, Retail Securities, Planned Amortization Class Securities, Principal Only Securities, Interest Only Securities, or Participating Securities. Principal Only Securities will not accrue, and will not be entitled to receive, any interest. Payments or distributions of interest on each Class of Securities other than Principal Only Securities and Compound Interest Securities will be made on each Payment Date or Distribution Date as specified in the related Prospectus Supplement. Interest will not be paid or distributed on Compound Interest Securities on a current basis until the date or period specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date. The amount of principal and interest available and payable on each Series on each Payment Date or Distribution Date will be applied to the Classes of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments or distributions on each Class of Securities of a Series will be made on a pro rata, random lot or other selection basis among Securities of such Class, as specified in the related Prospectus Supplement. Any Series may include one or more Classes of "Subordinate Securities," which are subordinated in right and priority to the extent described in the related Prospectus Supplement to the payment of principal and interest to other Classes of Securities of such Series (the "Senior Securities") and may be allocated losses and shortfalls prior to the allocation thereof to any Class of Senior Securities. Securities of a Series will be subject to redemption or repurchase only under the circumstances and according to the priorities described herein and in the related Prospectus

Supplement. It will be a condition to the issuance of any Securities offered by this Prospectus and the related Prospectus Supplement that at the time of sale to the public the Securities be rated "investment grade" by at least one nationally recognized statistical rating organization.

    The Securities of each Series of Securities will be secured by or will represent a beneficial interest in one or more types of mortgage assets ("Mortgage Assets") and other assets (together with the Mortgage Assets, the "Assets") which may include reserve funds, insurance policies, letters of credit, guarantees or other credit support described in the related Prospectus Supplement, or any combination thereof (collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (collectively, "Cash Flow Agreements"). The Mortgage Assets will consist of one or more of the following: (i) mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, including participation interests therein, installment contracts for the sale of such types of properties and mortgage loans insured by the Federal Housing Administration ("FHA Loans") (collectively, "Mortgage Loans") and (ii) certain other types of mortgage assets, including mortgage participation or pass-through certificates or collateralized mortgage obligations ("Mortgage Certificates"). The Mortgage Certificates and Mortgage Loans securing or underlying a Series of Securities will not be guaranteed or insured by any agency or instrumentality of the United States Government unless otherwise stated in the related Prospectus Supplement. See "Assets Securing or Underlying the Securities."

    Bonds of a Series constitute non-recourse obligations of the Issuer and Certificates of a Series evidence an interest in the related Trust Fund only. Neither the Bonds nor the Certificates of a Series are insured or guaranteed by any governmental agency or instrumentality, by any person or entity affiliated with the Company or the Issuer or, unless otherwise specified in the related Prospectus Supplement, by any other person or entity. Each Issuer has or will have no significant assets other than the Mortgage Assets and certain other assets pledged to secure the Bonds or in which the Certificates represent a beneficial interest. See "Special Considerations."

    An election may be made, with respect to any Series of Securities, to treat all or a specified portion of the assets securing such Series or comprising the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") or to treat the arrangement by which a Series of Securities is issued as a REMIC. If such an election is made, each Class of Securities of a Series will consist of either Regular Interests or Residual Interests, as specified in the related Prospectus Supplement. See "Federal Income Tax Considerations."

     An investment in the Securities should be made only after reviewing the risk factors appearing under the caption "Special Considerations" in this Prospectus.

                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE

          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                 The date of this Prospectus is July 25, 1995

                            PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series to be offered thereby and hereby will, among other things, set forth with respect to such Series: (a) whether such Securities are Bonds or Certificates; (b) the initial aggregate principal amount, the Bond Interest Rate or Certificate Interest Rate (or the method for determining it) and the authorized denominations of each Class of such Series; (c) certain information concerning the Assets securing such Series or comprising the Trust Fund, including the principal amount, type and characteristics of such Assets securing such Bonds or comprising the Trust Fund on the date of issue, and, if applicable, the amount of any Reserve Funds for such Series; (d) in the case of Mortgage Assets consisting in whole or in part of Mortgage Certificates, information concerning the Certificate Issuer and Certificate Trustee thereof, the master servicer, if any, and the Underlying Mortgage Loans; (e) the circumstances, if any, under which the Securities of such Series are subject to redemption prior to maturity or repurchase prior to the Final Scheduled Distribution Date; (f) the Stated Maturity of each Class of Bonds or Final Scheduled Distribution Date of each Class of Certificates; (g) the method used to calculate the aggregate amount of principal available and required to be applied to the Securities of such Series on each Payment Date or Distribution Date, as applicable, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of the principal to be so applied; (h) the extent of subordination of any Subordinate Securities; (i) the identity of each Class of Compound Interest Securities, Variable Interest Securities, Planned Amortization Class Securities, Subordinate Securities, Retail Securities, Principal Only Securities, Interest Only Securities and Participating Securities included in such Series, if any, or such other Class of Securities described therein; (j) the principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, as applicable, if the Mortgage Loans underlying or comprising the Mortgage Assets pledged as security for such Series or comprising the Trust Fund were prepaid at various assumed rates; (k) the Payment Dates or Distribution Dates, as applicable, for the respective Classes; (l) the Assumed Reinvestment Rate, if any, and (if applicable) the percentage of Excess Cash Flow to be applied to payments of principal of the Series; (m) relevant financial information with respect to the Mortgagor(s) and the Mortgaged Property underlying the Mortgage Loans, if applicable; (n) information with respect to any required Insurance Policies relating to any Mortgage Loans underlying or comprising the Mortgage Assets; (o) additional information with respect to any Credit Support, Cash Flow Agreements or any other agreements relating to such Series; (p) the plan of distribution of such Series; (q) whether the Securities are to be issuable in registered form or bearer form or both, and if bearer securities are issued, whether bearer securities may be exchanged for registered securities and the circumstances and places for such exchange, if permitted and (r) the rating of each Class of Securities of such Series.

                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Issuer and the Company do not intend to send any financial reports to Holders of Securities.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, American Southwest Financial Securities Corporation, 2390 East Camelback, Suite 225, Phoenix, Arizona 85016, telephone number (602) 381-8960.

                              TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
PROSPECTUS SUPPLEMENT.................................................................    2
ADDITIONAL INFORMATION................................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    2
SUMMARY OF TERMS......................................................................    7
SPECIAL CONSIDERATIONS................................................................   21
  Limited Liquidity...................................................................   21
  Limited Assets......................................................................   21
  Yield and Prepayment Considerations.................................................   22
  Limited Nature of Rating............................................................   23
  Risks Associated With Certain Mortgage Loans and Mortgaged Properties...............   23
  Balloon Payments....................................................................   27
  Delinquent and Non-Performing Mortgage Loans........................................   27
  Limited Number of Mortgage Loans....................................................   27
  Credit Support Limitations..........................................................   27
  Remedies Following Default..........................................................   28
  ERISA Considerations................................................................   29
  Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual
     Interest Certificates............................................................   29
  Book-Entry Registration.............................................................   29
DESCRIPTION OF THE SECURITIES.........................................................   30
  General.............................................................................   30
  The Bonds -- General................................................................   30
  The Certificates -- General.........................................................   30
  Bearer Securities and Registered Securities.........................................   31
  Book-Entry Registration.............................................................   32
  Valuation of Mortgage Assets........................................................   34
  Payments or Distributions of Interest...............................................   34
  Payments or Distributions of Principal..............................................   35
  Redemption of Bonds.................................................................   36
  Termination or Repurchase Respecting Certificates...................................   37
YIELD AND PREPAYMENT CONSIDERATIONS...................................................   38
  General.............................................................................   38
  Timing of Payment or Distribution of Interest.......................................   38
  Principal Prepayments...............................................................   38
  Prepayments -- Maturity and Weighted Average Life...................................   39
  Other Factors Affecting Weighted Average Life.......................................   41
ASSETS SECURING OR UNDERLYING THE SECURITIES..........................................   42
  General.............................................................................   42
  Mortgage Loans......................................................................   43
  Mortgage Certificates...............................................................   48
  Substitution of Mortgage Assets.....................................................   48
  Collection Account..................................................................   49
  Other Funds or Accounts.............................................................   49
  Investment of Funds.................................................................   49
  Credit Support......................................................................   50
  Cash Flow Agreements................................................................   50


                                       4

                                                                                       ----
SERVICING OF MORTGAGE LOANS...........................................................   50
  General.............................................................................   50
  Collection Procedures...............................................................   51
  Payments on Mortgage Loans; Deposits to Custodial Accounts..........................   51
  Advances............................................................................   52
  Maintenance of Insurance Policies...................................................   52
  Realization Upon Defaulted Mortgage Loans...........................................   53
  Modification; Waivers...............................................................   55
  Due-on-Sale and Due-on-Encumbrance Provisions.......................................   55
  Retained Interest; Servicing Compensation and Payment of Expenses...................   55
  Evidence as to Compliance...........................................................   56
  Certain Matters Regarding the Master Servicer and Special Servicer..................   56
CREDIT SUPPORT........................................................................   56
  General.............................................................................   56
  Subordinated Securities.............................................................   57
  Cross-Support Features..............................................................   58
  Insurance on the Mortgage Loans.....................................................   58
  Letter of Credit....................................................................   58
  Guarantee Insurance.................................................................   58
  Reserve Funds.......................................................................   59
DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS........................................   59
  Credit Support With Respect to Mortgage Certificates................................   59
  Mortgage Insurance on the Mortgage Loan.............................................   59
  Hazard Insurance on the Mortgage Loan...............................................   60
FUNDING AGREEMENTS....................................................................   61
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS...............................................   61
  General.............................................................................   61
  Types of Mortgage Instruments.......................................................   62
  Leases and Rents....................................................................   62
  Personal Property...................................................................   62
  Foreclosure.........................................................................   63
  Environmental Legislation...........................................................   68
  Due-on-Sale and Due-on-Encumbrance..................................................   69
  Subordinate Financing...............................................................   70
  Default Interest, Prepayment Charges and Prepayments................................   70
  Applicability of Usury Laws.........................................................   70
  Soldiers' and Sailors' Civil Relief Act of 1940.....................................   71
  Forfeitures in Drug and RICO Proceedings............................................   71
  Alternative Mortgage Instruments....................................................   71
THE INDENTURE.........................................................................   72
  Certain Covenants...................................................................   72
  Modification of Indenture...........................................................   72
  Events of Default...................................................................   73
  Authentication and Delivery of Bonds................................................   75
  Satisfaction and Discharge of the Indenture.........................................   75
  Issuer's Annual Compliance Statement................................................   75
  List of Bondholders.................................................................   75
  Meetings of Bondholders.............................................................   76
  Fiscal Year.........................................................................   76

  Trustee's Annual Report.............................................................   76

                                                                                        Page
                                                                                        ----
THE TRUST AGREEMENT...................................................................   76
  Assignment of Mortgage Assets.......................................................   76
  Repurchase or Substitution of Non-Conforming Loans..................................   77
  Representations and Warranties; Repurchase..........................................   77
  Reports to Certificateholders.......................................................   78
  Events of Default...................................................................   79
  Rights Upon Event of Default........................................................   80
  Duties of the Trustee...............................................................   80
  Amendment of Trust Agreement........................................................   81
  Voting Rights.......................................................................   81
  Lists of Certificateholders.........................................................   81
  Termination.........................................................................   81
THE TRUSTEE...........................................................................   82
THE ISSUER............................................................................   82
  The Company.........................................................................   82
  Owner Trust.........................................................................   83
  Administrator.......................................................................   83
USE OF PROCEEDS.......................................................................   83
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES..........................................   84
FEDERAL INCOME TAX CONSIDERATIONS.....................................................   84
  General.............................................................................   84
  Characterization of Securities......................................................   85
  Taxation of Regular Interest Securities.............................................   85
  Taxation of the REMIC...............................................................   89
  Taxation of Holders of Residual Interest Securities.................................   90
  Administrative Matters..............................................................   93
  Tax Status as a Grantor Trust.......................................................   93
  Tax Treatment of Foreign Investors..................................................   97
STATE AND LOCAL TAX CONSIDERATIONS....................................................   98
ERISA CONSIDERATIONS..................................................................   98
LEGAL INVESTMENT......................................................................  100
PLAN OF DISTRIBUTION..................................................................  101
LEGAL MATTERS.........................................................................  102
FINANCIAL INFORMATION.................................................................  102
GLOSSARY..............................................................................  103

                               SUMMARY OF TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the related

Indenture (the "Indenture") or Trust Agreement (the "Trust Agreement"), as applicable, and the supplemental or terms indenture or agreement with respect to such Series (the "Series Supplement") between the Company or an owner trustee, as the case may be, and a bank, trust company or other fiduciary acting as a trustee and named in the Prospectus Supplement (the "Trustee") for the related Series of Mortgaged-Collateralized Bonds or a trust fund and the Trustee for the related Series of Mortgage Pass-Through Certificates (the Indenture and any Series Supplement relating to Bonds of a Series together are referred to as the "Indenture," and the Trust Agreement and any Series Supplement relating to Certificates together are referred to as the "Trust Agreement").

Securities Offered............  Bonds and Certificates issuable from time to time in one or more series (a "Series"). The
                                Bonds of a Series will represent indebtedness of the issuer (the "Issuer") of such Bonds, secured by the Trust Estate for such Series and the Certificates of a Series will evidence a beneficial ownership interest in the Trust Fund for such Series. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC") Securities, Variable Interest Securities, Retail Securities, Principal Only Securities, Interest Only Securities or Participating Securities. Each Class of a Series of Bonds may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, maturity date, Payment Dates and Bond Interest Rate, and each Class of a Series of Certificates may differ in, among other things, the amount, percentage and timing of distribution of principal, interest or both. Additionally, one or more Classes may consist of Subordinate Securities which are subordinated to other Classes of Securities with respect to the right to receive payments or distributions of principal, interest or both, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, under the circumstances and in such amounts as described herein and in the related Prospectus Supplement. The Securities of each Class will be issued in the minimum denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only. The Bonds may be issued in registered form or bearer form with coupons attached. Bonds in bearer form will be offered only outside the United States to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Description of the Securities -- The Bonds -- General," "-- The Certificates -- General" and "Credit Support -- Subordinated Securities."

Issuer........................  The Issuer with respect to a Series of Bonds will be American Southwest Financial Securities Corporation (the "Company") or an owner trust established by it (the "Owner Trust") for the purpose of issuing one or more Series of Bonds. Each such Owner Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). The Bonds will be non-recourse obligations of the Issuer. The Series Supplement for a particular Series of Bonds may permit the assets pledged to secure the related Bonds to be transferred by the Issuer to a trust or other limited purpose affiliate of the Company, subject to the obligations of the Bonds of such

                                Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

                                The Issuer with respect to a Series of
                                Certificates will be a trust fund (the "Trust Fund") established by the Company for the purpose of issuing one or more Series of Certificates. Such Trust Fund will be created by an agreement (the "Trust Agreement") between the Company, acting as depositor, and a Trustee.

                                The Issuer will not have, nor be expected in the future to have, any significant assets available for payments on a Series of Bonds or distributions on a Series of Certificates, other than the assets pledged as security for a specific Series of Bonds issued by it, or assets deposited into a Trust Fund for a specific Series of Certificates. No Series of Bonds will have any claim against or security interest in the Mortgage Assets pledged to secure any other Series and no Series of Certificates will have a beneficial ownership interest in any other Series.

                                The Company, an Arizona corporation, is a

                                limited-purpose finance subsidiary organized for the purpose of issuing one or more Series of Securities and other similar obligations directly or through one or more Owner Trusts or Trust Funds established by it as depositor (in such capacity, the "Depositor"). Although all of the outstanding capital stock of the Company is owned by American Southwest Affiliated Companies, neither American Southwest Affiliated Companies nor any of its affiliates has guaranteed or is otherwise obligated with respect to any Series, except with respect to any representations and warranties given by any such affiliate as originator, seller or servicer of Mortgage Assets relating to a Series.

                                The Company's principal office is located at 2390 East Camelback Road, Suite 225, Phoenix, Arizona 85016 and its telephone number is (602) 381-8960. See "Special Considerations" and "The Issuer."

Interest Payments or
  Distributions...............  Each Class of a Series of Securities (other than a Class of Principal Only Securities) will accrue interest at the rate set forth in (or, in the case of Variable Interest Securities, as determined by the method described in) the related Prospectus Supplement (the "Bond Interest Rate" with respect to a Series of Bonds and the "Certificate Interest Rate" with respect to a Series of Certificates). Interest on all Securities which bear or receive interest, other than Compound Interest Securities, will be due and payable on the Payment Dates, or distributed on the Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Payments or distributions of interest on a Class of Variable Interest Securities will be made on the dates set forth in the related Prospectus Supplement (the "Variable Interest Payment Dates"). Interest on any Class of Compound Interest Securities will not be paid or distributed currently, but will accrue and the amount of the interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable, through the Accrual Termination Date specified in the related Prospectus Supplement. Following the applicable Accrual Termination Date, interest payments or distributions on such

                                Compound Interest Securities will be made on the Accreted Value thereof. Interest Only Securities may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. As specified in the related Prospectus Supplement, the Notional Amount for Interest Only

                                Securities of a Series will be determined at the time of issuance of such Securities based on the principal balance of another Class or Classes of Securities of such Series that are entitled to receive principal or the Asset Value of the Mortgage Assets or a portion thereof. Such Notional Amount will be adjusted monthly over the life of the Securities based upon adjustments to the principal balance of such other Class or Classes or the Asset Value of such Mortgage Assets. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal. Principal Only Securities will not accrue, and will not be entitled to receive, any interest.

                                Each payment of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the Interest Accrual Period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related

                                Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding. See "Yield and Prepayment Considerations."

                                With respect to any Class of Variable Interest Securities, the related Prospectus Supplement will set forth: (a) the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the manner of determining the initial Bond Interest Rate or Certificate Interest Rate); (b) the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, will be determined from time to time; (c) the periodic intervals at which such determination will be made; (d) the interest rate cap (the "Maximum Variable Interest Rate") or the interest rate floor (the "Minimum Variable Interest Rate"), if any, on the Bond Interest Rate or Certificate Interest Rate for such Variable Interest Securities; and (e) the Variable Interest Period and any other terms relevant to such Class of Securities. See "Description of the Securities -- Payments or Distributions of Interest."

Principal Payments or
  Distributions...............  Principal payments or distributions on the
                                Securities of a Series will be made from amounts available therefor on each Payment Date or Distribution Date, as applicable, in an aggregate amount determined as set forth in the related Prospectus Supplement and will be allocated among the respective Classes of a Series of Securities at the times, in the manner and in the priority set forth in the related Prospectus Supplement.

                                Except with respect to Compound Interest
                                Securities and Interest Only Securities, on each Payment Date or Distribution Date, as applicable, principal payments or distributions will be made on the Securities of a Series in the Principal Payment Amount as determined by a formula specified in the related Prospectus Supplement. If the Series of Securities has a Class of Compound Interest Securities, additional principal payments on the Securities will be made on each Payment Date or Distribution Date, as applicable, in an amount equal to the interest accrued, but not then payable or distributable, on such Class of Compound Interest Securities for the related Interest Accrual Period. If the Series of Securities has a Class of PAC Securities, such PAC Securities will have certain priorities of payment or distribution with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. See "Description of the Securities -- Payments or Distributions of Principal."

Allocation of Losses..........  If so specified in the related Prospectus
                                Supplement, on any Payment Date or Distribution Date, as applicable, on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the aggregate outstanding principal balance of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the aggregate outstanding principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thus reducing the amount of principal payable or distributable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class. See "Description of the Securities -- Payments or Distributions of Principal."
Stated Maturity and
  Final Scheduled Distribution
  Date........................  The "Stated Maturity" for each Class of Bonds of a Series is the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement. The "Final Scheduled Distribution Date" for each Class of Certificates of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely distributions are made on the Mortgage Assets in the related Trust Fund in accordance with their terms. The Final Scheduled Distribution Date of a Class of Certificates may equal the maturity date of the Mortgage Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus Supplement.

                                The actual maturity date of the Securities of a Series will depend primarily upon the level of prepayments with respect to the Mortgage Assets (including the Underlying Mortgage Loans if such Mortgage Assets consist of Mortgage Certificates) securing or underlying such Series of Securities. The actual maturity of any Securities is likely to occur earlier and may occur substantially earlier than its Stated Maturity or Final Scheduled Distribution Date, as applicable, as a result of the application of prepayments to the reduction of the principal balances of the Securities. The rate of prepayments on the Mortgage Assets securing or underlying a Series will depend on a variety of factors, including certain characteristics of such Mortgage Loans and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Special Considerations" and "Yield and Prepayment Considerations."

Redemption of Bonds...........  The Bonds will be redeemable only as follows:

  a. Special Redemption.......  If specified in the related Prospectus
                                Supplement, Bonds of a Series will be subject to special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields, or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds. Any such redemption would be limited to the aggregate amount of all scheduled principal payments and prepayments on the Mortgage Assets received since the last Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment Date. Unless otherwise specified in the related Prospectus Supplement, Special Redemptions of Bonds of a Series will be made in the same priority and manner as principal payments are made on a Payment Date. Bonds subject to Special Redemption will be redeemed on the applicable Special Redemption Date at 100% of their unpaid principal amount plus accrued interest on such principal to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, Bonds of a Series may be subject to Special Redemptions in whole or in part at the Redemption Price following certain defaults under a Credit Support Agreement or other agreement, and in certain other events. See "Description of the Securities -- Redemption of Bonds -- Special Redemption."

  b. Optional Redemption......  To the extent specified in the related
                                Prospectus Supplement, one or more Classes of any Series of Bonds may be redeemed in whole or in part, at the Redemption Price, at the option of the Issuer or of such other person specified in the related Prospectus Supplement. See "Description of the Securities -- Redemption of Bonds -- Optional Redemption."
c. Redemptions of
     Retail Bonds.............  If specified in the related Prospectus
                                Supplement for a Series, one or more Classes of Bonds of a Series ("Retail Bonds") may be subject to mandatory redemption by lot or by such other method set forth in the Prospectus Supplement. The related Prospectus Supplement relating to a Series of Bonds with Retail
                                Securities will set forth Class priorities, if any, and conditions with respect to mandatory redemptions. See "Description of the Securities -- Redemption of Bonds -- Redemption of Retail Bonds."

Optional Termination of
  Trust Fund or Repurchase of
  Certificates................  If so specified in the related Prospectus
                                Supplement, the Depositor, the Servicer or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related

                                Trust Fund by repurchasing all of the assets remaining in the Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Certificates of any Class of the Series is less than the amount or percentage specified in the related Prospectus Supplement. See "Description of the Securities -- Termination or Repurchase Respecting Certificates -- Optional Termination."

                                If so specified in the related Prospectus
                                Supplement, one or more classes of the
                                Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor or of such other person specified in the related Prospectus Supplement, at such times and under the circumstances specified in such Prospectus Supplement and at the repurchase price set forth therein. See "Description of the Securities -- Termination or Repurchase Respecting Certificates -- Optional Repurchase."

                                If so specified in the related Prospectus
                                Supplement, any Class of Certificates may be subject to repurchase at the request of the holders of such Class or to mandatory repurchase by the Depositor (including by random lot). See "Description of the Securities -- Termination or Repurchase Respecting Certificates -- Other Repurchases."

Assets Securing or Underlying
  the Securities..............  Each Series of Bonds will be separately secured by a Trust Estate, and each Series of
                                Certificates will represent beneficial ownership interests in a Trust Fund, in each case consisting of one or more of the assets (the "Assets") described below, as specified in the related Prospectus Supplement.

  a. Mortgage Assets..........  The Mortgage Assets for a Series may consist of any combination of the following, to the extent and as specified in the related Prospectus
                                Supplement:

     (1) Mortgage Loans.......  Mortgage Assets for a Series may consist, in whole or in part, of Mortgage Loans which may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate properties, multifamily residential properties or cooperatively owned multifamily properties consisting of five or more dwelling units and/or mixed residential/commercial properties
                                (collectively, the "Mortgaged Properties") including participations therein. If so specified in the related Prospectus Supplement, Mortgage Loans relating to real estate projects under construction may be included in the Mortgage Assets for a Series. Some Mortgage Loans may be multifamily mortgage loans insured by the Federal Housing Administration. Some Mortgage Loans or Mortgage Loans underlying such participation interests may be delinquent or nonperforming as specified in the related Prospectus Supplement. The Mortgage Assets may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Mortgage Loans (including Underlying Mortgage Loans) may be originated by or acquired from an affiliate of the Issuer and an affiliate of the Issuer may be an obligor with respect to any such Mortgage Loan. Payments on Mortgage Loans securing or underlying a Series of Certificates will be collected by the Trustee or by the Servicer or Master Servicer with respect to such Series, will be remitted to the Trustee as described in the related Prospectus Supplement and will be available in the priority described in the related Prospectus Supplement to make payments on the Securities of such Series.

                                Mortgage Loans may, as specified in the related Prospectus Supplement, have various payment characteristics and may consist of fixed rate loans or ARMs or Mortgage Loans having balloon or other irregular payment features. The related Prospectus Supplement will describe certain characteristics of the Mortgage Loans comprising the Mortgage Assets for a Series, including, without limitation, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Assets; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any credit support relating to the Mortgage Assets; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Property or Commercial Property;
                                (i) the geographic dispersion of Mortgaged
                                Properties securing the Mortgage Loans; (j) the use or type of each Mortgage Property securing a Mortgage Loan and (k) any servicing fees relating to the Mortgage Assets.

                                If permitted by applicable law, the Mortgage
                                Assets also may include Mortgaged Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property"). To the extent specified in the related Prospectus Supplement, the Servicer or the Master Servicer or the Special Servicer, if any, may establish and maintain a trust account or accounts to be used in connection with REO Properties and other Mortgaged Properties being operated by it or on its behalf on behalf of the Trust Estate or Trust Fund, as applicable, by the mortgagor as debtor-in-possession or otherwise. See "Assets Securing or Underlying the Securities -- Mortgage Loans", "Servicing of Mortgage Loans --

                                Maintenance of Insurance Policies" and "--
                                Realization Upon Defaulted Mortgage Loans."

     (2) Mortgage
         Certificates.........  Mortgage Certificates may include (a) private mortgage participation or pass-through
                                certificates representing beneficial interests in certain Mortgage Loans, (b) mortgage certificates issued or guaranteed by FHLMC, FNMA or GNMA, or (c) debt obligations, interest payments on which may be tax-exempt in whole or in part, secured by mortgages. Although individual Mortgage Loans underlying a Mortgage Certificate ("Underlying Mortgage Loans") may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Mortgage Certificates themselves will be so insured or guaranteed only to the extent specified in the related Prospectus Supplement. Payments on the Mortgage Certificates are expected to be distributed to the Trustee or, if applicable, the Paying Agent (on behalf of the Trust Estate or Trust Fund, as applicable) as registered owner of such Mortgage Certificates. If payments with respect to interest on the underlying obligations are tax-exempt, the Prospectus Supplement relating to a Series will disclose the relevant federal income tax characteristics relating to the tax-exempt status of such obligations.

                                The Prospectus Supplement for a Series of
                                Securities secured by or evidencing an interest in Mortgage Certificates will specify, to the extent applicable, (i) the aggregate approximate principal amount and type of any Mortgage Certificates to be included in the Trust Estate or Trust Fund, as applicable, for such Series;
                                (ii) the payment features of such Mortgage
                                Certificates; (iii) certain characteristics of the Underlying Mortgage Loans including (A) the payment features of such Underlying Mortgage Loans (i.e., whether they are fixed interest rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount, if known, of the Underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Mortgage Loans, and

                                (D) the stated maturities of the Underlying
                                Mortgage Loans at origination; (iv) the maximum original term to maturity of the Mortgage Certificates; (v) the weighted average term to maturity of the Mortgage Certificates; (vi) the pass-through or bond rate or ranges thereof for the Mortgage Certificates or formula therefor;
                                (vii) the weighted average passthrough or certificate rate of the Mortgage Certificates or formula therefor; (viii) the issuer of the Mortgage Certificates (the "Certificate Issuer"), the servicer or master servicer of the Mortgage Certificates and the trustee of the Mortgage Certificates (the "Certificate Trustee"); (ix) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, guarantees or overcollateralization, relating to the Underlying Mortgage Loans or to such Mortgage Certificates themselves; (x) the terms on which Underlying Mortgage Loans or the Mortgage Certificates may, or are required to, be repurchased prior to maturity; and (xi) the terms on which substitute Underlying Mortgage Loans may be delivered to replace those initially deposited with the Certificate Trust.

     (3) Determination of
         Asset Value..........  If provided in the applicable Prospectus
                                Supplement, each Mortgage Asset for a Series will be assigned an Asset Value. Generally, the aggregate of the Asset Values of the Mortgage Assets securing a Series of Bonds or deposited in a Trust Fund for a Series of Certificates, when taken together with Credit Support and any cash initially deposited by the Issuer, will equal not less than the original Aggregate Outstanding Principal of such Series. The Asset Value of a Mortgage Asset securing any Series of Bonds or deposited in a Trust Fund for a Series of Certificates is intended to represent the principal amount of Securities of such Series that, based on certain assumptions stated in the related Series Supplement, can be supported by payments on such Mortgage Asset, irrespective of prepayments thereon, together with, depending on the type of Mortgage Asset and method used to determine its Asset Value, reinvestment earnings at the related Assumed Reinvestment Rate, if any, and amounts in any Reserve Fund established for that Series. The Prospectus Supplement for a Series of Securities will set forth the method or methods and related assumptions used to determine Asset Value, if such method is used, for the Mortgage Assets securing or underlying such Series. See "Description of the Securities -- Valuation of Mortgage Assets."

  b. Collection Account.......  Payments on the Mortgage Assets pledged as security for a Series of Bonds or deposited in a Trust Fund for a Series of Certificates, net of certain fees, reimbursements and other amounts specified in the related Prospectus Supplement, will be remitted to a Collection Account to be established with the Trustee, or if the Trustee is not also the Paying

                                Agent, with the Paying Agent, for such Series. Such payments, together with the Reinvestment Income thereon, if any, the amount of cash, if any, initially deposited in the Collection Account by the Issuer together with Reinvestment Income thereon, if any, and any amounts withdrawn from any Reserve Fund established for such Series, will be available to make payments or distributions of principal of and interest on the Securities of such Series on the next Payment Date or Distribution Date, as applicable. Any funds remaining in the Collection Account for a Series immediately following a Payment Date or Distribution Date, as applicable, (unless required to be deposited into one or more Reserve Funds, as described below, or applied to pay certain expenses or other payments provided for in the Indenture or Trust Agreement, as applicable) will be promptly paid as provided in the Indenture or Trust Agreement to the Issuer or, in certain circumstances, to owners of residual interests and, upon such payment, will be released from the lien of the Indenture or Trust Agreement, as applicable. See "Assets Securing or Underlying the Securities -- Collection Account."

  c. Guaranteed Investment
     Contracts and Other Cash
     Flow Agreements..........  The Issuer may obtain and deliver to the Trustee
                                Guaranteed Investment Contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate for the Series. The Issuer also may obtain and deliver to the Trustee certain other agreements such as interest rate swap agreements, interest rate cap or floor agreements or similar agreements (together with

                                Guaranteed Investment Contracts, "Cash Flow
                                Agreements") issued by a bank, insurance company, savings bank, savings and loan association or other entity which reduce the effects of interest rate fluctuations on the Mortgage Assets or the Securities. The principal terms of any such Guaranteed Investment Contract or other Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. Additionally, the related Prospectus Supplement will provide certain information with respect to the issuer of such Guaranteed Investment Contract or other Cash Flow Agreement.

Credit Support................  Credit Support in the form of reserve funds, subordination, overcollateralization, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Mortgage Groups, each securing or underlying a separate Class or Classes of a Series, Credit Support may be provided by a cross-support feature which requires that payments or distributions be made to Securities secured by or representing an interest in one Mortgage Group prior to distributions to Subordinate Securities secured by or representing an interest in another Mortgage Group within the Trust Estate or Trust Fund, as applicable.

                                The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Credit Support" and "Special Considerations" herein.

  a. Subordinate Securities...  A Series of Securities may include one or more

                                Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Payment Date or Distribution Date, as applicable, will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other Credit Support.
                                Such subordination will be in lieu of or in addition to providing insurance policies or other Credit Support with respect to losses arising from such events. The related Prospectus Supplement may specify a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

                                The Prospectus Supplement for a Series of
                                Securities that includes one or more Classes of Subordinate Securities will set forth information concerning the amount of subordination of such Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or be released from the related Trust Estate or Trust Fund, as applicable. If cash flows otherwise distributable to Holders of Subordinate Securities secured by or evidencing an interest in a Mortgage Group will be used as Credit Support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature. See "Credit Support -- Subordinated Securities."

  b. Insurance................  If so specified in the Prospectus Supplement for a Series of Securities, certain insurance policies will be required to be maintained with respect to the Mortgage Loans included in the Trust Estate or Trust Fund, as applicable, for such Series. Such insurance policies may include, but are not limited to, a standard hazard insurance policy or, with respect to FHA Loans, FHA Insurance. See "Credit Support" and

                                "Description of Insurance on the Mortgage
                                Loans." The Prospectus Supplement for a Series will provide information concerning any such insurance policies, including (a) the types of coverage provided by each, (b) the amount of such coverage and (c) conditions to payment under each. To the extent described in the related Prospectus Supplement, certain insurance policies to be maintained with respect to the Mortgage Loans may be terminated, reduced and replaced following the occurrence of certain events affecting the authority or creditworthiness of the issuer. Additionally, such insurance policies may be terminated, reduced or replaced by the Servicer or Master Servicer, if any, provided that no rating assigned to Securities of the related Series offered hereby and by the related Prospectus Supplement is adversely affected, all as set forth in the related Prospectus Supplement.

  c. Letter of Credit.........  If so specified in the Prospectus Supplement for a Series of Securities, Credit Support for such Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit support. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments thereunder.

                                The maximum liability of an L/C Bank under its letter of credit will be an amount equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Mortgage Loans in the Trust Estate or Trust Fund, as applicable, or one or more Classes of Securities of the related Series (the "L/C Percentage"). The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified therein, as set forth in the related Prospectus Supplement. See "Credit

                                Support -- Letter of Credit."

  d. Payment Guarantee
     Insurance................  If so specified in the Prospectus Supplement for a Series of Securities, Credit Support for such Series may be provided by an insurance policy or surety bond ("Payment Guarantee Insurance") issued by one or more insurance companies or sureties. Such Payment Guarantee Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. See "Credit Support -- Guarantee Insurance."

  e. Reserve Funds............  If so specified in the Prospectus Supplement for a Series of Securities, the Issuer may deposit in one or more reserve funds (collectively, the "Reserve Funds") for such Series cash, Eligible Investments, demand notes or a combination thereof in the aggregate amount, if any, specified in such Prospectus Supplement. Any Reserve Funds for a Series also may be funded over time through application of a specified amount of cash flow, to the extent described in the related Prospectus Supplement. Such Reserve Fund may be established to increase the likelihood of the timely distributions on the Securities of such Series or to reduce the likelihood of a Special Redemption with respect to any Series of Bonds. Reserve Funds may be established to provide protection against certain losses or delinquencies in addition to or in lieu of other Credit Support. Amounts on deposit in any Reserve Fund for a Series, together with (if so specified in the related Prospectus Supplement) the Reinvestment Income thereon, if any, will be applied for the purposes, if the manner and to the extent provided by the related Prospectus Supplement.

                                On each Payment Date or Distribution Date, as applicable, for a Series, all amounts on deposit in any Reserve Funds for such Series in excess of the amounts required to be maintained therein by the related Indenture or Trust Agreement, as applicable, may be released from the Reserve Funds and will not be available for future payments or distributions on the Securities of such Series. Additional information concerning any Reserve Funds, including whether any such Reserve Fund is a part of the Trust Estate or Trust Fund, as applicable, the circumstances under which moneys therein will be applied to make distributions to Bondholders or Certificateholders, as applicable, the balance required to be maintained in such Reserve Funds, the manner in which such required balances will decrease over time and the manner of funding any such Reserve Fund, will be set forth in the related Prospectus Supplement. See "Credit Support -- Reserve Funds."

  f. Overcollateralization....  If so specified in the Prospectus Supplement for a Series of Securities, such Series may be structured such that the outstanding principal balances or aggregate Asset Value of the Mortgage Assets securing or underlying a Series may exceed the aggregate outstanding principal amount of the Securities of such Series, thereby resulting in overcollateralization. See "Description of the Securities -- Valuation of Mortgage Assets."

Servicing Agreements..........  Various Servicers will perform certain servicing functions with respect to the Mortgage Loans comprising Mortgage Assets or Underlying Mortgage Loans for a Series. In addition, if so specified in the related Prospectus Supplement, a Master Servicer identified in the related Prospectus Supplement may service Mortgage Loans directly or indirectly or administer and supervise the performance by the Servicers of their duties and responsibilities under separate Servicing Agreements. Each Servicer must meet the requirements of the Master Servicer, if any, and be approved by the Issuer, and, if specified in the related Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller-servicer of mortgage loans and, in the case of FHA Loans, by HUD as an FHA mortgagee. Each Servicer will be obligated under a Servicing Agreement to perform customary servicing functions and may be obligated to advance funds to cover certain payments not made by the Mortgagors to the extent described herein and in the related Prospectus Supplement. The Master Servicer, if any, may, if so specified in the related Prospectus Supplement, be obligated to advance funds to cover any required Advances not made by the Servicers to the extent that, in the judgment of the Master Servicer, such Advances are recoverable under the Insurance Policies, any Credit Support or from the proceeds of liquidation of the Mortgage Loans or as provided in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions to and any limitations on such Advances and the conditions under which such Advances will be recoverable. With respect to any such Series, the Issuer may (i) enter into a standby agreement with an independent standby Servicer acceptable to each Rating Agency rating such Securities providing that such standby Servicer will assume the Servicer's or Master Servicer's obligations in the event of a default by the Master Servicer or Servicer or (ii) obtain a servicer performance bond acceptable to each Rating Agency rating such Securities that will guarantee certain of the Servicer's or Master Servicer's obligations. The Issuer will assign to the Trustee its rights under any Master Servicing Agreement and any Servicing Agreements so provided with respect to a Series as security for the Securities. See "Assets Securing or Underlying the Securities -- Mortgage Loans" and "Servicing of Mortgage Loans."

Special Servicer..............  If so specified in the Prospectus Supplement for a Series of Securities, to the extent a Mortgage Loan on or after the Closing Date meets certain criteria set forth in the related Prospectus Supplement, (i) all or a portion of the servicing responsibilities with respect to such Mortgage Loan may be transferred to a Special Servicer or (ii) the Special Servicer will provide advisory services with respect to the servicing of such Mortgage Loan. See "Servicing of Mortgage Loans."

Federal Income Tax
  Considerations..............  The applicable Prospectus Supplement will state whether a real estate mortgage investment conduit (a "REMIC") election will be made with respect to each Series of Securities. Securities of a Series for which a REMIC election has been made will be designated as "regular interests" in a REMIC ("Regular Interest Securities") or as "residual interests" in a REMIC ("Residual Interest Securities").

                                The Prospectus Supplement for a Series of
                                Securities may specify that the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be
                                treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Loans (and the arrangement pursuant to which the Mortgage Loans will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualifications as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders, as applicable, of any such Series will be described in the related Prospectus Supplement.

                                Compound Interest Securities and Principal Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Bondholder or Certificateholder, as applicable, will be required to include the original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the Holder will be entitled to make an election to amortize such premium on a constant yield method. Securities constituting regular or residual interests in a REMIC will generally represent "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "loans secured by an interest in real property" for domestic building and loan associations and "real estate assets" for real estate investment trusts to the extent that the underlying mortgage loans and interest thereon qualify for such treatment. Non-REMIC Securities will not qualify for such treatment.

                                A Holder of a Residual Interest Security will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain circumstances, the Holder of a Residual Interest Security may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest Security (i) except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and
                                (iii) for a foreign Holder, may not qualify for exemption from or reduction of withholding. Further, individual Holders are subject to limitations on the deductibility of expenses of the REMIC. See "Federal Income Tax Considerations."

Legal Investment..............  The Prospectus Supplement for a Series of
                                Securities will state whether the Securities of such Series will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "Legal Investment."

Use of Proceeds...............  The Issuer will use the net proceeds from the sale of a Series of Securities to (i) purchase Mortgage Assets securing or underlying such Securities, (ii) repay indebtedness incurred by the Issuer or Depositor to acquire the Mortgage Assets securing or underlying such Securities,
                                (iii) establish any Reserve Funds described in the related Prospectus

                                Supplement, (iv) pay costs of structuring, guaranteeing and issuing such Securities or (v) fund loans to each Finance Company participating in such Series of Securities pursuant to Funding Agreements with such Finance Companies. See "Funding Agreements." If so specified in the Prospectus Supplement for a Series of Securities, the purchase of the Mortgage Assets securing or underlying such Series may be effected by an exchange of Securities of such

                                Series with the seller of such Mortgage Assets. See "Use of Proceeds."

Ratings.......................  It will be a condition to the issuance of any
                                Securities offered by this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one Rating Agency. The rating or ratings applicable to Securities of each Series will be as set forth in the related Prospectus Supplement.

                                A security rating should be valuated
                                independently of similar ratings of different types of securities. A security rating does not address the effect of the rate of prepayment on Mortgage Loans comprising or underlying the Mortgage Assets or the effect that reinvestment rates may have on the yield to investors in the Securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. See "Special Considerations."

                            SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

Limited Liquidity

     There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such Series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Furthermore, secondary purchasers may look only to the Prospectus Supplement attached hereto and to the reports to Holders of Securities delivered pursuant to the Indenture or Trust Agreement, as applicable, and as described herein under the heading "Description of the Securities -- General," "-- The Bonds -- General" and "-- The Certificates -- General" for information concerning the Securities. If specified in the related Prospectus Supplement, the Holder of a Security will have optional redemption or early termination rights, as applicable. The Bonds are subject to redemption, and the Certificates are subject to early termination or repurchase, by the Issuer or Depositor (or other person specified in the related Prospectus Supplement) only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities -- Redemptions of Bonds" and "-- Termination or Repurchase Respecting Certificates."

Limited Assets

     The Issuer will not have, nor is expected in the future to have, any significant assets available for payments on a Series of Securities other than the assets in the Trust Estate or Trust Fund, as applicable, for a specific Series. The Bonds will be non-recourse obligations of the Issuer, payable solely from the Mortgage Assets and other assets pledged to secure such Series. No Series will have any claim against or security interest in the Mortgage Assets pledged to secure any other Series. If the Mortgage Assets and other assets securing a Series of Bonds are insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency.

     The Trust Fund for a Series of Certificates will be the only available source of funds to make distributions on the Certificates of such Series. The only obligations, if any, of the Depositor with respect to the Certificates of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If the Depositor were required to repurchase a Mortgage Loan deposited in the Trust Fund for a Series of Certificates, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Mortgage Loan or the Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases.

     Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any Reserve Funds, may be withdrawn under certain conditions and circumstances described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be pledged to, or available for, future payments or distributions of principal of or interest on the Securities. If so specified in the Prospectus Supplement for a Series of Securities, on any Payment Date or Distribution Date, as applicable, for such Series on which the principal balance of the Mortgage Assets securing or underlying such Series is reduced due to losses on such Mortgage Assets, (i) the amount of such losses will be allocated first to reduce the aggregate outstanding principal balance of the Subordinate Securities or other subordination, if any, and thereafter to reduce the aggregate outstanding principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thereby reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal balance of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class or will be allocated in accordance with such other selection basis specified in the related Prospectus Supplement.

Yield and Prepayment Considerations

     Prepayments on the Mortgage Loans and Underlying Mortgage Loans (the prepayments on which will affect the payments on the Mortgage Certificate secured thereby or representing an interest therein) for a Series of Securities (including prepayments resulting from modifications, defaults or liquidations or repurchases due to certain breaches of representations and warranties) and other principal payments (including Balloon Payments) generally will result in a faster rate of principal payments on such Securities than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Loans and Underlying Mortgage Loans will affect the average life of each Class secured thereby or representing an interest therein, as applicable, and the extent to which each such Class is paid prior to its Stated Maturity or Final Scheduled Distribution Date. The actual maturity of or final distribution on any Class could occur significantly earlier than its Stated Maturity or Final Scheduled Distribution Date. There can be no assurance as to the rate of prepayment on the Mortgage Assets securing or underlying any Series of Securities, or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. The actual maturity of the Bonds or final distribution on the Certificates of a Series also will be affected by the extent to which Excess Cash Flow is applied to payments or distributions of principal on Bonds or Certificates, as applicable. A Series of Securities may include Classes of PAC Securities or other Securities with priorities of payment and, as a result, yields on the other Classes of Securities of such Series may be more sensitive to prepayments on the Mortgage Loans or Underlying Mortgage Loans, as applicable. A Series may include a Class offered at a significant premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Loans and Underlying Mortgage Loans and, in the case of a premium Class, where the amount of interest payable with respect to such Class is extremely disproportionate to principal, a Holder might, in some prepayment scenarios, fail to recoup its original investment. See "Yield and Prepayment Considerations."

     Any changes in the average life of a Security may adversely affect the yield to Holder of a Security. Prepayments resulting in a shortening of the average life of any Security may be made at a time of low interest rates when a Holder may be unable to reinvest the resulting payments of principal on its Security at a rate comparable to the rate payable on such Securities, while delays and extension resulting in a lengthening of the weighted average life of any Security may occur at a time of high interest rates when a Holder may have been able to reinvest principal payments that would otherwise have been received by it at higher rates.

     Prepayments on the Mortgage Loans and Underlying Mortgage Loans will be influenced by the prepayment provisions of the related notes and also may be affected by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the difference between the interest rates on the Mortgage Loans and Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans and Underlying Mortgage Loans, the rate of prepayment on the Mortgage Loans and Underlying Mortgage Loans (and particularly on Mortgage Loans and Underlying Mortgage Loans with fixed mortgage interest rates or with minimum adjustable mortgage interest rates that are higher than prevailing interest rates) would be expected to increase. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the Mortgage Loans and Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Some of the Mortgage Loans and Underlying Mortgage Loans have lockout periods or prepayment premiums or penalties which could be a deterrent to prepayments.

     Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. If a Mortgage Loan has a Balloon Payment due at maturity, the ability of the borrower to make the Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. Thus, there is a risk that a Mortgage Loan having a Balloon Payment may default at maturity, or that the Servicer or Special Servicer of such a Mortgage Loan may extend its maturity in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.

Limited Nature of Rating

     Any rating assigned to the Securities of a Series by a Rating Agency will reflect such Rating Agency's assessment solely of the likelihood that Holders of such Securities will receive payments or distributions, as applicable, required to be made under the Indenture or Trust Agreement, as the case may be. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Mortgage Loans underlying or comprising the Mortgage Assets will be made by Mortgagors or of the degree to which the rate of such prepayments might differ from that originally anticipated. Such rating will not address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that investors purchasing a Security at a significant premium might fail to recoup their initial investment under certain prepayment scenarios.

     The amount of Assets required to be included in the Trust Estate or Trust Fund for a Series of Securities, including any applicable Credit Support, will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Support required with respect to each Series of Securities. There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience generally nor any assurance that the data derived from a large pool of mortgages will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such analysis may be based upon the value of the property underlying the Mortgage Assets. There can be no assurance that such value will accurately reflect the future value of the property and, therefore, whether or not the Securities will be paid in full.

     Certain legal aspects of the Mortgage Loans comprising or underlying Mortgage Assets for a Series will be described in the related Prospectus Supplement.

Risks Associated With Certain Mortgage Loans and Mortgaged Properties

General

     Mortgage Loans made with respect to Multifamily or Commercial Property may entail risks of loss in the event of delinquency and foreclosure that are greater than similar risks associated with traditional single-family property. Multifamily and commercial lending typically involves larger loans to a single obligor or groups of related obligors than residential one- to four-family mortgage loans. Many of the Mortgage Loans may be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of an obligor default, recourse may be had only against the specific Multifamily or Commercial Property and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the obligor's other assets. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation." With respect to those Mortgage Loans that provide for recourse against the Borrower and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property. The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates; real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors which are beyond the Master Servicer's or the Special Servicer's, if any, control. Although the Servicer or the Master Servicer is obligated to cause standard hazard insurance to be maintained with respect to each Mortgage Loan, insurance with respect to extraordinary hazards such as earthquakes and floods generally is not required to be maintained, and insurance is not available with respect to many of the other risks listed above. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Properties or Multifamily Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets for a particular Series and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to the Mortgage Assets for a Series. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the Holders of one or more Classes of the Securities of the related Series. See "Credit Support."

Dependence on Operations of Mortgaged Properties

     The repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying real estate. If the net operating income from the project is reduced (for example, if rental or occupancy rates decline or real estate and personal property tax rates or other operating expenses increase), the obligor's ability to repay the loan may be impaired. Even where the net operating income generated by a Mortgaged Property is currently sufficient to cover debt service payments on the related Mortgage Loan, there can be no assurance that this will continue to be the case in the future. In the case of an adjustable rate Mortgage Loan, an increase in the Mortgage Interest Rate will increase the debt service and could impair the Borrower's ability to repay the Mortgage Loan. Net operating income from a real estate project may be reduced, and the Borrower's ability to repay the loan impaired, as a result of an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. A number of the Mortgage Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the obligor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. The performance of a Mortgage Loan secured by an income-producing property lease by the Mortgagor to tenants as well as the liquidation value of such Mortgaged Property may be dependent upon the business operated by such tenants in connection with such Mortgaged Property, the creditworthiness of such tenants or both; the risks associated with such Mortgage Loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

     To the extent specified in the Prospectus Supplement for a Series of

Securities, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the obligor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the obligor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cashflows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the obligor, the lender's ability to collect rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" and " -- Bankruptcy Laws."

Obligor Default

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or Special Servicer, if any, will have considerable flexibility to extend and modify Mortgage Loans which are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. See "Certain Legal Aspects of the Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation." With respect to those Mortgage Loans that provide for recourse against the Borrower and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property. In addition, the Master Servicer or Special Servicer, if any, may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Master Servicer or Special Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payments of a workout fee to the Master Servicer or Special Servicer will increase the present value of receipts from or proceeds of Mortgage Loans which are in default or as to which a default is reasonably foreseeable. To the extent losses on such Mortgage Loans exceed levels of available Credit Support, the Holders of the Securities of a Series may experience a loss. See "Servicing of Mortgage Loans -- Maintenance of Insurance Policies" and "Credit Support."

     Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The Mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Foreclosure Considerations

     In the event of the foreclosure of a Mortgage Loan, the court may impose equitable principles to limit the remedies available to the mortgagee. In particular, a court may alter the specific terms of a Mortgage Loan, may require that the Mortgage Loan be reinstated or that the payments thereunder be recast, or may limit the right to foreclose if the default under the Mortgage is not monetary. In addition, a foreclosure action is subject to the delays and expenses of litigation if defenses or counter-claims are raised. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Equitable Limitations on Enforceability of Certain Provisions."

     Because potential buyers may be unwilling to purchase a mortgaged property at a foreclosure sale due to, among other reasons, redemption rights and a bankruptcy court's ability to rescind the sale as a fraudulent conveyance, the lender often will purchase the mortgaged property and thereafter be subject to the obligations, including those represented by any mortgages senior or prior to the lien foreclosed, and risks of ownership of the property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Public Sale" and " -- Rights of Redemption."

Leaseholds

     Mortgage Loans may be secured by leasehold mortgages that are subject to the risk that the ground leases creating the leasehold estate could terminate in the event, among other reasons, of a breach or default of the ground lease by the ground lessee or of a bankruptcy of the ground lessee or ground lessor. If the ground lease is terminated, the leasehold mortgagee is subject to the risk of losing its security. See "Certain Legal Aspects of Mortgage Loans -- Leaseholds."

Subordinate Financing

     If a Borrower encumbers a Mortgaged Property with additional liens junior to the Mortgage Loan, the Mortgage Loan will become subject to the risk that the existence of junior liens and actions taken by junior lenders could impair the security available to the senior lender and interfere with or delay the taking of action by the senior lender. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing".

Bankruptcy Considerations

     In the event that the Mortgagor of a Mortgage Loan securing or underlying a Series of Securities were to become a debtor in a case (a "Bankruptcy Case") seeking reorganization or other relief under the United States Bankruptcy Code (the "Bankruptcy Code"), a delay or substantial reduction in payments due under such Mortgage Loan may occur and the Mortgagor would probably have insufficient funds to make all required payments on such Mortgage Loan. Such events also would delay foreclosure on the related Mortgaged Property and delay payment on the Securities of such Series until the conclusion of such Bankruptcy Case. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Anti-Deficiency Legislation" and "-- Bankruptcy Laws."


Enforceability of Due on Sale and Due on Encumbrance Provisions

     As specified in the Prospectus Supplement for a Series of Securities, the Mortgage Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interests in the Mortgaged Property. Such clauses are generally enforceable subject to certain exceptions. See "Certain Legal Aspects of Mortgage Loans -- Due on Sale and Due on Encumbrance."

     If specified in the Prospectus Supplement for a Series of Securities, the Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. See "Certain Legal Aspects of Mortgage Loans -- Due on Sale and Due on Encumbrance."

Environmental Risks

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgaged property. The Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, may not acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation unless (a) the Servicer, the Master Servicer or the Special Servicer, as applicable, has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions or (b) such other conditions specified in the Prospectus Supplement have been satisfied. There can be no assurance, however, as to the ultimate level of protection, if any, afforded by any such environmental report. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation."


Condemnation

     The aggregate initial Asset Values of the Mortgage Loans for such Series, when taken together with any cash deposits, Credit Support or Reinvestment Income as specified in the related Prospectus Supplement, generally will exceed the aggregate initial principal amount of the Securities of such Series. However, in the event the United States Government, or a state government, "takes" a Mortgaged Property relating to any such Mortgage Loans by the exercise of its power of eminent domain, there can be no assurance that the just compensation therefor, as determined by a court, will equal or exceed the Asset Value attributable to such Mortgage Loan or the unpaid principal and accrued interest due on the Securities of such Series supported thereby, together with any other expenses or liabilities payable with respect thereto.

Balloon Payments

     Certain of the Mortgage Loans as of the Cut-Off Date may not be fully amortizing over their terms to maturity, and, thus, will have substantial principal balances ("Balloon Payments") due at their stated maturity. Mortgage Loans with Balloon Payments involve a greater degree of risk because the ability of an obligor to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the obligor's equity in the related Mortgaged Property, the financial condition of the obligor and the operating history of the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real estate projects generally.

Delinquent and Non-Performing Mortgage Loans

     If so specified in the related Prospectus Supplement, management of REO Properties or servicing with respect to Mortgage Loans that have become past due or nonperforming will be transferred to the Special Servicer as of the Closing Date. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or non-performing Mortgage Loans or to such REO Properties. Investors should consider the risk that the inclusion of such Mortgage Loans or such REO Properties in the Mortgage Assets may affect the rate of defaults and prepayments on such Mortgage Loans and the yield on the Securities of such Series. See "Assets Securing or Underlying the Securities -- Mortgage Loans."

Limited Number of Mortgage Loans

     It is likely that the Assets will consist of only a limited number of

Mortgage Loans that may be to the same Mortgagor. As a result of this lack of diversity, losses or prepayments on, or modifications of, the Mortgage Loans or the leases may have a greater effect on yield to the Holders of the Securities of the related Series than might otherwise be the case had there been a greater number or degree of diversity in the Mortgage Loans and the Mortgagors thereunder. See "Yield and Prepayment Considerations."

Credit Support Limitations

     The amount, type and nature of insurance policies, subordination, Payment Guarantee Insurance, letters of credit, overcollateralization, Reserve Funds and other Credit Support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of Credit Support required with respect to each Series of Securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreseeable or loss experience of any particular pool of Mortgage Loans.

     In addition, if principal payments on the Securities of a Series are made in a specified order of priority, any limits with respect to the aggregate amounts of claims under any related insurance policy, letters of credit or other Credit Support may be exhausted before the principal of the lower priority Classes has been repaid. As a result, the impact of significant losses on the Mortgage Assets may bear primarily upon the Securities of the later maturing Classes.

     The Prospectus Supplement for a Series will describe any Reserve Funds, insurance policies, letters of credit, subordination, Payment Guarantee Insurance, overcollateralization or other Credit Support relating to the Mortgage Assets or to the Securities of such Series. Use of such Reserve Funds and payments under such insurance policies, Payment Guarantee Insurance, letters of credit or other third-party Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Reserve Funds, insurance policies, letters of credit or other Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by the Issuer, the Master Servicer or other parties. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Series"), holders of Securities issued with respect to any of such Covered Series will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Series prior to such Covered Series receiving any of its intended share of such coverage. The obligations of the issuers of any Credit Support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof only if so specified in the Prospectus Supplement for a

Series of Securities. A Series of Securities may be secured by or represent an interest in Mortgage Assets having an Asset Value in excess of the principal amount of the Securities or Excess Cash Flow may be applied to create overcollateralization. Alternatively, a Series of Securities may include one or more Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Such overcollateralization will be at amounts established by the Rating Agency rating the Series based on an assumed level of defaults, delinquencies, other losses, application of Excess Cash Flow or other factors. There can, however, be no assurance that the loss experience on the Mortgage Assets securing or underlying the Securities will not exceed such assumed levels, adversely affecting the ability of the Issuer to meet debt service or distribution requirements on the Securities. Although overcollateralization and subordination are intended to reduce the risk of delinquent payments or losses to Holders of Senior Securities, the amount of overcollateralization or subordination, as the case may be, will be limited and will decline under certain circumstances and any related Reserve Fund could be depleted in certain circumstances. See "Description of the Securities," "Assets Securing or Underlying the Securities" and "Credit Support."

Remedies Following Default

     The market value of the Mortgage Assets securing or underlying a Series will fluctuate as general interest rates fluctuate. Following an Event of Default with respect to a Series of Bonds, there is no assurance that the market value of the Mortgage Assets securing such Series of Bonds will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable thereon. If the Mortgage Assets securing a Series of Bonds are sold by the Trustee following an Event of Default, the proceeds of such sale may be insufficient to pay in full the principal of and interest on such Bonds. However, in certain events the Trustee may be restricted from selling the Mortgage Assets securing a Series of Bonds. See "The Indenture -- Events of Default."

     In addition, upon an Event of Default with respect to a Series of Bonds and a resulting sale of the Mortgage Assets securing such Bonds, the proceeds of such sale typically will be applied first to the payment of certain amounts due to the Trustee and certain other expenses or reimbursements prior to the application of such proceeds as specified in the related Prospectus Supplement the payment of accrued interest on, and the outstanding principal of, such Bonds (including interest on and the aggregate outstanding principal balance of any Residual Interest Bond) as specified in the related Prospectus Supplement. Consequently, in the event of any such Event of Default and sale of Mortgage Assets, any Classes on which principal payments have previously been made may have, in the aggregate, a greater proportion of their principal repaid than will Classes on which principal payments have not previously been made.

     In the event the principal of the Securities of a Series is declared due and payable, the Holders of any such Securities issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the federal Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("accrued value"). There is no assurance as to how such accrued value would be determined if such event occurred.


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

ERISA Considerations

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See "ERISA Considerations."

Certain Federal Tax Considerations Regarding Residual Interest Bonds and Residual Interest Certificates

     Holders of Residual Interest Bonds and Residual Interest Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC regardless of the amount or timing of their receipt of cash payments as described in "Federal Income Tax Considerations -- Residual Interests in a REMIC." Accordingly, under certain circumstances, Holders of Securities which constitute Residual Interest Bonds and Residual Interest Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Bonds and Residual Interest Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all Classes of Bonds or Certificates of the related Series have been reduced to zero, even though Holders of Residual Interest Bonds and Residual Interest Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Holder of a Residual Interest Bond's or Residual Interest Certificate's share of the REMIC taxable income may be treated as "excess inclusion" income to such Holder which
(i) generally, will not be subject to offset by losses from other activities,
(ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign Holder, will not qualify for exemption from withholding tax. Individual Holders of Securities constituting Residual Interest Bonds and Residual Interest Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Interest Bonds and Residual Interest Certificate are subject to certain restrictions on transfer. Because of the special tax treatment of residual interest, the taxable income arising in a given year on a Residual Interest Bond and Residual Interest Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Bond and Residual Interest Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Book-Entry Registration

     If so provided in the Prospectus Supplement of a Series of Securities, one or more Classes of the Securities will be initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), the nominee for The Depository Trust Company ("DTC"), and will not be registered in the names of the Holders of Securities or their nominees. While the Securities are in book-entry form, a Holder of a Security will be able to exercise the rights of a "Holder" under the Indenture or Trust Agreement, as applicable, only indirectly through DTC and its participating organizations. Because transfers and pledges of Securities in book-entry form can be effected only through book-entries at a depository through depository participants, the liquidity of the secondary market for book-entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book-entry form in the name of depository participants and the ability to pledge book-entry Securities may be limited due to lack of a physical certificate. Beneficial owners of book-entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Trustee to the depository who will then forward payment to the depository participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of the depository or of a depository participant in whose name Securities are recorded, the ability of beneficial owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on book-entry Securities may be impaired. See "Description of the Securities -- Book-Entry Registration."

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

                        DESCRIPTION OF THE SECURITIES

General

     The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture or Trust Agreement, as applicable, and the Prospectus Supplement relating to each Series. When particular provisions or terms used in the Indenture or Trust Agreement are referred to, such provisions or terms shall be as specified in the Indenture or Trust Agreement.

The Bonds -- General

     The Bonds will be issued in Series pursuant to an Indenture between the Company and a bank or trust company qualified under the TIA and named in the related Prospectus Supplement for a Series as Trustee, or as Owner Trustee, each such Indenture as supplemented by or as incorporated by reference by a Series Supplement with respect to each Series. A copy of the form of Indenture has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Series Supplement for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

     The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Series may be issued thereunder up to the aggregate principal amount specified in the related Series Supplement that may be authorized from time to time by the Issuer. Each Series will consist of one or more Classes, one or more of which may be Compound Interest Bonds, Variable Interest Bonds, Retail Bonds, Planned Amortization Class Bonds, Principal Only Bonds, Interest Only Bonds or Participating Bonds. A Series also may include one or more Classes of Subordinate Bonds. If so specified in the related Prospectus Supplement, such Subordinate Bonds may be offered hereby and by the related Prospectus Supplement.

     Each Class of a Series will be issued in registered or bearer form, as designated in the related Prospectus Supplement for a Series, in the minimum denominations specified in the related Prospectus Supplement. See "Description of the Securities -- Bearer Securities and Registered Securities." The Bonds of each Series will be issued in fully registered certificated or book-entry form in the minimum denominations for each Class specified in the related Prospectus Supplement. The Bonds of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

     One or more Classes of Bonds of a Series ("Book-Entry Bonds") may be issued in fully registered book-entry form. Such Book-Entry Bonds will be represented by a single certificate for each Class of such Bonds registered in the name of the nominee of the depository for such Book-Entry Bonds. The depository for a Class of Book-Entry Bonds and its nominee will be specified in the related Prospectus Supplement. Payment and transfer procedures for Book-Entry Bonds will be specified in the related Prospectus Supplement.

     The Paying Agent specified in the Prospectus Supplement for a Series of Bonds will make payments of principal and interest on the Bonds of such Series by checks mailed to registered Holders of such Bonds as of the record date set forth in the related Prospectus Supplement at their addresses appearing on the books and records of the Issuer, except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final payments in retirement of each Class of Bonds of a Series in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose.

The Certificates -- General

     The Certificates will be issued in Series pursuant to separate Trust Agreements between the Depositor, the Master Servicer and a bank or trust company qualified under the TIA (if required) and named in the Prospectus Supplement for a Series. A form of Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement relating to a Series of

Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within 15 days following the issuance of such Series of Certificates.

     Each Series of Certificates will consist of one or more Classes, one or more of which may consist of Compound Interest Certificates, Variable Interest Certificates, Interest Only Certificates, Principal Only Certificates, Residual Interest Certificates or Planned Amortization Class Certificates. A Series of Certificates also may include one or more Classes of Subordinate Certificates.

     Each Series will be issued in fully registered or bearer form, in the minimum original amount or notional amount for Certificates of each Class specified in the related Prospectus Supplement. The transfer of the Certificates may be registered, and the Certificates may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "Description of the Securities -- Bearer Securities and Registered Securities."

     Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates will be made on each Distribution Date as set forth in the related Prospectus Supplement.

     Distributions of principal and interest on Certificates of a Series in registered form will be made by check mailed to Certificateholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the Certificate Register, except that (a) distributions may be made by wire transfer (at the expense of the Certificateholder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. Notice of the final distribution on a Certificate will be mailed to the Holder of such Certificate before the Distribution Date on which such final distribution in retirement of the Certificate is expected to be made.

     The Trustee will include with each distribution on a Certificate a statement showing, among other things, the allocation of such payment to interest, if any, and principal, if any, and the remaining unpaid principal amount of a Certificate of each Class having the minimum denomination for Certificates of such Class of that Series, the amount of Advances made by the Servicer or Master Servicer, the amount of servicing compensation paid with respect to the Mortgage Assets, the aggregate principal balance of delinquent and foreclosed Mortgage Loans and REO Property, the realized losses for the Mortgage Assets, if applicable, the number and aggregate principal balance of Deleted and Substitute Mortgage Loans, and on each Distribution Date prior to the commencement of principal payments on a Class of Compound Interest Securities, the aggregate unpaid principal amount of each Class of Certificates, the interest accrued since the prior Distribution Date and added to the principal of a Compound Interest Certificate having the minimum denomination for Certificates of such Class and the new principal balance of such Certificate. See "The Trust Agreement -- Reports to Certificateholders."


Bearer Securities and Registered Securities

     Generally, the Securities will be issuable as registered securities without coupons. If so provided with respect to a Series of Securities, Securities of such Series will be issuable solely as bearer securities with coupons attached or as both registered securities and bearer securities. Any such bearer securities will be issued in accordance with U.S. tax and securities laws then applicable to the sale of such securities.

     Unless applicable law at the time of issuance of any bearer securities provides otherwise, in connection with the sale during the "restricted period" as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations (generally, the first 40 days after the Closing Date and, with respect to unsold allotments, until sold) no bearer security shall be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A bearer security in definitive form may be delivered only if the person entitled to receive such bearer security furnishes written certification, in the form required by the Indenture or Trust Agreement, as applicable, to the effect that such bearer security is not owned by or on behalf of a United States person (as defined under "Limitations on Issuance of Bearer Securities"), or, if a beneficial person (i) acquired and holds the bearer security through a foreign branch of a United States financial institution, (ii) is a foreign branch of a United States financial institution purchasing for its own account or resale (and in either case (i) or (ii), such financial institution agreed to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is a financial institution purchasing for resale during the restricted period only to non-United States persons outside the United States. See "Limitations on Issuance of Bearer Securities."

     Registered securities of any Series (other than in book-entry form) will be exchangeable for other registered securities of the same Series and of a like aggregate principal amount and tenor but of different authorized denominations. In addition, if specified in the related Prospectus Supplement, if Securities of any Series are issuable as both registered securities and as bearer securities, at the option of the Holder, upon request confirmed in writing, and subject to the terms of the Indenture or Trust Agreement, as the case may be, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such Series will be exchangeable into registered securities of the same Series of any authorized denominations and of a like aggregate principal amount and tenor. Any bearer security surrendered in exchange for a registered security between the relevant record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture or Trust Agreement, as the case may

be. Bearer securities will not be issued in exchange for registered securities. If Securities of a Series are issuable as bearer securities, the Issuer will be required to maintain a transfer agent for such Series outside the United States.

     As specified in an applicable Prospectus Supplement, payment or distribution of principal of and interest on bearer securities will be payable or distributable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Issuer may designate from time to time by check or by wire transfer, at the option of the Holder, to an account maintained by the payee with a bank located outside the United States. Payment or distribution of interest on bearer securities on any Payment Date or Distribution Date, as applicable, will be made only against surrender of the coupon relating to such Payment Date or Distribution Date. No payment or distribution of interest on a bearer security will be made unless on the earlier of the date of the first such payment or distribution by the Paying Agent or the delivery by the Issuer of the bearer security in definitive form (the "Certificate Date"), a written certificate in the form and to the effect described above is provided to the Issuer. No payment or distribution with respect to any bearer security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payment or distribution of principal of and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of the Issuer's paying agent in the United States if, and only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Book-Entry Registration

     If so specified in the Prospectus Supplement for a Series of Securities, the Securities of such Series will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by one or more single certificates registered in the name of the nominee of the depository, DTC. Unless and until Definitive Securities are issued under the limited circumstances set forth below, it is anticipated that the only Holder of book-entry Securities will be Cede & Co., as nominee of DTC. No person acquiring an interest in book-entry Securities (a "Securities Owner") will be entitled to receive Securities representing such person's interest in the Securities except in the event that Definitive Securities are issued.

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

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for the physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

     Securities Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, any Class of Securities held through the facilities of DTC may do so only through DTC Participants and Indirect DTC Participants. In addition, Securities Owners will receive all payments or distributions of principal and interest to DTC in same day funds and DTC will forward such payments to DTC Participants. Each DTC Participant will be responsible for disbursing such payments or distributions to Indirect DTC Participants or to Securities Owners. Unless and until Definitive Securities are issued for the Securities held through the facilities of DTC, it is anticipated that the only Securities Owner of such Securities will be Cede, as nominee of DTC. Securities Owners will not be "Holders," "Bondholders" or "Certificateholders" under the Indenture or Trust Agreement, as applicable, and Securities Owners will be permitted to exercise the rights of "Holders," "Bondholders" or "Certificateholders" only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operation (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Securities held through the facilities of DTC and is required to receive and transmit payments or distributions of principal and interest on such Securities. DTC Participants and Indirect DTC Participants with which Securities Owners have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of such Securities Owners. Accordingly, although Securities Owners of the Securities held through the facilities of DTC will not possess Definitive Bonds, the Rules provide a mechanism by which such Securities Owners through their DTC Participants or Indirect DTC Participants will receive payments or distributions and will be able to transfer their interests.

     Because DTC can act only on behalf of DTC Participants and Indirect DTC Participants, the ability of a Securities Owner to pledge the Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect to such Classes of Securities, may be limited due to the lack of a certificate for such Securities.

     The Issuer understands that DTC will take any action permitted to be taken with respect to the Securities held through the facilities of DTC by a Bondholder under the Indenture or Certificateholder under the Trust Agreement, as applicable, only at the direction of one or more DTC Participants to whose DTC account such Securities are credited. Additionally, the Issuer understands that DTC will take such actions with respect to a specified principal amount of the Securities held through the facilities of DTC only at the direction of and on behalf of DTC Participants whose holdings include that specified principal amount of such Securities. DTC may take conflicting actions with respect to other principal amounts of such Classes of Securities, provided that such actions are taken on behalf of DTC Participants whose holdings include those principal amounts of such Classes of Securities.

     Following the Closing Date for a Series issued in book-entry form, the Securities of such Series will be issued in fully registered, certificated form ("Definitive Bonds") to Securities Owners of such Series or their nominees, rather than to DTC, only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Classes of Securities, and the Trustee or the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Indenture or Trust Agreement, as applicable, Securities Owners representing a majority in aggregate principal amount of each of the Classes of Securities then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Securities Owners of such Series.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the immediately preceding paragraph, DTC is required to notify DTC Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of a certificate representing the respective Classes of Securities and instructions for re-registration, the Trustee will issue, in Definitive Securities, the entire outstanding principal amount of such Classes of Securities. Such Definitive Securities will be issued in the respective principal amounts owned by individual Securities Owners and thereafter the Trustee will recognize the Holders of such Definitive Securities as Bondholders under the Indenture or Certificateholders under the Trust Agreement, as applicable.

Valuation of Mortgage Assets

     If stated in the Prospectus Supplement for a Series of Securities, each Mortgage Asset securing or underlying a Series of Securities will be assigned an initial Asset Value determined in the manner and subject to the assumptions specified in such Prospectus Supplement.

     The outstanding Asset Value at any time corresponding to each Mortgage Asset securing or underlying a Series of Securities will represent the amount of the Securities of such Series that, based on certain assumptions and irrespective of the prepayments on such Mortgage Asset, can be supported by the distributions on such Mortgage Asset, together with (depending on the type of such Mortgage Asset and the method used to determine its Asset Value) the Reinvestment Income thereon at the Assumed Reinvestment Rate, to the extent specified in the Prospectus Supplement, and, if applicable, the cash available to be withdrawn from any Reserve Fund. The aggregate of the initial Asset Values of the Mortgage Assets securing or underlying a Series of Securities, together with any such Reinvestment Income and any such cash, generally will not be less than the initial aggregate outstanding principal balances of the Securities of such Series at the date of issuance thereof.

     There are a number of alternative means of determining Asset Value of the Mortgage Assets, including determinations based on the discounted present value of the remaining scheduled payments on such Mortgage Assets, determinations based on the relationship between the interest rate borne by such Mortgage Assets and the Bond Interest Rates or Certificate Interest Rates for the related Classes of Securities, or based upon the aggregate outstanding principal balances of the Mortgage Assets. If applicable, the Prospectus Supplement for a Series will specify the method or methods and summarize the related assumptions used to determine the Asset Values of the Mortgage Assets for such Series of Securities.

     The Assumed Reinvestment Rate, if any, for a Series will be the rate acceptable to each Rating Agency rating the Securities of such Series on which amounts deposited in the Collection Account will be assumed to accrue interest or a rate insured or guaranteed by means of a surety bond, Guaranteed Investment Contract or similar arrangement. If the Assumed Reinvestment Rate is insured or guaranteed, the related Prospectus Supplement will set forth the terms of such arrangement.

Payments or Distributions of Interest

     Each Class of a Series (other than a Class of Principal Only Securities) will accrue interest at the rate per annum specified, or in the manner determined and set forth, in the related Prospectus Supplement. Interest on all Securities which accrue interest, other than Compound Interest Securities, will be due and payable on the Payment Dates or Distribution Dates, as applicable, specified in the related Prospectus Supplement. However, failure to pay or distribute interest on a current basis may not necessarily be an Event of Default with respect to a particular Series of Securities. Payment or distribution of interest on a Class of Compound Interest Securities will commence only following the Accrual Termination Date except under any limited circumstances specified in the related Prospectus Supplement. Prior to such time, interest on such

Class of Compound Interest Securities will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date or Distribution Date, as applicable. Following the applicable Accrual Termination Date, interest payments will be made on such Class on the Accreted Value of such Class. The Accreted Value of a Class of Compound Interest Securities equals the original principal amount of such Class, plus accrued and unpaid interest added to such Class through the immediately preceding Payment Date or Distribution Date, as applicable, less any principal payments or distributions previously made on that Class and, if specified in the related Prospectus Supplement, losses allocable thereto. Each payment or distribution of interest on each Class of Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the related Interest Accrual Period preceding such

Payment Date or Distribution Date, which Interest Accrual Period will end on the day preceding each such Payment Date or Distribution Date or such earlier date as may be specified in the related Prospectus Supplement. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date, as applicable, for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the Prospectus Supplement for a Series of Securities, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities), and allocations of losses on the Mortgage Assets (if so specified in the related Prospectus Supplement), are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date, as applicable, for such preceding Interest Accrual Period when actually made or added. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding.

     To the extent provided in the Prospectus Supplement for a Series of Securities, such Series may include one or more Classes of Variable Interest Securities. The Variable Interest Rate of Variable Interest Securities will be a variable or adjustable rate based on an index or formula described in the Prospectus Supplement for such Series, subject to a Maximum Variable Interest Rate and a Minimum Variable Interest Rate. For each Class of Variable Interest Securities, the related Prospectus Supplement will set forth the initial Bond Interest Rate or Certificate Interest Rate, as applicable, (or the method of determining such rate), the Variable Interest Period and the formula, index or other method by which the Bond Interest Rate or Certificate Interest Rate, as applicable, for each Variable Interest Period will be determined.

     Interest Only Securities or Interest Weighted Securities may be assigned a "Notional Amount" which is used solely for convenience in expressing the calculation of interest and for certain other purposes. The Notional Amount will be determined at the time of issuance of such Securities and in the manner specified in the related Prospectus Supplement. Typically, the Notional Amount is based on the principal balances of other Classes of Securities of such Series entitled to receive principal or Asset Values of the Mortgage Assets attributable to the Securities of such Series entitled to receive principal, and will be adjusted monthly over the life of the Securities based upon adjustments to the Asset Values or principal balances of such Mortgage Assets or Classes of Securities, as applicable. Reference to the Notional Amount is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

     If so specified in the Prospectus Supplement for a Series of Securities, if funds in the Collection Account are insufficient to make required payments or distributions of interest to Holder of a Security on any Payment Date or Distribution Date, as applicable, amounts available for payment to the Holder of a Security of each Class will be allocated pro rata in the proportion in which the outstanding principal balance of each Security bears to the aggregate outstanding principal balance of all Securities of such Class, except that Holders of Subordinate Securities, if any, generally will not receive any payments or distributions of interest on the Subordinate Securities until Holders of Senior Securities receive payments of interest due them (in each case as described in the related Prospectus Supplement).

Payments or Distributions of Principal

     On each Payment Date or Distribution Date, as applicable, for a Series of Securities, the Issuer will make principal payments or distributions to the Holders of the Securities of such Series on which principal is then due and payable. Payments or distributions of principal on a Series will be allocated among Classes of such Series in the order of priority and amounts specified in the Prospectus Supplement for such Series. All payments or distributions of principal with respect to Securities of a Class will be applied on a pro rata, random lot or other selection basis, as specified in the related Prospectus Supplement.

     The total amount of principal payments or distributions required to be made on the Securities of any Series on a Payment Date or Distribution Date will be determined as specified in the related Prospectus Supplement. If the Series of Securities has a Class of PAC Securities, such PAC Securities will have certain priorities of payment with respect to principal to the extent of certain targeted amounts with respect to each Payment Date or Distribution Date, as set forth in the related Prospectus Supplement. There can be no assurance that the amount available to make payments or distributions of principal on any Payment Date or Distribution Date will be sufficient to pay in full the PAC Amount payable on such Payment Date or Distribution Date. The failure to pay in full the PAC Amount payable on a Payment Date or Distribution Date will not constitute an Event of Default under the Indenture or Trust Agreement, as applicable.

     One or more Classes of a Series may consist of Subordinate Bonds or Subordinate Certificates. Subordinate Bonds or Subordinate Certificates may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of Credit Support. The extent of subordination of a Class of Subordinate Bonds or Subordinate Certificates may be limited as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement for a Series of Securities that includes Subordinate Securities, on any Payment Date or Distribution Date on which the principal balance of the Mortgage Assets is reduced due to losses on the Mortgage Assets, (i) the amount of such losses will be allocated first, to reduce the principal balance of the Subordinate Securities or other subordination, if any, and, thereafter, to reduce the principal balance of the remaining Securities in the priority and manner specified in such Prospectus Supplement until the aggregate outstanding principal balance of each Class of Securities so specified has been reduced to zero or paid in full, thus, reducing the amount of principal payable on each such Class of Securities or (ii) such losses may be allocated in any other manner set forth in the related Prospectus Supplement. Such reductions of principal of a Class or Classes of Securities will be allocated to the Holders of the Securities of such Class or Classes pro rata in the proportion which the outstanding principal balance of each Security of such Class or Classes bears to the aggregate outstanding principal balance of all Securities of such Class or other basis specified in the related Prospectus Supplement. If the Mortgage Assets are divided into separate Mortgage Groups securing or underlying separate Classes of a Series, credit support may be provided by a cross-support feature which requires that payments or distributions be made to Senior Securities secured by or representing an interest in one Mortgage Group prior to making payments or distributions on Subordinate Securities secured by or representing an interest in another Mortgage Group within the Trust Estate or Trust Fund, as applicable. Subordinate Securities will be offered hereby and by the related Prospectus Supplement so long as such Securities are rated in one of the four highest rating categories by at least one Rating Agency.

Redemption of Bonds

Special Redemption

     To the extent specified in the Prospectus Supplement for a Series of Bonds, Bonds of a Series having other than monthly Payment Dates may be subject to special redemption ("Special Redemption"), in whole or in part, on a pro rata, random lot or other selection basis as specified in the related Prospectus Supplement, on the day of any month specified in such Prospectus Supplement upon the Issuer's or the Trustee's determination in accordance with certain assumptions specified in the Indenture relating to such Series that, because of principal prepayments on the Mortgage Loans included in or underlying the Mortgage Assets securing such Series of Bonds and the yields then available for reinvestment, the funds in the Collection Account for such Series of Bonds on the next succeeding Payment Date would be insufficient to meet the debt service requirements on the Bonds of such Series on such Payment Date. The amount of any Special Redemption with respect to a Series of Bonds will be limited to the amount of principal payments on the Mortgage Assets securing such Series of Bonds received since the immediately preceding Payment Date or intervening Special Redemption Date or redemption date that would otherwise be required to be applied to the payment of principal on the Bonds of such Series on the next succeeding Payment Date. As a result, no Special Redemption of Bonds of a Series can shorten the maturity of the Bonds so redeemed by more than the period of time between the date on which the Special Redemption occurs and the next succeeding Payment Date for such Series.

     All payments of principal pursuant to any Special Redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any Special Redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. The Redemption Price for any Bonds so redeemed will be the percentage of the unpaid principal amount of such Bonds specified in the related Prospectus Supplement, together with interest accrued thereon to the date specified in such Prospectus Supplement.

Optional Redemption


     The Issuer also may redeem, at its option, or at the option of such other persons or entities described in the Prospectus Supplement for a Series of Bonds, in whole or in part, on a pro rata, random lot or other selection basis, the Bonds of any Class of such Series as specified in the related Prospectus Supplement prior to their Stated Maturity under the circumstances specified in the related Prospectus Supplement. Notice of such redemption must be mailed by the Issuer or the Trustee as specified in the related Prospectus Supplement. The Redemption Price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bonds specified in the related Prospectus Supplement, together with accrued interest thereon as specified in such Prospectus Supplement. In the case of a REMIC, the Issuer may effect an optional redemption only if it obtains an opinion of counsel that such redemption, or any contribution made to the REMIC in connection with such redemption, will not cause the REMIC to fail to qualify as such or cause the REMIC to be subject to tax.

Redemption of Retail Bonds

     To the extent specified in the Prospectus Supplement for a Series of Bonds, one or more Classes of Retail Bonds of such Series may be subject to optional redemption by the Holders of such Retail Bonds or to mandatory redemption by the Issuer to the extent of funds available in the Collection Account for such redemptions as described in such Prospectus Supplement. Any such optional or mandatory redemption with respect to a Class of Retail Bonds will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Indenture for such Series of Bonds.

Other Redemptions

     In the event that the initial aggregate Asset Value of the Mortgage Assets delivered to the Trustee on the Closing Date is less than the original aggregate outstanding principal amount of the related Series, the Issuer will deposit cash or Eligible Investments on an interim basis with the Trustee on such Closing Date in lieu of the undelivered Mortgage Assets. If Mortgage Assets are not subsequently delivered within 90 days of issuance of the Bonds, the amount of such deposit corresponding to principal may be used to pay a corresponding amount of principal of the Bonds to the extent set forth, and on the Payment Dates specified, in the related Prospectus Supplement.

     To the extent described in the Prospectus Supplement for a Series of Bonds, Bonds of a Series may be subject to a required redemption in whole or in part following certain defaults under a Credit Support Agreement and, in certain other events, at the Redemption Price.

Termination or Repurchase Respecting Certificates

Optional Termination

     If so specified in the Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of the Trust Fund for such Series by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates of such Series is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election has been made, such an optional termination may be effected only if the Trustee receives a satisfactory opinion of counsel that the repurchase price will not jeopardize the status of the REMIC and that the optional termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Code. See "The Trust Agreement -- Termination."

Optional Repurchase

     If so specified in the Prospectus Supplement for a Series of Certificates, one or more Classes of the Certificates of such Series may be repurchased, in whole or in part, at the option of the Depositor, at such times and under the circumstances specified in such Prospectus Supplement. Notice of any such repurchase must be given by the Trustee prior to the optional repurchase date, as specified in the related Prospectus Supplement. The repurchase price for any Certificate so repurchased will be set forth in the related Prospectus Supplement.

Other Repurchases

     If so specified in the Prospectus Supplement for a Series of Certificates, any Class of the Certificates of such Series may be subject to repurchase at the request of the Holders of such Class or to mandatory repurchase by the Depositor. Any such repurchase at the request of Holders or mandatory repurchase with respect to a Class of a Series of the Certificates will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

     The yield on any Security will depend on the price paid by the investor, the Pass-Through or Bond Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Mortgage Assets in the related Trust Estate or Trust Fund, as applicable. See "Special Considerations -- Yield and Prepayment Consideration".

Timing of Payment or Distribution of Interest

     Each payment or distribution of interest on the Securities (or addition to principal of a Class of Compound Interest Securities) on a Payment Date or Distribution Date, as applicable, will include all interest accrued during the period specified in the related Prospectus Supplement preceding such Payment Date or Distribution Date. If the Interest Accrual Period for a Series ends on a date other than a Payment Date or Distribution Date for such Series, the yield realized by the Holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such Payment Date or Distribution Date. Additionally, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more Classes may be calculated on the assumption that principal payments or distributions (and additions to principal of the Securities) and allocations of losses on the Mortgage Assets are made on the first day of the preceding Interest Accrual Period and not on the Payment Date or Distribution Date with respect to such preceding Interest Accrual Period. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during such Interest Accrual Period.

Principal Prepayments

     The yield to maturity, Stated Maturity or final distribution, as applicable, on the Securities will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments resulting from both voluntary prepayments by the Mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans underlying or comprising the Mortgage Assets will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, tax, legal and other factors. The rate of principal payments or distributions on the Securities will correspond to the rate of principal payments on the Mortgage Assets. Principal prepayments on the Mortgage Assets are likely to be affected by the existence of provisions prohibiting prepayment of a Mortgage Loan underlying or comprising the Mortgage Assets for a defined period of time (a "Lock-Out Period") or provisions requiring the payment of a prepayment premium in the event of a prepayment (a "Yield Maintenance Payment"), and by the extent to which the Servicer is able to enforce such provisions. Mortgage Loans with a Lock-Out Period or a Yield Maintenance Payment, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter LockOut Periods or with lower Yield Maintenance Payments.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity, Stated Maturity or final distribution based on an assumed rate of payments or distributions of principal that is faster than that actually experienced on the Mortgage Loans underlying or comprising the Mortgage Assets securing or underlying the related Series of Securities, the actual yield to maturity or final distribution will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity or final distribution based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans underlying or comprising the Mortgage Assets securing or underlying the related Series of Securities, the actual yield to maturity or final distribution will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a Series, the effect on yield on one or more Classes of Securities of such Series of prepayments of the Mortgage Assets in the related Trust Estate or Trust Fund, as applicable, may be mitigated or exacerbated by any provisions for sequential or selective payment or distribution of principal to such Classes.

     The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal prepayment is received on the Mortgage Loans and paid on an investor's Security, the greater the effect on such investor's yield to maturity, Stated Maturity, or final distribution. The effect on an investor's yield of principal payments or distributions occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments or distributions.

Prepayments -- Maturity and Weighted Average Life

     The Stated Maturity or Final Scheduled Distribution Date for a Class of Securities is the date specified in the related Prospectus Supplement, calculated on the basis of the assumptions applicable to such Series set forth therein, no later than which the entire aggregate outstanding principal thereof will be fully paid or reduced to zero.

     The rate of return on reinvestment of distributions of principal and interest on the Mortgage Assets securing or underlying a Series, the rates at which principal payments are received on such Mortgage Assets and the rate at which payments are made from any Reserve Fund or other Credit Support for such Series may affect the ultimate maturity of each Class of such Series. Prepayments on the Mortgage Assets will accelerate the rate at which principal is paid or distributed on the Securities. High reinvestment rates tend to increase the amount of Reinvestment Income, which, to the extent applied to principal payments or distributions on the Securities, will accelerate principal payments or distributions on such Securities.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a Security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets securing or underlying such Series of Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, demographic, geographic, tax, legal and other factors. The rate of prepayments of housing loans has fluctuated

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


significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising or underlying the Mortgage Assets securing or underlying a Series of Securities, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Certain Mortgage Assets may be backed by Mortgage Loans with different interest rates and the stated pass-through or pay-through interest rate of certain Mortgage Assets may be a number of percentage points less than the Underlying Mortgage Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets for a Series have actual terms to maturity of less than those assumed in calculating Stated Maturity or the Final Scheduled Distribution Date, one or more Classes of the Series may be fully paid prior to their respective Stated Maturities or the Final Scheduled Distribution Dates, even in the absence of prepayment and a reinvestment return higher than the Assumed Reinvestment Rate, if any. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of interest rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Assets Securing or Underlying the Securities."

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Thus, it is likely the prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will not conform to any particular level of CPR or SPA.

     The Issuer is not aware of any publicly available statistics that set forth prepayment experience or prepayment forecasts of commercial or multifamily mortgage loans over an extended period of time.

     Except with respect to Interest Only Securities, the Prospectus Supplement may contain tables setting forth the projected weighted average life of each Class of such Series and the percentage of the original principal amount of each Class of such Series that would be outstanding on specified Payment Dates or Distribution Dates, as applicable, for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Mortgage Loans comprising or underlying the related Mortgage Assets. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

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

Other Factors Affecting Weighted Average Life

Type of Mortgage Loan

     Mortgage Loans comprising or underlying the Mortgage Assets may consist of ARMs. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly below the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the then current mortgage interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     A number of Mortgage Loans may have Balloon Payments due at maturity, and because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the Mortgaged Property, there is a risk that a number of Mortgage Loans having Balloon Payments may default at maturity, or that the Servicer, the Master Servicer or the Special Servicer, if any, may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer, the Master Servicer or the Special Servicer, if any, may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be given considerable flexibility to modify Mortgage Loans which are in default or as to which a default is reasonably foreseeable. Any defaulted Balloon Payment or modification which extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities thereby lengthening the period of time elapsed from the date of issuance of a Security until each dollar of principal will be repaid to the investor.

Foreclosure and Payment Plans

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Mortgage Loans which are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, also may have an impact upon the payment patterns of particular Mortgage Loans. The return to Holders of Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

Due on Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the related Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses which allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of the underlying Mortgaged Property. The Prospectus Supplement for a Series will specify whether the Servicer of Mortgage Loans comprising or underlying Mortgage Assets securing such Series will exercise its right to enforce any "due-on-sale" clause applicable to the related Mortgage Loan in the event the new mortgagor satisfies the applicable underwriting criteria for similar loans serviced by the Servicer. The Servicer will not enforce such clause to the extent enforcement would be unlawful or would prejudice recovery under any applicable Insurance Policy. If the Servicer determines not to enforce such "due-on-sale" clause, it will enter into an assumption and modification agreement with the person to whom the Mortgaged Property is to be conveyed. FHA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons.

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

Single Mortgage Loan or Single Obligor

     The Mortgage Assets securing or underlying a Series may consist of a single Mortgage Loan or obligations of a single obligor or related obligors as specified in the related Prospectus Supplement. Assumptions used with respect to the prepayment standards or models based upon analysis of the behavior of mortgage loans in a larger group will not necessarily be relevant in determining prepayment experience on a single Mortgage Loan or with respect to a single obligor.

                 ASSETS SECURING OR UNDERLYING THE SECURITIES

General

     Each Series of Bonds will be secured by a pledge by the Issuer to the Trustee of all right, title and interest of the Issuer in the Assets for such Series, and each Series of Certificates will represent a beneficial interest in a Trust Fund comprised of Assets and other assets transferred to the Trustee by the Depositor. The Assets may include (i) Mortgage Assets and payments thereon,
(ii) Reserve Funds, insurance policies, letters of credit, guarantees or other credit support described herein and in the related Prospectus Supplement ("Credit Support"), (iii) currency or interest rate exchange agreements and other financial assets, or any combination thereof (collectively "Cash Flow Agreements"), (iv) an assignment of leases and rents, if any, (v) Reinvestment Income, if any, on moneys deposited in any Series Account, (vi) Servicing Agreements, if any, related to the Mortgage Loans of such Series, and (i) other funds, instruments or securities specified as Assets in the related Prospectus Supplement.

     To the extent specified in the related Prospectus Supplement, certain amounts ("Retained Interests") received by the Trustee or the Servicer with respect to a Mortgage Asset securing or underlying a Series may not be pledged as security or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the seller of such Mortgage Asset or to a Servicer free and clear of the lien of the Indenture or interest granted under the Indenture or Trust Agreement, as applicable.

     Mortgage Assets for a Series will consist of any combination of the following as specified in the related Prospectus Supplement: (i) mortgage loans secured by first or junior liens on commercial real estate properties, multifamily residential properties, cooperatively owned multifamily properties and/or mixed residential/commercial properties, including participation interests therein, installment contracts for the sale of such types of properties ("Installment Contracts") and mortgage loans insured by the Federal Housing Administration ("FHA Loans") (collectively, "Mortgage Loans") and (ii) certain other types of mortgage assets, including mortgage participation or pass-through certificates or collateralized mortgage obligations ("Mortgage Certificates"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying Mortgage Certificates. Mortgage Loans for a Series may be purchased by the Issuer directly or through an affiliate in the open market or in private negotiated transactions.

     In addition, the Mortgage Assets securing a Series of Bonds may include Mortgage Assets either owned by the Issuer or owned by limited purpose finance companies (the "Finance Companies") affiliated with builders, thrifts, commercial banks, mortgage bankers or other entities involved in mortgage finance and pledged to secure such Series of Bonds by such Finance Companies pursuant to funding agreements with respect to such Series of Bonds (the "Funding Agreements") between the Issuer and each Finance Company participating in such Series of Bonds. The Issuer will assign to the Trustee all of its right, title and interest in the Mortgage Assets and other Assets and all proceeds thereof owned by it or pledged under the Funding Agreements (except for its right to receive certain fees and reimbursement for certain expenses and its right to indemnification) as security for such Series of Bonds as described herein and in the related Prospectus Supplement.

     Scheduled distributions of principal of and interest on the Mortgage Assets pledged to secure a Series or deposited into the Trust Fund for a Series, as the case may be, the amounts available to be withdrawn from any related Reserve Fund, the amount of cash, if any, initially deposited in the related Collection Account and any other Mortgage Assets pledged to secure such Series or deposited into the Trust Fund for such Series, as

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

the case may be, together with the Reinvestment Income thereon at the Assumed Reinvestment Rate, if any, are expected to be sufficient irrespective of the rate of prepayments on the Mortgage Assets to make required payments or distributions of interest on the Securities of such Series and to retire each Class of such Series not later than its Stated Maturity or Final Scheduled Distribution Date, as applicable. See "Yield and Prepayment Considerations." The Mortgage Assets for a Series will equally and ratably secure each Class of such Series, or will represent beneficial interest in the Trust Fund, as the case may be, without priority of one Class over the other (subject to any subordination or Subordinate Securities of a Series as set forth in the related Prospectus Supplement), and the Mortgage Assets securing a Series, or comprising the Trust Fund for a Series, will serve as Mortgage Assets only for that Series.

Mortgage Loans

     The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets may affect the rate of prepayment of Securities and the risk of delinquencies, foreclosure and losses. See "Special Considerations" and "Yield and Prepayment Considerations."

     The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans"). Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests on properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least two years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Issuer or Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties or by installment contracts for the sale of Mortgage Properties ("Installment Contracts"). The Prospectus Supplement for a Series of Securities will specify the priority of such Mortgages. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating of other cash flow guarantees relating to the Mortgage Loans.

Default and Loss Considerations with Respect to the Mortgage Loans

     Mortgage Loans secured by Commercial and Multifamily Properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by Commercial or Multifamily Properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Prospectus Supplement for a Series of Securities will specify whether the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" will be defined in the Prospectus Supplement for a Series of Securities. Net Operating Income typically represents the total operating revenues derived from a Mortgaged Property during a given period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than certain items such as depreciation and amortization, capital expenditures and debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

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

     As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic condition in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God also may affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loans.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in governmental regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, also may be less sensitive to fluctuations in market rents generally.

     The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions.

     Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Assets as of the Cut-Off Date, including, among other things, (a) the aggregate unpaid principal balance of the Mortgage Loans comprising the Mortgage Assets; (b) the weighted average Mortgage Rate on the Mortgage Loans, and, in the case of adjustable Mortgage Rates, the weighted average of the current adjustable Mortgage Rates, the minimum and maximum permitted adjustable Mortgage Rates, if any, and the weighted average thereof;
(c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining scheduled term to maturity of the Mortgage Loans and the range of remaining scheduled terms to maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are ARMs, fixed interest rate, FHA Loans or other types of Mortgage Loans; (g) any Credit Support relating to the Mortgage Assets; (h) the relative percentage (by principal balance as of the Cut-Off Date) of Mortgage Loans that are secured by Multifamily Properties and Commercial Property; (i) the geographic dispersion of Mortgaged Properties securing the Mortgage Loans; and (j) the use or type of each Mortgaged Property securing the Mortgage Loans. The Prospectus Supplement for a Series of Securities also will specify other characteristics of Mortgage Loans which may be included in the Mortgage Assets for a Series. If Mortgage Certificates representing ownership interests in multiple mortgage pools constitute Mortgage Assets for a Series, the Prospectus Supplement will set forth, to the extent available, the above-specified information on an aggregate basis for the respective mortgage pools. If specific information respecting the Mortgage Loans is not known to the Issuer at the time the related Series is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the Series and to be filed with the Commission within 15 days after the initial issuance of such Series.

Payment Provisions of the Mortgage Loans

     The Mortgage Loans are expected to (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for an accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its terms or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a Balloon Payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-Out Period" and the date of expiration thereof, a "Lock-Out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that Holders of any Class or Class of Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan also may contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that Holders of any Class or Classes of Securities will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Securities.

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

     If so specified in the related Prospectus Supplement, the terms of a Mortgage Loan may provide that upon the sale of the Mortgaged Property, the obligor may, in lieu of the payment in full of the amount of principal and interest then outstanding or accrued on the related Mortgage Loan, irrevocably deposit cash or other specified obligations into an account with the Trustee in an amount which, together with interest thereon, will be sufficient to make timely payments or distributions of principal and interest on the Mortgage Loan and, therefore, on the Securities according to their terms.

Mortgage Underwriting Standards and Procedures

     The underwriting procedures and standards for Mortgage Loans comprising or underlying the Mortgage Assets will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement. If stated in the related Prospectus Supplement, the originator of the Mortgage Loans (or another entity specified in the related Prospectus Supplement) will make representations and warranties concerning compliance with such underwriting procedures and standards.

     Underwriting procedures typically evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the ordinary course of their real estate lending activities and will comply with the underwriting policies of FHA.


     The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator. The appraiser typically personally inspects the property and verifies that it was in good condition and that construction, if new, has been completed. The applicable Prospectus Supplement will specify whether the appraisal is based upon a cash flow analysis or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on Commercial Property or on non-traditional housing, such as Multifamily Property. If the relevant real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Support described herein, the ability of the Issuer to pay or distribute principal of and interest on the Securities may be adversely affected. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Assets, thus shortening weighted average life and affecting yield to maturity. See "Yield and Prepayment Considerations."

Determination of Compliance With Pool Requirements and Underwriting Procedures

     If so specified in the Prospectus Supplement for a Series of Securities, upon the discovery of the breach of certain representations and warranties made by the Warranting Party in respect of a Mortgage Loan servicing or underlying such Series that materially and adversely affects the interests of the Holder of a Security of the related Series, the Issuer will be obligated to cause the warranting party of such Mortgage Loan to repurchase such Mortgage Loan or deliver a substitute conforming Mortgage Loan as described below under "Repurchase and Substitution of Non-Conforming Mortgage Loans." The Trustee will be required to enforce this obligation for the benefit of the Holder of a Security, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. If so specified in the related Prospectus Supplement, the Master Servicer, if any, may be obligated to enforce such obligations rather than the Trustee.

Repurchase and Substitution of Non-Conforming Mortgage Loans

     The Trustee, or if so specified in the Prospectus Supplement for a Series of Securities, a custodian, will review Mortgage Loan documents after receipt thereof. Unless otherwise provided in the related Prospectus Supplement, if any such document is found to be defective in any material respect, or if it is determined that the Warranting Party has breached any representation or warranty, the Trustee or the custodian will immediately notify the Warranting Party and the Master Servicer, if any, and the Trustee, if the custodian. If such defect cannot be cured thereafter, the related Prospectus Supplement will specify the terms and conditions of any repurchase obligations, including the party required to repurchase the Mortage Loan, the time period within which such repurchase must be made and the purchase price for such repurchase.

     If provided in the Prospectus Supplement for a Series of Securities, the Issuer may, rather than cause the repurchase of the Mortgage Loan as described above, remove such Mortgage Loan ("Deleted Mortgage Loan") from the Trust Estate or Trust Fund, as applicable, and substitute in its place one or more other Mortgage Loans (each, a "Substitute Mortgage Loan"); provided, however (i) with respect to a Series for which no REMIC election is made, such substitution must be effected within the period specified in the related Prospectus Supplement and
(ii) with respect to a Series for which a REMIC election is made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the REMIC to lose its status as a REMIC or constitute a "prohibited transaction" or "prohibited contribution" that would result in the imposition of a tax on the REMIC. Any Substitute Mortgage Loan will, on the date of substitution, have the characteristics specified in the related Prospectus Supplement. This repurchase or substitution obligation generally constitute the sole remedy available to the Holders of the Securities or the Trustee for a material defect in a Mortgage Loan document or for breach of representations and warranties with respect to any Mortgage Loan. With respect to Mortgage Loans underlying Mortgage Certificates, the Mortgage Certificate Agreement may have terms relating to the repurchase or substitution obligations which differ from those set forth above.

     The Master Servicer, if any, also may make certain warranties with respect to the Mortgage Loans comprising the Mortgage Assets for a Series. See "Servicing Mortgage Loans -- Certain Matters Regarding the Master Servicer." Upon a breach of any such warranty that materially and adversely affects the interests of the Holders of the Securities of the related Series, the related Mortgage Loan will be required to be repurchased, subject to the conditions described in the preceding paragraph and in the related Prospectus Supplement. If the Master Servicer fails to repurchase such a Mortgage Loan, payments to the Holders of the Securities could be reduced to the extent payments are not made on the Mortgage Loan.

     Various Servicers will provide certain customary servicing functions with respect to any Mortgage Loans pursuant to Servicing Agreements. Such Servicers may include affiliates of the Issuer. If so specified in the related Prospectus Supplement, a Master Servicing Agreement may be entered into between the Issuer and a Master Servicer. The Master Servicer will supervise the performance by the Servicers of their duties and responsibilities under the Servicing Agreements with respect to Mortgage Loans for the related Series. Alternatively, if so specified in the related Prospectus Supplement, the Master Servicer may be obligated to service Mortgage Loans directly or through one or more Servicers. In such a case, the Master Servicer will be primarily responsible for servicing the Mortgage Loans. The specific duties to be performed by any Servicers and

Master Servicer, if any, with respect to the Mortgage Loans of a particular Series will be set forth in the Prospectus Supplement to the extent they differ from the servicing obligations described herein under "Servicing of Mortgage Loans." Servicers and the Master Servicer, if any, may be required to advance funds to cover delinquent payments on Mortgage Loans, to the extent specified in the related Prospectus Supplement. The Prospectus Supplement also will specify criteria to be met by each Servicer and the Master Servicer. Such criteria will be determined by the Issuer consistent with the requirements of each Rating Agency rating such Series. See "Servicing of Mortgage Loans."

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

Mortgage Certificates

General

     Mortgage Certificates will consist of the types of mortgage assets described in the Prospectus Supplement for the Series of Securities secured therefor representing an interest therein and may include mortgage pass-through certificates or mortgage collateralized obligations. In the event such Mortgage Certificates have been issued pursuant to a pooling and servicing agreement, an indenture, a participation agreement or similar agreement (a "Mortgage Certificate Agreement"), the seller or servicer of the Underlying Mortgage Loans will have entered into the Mortgage Certificate Agreement with the trustee under such Mortgage Certificate Agreement (the "Mortgage Certificate Trustee").

     Distributions of principal, interest and/or other amounts will be made on Mortgage Certificates on the dates, and in the amounts and manner, specified in the related Prospectus Supplement. Credit Support in the form of reserve funds, subordination of other credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the Mortgage Certificates. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans and other factors and generally will have been established for the Mortgage Certificates on the basis of requirements of either any Rating Agency that may have assigned a rating to the Mortgage Certificates or the initial purchasers of the Mortgage Certificates.

     The Prospectus Supplement for a Series of Securities secured by or evidencing interests in Mortgage Assets that include Mortgage Certificates will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the Mortgage Certificates to be included in the Trust Fund or Trust Estate, as applicable, (ii) the original and remaining term to stated maturity of the Mortgage Certificates, if applicable,
(iii) the pass-through or bond interest rate of the Mortgage Certificates or formula for determining such rates, (iv) the applicable payment provisions for the Mortgage Certificates, (v) the Mortgage Certificate Issuer and Mortgage Certificate Trustee, as applicable, (vi) certain characteristics of the Credit Support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such Mortgage Certificates, (vii) the terms on which the related Underlying Mortgage Loans for such Mortgage Certificates or the Mortgage Certificates may, or are required to, be purchased prior to their maturity,
(viii) the terms on which Underlying Mortgage Loans may be substituted for those originally underlying the Mortgage Certificates, (ix) the servicing fees, (x) to the extent available, information in respect of the Underlying Mortgage Loans and (xi) the characteristics of any cash flow agreements that are included as part of the trust evidenced or secured by the Mortgage Certificates.

Substitution of Mortgage Assets

     If provided in the related Prospectus Supplement, and subject to the limitations set forth in the Indenture or Trust Agreement, as applicable, for a Series of Securities, the Issuer or Depositor may deliver to the Trustee other Mortgage Assets in substitution for any Mortgage Assets originally pledged as security for a Series, or deposited in the Trust Fund for a Series, as the case may be. Such limitations typically will provide that (1) any such Substitute Mortgage Asset will have an outstanding principal balance or Asset Value (determined in a manner consistent with the Mortgage Assets for which it is substituted) that is greater than or equal to the outstanding principal balance or aggregate Asset Value of the Mortgage Assets for which it is substituted, and will otherwise have such characteristics as shall be necessary to cause the Mortgage Assets, upon such substitution, to conform to the description thereof set forth in the related Prospectus Supplement, (2) no substitution will be permitted which would delay the Stated Maturity or Final Scheduled Distribution Date, as applicable, of any Class of Securities of the related Series, (3) no more than 40% of the Mortgage Assets (including any cash deposited on the Closing Date) securing or underlying a Series may be substituted for, (4) only like kind Mortgage Assets may be substituted for Mortgage Assets (or, with respect to a substitution for cash deposited in any Reserve Fund on the Closing Date, the Substitute Mortgage Assets must be of like kind as the Mortgage Assets securing or underlying the related Series) and (5) there can be no substitutions for Substitute Mortgage Assets. No substitution may be made (1) if such substitution would

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result in the Issuer becoming required to register as an "investment company"
for purposes of the Investment Company Act of 1940, (2) if the Rating Agencies will, as a result of such substitution, downgrade the rating on the related Series of Securities or any Class thereof or (3) in the event that the Issuer has elected to be treated as a REMIC and such substitution would cause the REMIC to lose its status as a REMIC or result in a tax on "prohibited contributions" to or "prohibited transactions" of the REMIC.

     If the Issuer elects to treat the Mortgage Assets securing or underlying a Series of Securities as a REMIC or an election is made to treat the arrangement by which a Series of Securities is issued as a REMIC, no Substitute Mortgage Assets may be pledged by the Issuer (a) in the case of the substitution for a "defective obligation" (within the meaning of section 860G(a)(4)(B) of the Code), more than two years after the "Start Up Day" (as defined in section 860(G)(a)(9) of the Code) of the REMIC, or (b) in the case of any other Mortgage

Assets, more than three months after the Start Up Day.

Collection Account

     A separate Collection Account for each Series will be established by the Trustee, or if the Trustee is not also the Paying Agent, by the Paying Agent, for receipt of all monthly principal and interest payments on the Assets securing or underlying such Series and the amount of cash, if any, to be initially deposited therein by the Issuer, Reinvestment Income, if any, thereon and any amounts withdrawn from any Reserve Funds for such Series. If specified in the related Prospectus Supplement, Reinvestment Income, if any, or other gain from investments of moneys in the Collection Account will be credited to the Collection Account for such Series and any loss resulting from such investments will be charged to such Collection Account. Funds on deposit in the Collection Account will be available for application to the payment or distribution of principal of and interest on the Securities of the related Series and for certain other payments provided for in the Indenture or Trust Agreement, as applicable, and described in the related Prospectus Supplement. To the extent that amounts remaining on deposit in the Collection Account on each Payment Date or Distribution Date represent Excess Cash Flow not required to be applied to such payments or distributions, the related Prospectus Supplement will specify the application of such Excess Cash Flow, including whether such amounts may be paid to the Issuer or to the Holder of the residual interest therein.

Other Funds or Accounts

     A Series also may be secured by certain other funds and accounts for the purpose of, among other things, (i) paying certain administrative fees and operating expenses and (ii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer. See "Credit Support."

Investment of Funds

     The Collection Account and certain other funds and accounts for a Series will be invested in certain Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA or any agency or instrumentality of the United States of America, (b) demand and time deposits, certificates of deposit or bankers' acceptances, (c) repurchase obligations pursuant to a written agreement with respect to (1) any security described in clause (a) above or (2) any other security issued or guaranteed by an agency or instrumentality of the United States of America, (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state, (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations paying on demand or on a specified date not more than one year after the date of issuance thereof), (f) a Guaranteed Investment Contract, (g) certificates or receipts representing ownership interests in future interest or principal payments on obligations described in clause (a) above, and (h) any other demand, money market or time deposit obligation, security or investment acceptable to the Rating Agencies.

     Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the Collection Account or any other Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of the Holders of such Series. Any gain or loss

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

from such investments for a Series will be credited or charged to the appropriate fund or account for such Series if so specified in the related Prospectus Supplement.

Credit Support

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets securing or underlying a Series of Securities may be provided to one or more Classes of Securities of such Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as a letter of credit, insurance policy, payment guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a Series of Securities. See "Special Considerations -- Credit Support Limitations" and "Credit Support."

Cash Flow Agreements

     If so provided in the Prospectus Supplement for a Series of Securities, the Assets may include Guaranteed Investment Contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Assets also may include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements (any such agreement, a "Cash Flow Agreement") provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets in one or more Classes of Securities. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related Series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                         SERVICING OF MORTGAGE LOANS

General

     The servicing obligations with respect to a particular Series may be performed by various Servicers or by the Trustee. If so specified in the related Prospectus Supplement, a Master Servicer or a Special Servicer may be appointed.

The related Prospectus Supplement for each Series will describe the extent, if any, such rights, duties and obligations vary or differ with respect to such Series from those described herein.

     If so specified in the related Prospectus Supplement, pursuant to a Master Servicing Agreement or Trust Agreement, customary servicing functions with respect to Mortgage Loans which comprise Mortgage Assets for a Series will be provided by the Master Servicer directly or by one or more Servicers subject to supervision by the Master Servicer. To the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the duties and obligations of such Special Servicer. To the extent specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may have the authority to sell or otherwise dispose of Mortgage Loans or the related REO Property in order to maximize the value of such Mortgage Loans or property. The entity which has primary liability for servicing Mortgage Loans directly is sometimes referred to herein as the "Primary Servicer." If the Master Servicer is not required under the Master Servicing Agreement or Trust Agreement, as applicable, to act as Primary Servicer, then the Master Servicer, if any, will
(i) administer and supervise the performance by the Servicers (who will act as Primary Servicers) of their servicing responsibilities under the Servicing Agreements, (ii) to the extent not maintained by a Primary Servicer, maintain any insurance policy required for the related Mortgage Assets and (iii) advance funds as described below under "Advances" and in the related Prospectus Supplement. If a Master Servicer undertakes to service Mortgage Loans directly, it may do so through Servicers as its agents. In such case, the Master Servicer will be

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

responsible for all aspects of the servicing of the related Mortgage Loans notwithstanding such use of Servicers. The Master Servicer or a Servicer may be an affiliate of the Issuer. In the case of FHA Loans, the Master Servicer and each Servicer may be required to be approved by HUD as an FHA mortgagee. The Master Servicer will only be responsible for the duties and obligations of the Special Servicer to the extent set forth in the related Prospectus Supplement.

     To the extent applicable, Master Servicing Agreements (direct or supervisory), Servicing Agreements and Special Servicing Agreements, if any, with respect to a Series will be filed as exhibits to a Current Report on Form 8-K within 15 days following the issuance of the Securities of a Series.

     The Master Servicer, the Special Servicer, if any, and each Servicer, if any, will be paid a servicing fee for the performance of its services and duties as specified in the related Prospectus Supplement. In addition, the Master Servicer, Special Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from Mortgagors. If a Servicer or the Special Servicer is terminated by the Master Servicer, the servicing function of the Servicer or the Special Servicer will be either transferred to a substitute Servicer or Special Servicer, as the case may be, or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the servicing fee paid to a Servicer, under a terminated Servicing Agreement, or the Special Servicer, under the Special Servicing Agreement, if the Master Servicer elects to perform such servicing functions itself. See "Retained Interest; Servicing Compensation and Payment of Expenses."

Collection Procedures

     The Primary Servicer or, if so specified in the related Prospectus Supplement, the Trustee, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans.

     The Primary Servicer, to the extent permitted by law and the terms of the related Mortgage Loans, may establish and maintain an escrow account (the "Escrow Account") in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the Escrow Account are to be made to effect timely payment of taxes, assessments and hazard insurance premiums, to refund to Mortgagors amounts determined to be overages, to pay interest to Mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. Alternatively, the terms of the related Mortgage Loan may require, upon the occurrence of a delinquency or default by the obligor, an impound account ("Impound Account") to be established and maintained and into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items. The Primary Servicer will be responsible for the administration of the Escrow Account or the Impound Account and may be obligated to make escrow or impound advances to the relevant account when a deficiency exists therein if so specified in the related Prospectus Supplement.

Payments on Mortgage Loans; Deposits to Custodial Accounts

     If specified in the Prospectus Supplement for a Series of Securities, the Master Servicer, if any, will establish an account (the "Custodial Account") in compliance with the standards of each Rating Agency rating the Securities of a Series. The Master Servicer will deposit in the Custodial Account on a daily basis all mortgage related receipts (including amounts remitted by the Servicer) received by it subsequent to the Cut-Off Date (other than payments of principal and interest due on or before the Cut-Off Date).

     In those cases where a Servicer is servicing Mortgage Loans pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with the standards for the Custodial Account and that is otherwise acceptable to the Master Servicer, if any. The Servicer will be required to deposit into the Servicing Account on a daily basis (or upon identification) all mortgage related receipts received by it with respect to Mortgage Loans serviced by such Servicer subsequent to the Cut-Off Date less its servicing fee and certain other amounts specified in the

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Servicing Agreement. On each Servicer Remittance Date, the Servicer will remit all funds held in the Servicing Account (other than payments due on or before the Cut-Off Date and other amounts permitted to be withdrawn from or held in the Servicing Account pursuant to the Servicing Agreement) with respect to each Mortgage Loan together with any Advances made by such Servicer for deposit to the Custodial Account, or if a Custodial Account has not been established, directly to the Collection Account. See "Servicing of Mortgage Loans -- Advances."

     If so specified in the Prospectus Supplement for a Series of Securities, the Custodial Account and each Servicing Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. If specified in the related Prospectus Supplement, the Master Servicer or the Servicer will be entitled to receive any such interest or other income earned on funds in the Custodial Account or Servicing Account, respectively, as additional compensation.

     With respect to any other type of Mortgage Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement.

Advances

General

     To the extent provided in the related Prospectus Supplement, the Primary Servicer may make periodic advances of cash ("Advances") from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account or Servicing Account, but only to the extent such Advances are, in the good faith business judgment of the Servicer or the Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise. Neither the Master Servicer nor the Servicers will be required to make such Advances except to the extent specified in the related Prospectus Supplement. The Master Servicer's obligations to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount or may be limited to Advances received from Servicers. If so specified in the related Prospectus Supplement, the Master Servicer will not be obligated to make Advances until all or a specified portion of a Reserve Fund is depleted. Advances are intended to enable the Issuer to make timely payment of the scheduled principal and interest payments or distributions on the Securities of such Series, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Mortgage Loans which represent late recoveries of principal or interest respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Mortgage Loans, or any other source described in the related Prospectus Supplement, the Servicer or Master Servicer will be entitled to reimbursements from other funds in the Custodial Account or Servicing Account, as applicable.

Adjustments to Servicing Fees or Advances in Connection with Prepaid Mortgage

Loans

     With respect to the Mortgage Loans securing or underlying a Series of Securities, if an obligor makes a principal prepayment between scheduled payment dates, the obligor may be required to pay interest on the principal balance only to the date of prepayment in full. If and to the extent provided in the related Prospectus Supplement, the amount of the servicing fee may be reduced, or the Primary Servicer may be otherwise obligated to advance moneys from its own funds or any reserve maintained for such purpose, to the extent necessary to include an amount equal to a full month's interest payment at the applicable Mortgage Rate. Partial principal prepayments may be treated as having been received on the next Due Date, and, if so, no reduction in interest remitted for deposit to the Collection Account will occur. See "Yield and Prepayment Considerations."

Maintenance of Insurance Policies

     To the extent specified in the related Prospectus Supplement and the Servicing Agreement, the Primary Servicer will be required to cause to be maintained a standard hazard insurance policy with respect to each Mortgaged Property. In addition, all or a portion of the Mortgage Loans comprising the Mortgage Assets for a

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

Series may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect. See "Description of Insurance on the Mortgage Loans."

     The Primary Servicer, on behalf of itself, the Trustee, the Bondholders or Certificateholders, as applicable and the Issuer, will be required to present, or cause to be presented, claims with respect to any insurance policy. The Primary Servicer will be required to present claims and take such reasonable steps as are necessary to permit recovery under any FHA insurance respecting defaulted Mortgage Loans.

Realization Upon Defaulted Mortgage Loans

     A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer typically will be required to monitor any Mortgage Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with its usual general mortgage servicing activities. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.


     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Holders of the Securities, may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Mortgage Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

     The related Prospectus Supplement will state whether the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. Any such offering will be made in a commercially reasonable manner and the Master Servicer will accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Holder of a Security) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined to be fair, the Master Servicer will proceed with respect to such defaulted Mortgage Loan as described below.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of a Holder of a Security, or any other specified person to be considered to hold title to the Mortgaged Property, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless (a) the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions and (ii) there are no circumstances or conditions present that have resulted in any contamination or if such circumstances or conditions are present for which such action could be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions or (b) such other conditions specified in the related Prospectus Supplement have been satisfied.


     If title to any Mortgaged Property is acquired by a Trust Estate or Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of such Trust Estate or Trust Fund, may be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by such Trust Estate or Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause such Trust Estate or Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     If the Trust Estate or Trust Fund, as applicable, for a Series of Securities acquires title to any Mortgaged Property, the Master Servicer, on behalf of such Trust Estate or Trust Fund may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Estate or Trust Fund, as applicable, for such Series will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Series of Securities) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund or Trust Estate, as applicable, may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

     If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable, the Trust Estate or Trust Fund, as applicable, for the related Series of Securities will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw out of the Liquidation Proceeds recovered with respect to any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Holders of the Securities, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are not sufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Holders of the Securities on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Holders of the Securities, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

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     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw out of such proceeds, prior to distribution thereof to Holders of the Securities, amounts representing its normal servicing compensation on such Mortgage Loans, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Description of Insurance on the Mortgage Loans -- Hazard Insurance on the Mortgage Loan" and "Credit Support."

Modification; Waivers

     As set forth in the Prospectus Supplement for a Series of Securities, the Master Servicer or Special Servicer, if any, may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend the terms of any Mortgage Loan without the consent of the Trustee or any Holder of a Security. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Master Servicer or the Special Servicer, if any, has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Mortgage Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. If provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with its general mortgage servicing activities. If specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance."

Retained Interest; Servicing Compensation and Payment of Expenses

     The Prospectus Supplement for a Series of Securities will specify the Retained Interest, if any, whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Estate or Trust Fund, as applicable.

     A Master Servicer's primary servicing compensation with respect to a Series of Securities generally will come from the payment to it of a portion of the interest payment on each Mortgage Loan. Because a Master Servicer's primary compensation is a percentage of the principal balance of each Mortgage Asset, such amount will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a Series of Securities secured by or evidencing interests in Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Servicing Account. Any Servicer will receive a portion of the Master Servicer's compensation as its servicing compensation.

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     In addition to amounts payable to any Servicer, a Master Servicer may pay, to the extent provided in the related Prospectus Supplement, from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Holders of Securities, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund or Trust Estate, as applicable.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period, to certain interest shortfalls, resulting from the voluntary prepayment of any Mortgage Loans securing or underlying the related Series of Securities during such period prior to their respective due dates therein.

Evidence as to Compliance

     The Master Servicer and the Special Servicer, if any, will deliver to the Trustee, on or before 120 days after the end of each fiscal year of the Master Servicer and the Special Servicer, if applicable, an officer's certificate stating that (i) a review of the activities of the Master Servicer, the Special Servicer and the Servicers during the preceding calendar year and of performance under the Master Servicing Agreement, Special Servicing Agreement, if applicable, and the Servicing Agreements has been made under the supervision of such officer and (ii) the Master Servicer and the Special Servicer, if applicable, has fulfilled all its obligations under the Master Servicing Agreement and Special Servicing Agreement, if applicable, throughout such year, and, to the best of such officer's knowledge, based on such review, each Servicer has fulfilled its obligations under the related Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the Master Servicer's and the Special Servicer's, if applicable, duties and duties of the Servicers have been conducted in compliance with the provisions of the applicable agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Copies of the annual officer's certificate and accountants' statement may be obtained without charge upon written request to the Trustee.

Certain Matters Regarding the Master Servicer and Special Servicer

     The Master Servicer and any Special Servicer for each Series will be specified in the related Prospectus Supplement. The Master Servicer and any Special Servicer may be an affiliate of the Issuer and may have other business relationships with the Issuer and its affiliates.

     The Prospectus Supplement for a Series of Securities will specify the limitations on the Master Servicer's ability to resign from its obligations and duties. In addition, the Prospectus Supplement for a Series of Securities will specify the limitations on the liability of the Master Servicer to the Holders of the Securities of such Series for any action taken or for refraining from the taking of any action pursuant to the Master Servicing Agreement, or for errors in judgment.

                                CREDIT SUPPORT

General

     For any Series, Credit Support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more Classes of the Securities of such Series, the establishment of one or more reserve funds, overcollateralization, letters of


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credit, insurance policies, guarantee insurance, the use of cross-support features or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Credit Support (including but not limited to insurance, letters of credit or guarantee insurance) may be structured so as to be drawn upon by more than one Series to the extent described therein.

     The Credit Support typically will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Support or which are not covered by the Credit Support, Bondholders or Certificateholders, as applicable, will bear their allocable shares of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "Covered Series"), Holders of Securities of any such Covered Series will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Series prior to such Covered Series receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more Classes of a Series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and
(d) the material provisions of any agreement relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations -- Credit Support Limitations."

Subordinated Securities

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Payment Date or Distribution Date will be subordinated to such rights of the Holders of Senior Securities to the extent specified in the related Prospectus Supplement. The amount of subordination will decrease whenever amounts otherwise payable to the Holder of Subordinate Securities are paid to the Holders of Senior Securities (including amounts withdrawn from any related Reserve Fund and paid to the Holders of Senior Securities), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the Holders of Senior Securities. If so specified in the related Prospectus Supplement, the related Series Supplement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Securities.

     A Series may include one or more Classes of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other Classes designated as being senior thereto. Such right will effectively be subordinate to the rights of other Holders of Senior Securities, but will not be limited to a specified dollar amount of subordination. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other Credit Support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any related Reserve Fund will be used to make distributions to Holders of Senior Securities and/or to Holders of Subordinate Securities or

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be released from the related Trust Estate or Trust fund. If cash flows otherwise distributable to Holders of Subordinate Securities secured by a Mortgage Group will be used as credit support for Senior Securities secured by another Mortgage Group within the Trust Estate or Trust Fund, the related Prospectus Supplement will specify the manner and conditions for applying such a cross-support feature.

Cross-Support Features

     If the Mortgage Assets for a Series are divided into separate Mortgage Groups, each securing a separate Class or Classes of a Series, Credit Support may be provided by a cross-support feature which requires that distributions be made on Senior Securities secured by one Mortgage Group prior to distributions on Subordinate Securities secured by another Mortgage Group within the Trust Estate or Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

Insurance on the Mortgage Loans

     Credit Support with respect to a Series may be provided by insurance policies that cover various default risks, including standard hazard insurance and FHA Insurance, in each case as specified and described in the related

Prospectus Supplement. See "Description of Insurance on the Mortgage Loans."

Letter of Credit

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on the Securities of such Series or certain Classes thereof will be covered by one or more letters of credit issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the related Cut-Off Date or of one or more Classes of Securities (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of only certain types of losses or shortfalls such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Estate or Trust Fund, as applicable. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

Guarantee Insurance

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by insurance policies and/or surety bonds ("Payment Guarantee Insurance") provided by one or more insurance companies or sureties. Such Payment Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Payment Guarantee Insurance also will guarantee against any payment made to a Bondholder or Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Payment Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

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Reserve Funds

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds ("Reserve Funds") in which case a letter of credit, Eligible Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series also may be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments or distributions of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency, or to reduce the likelihood of Special Redemptions with respect to any Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other Credit Support, such as losses arising from damage not covered by standard hazard insurance policies. Following each Payment Date or Distribution Date for a Series, amounts in such Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     The Prospectus Supplement for a Series of Securities will specify the types of investments in which moneys deposited in any Reserve Funds will be invested and whether gains and losses resulting from such investments will be charged to such Reserve Fund or otherwise. If specified in the related Prospectus Supplement, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Mortgage Loans." The related Prospectus Supplement will specify whether the Reserve Fund, if any, for such Series will be a part of the Trust Estate or Trust Fund, as applicable.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make payments or distributions to Bondholders or Certificateholders and use of investment earnings from the Reserve Fund, if any.

                DESCRIPTION OF INSURANCE ON THE MORTGAGE LOANS

     The following description of standard hazard insurance policies and FHA Insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

Credit Support With Respect to Mortgage Certificates

     If so provided in the Prospectus Supplement for a Series of Securities, the Mortgage Certificates constituting Mortgage Assets for such Series, or the Mortgage Loans underlying such Mortgage Certificates, may be covered by one or more of the types of Credit Support described herein. The related Prospectus

Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

Mortgage Insurance on the Mortgage Loan

General

     Each Mortgaged Property will be covered by a standard hazard insurance policy, as described in the related Prospectus Supplement. The coverage under standard hazard insurance policies will be subject to conditions and limitations described in the Prospectus Supplement and under "Hazard Insurance on the

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Mortgage Loan" below. Certain hazard risks will, therefore, not be insured and the occurrence of such hazards could adversely affect payments or distributions to Holders. Additionally, to the extent that losses on a defaulted or foreclosed Mortgage Loan are not covered by other Credit Support for such Series, such losses, if any, would affect payments or distributions to Holders.

Hazard Insurance on the Mortgage Loan

Standard Hazard Insurance Policies

     The standard hazard insurance policies will provide for coverages at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquake, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard policy or other form of Credit Support may adversely affect the ability of the Issuer to make payments of principal or interest on the Securities of the related Series. When a Mortgaged Property is located in a flood area identified by FEMA pursuant to the Flood Disaster Protection Act of 1973, the Master Servicer or the Servicer will be required to cause flood insurance to be maintained with respect to such Mortgaged Property.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the actual cash value of the improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed or
(ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the actual cash value of such improvements.

     In the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, Mortgagors are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Primary Servicer, on behalf of the Trustee and the Bondholders or Certificateholders, as applicable, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties; however, the ability of the Primary Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Primary Servicer by Mortgagors.

FHA Insurance

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Primary Servicer will be required to take such steps as are reasonably necessary to keep such insurance in full force and effect.

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                              FUNDING AGREEMENTS

     If specified in the Prospectus Supplement for a Series of Bonds, the Issuer and each Finance Company participating in a Series of Bonds will enter into a separate Funding Agreement. Pursuant to each Funding Agreement with respect to a Series of Bonds, the Finance Company will (i) borrow a portion of the proceeds of the sale of such Series of Bonds in an amount not to exceed the aggregate initial Asset Value of the Mortgage Assets pledged under such Funding Agreement;
(ii) repay such loan by causing payments to be made to the Trustee in such amounts as are necessary (after taking into account any required payments from any Reserve Fund for such Series of Bonds) to pay accrued interest on such loan and to amortize the entire principal amount of such loan; and (iii) pledge to the Issuer as security for the loan Mortgage Assets having an aggregate initial Asset Value equal to at least the amount of the loan under the Funding Agreement. Each Finance Company also will provide its required portion of the cash, certificates of deposit, irrevocable letters of credit or other financial guarantees to fund any Reserve Fund under the Indenture. The related Prospectus Supplement will specify whether the security pledged by each Finance Company under its Funding Agreement will secure only its loan or will be cross-collateralized with the loans made to the other participating Finance Companies.

     The Issuer will assign to the Trustee all of its rights, title and interest in the Assets and all proceeds thereof pledged under the Funding Agreements with respect to such Series of Bonds except for its rights to receive certain fees and reimbursement for certain expenses and its right to indemnification.

     The Funding Agreements for such Series of Bonds will not provide for any prepayments of amounts due by the Finance Companies otherwise than by virtue of amounts received under the Mortgage Assets securing such Series of Bonds or, in certain cases, in connection with or following a redemption pursuant to the Indenture. However, in the event of certain prepayments in connection with an event of default under a Funding Agreement, a prepayment penalty will be payable equal to the amount by which the market value of the collateral securing such obligation exceeds the outstanding principal amount of such obligation, plus accrued interest to the date of such prepayment. The proceeds of any such prepayment relating to principal and interest may be applied by the Trustee to interest and as a principal prepayment on the Bonds of such Series, and any such proceeds constituting a premium will be distributed on a pro rata, random lot or other selection basis as specified in the Prospectus Supplement for such Series of Bonds to holders of Bonds of such Series.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans secured by commercial and multifamily properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the Mortgaged Properties securing the Mortgage Loans or subject to the leases are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties, a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases in deed of trust transactions, the directions of the beneficiary.

Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); generally, these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Personal Property

     Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

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Foreclosure

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.


Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

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Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure prodeedings. Potential buyers also may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through

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contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation." Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     In connection with a Series of Securities for which a REMIC election is made, the REMIC provisions of the Code and the Indenture or Trust Agreement, as applicable, may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Mortgage Loans.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC provisions of the Code currently in effect, property acquired by foreclosure generally must not be held for more than two years. The Prospectus Supplement with respect to a Series of Securities for which a REMIC election is made will specify whether the Indenture or Trust Agreement, as applicable, for such Series will permit foreclosed property to be held for more than two years if the Internal Revenue

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Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC provisions of the Code.

Anti-Deficiency Legislation

     Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

Leaseholds

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of

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a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to deaccelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even though the full amount due under the original loan is never repaid.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents and other proceeds of a Mortgage Loan also may escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. Under the law of most states, hotel and motel room rates are not considered rents and, under the Bankruptcy Code, would not be deemed to be cash collateral in the event of the mortgagor's bankruptcy, even if the lender's security interest were properly perfected under the UCC.

     To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any

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assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to
Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

    In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the lender. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.


     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity also may provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Environmental Legislation

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

     Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for clean-up costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Secured lenders may qualify for the exemption unless they participate in management of the property sufficiently to void the exemption. Also, if the lender takes title to or possession of the property, the secured creditor exemption may be deemed to be unavailable and the lender may be liable for clean-up or other remedial costs pursuant to CERCLA.

     The rule of the Environmental Protection Agency ("EPA") on lender liability under CERCLA, finalized by the EPA on April 29, 1992, would offer substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. The EPA rule permits a lender to foreclose, purchase at foreclosure sale or take a deed in lieu of foreclosure, without incurring CERCLA liability as an owner or operator of the facility, provided that certain guidelines are followed. Preforeclosure activities, such as servicing existing loans and working out problem loans, are governed by a test for participation in management that can be met by a lender by carefully staying within the bounds of the EPA rule. The EPA intended for the rule to be binding in suits by private parties, as well as actions by the EPA. In the recent decision of Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), the U.S. Court of Appeals for the District of Columbia vacated EPA's lender liability rule, holding that EPA had no authority under CERCLA to promulgate a rule construing CERCLA's liability scheme, and that the rule was not to be given judicial deference in any context, that is, in either government or private party actions. Accordingly, unless and until

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that decision is reversed or legislation is passed to address the issue, the scope of the secured lender exemption will be subject to the interpretative uncertainties that existed prior to the promulgation of EPA's rule.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the provision in CERCLA excluding secured lenders from those who may be liable for remedial costs. The court suggested that a lender with enough control over a mortgagor's financial affairs to have the capacity to influence the mortgagor's decision-making concerning treatment of hazardous material could be liable under CERCLA. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp. ruled that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     The EPA rule does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The EPA rule also does not govern liability for clean-up costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground storage tanks.

     Although the EPA rule does not govern suits under the laws of many states that are similar to CERCLA, some states with laws similar to CERCLA have enacted lender protection amendments.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that clean-up costs could become a liability of the Trust Estate or Trust Fund, as applicable, for a Series and occasion a loss to the Holder of a Security in certain circumstances described above if such remedial costs were incurred.

     The Prospectus Supplement for a Series of Securities will state whether an environmental assessment of the Mortgaged Properties was conducted and the extent of such assessment.

     The Servicer, the Master Servicer or the Special Servicer, as applicable, acting on behalf of the Trust Estate or Trust Fund, as applicable, will acquire title to a Mortgaged Property underlying a Mortgage Loan or take over its operation only after complying with certain requirements relating to environmental matters as set forth herein under "SERVICING OF MORTGAGE LOANS -- Realization Upon Defaulted Mortgage Loans."

Due-on-Sale and Due-on-Encumbrance


     Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Estate or Trust Fund, as applicable, for a Series, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with its usual general mortgage servicing standard.

     Exempted from the general rule of enforceability of due-on-sale clauses are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on sale clause in connection with the current transfers of property underlying multifamily or commercial Window Period Loans unless the property underlying such Window Period Loan is located in Michigan, which has

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enacted a statute which extended the prohibition on enforcement of due-on-sale clauses. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempts state law restrictions on the enforcement of due-on-sale clauses.

Subordinate Financing

     Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Charges and Prepayments

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Company has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.


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     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Estate or Trust Fund, as applicable, for a Series unless
(i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application by the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the Holders of the related Series of Securities, unless the related Prospectus Supplement specifies that such shortfalls will be covered by advances or by Credit Support provided in connection with such Series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including ARMs originated by non-federally chartered lenders, have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may

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originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

                                THE INDENTURE

     The following summaries describe certain provisions of the Indenture. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Indenture.

Certain Covenants

     The Issuer may not liquidate or dissolve, without the consent of the Holders of not less than 66 2/3% of the aggregate outstanding principal balance of the Bonds of each Series. The Issuer also may not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety without the consent of Holders of not less than 66 2/3% of the aggregate outstanding principal balance of the Bonds of each Series, and unless (a) the Person (if other than the Issuer) formed or surviving such merger or consolidation or acquiring such assets is a Person organized under the laws of the United States of America or any State and shall have expressly assumed, by supplemental indenture in form satisfactory to the Trustee, the due and punctual payment of principal of and interest on all Bonds and the performance of every applicable covenant of the Indenture to be performed by the Issuer, (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, (c) the Trustee shall have received a letter from each Rating Agency rating any outstanding Bonds to the effect that the rating issued with respect to such Bonds is confirmed notwithstanding the consummation of such transaction and (d) the Trustee shall have received from the Issuer an Officers' Certificate and an Opinion of Counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

     The Issuer may incur, assume, have outstanding or guarantee any indebtedness other than pursuant to the Indenture subject to certain conditions and limitations.

Modification of Indenture

     Except as set forth below, with the consent of the Holders of not less than a majority in the principal amount of the outstanding Bonds of each Series or Class of such Series to be affected, the Trustee and the Issuer may amend the Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the Indenture relating to such Series or modify in any manner the rights of the Holders of the Bonds of such Series.

     Without the consent of the Holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture may (i) change the Stated Maturity of the principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate for any Bond,
(ii) reduce the percentage of aggregate outstanding principal of the Bonds of the affected Series or Class of such Series, the consent of the Holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences, (iii) impair or adversely affect the Collateral securing a Series of Bonds, (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien of the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Bonds of the security afforded by the lien of the Indenture, (v) reduce the percentage of the aggregate outstanding principal amount of any Series (or Class of such Series), the consent of the Holders of which is required to direct the Trustee to liquidate the

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Mortgage Assets for such Series, or (vi) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the Holders of Bonds, except to increase the percentage or number of Holders required to consent to such modification of such Indenture or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby.

     The Issuer and the Trustee also may amend the Indenture or enter into the supplemental indentures, without obtaining the consent of Holders of any Series, to cure any ambiguity or to correct or supplement any provision of the Indenture or any supplemental indenture which may be defective or inconsistent with any other provision, or to make or to amend any other provisions with respect to matters or questions arising under the Indenture or any supplemental indenture, provided that such actions shall not materially adversely affect the interests of the Holders of the Bonds. Such amendments also may be made and such supplemental indentures also may be entered into without the consent of Bondholders to set forth the terms of and security for additional Series, to evidence the succession of another person to the Issuer, to add to the conditions, limitations and restrictions on certain terms of any Series and to the covenants of the Issuer, to surrender any right or power conferred upon the Issuer, to convey, transfer, assign, mortgage or pledge any property to the Trustee, to correct or amplify the description of any property subject to the lien of the Indenture, to modify the Indenture to the extent necessary to effect the Trustee's qualification under the TIA or comply with the requirements of the TIA to make any amendment necessary or desirable to maintain the status of a REMIC as a REMIC, to amend the provisions of the Indenture relating to authentication and delivery of a Series with respect to which a supplemental indenture has not theretofore been authorized, or to evidence and provide for the acceptance of appointment by a successor trustee.

Events of Default

     The Prospectus Supplement for a Series of Bonds will set forth the events constituting "Events of Default" with respect to such Series. Such Events of Default generally will include: (i) a continuing default for the number of days specified in the related Prospectus Supplement in the payment of interest on any Bond of such Series; (ii) a continuing default for the number of days specified in the related Prospectus Supplement in the payment of principal, when due, of any Bonds of such Series; (iii) a default in the observance of, or breach of, any covenant or negative covenant of the Issuer made in the Indenture, and the continuation of any such default or breach for a period exceeding the number of days specified in the related Prospectus Supplement after notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the then aggregate outstanding principal amount of the Bonds of such Series (unless the default or breach is with respect to certain covenants specified in the Indenture not requiring such continuation or notice); and (iv) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. Notwithstanding the foregoing, if a Series of Bonds includes a Class of Subordinate Bonds, the Series Supplement for such a Series may provide that certain defaults which relate only to such Subordinate Bonds shall not constitute an Event of Default with respect to the Bonds, under certain circumstances, and may limit the rights of Holders of Subordinate Bonds to direct the Trustee to pursue remedies with respect to such defaults, or other

Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

     The Prospectus Supplement for a Series of Bonds will specify the remedies in case an Event of Default with respect to a Series should occur and be continuing. Such remedies may include the declaration of all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Such declaration may under certain circumstances be rescinded by the Holders of a specified amount of the then aggregate outstanding principal amount of the Bonds of such Series. However, in the event that an Event of Default has occurred as the result of an order or judgment which prevents the application by the Trustee of the proceeds of any Mortgage Assets securing a Series of Bonds, the Indenture may allow the Trustee to declare to be due and payable by lot a portion of the Bonds of such Series then outstanding in a principal amount equal to the outstanding Asset Values of such Mortgage Assets. If so specified in the related Prospectus Supplement, such declaration by the Trustee will be the sole remedy for the Holders of the Bonds of such Series upon the happening of such occurrences.

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     The Indenture will provide that the Trustee shall, within 90 days (or such other time period specified in the related Prospectus Supplement) after the occurrence of an Event of Default with respect to a Series, mail to the Holders of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Event of Default in the payment of the principal of or interest on any Bonds, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series.

     An Event of Default with respect to one Series will not necessarily be an Event of Default with respect to any other Series.

     The Prospectus Supplement for a Series of Securities may specify that, if following an Event of Default with respect to such Series, the Bonds of such Series have been declared to be due and payable, the Trustee may, but shall not be obligated to, in its sole discretion, refrain from liquidating the related Mortgage Assets if (i) the Trustee determines that the amounts receivable with respect to such Mortgage Assets and any Credit Support will be sufficient to pay
(a) all principal of and interest on the Bonds in accordance with their terms without regard to the declaration of acceleration and (b) all sums due the Trustee and any other administrative amounts required to be paid under the Indenture and (ii) Holders of the requisite percentage of the Securities of such Series have not directed the Trustee to sell the related Mortgage Assets as so specified in the Indenture. In addition, the related Prospectus Supplement will state the conditions under which the Trustee is permitted to sell the Trust Estate following certain Events of Default. Such conditions typically will include that (a) the Trustee determines that the amounts receivable with respect to the Mortgage Assets and any Credit Support will not be sufficient on an ongoing basis to pay in full the principal of and accrued interest on the Bonds of such Series and to pay sums due the Trustee and other administrative expenses specified in the Indenture and the Trustee obtains the consent of Holders of 66 2/3% of the aggregate outstanding principal amount of the Bonds of such Series or (b) the Trustee obtains the consent of 100% of the aggregate outstanding principal amount of the Bonds of such Series, and subject to the provisions of the related Indenture, the obligor under the Credit Support. The proceeds of a sale of Mortgage Assets will be applied as provided in the related Prospectus Supplement to the payment of amounts due the Trustee and other administrative expenses specified in the Indenture and then distributed pro rata among the Bondholders of such Series (without regard to Class, provided that Subordinate Bonds will be subordinate to Senior Bonds of the Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

     In the event the principal of the Bonds of a Series is declared due and payable as described above, and the Assets securing such Series of Bonds is sold, the Holders of any such Bonds issued at a discount from par ("original issue discount") may be entitled to receive no more than an amount equal to the unpaid principal amount thereof unless unamortized original issue discount.

     Pursuant to the Indenture, as security for the payment by the Issuer of the compensation and expenses of the Trustee and any sums to which the Trustee may be entitled to indemnification by the Issuer, the Issuer may grant to the Trustee a senior lien on the Assets, which would be senior to the lien of the Bonds on such Assets. The senior lien will be exercised by the Trustee only if the Bonds of a Series have been declared due and payable following an Event of Default, the acceleration of the maturity of such Bonds as a result of such Event of Default has not been annulled or rescinded, and the moneys collected by the Trustee in respect to such Bonds are being applied as provided in the Indenture.

     The Trustee shall not be deemed to have knowledge of any Event of Default or Default described in clauses (iv) and (v) of the first paragraph of this "Event of Default" subsection unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of a Series, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding principal amount of the Bonds of a Series (or of such Classes specified in the related Prospectus Supplement) will have the right to direct the

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time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Series. In addition, the Holders of a majority of the then aggregate outstanding principal amount of the Bonds of a Series (or of such

Classes specified in the related Prospectus Supplement) may, in certain cases, waive any default with respect to such Series, except a default in payment of principal or interest or in respect of a covenant or provision which cannot be modified without the consent of all Bondholders affected.

     The Indenture for a Series of Bonds may provide that no Holder of Bonds of such Series will have the right to institute any Proceeding with respect to the Indenture, unless (i) such Holder previously has given to the Trustee written notice of a continuing Event of Default with respect to such Series and has offered the Trustee satisfactory indemnity, (ii) the Holders of not less than 25% of the then aggregate outstanding principal amount of the Bonds of such Series have made written request upon the Trustee to institute such Proceeding as Trustee and have offered satisfactory indemnity, (iii) the Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority of the then aggregate outstanding principal amount of the Bonds of such Series, provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders, each representing less than a majority of the aggregate outstanding principal amount of the Bonds of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceedings, if any, shall be taken.

Authentication and Delivery of Bonds

     The Issuer may from time to time deliver Bonds executed by it to the Trustee and order that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Issuer may direct. The Trustee may be authorized to appoint an agent for purposes of authenticating and delivering any Series of Bonds (the "Authenticating Agent").

Satisfaction and Discharge of the Indenture

The Indenture will be discharged as to a Series (except with respect to certain continuing rights specified in the Indenture), (a)(1) upon the delivery to the Trustee for cancellation of all of the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer and discharged from such trust) as provided in the Indenture, or (2) at such time as all Bonds of such Series not previously cancelled by the Trustee have become, or, within one year, will become, due and payable or called for redemption and the Issuer shall have deposited with the Trustee an amount sufficient to repay all of the Bonds and
(b) the Issuer shall have paid all other amounts payable under the Indenture with respect to such Series.

Issuer's Annual Compliance Statement

     The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.


List of Bondholders

     Three or more Holders of a Series of Bonds which have each owned the Bonds for at least six months may, by written application to the Trustee, request access to the list maintained by the Trustee of all Holders of the same Series or of all Bonds, as specified in the request, for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

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Meetings of Bondholders

     Meetings of Bondholders may be called at any time and from time to time to
(i) give any notice to the Issuer or to the Trustee, give directions to the Trustee, consent to the waiver of any Default or Event of Default under the Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith, (ii) remove the Trustee and to appoint a successor Trustee, (iii) consent to the execution of supplemental indentures or (iv) take any other action authorized to be taken by or on behalf of the Bondholders of any specified percentage of the aggregate outstanding principal amount of the Bonds. Such meetings may be called by the Trustee, the Issuer or by the Holders of 10% in aggregate outstanding principal amount of the Bonds of any such Series.

Fiscal Year

     The fiscal year of each Issuer ends on December 31.

Trustee's Annual Report

     The Trustee will be required to mail each year to all Bondholders a brief report relating to its eligibility and qualification to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to the Trustee in its individual capacity, the property and funds physically held by the Trustee as such, any release or release and substitution of property subject to the lien of the Indenture which has not been previously reported, any additional issuance of Bonds of such Series not previously reported and any action taken by it which materially affects the Bonds and which has not been previously reported.

                             THE TRUST AGREEMENT

     The Certificates of each Series will be issued pursuant to a Trust Agreement among the Depositor, the Trustee and, in the event the Trust Fund includes Mortgage Loans, the Master Servicer and any Special Servicer. The following summaries describe certain provisions of the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Trust Agreement.

Assignment of Mortgage Assets

General

     At the time of issuance of a Series of Certificates, the Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series of Certificates. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement other than any Retained Interest. The Trustee will, concurrently with such assignment, execute and deliver the Certificates for such Series in exchange for the Mortgage Assets and other Assets comprising the Trust Fund for such Series.

     Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Trust Agreement. Such schedule may include, among other things, detailed information (i) in respect to each Mortgage Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment rate and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each Mortgage Certificate included in the related Trust Fund, including without limitation, the Mortgage Certificate, Mortgage Certificate Servicer and Mortgage Certificate Trustee, the pass-through rate or bond rate or formula for determining such rate, the issue date and original and remaining

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term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

Assignment of Mortgage Loans

     The Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Certificateholders.

     If so specified in the related Prospectus Supplement, the Depositor will,

at the time of delivery of the Certificates, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after delivery of the Certificates as is specified in the related Prospectus Supplement. With respect to any Mortgage Loan required to be recorded but not recorded within such time, the Trust Agreement may, as specified in the related Prospectus Supplement, require the repurchase from the Trustee of such Mortgage Loan at the price provided in the related Prospectus Supplement or may permit such other remedy as is specified in the related Prospectus Supplement.

Repurchase or Substitution of Non-Conforming Loans

     The Prospectus Supplement for a Series of Securities will specify the remedy in the event any document in the Mortgage Loan file delivered to the Trustee is found by the Trustee within a specified period of days after the execution of the related Trust Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and such defect is not cured within 90 days, or within such other period specified in the related Prospectus Supplement. Such remedies may include the substitution for or repurchase of the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price (the "Repurchase Price") equal to the amount specified in the related Prospectus Supplement.

     There can be no assurance that a Mortgage Asset seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset seller defaults on its obligation.

     With respect to each Mortgage Certificate, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The related Trust Agreement may require that either the Depositor or the Trustee promptly cause the MBS to be reregistered, with the applicable persons, in the name of the Trustee.

Representations and Warranties; Repurchase

     The Prospectus Supplement for a Series of Securities will specify the Mortgage Asset seller or an affiliate thereof or such other person acceptable to the Depositor making certain representations and warranties with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party"). The related Prospectus Supplement will specify the remedies in the event of a breach of any such representation or warranty, including whether the Warranting Party will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below.

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     The Trust Agreement for a Series of Securities will provide that the Master
Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein in the Certificateholder. If so specified in the related Prospectus Supplement, if such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Repurchase Price therefor. If so provided in the Prospectus Supplement for a Series of Certificates, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described in the related Prospectus Supplement.

     With respect to a Trust Fund that includes Mortgage Certificates, the related Prospectus Supplement will describe any representations or warranties made with respect to such Mortgage Certificates, the person making them and the remedies for breach thereof.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Asset if a Warranting Party defaults on its obligations to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Assets.

Reports to Certificateholders

     The Trustee or Master Servicer, as specified in the Trust Agreement for a Series of Certificates, will prepare and forward to each Certificateholder of a Series on each Distribution Date for such Series, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to such Series, among other things:

          (i) the amount of such distribution allocable to principal on the Mortgage Assets included in the Trust Fund for such Series, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer;

          (ii) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or by a Servicer;

          (iii) the amount of servicing compensation due with respect to the Mortgage Assets and paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) the aggregate outstanding principal balance of the Mortgage Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (i) above;

          (v) the aggregate outstanding principal amount of the Certificates of such Series as of the Due Date, after giving effect to distributions allocated to principal reported under (i) above;

          (vi) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related interest accrual period and added to the Accreted Value thereof;

          (vii) in the case of Variable Rate Securities, the Variable Interest Rate applicable to the distribution being made;

          (viii) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders of such Series would have received if there were sufficient eligible funds to distribute and the amounts actually distributed);

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          (ix) if applicable, the number and aggregate principal balances of
     Mortgage Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the Determination Date to which such distribution relates;

          (x) if applicable, the book value of any REO Property acquired on behalf of Certificateholders of such Series through foreclosure, grant of a deed in lieu foreclosure or repossession as of the close of the business on the business day preceding the Distribution Date to which such distribution relates;

          (xi) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

          (xii) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

          (xiii) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

          (xiv) in the case of any other Credit Support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;


          (xv) in the case of any Series of Certificates which includes a Subordinate Certificate, the subordinated amount, if any, determined as of the related Determination Date and if the distribution to the Holders of Senior Certificates is less than their required distribution, the amount of the shortfall;

          (xvi) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Certificateholders of such Series and the remaining balance of each reserve fund, if any, on such Distribution Date, after giving effect to distributions made on such date; and

          (xvii) such other information as specified in the related Trust Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Certificateholder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i) through (iv), (vi), (viii) and (xvi) above for such calendar year and (b) such information specified in the Trust Agreement to enable Certificateholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Certificates of such Series, if applicable. Information in the Distribution Date and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer for a Series of Certificates evidencing an interest in Mortgage Loans will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Mortgage Loans. See "Servicing of Mortgage Loans -- Evidence as to Compliance" herein.

Events of Default

     Events of Default under the Trust Agreement for each Series include (i) any failure to distribute to Certificateholders of such Series any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor for a Series, for a Series of Certificates evidencing an interest in Mortgage Loans, or to the Trustee by the Depositor for a Series of Certificates evidencing an interest in Mortgage Certificates, or in either case, to the Master Servicer or the Depositor and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series, (ii) with respect to a Series of Certificates evidencing an interest in Mortgage Loans, any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement which continues unremedied for 30 days (or 15 days in the case of a failure to maintain any insurance policy required to be maintained pursuant to the Trust Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar


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proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

     So long as an Event of Default remains unremedied under the Trust Agreement for a Series, the Depositor or the Trustee for such Series or Holders of Certificates of such Series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may terminate all of the rights and obligations of the Master Servicer as servicer under the Trust Agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Trust Agreement which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor Master Servicer under the provisions of such Trust Agreement relating to the servicing of the Mortgage Loans. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Trust Agreement.

     During the continuance of any Event of Default under the Trust Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

     No Certificateholder of a Series, solely by virtue of such Holder's status as a Certificateholder, will have any right under the Trust Agreement for such

Series to institute any proceeding with respect to the Trust Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Certificates evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Duties of the Trustee

     If no Event of Default (as defined in the related Trust Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Trust Agreement, however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Certificateholders to the Master Servicer under the Trust Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct, provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in

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an Event of Default. See "Rights Upon Event of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under a Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Amendment of Trust Agreement

     The Trust Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer (if such Series evidences an interest in Mortgage Loans), and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under such Trust Agreement or (iv) to comply with any requirements imposed by the Code; provided that any such amendment pursuant to clause (iii) above will not adversely affect in any material respect the interests of any Certificateholders of such Series not consenting thereto. Any such amendment pursuant to clause (iii) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce the then current rating thereof. The Trust Agreement for each Series also may be amended by the Trustee, the Master Servicer (if such Series evidences an interest in Mortgage Loans) and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreement or modifying in any manner the rights of Certificateholders of such Series, provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate, or (b) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

Voting Rights

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than set forth herein.

Lists of Certificateholders

     Upon written request of three or more Certificateholders of record of a Series, for purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement or under the Certificates for such Series, which request is accompanied by a copy of the communication which such Certificateholders propose to transmit, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

     No Trust Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

     The obligations created by the Trust Agreement for a Series will terminate upon the distribution to Certificateholders of such Series of all amounts distributable to them pursuant to such Trust Agreement following the earlier of
(i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Trust Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

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     If so specified in the related Prospectus Supplement, a Series of
Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth herein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified Class or Classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such Class or Classes under the circumstances and in the manner set forth therein. See "Description of the Securities -- Termination or Repurchase Respecting Certificates" "-- Optional Termination," "-- Optional Repurchase," and "-- Other Repurchases."

                                 THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Issuer, the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Estate or Trust Fund, as applicable, relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture or Trust Agreement, as applicable, relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee also may appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Indenture or Trust Agreement, as applicable.

     The Trustee may, upon written notice to the Issuer, resign at any time, in which event the Issuer or Depositor, as applicable, will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee also may be removed at any time (i) by the Issuer or Depositor, as applicable, if the Trustee ceases to be eligible to continue as such under the Trust Agreement,
(ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect or the Trust Estate or Trust Fund, as applicable, by any state in which the Trustee or the Trust Estate or Trust Fund held by the Trustee for such Series is located, or (iv) by the Holders of Securities evidencing over 50% of the aggregate outstanding principal amount of the Securities upon 30 days' advance written notice to the Trustee and to the Issuer or Depositor, as applicable. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                                  THE ISSUER

The Company

     The Company was incorporated in the State of Arizona on September 30, 1993 as a limited purpose financing corporation. The principal office of the Company is located at 2390 East Camelback Road, Suite 225, Phoenix, Arizona 85016. Its telephone number is (602) 381-8960.

     The Articles of Incorporation of the Company provides that the Company may not conduct any activities other than those related to the issue and sale of one or more series of bonds or certificates secured by or representing interests in mortgage assets and to serve as depositor of one or more trusts that may issue and sell such bonds or certificates and, in connection therewith, acquiring, owning, holding and conveying mortgage assets and interests therein. The Articles of Incorporation of the Company provides that any securities, except for subordinated securities, issued by the Company must be rated in one of the four highest categories

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available by any Rating Agency rating the Series. Pursuant to the terms of the
Indenture or Trust Agreement, as applicable, the Company may not issue any securities which would result in the lowering of the then current ratings of the outstanding Securities of any Series.

     The Series Supplement for a particular Series may permit the Assets pledged to secure the related Series of Bonds to be transferred by the Issuer to a trust, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.

Owner Trust

     Each owner trust established to act as Issuer of a Series of Bonds (each, an "Owner Trust") will be created pursuant to a deposit trust agreement (the "Deposit Trust Agreement") between the Company which will act as Depositor and the bank, trust company or other fiduciary named in the related Prospectus Supplement which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trustee Mortgage Assets and other Assets to secure one or more Series in return for certificates or other instruments evidencing beneficial ownership of the Owner Trust and the net proceeds of the sale of the Bonds. The Company may in turn sell or assign the certificates of beneficial interest to another entity or entities, including affiliates of the Company.

     The Owner Trust will pledge the Mortgage Assets and other Assets to the Trustee under the related documents as security for a Series. The Trustee will hold such Mortgage Assets as security only for that Series, and Holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof, as if the same had been granted by a corporate issuer.

     Each Deposit Trust Agreement will provide that the related Trust may not conduct any activities other than those related to the issuance and sale of the particular Series. No Deposit Trust Agreement will be subject to amendment without the prior written consent of the Owner Trustee, the Holders representing a majority of the beneficial interest of the Owner Trust and the Trustee, except that the Holders of not less than 66 2/3% of the aggregate outstanding principal amount of Bonds of each Series affected must consent to any amendment of, among other provisions, the limitation on activities of the Owner Trust and the provisions regarding amendments to the Deposit Trust Agreement. The Holders of the beneficial interests in an Owner Trust which issues a Series will not be liable for payment of principal of or interest on the Bonds and each Holder of Bonds of such Series will be deemed to have released such beneficial owners from any such liability.

Administrator

     If specified in the related Prospectus Supplement, American Southwest Financial Services, Inc., an affiliate of the Company, (the "Administrator") may provide certain advisory, administrative, accounting and clerical services with respect to the Securities. In addition, under the Indenture or Trust Agreement, as applicable, the Issuer is responsible for certain administrative and accounting matters relating to the Securities.

                               USE OF PROCEEDS

     The Issuer will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to
(i) purchase or repay indebtedness with respect to the Mortgage Assets securing or underlying each Series simultaneously with the issuance and sale of such Securities or (ii) fund loans to each Finance Company participating in such Series of Securities pursuant to Funding Agreements with such Finance Companies. The proceeds also may be used to establish the Reserve Funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the seller of such Mortgage Assets.

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                 LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     Any bearer securities will be issued in compliance with United States federal tax laws and regulations applicable at the time of issuance. Under current law, bearer securities may not be offered or sold during the restricted period, or delivered in definitive form in connection with a sale during the restricted period (as defined under "Description of the Securities -- Bearer Securities and Registered Securities"), in the United States or to United States persons other than to (a) the United States office of (i) an international organization (as defined in Section 7701(a)(18) of the Code), (ii) a foreign central bank (as defined in Section 895 of the Code), or (iii) any underwriter, agent, or dealer offering or selling bearer securities during the restricted period (a "Distributor") pursuant to a written contract with the Issuer or with another Distributor, that purchases bearer securities for resale or for its own account and agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code, or (b) the foreign branch of a United States financial institution purchasing for its own account or for resale, which institution agrees to comply with the requirements of Section 154(j)(3)(A), (B) or (C) of the Code. In addition, a sale of a bearer security may be made during the restricted period to a United States person who acquired and holds the bearer security on the certification date through a foreign branch of a United States financial institution that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code. Any Distributor (including an affiliate of a Distributor) offering or selling bearer securities during the restricted period must agree not to offer to sell bearer securities in the United States or to United States persons (except as discussed above) and must employ procedures reasonably designed to ensure that its employees or agents directly engaged in selling bearer securities are aware of these restrictions.

     Bearer securities and their interest coupons will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code."

     Purchase of bearer securities may be affected by certain limitations under United States tax laws. See "Federal Income Tax Considerations."

     As used herein, "United States person" means a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia) and its possession including Puerto Rico, the U.S. Virgin Island, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                      FEDERAL INCOME TAX CONSIDERATIONS

General

     The following is a summary of certain federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Potential purchasers of Securities are advised to consult their own tax advisers concerning the federal, state or local tax consequences to them of the purchase, holding and disposition of the Securities.

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Characterization of Securities

     If stated in the Prospectus Supplement for a Series of Securities, a REMIC election will be made with respect to such Series of Securities. In each such case, O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, P.A., legal counsel to the Company, will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the Indenture or Trust Agreement, as applicable, are complied with and the statutory and regulatory requirements are satisfied. Securities of such Series will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related Prospectus Supplement.

     If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as (i) indebtedness of the Issuer, (ii) an undivided beneficial ownership interest in the Mortgage Assets (and the arrangement pursuant to which the Mortgage Assets will be held and the Securities will be issued will be treated as a grantor trust under Subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation for federal income tax purposes); (iii) equity interests in an association that will satisfy the requirements for qualification as a real estate investment trust; or (iv) interests in an entity that will satisfy the requirements for qualification as a partnership for federal income tax purposes. The federal income tax consequences to Bondholders or Certificateholders of any such Series will be described in the applicable Prospectus Supplement.

     If a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (ii) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans... secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (iii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then Securities will qualify for the tax treatment described in (i), (ii), or (iii) in the proportion that such REMIC assets are qualifying assets. In general, Mortgage Loans secured by a non-residential real property will not constitute "loans... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C).

     It is possible that various reserves or funds will reduce the proportion of REMIC assets which qualify under the standards described above.

Taxation of Regular Interest Securities

General

     Securities that qualify as regular interests in a REMIC ("Regular Interest Securities") are generally treated as indebtedness for federal income tax purposes. Stated interest on a Regular Interest Security will be taxable as ordinary income using the accrual method of accounting, regardless of the Bondholder's or Certificateholder's normal accounting method. Reports will be made annually to the IRS and to Holders of Regular Interest Securities that are not excepted from the reporting requirements regarding amounts treated as interest (including accrual of original issue discount) on Regular Interest Securities.

Original Issue Discount

     Compound Interest Securities and Principal Only Securities will, and certain of the other Securities constituting Regular Interest Securities may, be issued with "original issue discount" ("OID") within the

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meaning of Code Section 1273. Rules governing original issue discount are set forth in sections 1271-1275 of the Code and the Treasury regulations proposed thereunder (the "OID Regulations"). Although the Code contains specific provisions governing the calculation of OID on securities, such as the Securities, on which principal is prepaid based on prepayments of the underlying assets, Regulations interpreting those provisions have not yet been issued.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Regular Interest Security and its issue price. A Holder of a Regular Interest Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Regular Interest Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Regular Interest Security of a Class will generally be the initial offering price at which a substantial amount of the Securities in the Class are sold to the public, and will be treated by the Issuer as including, in addition, the amount paid by the Bondholder or Certificateholder for accrued interest that relates to a period prior to the Closing Date of such Regular Interest Security. Under the OID Regulations, the stated redemption price at maturity is the sum of all payments on the Security other than any "qualified stated interest" payments. Qualified stated interest is generally defined as stated interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. In the case of Compound Interest Securities, and certain of the other Regular Interest Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price. In addition it is possible that, because Holders of a Security are entitled to receive interest only to the extent that payments are made on the Mortgage Assets, interest might not be considered to be "unconditionally payable."

     The Holder of a Regular Interest Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Regular Interest Security, the sum of the "daily portions" of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt instrument, such as a Regular Interest Security, that is subject to acceleration due to prepayments on other debt obligations securing such instrument, OID is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess (if any) of (i) the sum of (a) the present value of all payments remaining to be made on the Regular Bond as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Regular Interest Security, over (ii) an "adjusted issue price" of the Regular Interest Security at the beginning of the accrual period. The adjusted issue price of a Regular Interest Security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Regular Interest Security in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of three factors: (i) the original yield to maturity of the Regular Interest Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

     The effect of this method is to increase the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Assets at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Bondholder or Certificateholder to take into account prepayments with respect to the Mortgage Assets at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Bondholders or Certificateholders based on the Prepayment Assumption, no representation is made to Bondholders or Certificateholders that Mortgage Assets will be prepaid at that rate or any other rate.

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     The Issuer may adjust the accrual of OID on a Class of Regular Interest
Securities (or other regular interests in a REMIC), in a manner that it believes to be appropriate, to take account of realized losses on the Mortgage Assets, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The Prospectus Supplement will specify whether, based on the OID Regulations, OID will be calculated on such Regular Interest Securities as if, solely for the purposes of computing OID, the separate regular interest were a single debt instrument.

     Certain Series of Securities may be structured to include two or more REMICs, one or more of which (each, an "Upper Tier REMIC") hold regular interests ("Lower Tier Interests") in other REMICs (each, a "Lower Tier REMIC"). Under the OID Regulations, OID on all of the Lower Tier Interests issued by a single Lower Tier REMIC that are held by a second REMIC will be calculated by treating all of such Lower Tier Interests as a single debt instrument. Unless contrary rules are issued by the Internal Revenue Service, the Issuer intends to calculate the income of the Lower Tier REMIC and the Upper Tier REMIC in accordance with the OID Regulations.

     A subsequent Holder of a Regular Interest Security will also be required to include original issue discount in gross income, but such a Holder who purchases such Regular Interest Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Regular Interest Security's issue price) to offset such original issue discount by comparable economic accruals of portions of such excess.

Interest Weighted Securities

     It is not clear how income should be accrued with respect to a Regular Interest Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC ("Interest Weighted Securities"). The Issuer intends to take the position that all of the income derived from Interest Weighted Securities should be treated as OID and that the amount and rate of accrual of such OID should be calculated in the same manner as for a Compound Interest Security. However, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Interest Weighted Security were a bond purchased at a premium equal to the excess of the price paid by such Holder for the Interest Weighted Security over its stated principal amount, if any. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described below.

Alternatively, the Internal Revenue Service could assert that the Interest Weighted Security should be taxable under the rules governing bonds issued with contingent principal payments, in which case a Holder might recognize income at a slower rate than if the Interest Weighted Security were treated as a Compound Interest Security.

Variable Rate Regular Securities

     The REMIC regulations (the "REMIC Regulations") permit REMICS to issue regular interest bearing a variety of variable rates including rates based on
(i) a fixed formula of an objective interest index or (ii) a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC. In the case of Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Regular Interest Securities and (ii) the present value of all payments remaining to be made on such Regular Interest Securities should be calculated as if the interest index remained at its value as of the issue date of such Securities. In addition, Holders of variable rate Regular Interest Securities should consult their own tax advisers regarding the appropriate method of calculating OID on such Securities.

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Effects of Defaults and Delinquencies

     Holders of Securities will be required to report income with respect to such Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Mortgage Asset default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

Market Discount and Premium

     A purchaser of a Regular Interest Security may also be subject to the market discount rules of the Code. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Interest Security, or upon sale or exchange of the Regular Interest Security. In general terms, until regulations are promulgated, market discount may be treated as accruing, at the election of the Holder, either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest). A Holder of a Regular Interest Security having market discount may also be required to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Regular Interest Security. As an alternative to the inclusion of market discount in income on the foregoing basis, the Holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such Holder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     A Holder who purchases a Regular Interest Security (other than an Interest Weighted Security, to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on collateralized mortgage obligations or REMIC regular interests have been issued, applicable legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Interest Security will be calculated using the prepayment assumption used in pricing such Regular Interest Security. If a Holder makes an election to amortize premium on a Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Regular Interest Security should consult their tax advisers regarding the election to amortize premium and the method to be employed.

Sale or Exchange of Regular Interest Securities

     A Regular Bondholder's or Regular Certificateholder's tax basis in its Regular Interest Securities is the price such Holder pays for a Security, plus amounts of original issue discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Regular Interest Securities, measured by the difference between the amount realized and the Regular Interest Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Regular Interest Security is held as a capital asset. If, however, a Regular Bondholder or Regular Certificateholder is a bank, thrift, or similar institution described in section 582 of the Code, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security

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had equaled 110% of the applicable federal rates as of the beginning of such
Holder's holding period, over (ii) the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security.


Taxation of the REMIC

General

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. The regular interests are generally taxable as debt of the REMIC.

Calculation of REMIC Income

     The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on a Regular Interest Security, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) may be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year. See "REMIC Expenses" below.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Start Up Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount on such loans will be equivalent to the method under which Holders of Regular Interest Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct original issue discount on the Regular Interest Securities in the same manner that the Holders of the Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Regular Interest Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.


REMIC Expenses

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities or the REMIC residual interest. In the case of a "single class REMIC," however, the expenses will be allocated, under temporary Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Bondholder or Certificateholder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Bondholder or Certificate-

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holder exceed 2% of such Bondholder's or Certificateholder's adjusted gross income and will not be deductible in computing alternative minimum taxable income. In addition, Code Section 68 provides that the itemized deductions otherwise allowable for the taxable year are phased out for higher-income individuals The disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

Prohibited Transactions and Contributions Tax

     The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from other prohibited transactions or any deductions attributable to any prohibited transactions that resulted in a loss. In general, prohibited transactions include (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Start Up Day. The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the assets of the REMIC and, to the extent specified in the related Prospectus Supplement, will be allocated pro rata to all outstanding Classes of Securities of such REMIC.


Taxation of Holders of Residual Interest Securities

General

     The Holder of a Security representing a REMIC residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on Regular Interest Securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

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Limitation on Losses

     The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of Residual Bondholders or Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

Distributions

     Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

Sale or Exchange

     A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Bond equal to the difference, if any, between the amount realized and such Bondholder's or Certificateholder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling Bondholder or Certificateholder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition. Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

     Unlike provisions in the Code dealing with partnerships, there is not specifically provided a method of adjusting the basis of the assets of the REMIC if a Holder of a Residual Interest Security sells its Residual Interest Security for a gain or loss. In other words, a subsequent Holder of a Residual Interest Security may have an outside basis in its Residual Interest Security that is greater or less than the inside basis of the REMIC's assets. The lack of such an adjustment could adversely affect the marketability of a Residual Interest Security because a subsequent Holder of a Residual Interest Security could not amortize any excess outside basis (if the Security was sold for profit) or reduced outside basis (if the Security was sold for a loss) against the future income earned by that REMIC and passed through to that Holder of a Residual Interest Security. Although the legislative history to the REMIC provisions recognizes the problem and states that the rules governing taxation of Holders of Residual Interest Securities may be modified, no further guidance is provided.

Excess Inclusion Income

     The portion of a Residual Bondholder's or Residual Certificateholder's REMIC taxable income consisting of "excess exclusion" income may not be offset by other deductions or losses, including net operating losses, on such Bondholder's or Certificateholder's federal income tax return. An exception applies to organizations to which Code section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be significant.

The REMIC Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Interest Security is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the REMIC Regulations) of the Residual Interest Securities is at least 20% of the anticipated weighted average life of the REMIC.

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     Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code section 511, such Residual Bondholder's or Residual Certificateholder's excess inclusion income will be treated as unrelated business taxable income of such Bondholder or Certificateholder's. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust estate, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Interest Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty and is not eligible for treatment as "portfolio interest."

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Start Up Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     If the aggregate value of the Residual Interest Securities is not considered to be significant, then the Code provisions that to the extent provided in regulations a Holder of a Residual Interest Security's entire share of REMIC taxable income will be treated as an excess inclusion subject to the foregoing limitations. The Internal Revenue Service has the authority to issue regulations providing guidance in this area. Although the Internal Revenue Service did not exercise that authority in the REMIC Regulations, future regulations could contain such a rule. The legislative history states that any Treasury regulations issued should take into account the value of the Residual Interest Securities in a REMIC relative to the combined value of the Residual Interest Securities and the Regular Interest Securities in the REMIC and that the value of the Residual Interest Securities should be considered significant in cases where that value is at least two percent of the combined value of the Regular Interest Securities and the Residual Interest Securities. Further, the legislative history states that the regulations may apply to Securities issued before those regulations are issued. The Prospectus Supplement will set forth the value of the Residual Interest Securities relative to the total value of all Securities.

Restrictions on Ownership and Transfer of Residual Interest Securities

     As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the Indenture or Trust Agreement, as applicable, will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Issuer an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent nor nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, thrust, real estate investment trust, regulated investment company, or any person holding as a nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

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     Under the REMIC Regulations, if a Residual Interest Security is a
"noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusion in an amount sufficient to satisfy the accrued taxes. The present value is calculated based on the Prepayment Assumption, using a discount rate equal to the "applicable federal rate" at the time of transfer. If a transfer of a residual interest is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of transfer, knew or should have known that the transferee would be unwilling or unable to pay taxes on its share of the taxable income of the REMIC. A similar limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "Tax Treatment of Foreign Investors" below.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

Tax Status as a Grantor Trust

General

     If the applicable Prospectus Supplement so specifies with respect to a Series of Securities, the Securities of such Series will not be treated as regular or residual interests in a REMIC for federal income tax purposes but instead will be treated as an undivided beneficial ownership interest in the Mortgage Assets and the arrangement pursuant to which the Mortgage Assets will be held and the Securities will be issued, will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. In such a case, special counsel to the Issuer will deliver its opinion to the effect that the arrangement by which the Securities of that Series are issued will be treated as a grantor trust as long as all of the provisions of the applicable Trust Agreement are complied with and the statutory and regulatory requirements are satisfied. In some Series ("Pass-Through Certificates"), there will be no separation of the principal and interest payments on the Mortgage Assets. In such circumstances, a Certificateholder will be considered to have purchased an undivided interest in each of the Mortgage Assets. In other cases ("Stripped Certificates"), sale of the Certificates will produce a separation in the ownership of the principal payments and interest payments on the Mortgage Assets.

     Each Certificateholder must report on its federal income tax return its pro rata share of the gross income derived from the Mortgage Assets (not reduced by the amount payable as fees to the Trustee and the Master Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Certificateholder's tax accounting method had it held its interest in the Mortgage Assets directly, received directly its share of the amounts received with respect to the Mortgage Assets, and paid directly its share of the Servicing Fees. To the extent that income of a grantor trust consists of tax-exempt income in respect of certain debt obligations held by such grantor trust, such income will retain its tax-exempt character in the hands of the Certificateholders and will not be includible in gross income pursuant to section 103 of the Code. In the case of

Pass-Through Certificates, such gross income will consist of a pro rata share of all of the income derived from all of the Mortgage Assets and, in the case of stripped bond or stripped coupon in which the Certificateholder owns an interest. The Holder of a Certificate will generally be entitled to deduct such Servicing Fees under section 162 or section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee

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and the Master Servicer (and Servicer, if other than the Master Servicer). In the case of a noncorporate Holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such Holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such Holder's alternative minimum tax liability. In addition, Code section 68 provides that the itemized deductions otherwise allowable the taxable year are phased out for higher-income individuals. Furthermore, a noncorporate Certificateholder whose holding does not constitute a trade or business will not be entitled to such deductions under section 162 of 212 of the Code to the extent such amounts are allocable to interest wholly exempt from federal income taxation.

Discount or Premiums on Pass-Through Certificates

     The Holder's purchase price of a Pass-Through Certificate is to be allocated among the Mortgage Assets in proportion to their fair market values, determined as of the time of purchase of the Certificates. In the typical case, the Depositor believes it is reasonable for this purpose to treat each Mortgage Asset as having a fair market value proportional to the share of the aggregate principal balances of all of the Mortgage Assets that it represents, if the Certificates have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Assets (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Mortgage Assets allocable to the Certificate, the interest in the Mortgage Assets allocable to the Certificate will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a Mortgage Assets with original issue discount in excess of a prescribed de minimis amount, a Holder of a Certificate will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year, determined under a constant yield method by reference to the initial yield to maturity of the Mortgage Assets, in advance of receipt of the cash attributable to such income and regardless of the method of federal income tax accounting employed by that Holder. Original issue discount with respect to a Mortgage Assets could arise for example by virtue of the financing of points by the originator of the Mortgage Assets, or by virtue of the charging of points by the originator of the Mortgage Assets in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. However, the Code provides for a reduction in the amount of original issue discount includible in the income of a Holder who acquires an obligation after its initial issuance at a price greater than the sum of the original issue price of the Mortgage Assets and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, any original issue discount should be reduced or eliminated.

     Certificateholders also may be subject to the market discount rules of sections 1276-1278 of the Code. A Certificateholder that acquires an interest in Mortgage Assets originated after July 18, 1984 with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Mortgage Assets over the purchaser's purchase price) will be required under section 1276 of the Code to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Mortgage Assets received in that month and, if the Certificates are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations. The legislative history indicates that, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of (a) in the case of Mortgage Assets not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid in the beginning of the period or (b) in the case of Mortgage Assets originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

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     In the case of market discount attributable to Mortgage Assets originated on or before July 18, 1984, the Holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Mortgage Assets and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Section 1277 of the Code provides that, regardless of the origination date, the excess of interest paid or accrued to purchase or carry a loan with market discount over interest received on such loan is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the loan. A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable years such election is made and thereafter, in which case the interest deferral rule discussed above will not apply.

     A Certificateholder who purchases a Certificate a premium generally will be deemed to have purchased its interest in the underlying Mortgage Assets at a premium. A Certificateholder who holds a Certificate as a capital asset may generally elect under section 171 of the Code to amortize such premium as an offset to interest income on the Mortgage Assets (and not as a separate deduction item) on a constant yield method. The legislative history suggests that the same rules that will apply to the accrual of market discount (described above) will generally also apply in amortizing premium with respect to Mortgage Assets originated after September 27, 1985. If a Holder makes an election to amortize premium, such election will apply to all taxable debt instruments held by such Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Certificates should consult their tax advisers regarding the election to amortize premium and the method to be employed. Although the law is somewhat unclear regarding recovery of premium allocable to Mortgage Assets originated before September 28, 1985, it is possible that such premium may be recovered in proportion to payments of Mortgage Assets principal.

Discount or Premium on Stripped Certificates

     A Stripped Certificate may represent a right to receive only a portion of the interest payments on the Mortgage Assets, a right to receive only principal payments on the Mortgage Assets, or a right to receive certain payments of both interest and principal. Certain Stripped Certificates ("Ratio Strip Certificates") may represent a right to receive differing percentages of both the interest and principal on each Mortgage Asset. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons") with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price allocable to such stripped interest. The Code, Regulations, and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Certificates. Under the method described above for REMIC Regular Interest Certificates (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. The Code prescribed the same method for debt instruments "secured by" other debt instruments, the maturity of which may be affected by prepayments on the underlying debt instruments. However, the Code does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Certificates which technically represent ownership interests in the underlying Mortgage Assets, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Certificates, and it is expected that original issue discount will


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

be reported on that basis. In applying the calculation to such Certificates, all payments to be received with respect to the Certificates will be treated, whether attributable to principal or interest on the loans, as payments on a single installment obligation and as includible in the stated redemption price at maturity. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Mortgage Asset underlying a Certificate. In addition, in the case of Ratio Strip Certificates, the Internal Revenue Service could assert that original issue discount must be calculated separately for each stripped coupon or stripped bond underlying a Certificate.

     Under certain circumstances, if the Mortgage Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Certificateholder's recognition of income. If, however, the Mortgage Assets prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a Certificateholder's recognition of income.

     In the case of a Stripped Certificate which either embodies only interest payments on the underlying loans or (if it embodies some principal payments on the Mortgage Assets) is issued at a price that exceeds the principal payments (an "Interest Weighted Certificate"), additional uncertainty exists because of the enhanced potential for applicability of the contingent principal provisions of the Proposed Regulations.

     Under the contingent principal provisions, "contingent principal" represents the portion of the purchase price in excess of the amount of principal payments. Under this method, the Certificateholder is in effect put on the cash method with respect to interest income at the applicable federal rate. First, each payment denominate "interest" is treated as interest to the extent of accrued and unpaid interest on the debt instrument at the time that the payment is received. Second, the portion of a payment denominated interest that his not treated as interest, as described in the preceding sentence, is treated as a repayment of contingent principal. The interest for any accrual period, other than an initial short period, is the product of the applicable federal rate (published monthly by the Treasury Department) at the time of the debt instrument's issuance and the adjusted issue price at the beginning of the accrual period (the sum of the purchase price of the instrument plus the accrued interest for all prior accrual periods, reduced by the total of payments received in all prior periods). The total of the payments denominated interest with respect to the Interest Weighted Certificate that may be treated as principal may not exceed the amount of contingent principal. If the contingent principal has been completely recovered, all subsequent payments will be treated as interest.

     The Proposed Regulations provide that if all contingent principal is not recovered as of the final payment, then the final payment will be treated as principal to the extent of such unrecovered principal and interest to the extent of the remainder, if any. To the extent the final payment is not sufficient to cover the principal amount, the Certificateholders will recognize a loss. Any such loss may be an ordinary loss since loss recognized on retirement of a debt instrument issued by a natural person (e.g., a mortgage loan) is not a loss from a sale or exchange. However, the Internal Revenue Service might content that such loss should be a capital loss if the Certificateholder held its Certificate as a capital asset within the meaning of section 1221 of the Code.

Possible Alternative Characterizations

     The characterizations of the Stripped Certificates described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Certificates are subject to the contingent payment provisions of the Proposed Regulations; (iii) each Interest Weighted Certificate is composed of an unstripped undivided ownership interest in Loans and an installment obligations consisting of stripped interest payments; or (iv) there are as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Asset.

     Given the variety of alternatives for treatment of the Certificates and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Certificates for federal income tax purposes.

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Character as Qualifying Mortgage Loans

     In the case of Stripped Certificates there is no specific legal authority existing regarding whether the character of the Certificates, for federal income tax purposes, will be the same as the Mortgage Assets. The Internal Revenue Service could take the position that the Mortgage Assets' character is not carried over to the Certificates in such circumstances. Pass-Through Certificates will be, and, although the matter is not free from doubt, Stripped Certificates should be considered to represent, "qualifying real property loans" within the meaning of section 593(d) of the Code, "real estate assets" within the meaning of section 856(c)(6)(B) of the Code, and "loans required by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Certificates should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the Certificates may cause a proportionate reduction in the above-described qualifying status categories of Certificates.

Sale of Certificates


     As a general rule, if a Certificate is sole, gain or loss will be recognized by the Holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the Certificate. Such gain or loss will generally be capital gain or loss if the Certificate is held as a capital asset. In the case of Pass-Through Certificates, such tax basis will generally equal the Holder's cost of the Certificate increased by any discount income with respect to the loans represented by such Certificate previously included in income, and decreased by the amount of any distributions of principal previously received with respect to the Certificate. Such gain, to the extent not otherwise treated as ordinary income, will be treated as ordinary income to the extent of any accrued market discount not previously reported as income. In the case of Stripped Certificates, the tax basis will generally equal the Certificateholder's cost for the Certificate, increased by any discount income with respect to the Certificate previously included in income, and decreased by the amount of all payments previously received with respect to such Certificate.

Backup Withholding

     A Bondholder or Certificateholder, other than a Residual Bondholder or Residual Certificateholder, may, under certain circumstances, be subject to "backup withholding" at the rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Issuer with its taxpayer identification number "TIN"); (ii) furnishes the issuer an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the issuer or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Bondholders or Certificateholders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders of the Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Issuer will report to the Holder of a Security and to the Internal Revenue Service for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

Tax Treatment of Foreign Investors

Regular Interests

     Under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution,

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of 10% or more of the capital or profits interest in the Issuer or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of the obligation to withhold federal income tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

     Interest and original issue discount of Bondholders or Certificateholders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Bondholder or Certificateholders. They will, however, generally be subject to the regular United States income tax.

Residual Interests

     Payments to Holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusions income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Excess Inclusion Income."

                      STATE AND LOCAL TAX CONSIDERATIONS


     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities of any Series.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Securities of a Series, a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA impose certain restrictions on Plans and persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain

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duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plans ("Prohibited Transactions"). Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Similar restrictions also apply to Plans that are subject to the Code.

     The Issuer, the Master Servicer, the Servicer (if any), the Trustee or the provider of Credit Support (if any) may be considered to be Parties in Interest with respect to certain Plans because of their activities or the activities of their respective affiliates. If the Securities are acquired by a Plan with respect to which the Issuer, the Master Servicer, the Servicer (if any), the Trustee or the provider of Credit Support (if any) is a Party in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving employee benefit plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified plan asset manager," or any other available exemption. Accordingly, prior to making an investment in the Securities, investing Plans should determine whether the Issuer is a Party in Interest with respect to such Plan and, if so, whether such transaction qualifies for one or more statutory or administrative exemptions.

     The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of ERISA. Under regulations issued by the United States Department of Labor ("DOL") (the "Plan Asset Regulations"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exemptions set forth in the regulation apply. If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing or underlying such Series consist of a single Mortgage Asset or obligations of a single obligor or related obligors as specified in the applicable Prospectus Supplement (e.g., affiliates of the Issuer), and Securities of such Series are acquired by a Plan with respect to which the obligor or related obligors are Parties in Interest, such transaction would violate the Prohibited Transaction rules of ERISA and the Code unless such transaction were subject to one or more statutory or administrative exemptions such as those described above or any other available exemption. Accordingly, prior to making an investment in Securities of such Series, a Plan investor should determine whether such obligor or related obligors are Parties in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more of the statutory or administrative exemptions.

     If a particular Series is treated as "equity" for purposes of the Plan Asset Regulations such that the underlying assets of the Issuer could be treated as assets of a Plan purchasing Securities of such Series and the Mortgage Assets securing or underlying such Series consist of multiple Mortgage Assets or obligations of multiple unrelated obligors as specified in the related Prospectus Supplement, an investing Plan may not be able to determine whether any of the obligors are Parties in Interest with respect to such Plan. In that event, prior to making an investment in Securities of such Series, such Plan investor should determine whether (i) one or more statutory or administrative exemptions is applicable or (ii) one or more exceptions to the Plan Asset Regulations is applicable such that the underlying assets of the Issuer will not be treated as assets of such investing Plan.

     One such exception applies if the class of "equity" interests in question is (i) held by 100 or more investors who are independent of the Issuer and each other, (ii) freely transferable, and (iii) sold as part of an offering pursuant to (a) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). It is expected that each Series of Securities will satisfy requirement (ii) and (iii)(a). It cannot be predetermined whether the ownership of any Class of any Series will be sufficiently diffused to satisfy requirement (i). The Plan Asset Regulations also provide that if at all times more than 75% of the value of all classes of equity interests in the Issuer are held by investors other than benefit plan investors (which is defined as including

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plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Issuer. Again, it cannot be predetermined whether non-benefit plan investors will own sufficient amounts of all classes of equity interests in the Issuer so as to make the exception applicable.

     Furthermore, if the Issuer were deemed to hold plan assets by reason of a Plan's investment in a Security, the persons providing services with respect to the assets of the Issuer, including the Mortgage Assets, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transactions provisions of ERISA and section 4975 of the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption, such as those described above.

     There can be no assurance that the Securities will not be treated as equity interests in the Issuer for purposes of the Plan Asset Regulations. Moreover, if the Securities are treated as equity interests for purposes of ERISA, there can be no assurance that any of the exceptions set forth in the Plan Asset Regulations will apply to the purchase of Securities offered hereby. If the Mortgage Assets securing Securities are treated as plan assets of Plans investing therein, the degree of such inclusion may be limited depending on the nature of the underlying collateral. The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool collateral certificate," the Plan's assets include such certificate but do not, solely by reason of the Plan's holding of such certificate, include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain types of GNMA Certificates, FHLMC Certificates and FNMA Certificates, which may be included in the Mortgage Assets securing Securities. Accordingly, even if such Mortgage Assets were deemed to be assets of Plan investors, the mortgage loans underlying the guaranteed governmental mortgage pool portion of such Mortgage Assets would not be treated as assets of such Plans.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               LEGAL INVESTMENT

     The Prospectus Supplement for each Series will identify those Classes of Securities, if any, which constitute "mortgage related securities" for purposes of SMMEA.

     Such Classes will constitute "mortgage related securities" for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (the "SMMEA Securities"). As "mortgage related securities," the SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments or such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in SMMEA Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with, mortgage related securities without limitation as to the percentage of their assets represented thereby,

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federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the NCUA Letter of Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules which prohibit federal credit unions from investing in certain mortgage related securities, except under limited circumstances.

     All depository institutions considering an investment in the Securities should review the Supervisory Policy Statement on Securities Activities dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision and by the NCUA (with certain modifications) prohibits depository institutions from investing in certain "high-risk" mortgage securities, except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any SMMEA Securities, as SMMEA Securities may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment securities which are not "interest bearing" or "income-paying," and provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult with their own legal advisors in determining whether, and to what extent, SMMEA Securities constitute legal investments for such investors.

     Other Classes of Securities will not constitute "mortgage related securities" under SMMEA (the "Non-SMMEA Securities"). The appropriate characterization of the Non-SMMEA Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Non-SMMEA Securities will constitute legal investments for them.

     Except as to the status of SMMEA Securities identified in the Prospectus Supplement for a Series as "mortgage-related securities" under SMMEA, the Company will make no representations as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                             PLAN OF DISTRIBUTION

     The Issuer may sell the Securities offered hereby either directly or to one or more underwriters to be specified in the related Prospectus Supplement. The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the underwriters, the proceeds to and their intended use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Securities will be determined.

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     The underwriters will be obligated, subject to certain conditions, to purchase all of the Securities described in the Prospectus Supplement relating to a Series if any such Securities are purchased. The Securities of a Series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, the Prospectus Supplement will specify the amount of compensation to be paid to the underwriters and expenses, if any, in connection with such distribution. If so indicated in the Prospectus Supplement, the Issuer will authorize the underwriters or other persons acting as the Issuer's agents to solicit offers by certain institutions to purchase the Securities on such terms and subject to such conditions as so specified.

     The Issuer also may sell the Securities offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Issuer may effect such transactions by selling Securities to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Issuer and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon for the Issuer by O'Connor, Cavanagh, Anderson, Westover, Killingsworth & Beshears, a professional association, Phoenix, Arizona.

                            FINANCIAL INFORMATION

     The Issuer has determined that its financial statements are not material to the offering made hereby. However, a copy of its latest audited consolidated financial statements will be forwarded to any prospective investor who desires to review financial information concerning the Issuer upon request. Prospective investors should direct requests for such reports to: American Southwest Financial Securities Corporation, 2390 East Camelback Road, Suite 225, Phoenix, Arizona 85016.

     In addition, a new Trust Fund will be formed with respect to each Series of Certificates and, a new Owner Trust will be formed with respect to each Series of Bonds issued by an Owner Trust. No Trust Fund or Owner Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund or Owner Trust will be included in this Prospectus or in the related Prospectus Supplement.

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                                   GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Indenture or Trust Agreement, as applicable, and the Indenture or Trust Agreement, as applicable, generally provides a more complete definition of certain of the terms. Reference should be made to the Indenture or Trust Agreement, as applicable, for a more complete definition of such terms.

     "Accreted Value" means, with respect to a Class of Compound Interest Securities, as of any determination date, the original principal amount of such Class, plus all accrued and unpaid interest, if any, previously added to the principal thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities and by any losses allocated to such Class.

     "Accrual Date" means, with respect to any Series, the date upon which interest begins accruing on the Securities of the Series, as specified in the related Prospectus Supplement.

     "Accrual Payment Amount" means, with respect to any Payment Date or Distribution Date for a Series that occurs prior to or on the Accrual Termination Date, the aggregate amount of interest which has accrued on the Compound Interest Securities of such Series during the Interest Accrual Period relating to such Payment Date or Distribution Date and which is not then required to be paid.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the date specified in the related Prospectus Supplement.

     "Administration Agreement" means, with respect to a Series, an agreement pursuant to which the Administrator agrees to perform certain ministerial, administrative, accounting and clerical duties on behalf of the Issuer with respect to such Series.

     "Administration Fee" means the fee specified as such in the Administration Agreement.

     "Administrator" means American Southwest Financial Services, Inc. and its successors or such other entity as is acceptable to the Rating Agency rating such Series of Securities.

     "Advances" means cash advances with respect to delinquent payments of principal and interest on any Mortgage Loan made by a Servicer or the Master Servicer, as the case may be, from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Custodial Account, but only to the extent that such advances are, in the good faith business judgment of such Servicer or Master Servicer, as the case may be, ultimately recoverable from future payments and collections on the Mortgage Loans or otherwise.

     "Aggregate Outstanding Principal" means, with respect to any Series or

Class thereof, the principal amount of all Securities of such Series or Class outstanding on the date of determination, including, in respect of any Class of Compound Interest Securities of such Series (or other Class of Securities on which interest accrues and is added to the outstanding principal amount thereof), the Accreted Value of such Securities through the Payment Date or Distribution Date immediately preceding the date of determination.

     "Appraised Value" means the appraised value determined in an appraisal obtained at origination.

     "ARM" or "Adjustable Rate Mortgage" means a Mortgage which provides for adjustment from time to time to the Mortgage Rate in accordance with an approved index.

     "Asset Value" shall have the meaning specified in the related Prospectus Supplement, with respect to each Mortgage Certificate or Mortgage Loan or other Mortgage Assets included in the Trust Estate or Trust Fund for a Series.

     "Assets" means the Mortgage Assets and any other assets comprising the Trust Estate pledged to secure a Series of Bonds, or comprising the Trust Fund relating to a Series of Certificates.

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     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods.

     "Authenticating Agent" means an agent appointed by the Trustee for purposes of authenticating and delivering any Series of Certificates.

     "Balloon Payment" means, with respect to a Mortgage Loan as to which only interest is payable until maturity and all payments of principal are amortized, the payment of principal at maturity for such Mortgage Loan.

     "Bankruptcy Case" means a case in which the Mortgagor of a Mortgage Loan securing or underlying a Series of Securities is a debtor seeking reorganization or other relief under the Bankruptcy Code.

     "Bankruptcy Code" means the Bankruptcy Reform Act, Title 11 of the United States Code, as amended, and any successor statute thereto.

     "Bond Interest Rate" means the interest rate on the outstanding principal amount of a Bond payable on the applicable Payment Date for such Bond, as specified in the related Prospectus Supplement.

     "Bondholder" means the Person in whose name a Bond is registered in the Bond Register.

     "Bonds" means the Mortgage Collateralized Bonds sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.


     "Book-entry Bonds" means Bonds of a Series for which ownership and transfers of beneficial interests shall be made through book entries by DTC.

     "Cash Flow Agreements" means interest rate swap agreements, interest rate cap or floor agreements or similar agreements which reduce the effects of interest rate fluctuations issued by a bank, insurance company, savings bank, savings and loan association or other such entity.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

     "Certificate Date" means the date of delivery by the Issuer of a bearer Security in definitive form.

     "Certificate Interest Rate" means the interest rate on the outstanding principal amount of a Certificate payable on the applicable Distribution Date for such Certificate, as specified in the related Prospectus Supplement.

     "Certificate Issuer" means the issuer of the Mortgage Certificates.

     "Certificate Trustee" means the trustee of the Mortgage Certificates.

     "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

     "Certificates" means the Mortgage Pass-Through Certificates sold by the Issuer pursuant to this Prospectus and a related Prospectus Supplement.

     "Class" means a class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Series Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account created pursuant to the Indenture or Trust Agreement, as applicable.

     "Commercial Loans" means Mortgage Loans secured by liens on, or security interests in, office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home

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

parks, warehouse facilities or self-storage facilities, industrial plants and mixed use or other types of commercial properties.

     "Commercial Property" means any property securing a Mortgage Loan used for commercial purposes.


     "Commission" means the Securities and Exchange Commission.

     "Company" means American Southwest Financial Securities Corporation.

     "Compound Interest Security" means any Security of a Series on which interest accrues and is added to the principal of such Security periodically, but with respect to which no interest or principal shall be payable except during the period or periods specified in the related Prospectus Supplement.

     "Cooperatives" means apartment buildings owned by private cooperative housing corporations.

     "Corporate Trust Office" means the corporate trust office of the Trustee as specified in the related Prospectus Supplement.

     "Covered Series" means a Trust Estate or Trust Fund covered by a form of Credit Support.

     "CPR" means the Constant Prepayment Rate prepayment model.

     "Credit Support" means the Credit Support for a Series, if any, specified in the related Prospectus Supplement.

     "Credit Support Agreement" means the agreement or instrument pursuant to which any Credit Support is issued or the terms of any Credit Support are set forth.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984, as amended.

     "Custodial Account" means an account established by the Master Servicer in the name of the Trustee for the deposit on a daily basis of all Mortgage Loan related receipts received by it subsequent to the Cut-Off Date.

     "Cut-Off Date" means, with respect to a Series, the date specified in the related Series Supplement.

     "Definitive Bonds" means Bonds of a Series when and if issued in fully registered, certificated form.

     "Definitive Securities" means the Bonds or the Certificates for a Series when and if issued in definitive form to the Securities Owners of such Series or their nominees.

     "Deleted Mortgage Loan" means a Mortgage Loan removed from the Trust Estate or Trust Fund in order to substitute a Substitute Mortgage Loan.

     "Deposit Trust Agreement" means a deposit trust agreement between the Company and an Owner Trustee pursuant to which an Owner Trust is created and Assets are deposited therein.

     "Depositor" means the Company (i) when acting in such capacity under a Deposit Trust Agreement to deposit Assets into an Owner Trust relating to a

Series of Bonds, or (ii) when acting in such capacity under a Trust Agreement to deposit Assets into a Trust Fund relating to a Series of Certificates.

     "Determination Date" means the date specified in the related Prospectus Supplement.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by section 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Date" means the date on which distributions of principal of and interest on Certificates will be made.

     "DOL" means the Department of Labor.

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

     "DTC" means that certain limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "DTC Participants" means organizations, including securities brokers and dealers, banks, trust companies, clearing corporations and may include certain other organizations, that maintain a custodial relationship with DTC.

     "Due Date" means each date on which a payment is due and payable on any Mortgage Assets.

     "Due Period" means the period specified in the related Prospectus Supplement that corresponds to each Payment Date or Distribution Date, as applicable.

     "Eligible Investments" means any one or more of the obligations or securities described herein under "Assets Securing or Underlying the Securities -- Investment of Funds."

     "EPA" means the Environmental Protection Agency, or any successor agency thereof.

     "Equity Participations" means shares of profits realized from the operation or disposition of Mortgaged Property.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


     "Escrow Account" means an escrow account established and maintained by the primary Servicer in which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited.

     "Event of Default" shall have the meaning specified in the related Prospectus Supplement.

     "Excess Cash Flow" shall have the meaning set forth in the related Prospectus Supplement.

     "Exchange Act" means the Securities Exchange Act of 1934.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA Loan" means a fixed-rate mortgage loan insured by the FHA.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Final Scheduled Distribution Date" means the Distribution Date on which principal of and interest on a Series of Certificates is scheduled to be paid in full.

     "Finance Companies" means limited purpose finance companies affiliated with builders, thrifts, commercial banks, mortgage bankers or other entities involved in mortgage finance which own Mortgage Assets.

     "Funding Agreements" means, with respect to a Series of Bonds, agreements between the Issuer and a Finance Company pursuant to which the Finance Company will (i) borrow a portion of the proceeds of the sale of such Series of Bonds in an amount not to exceed the aggregate initial Asset Value of the Mortgage Assets pledged under such Funding Agreement; (ii) repay such loan by causing payments to be made to the Trustee in such amounts as are necessary (after taking into account any required payments from any Reserve Fund for such Series of Bonds) to pay accrued interest on such loan and to amortize the entire principal amount of such loan; and (iii) pledge to the Issuer as security for the loan Mortgage Assets having an aggregate initial Asset Value equal to at least the amount of the loan under the Funding Agreement.

     "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

     "Guaranteed Investment Contract" means a guaranteed investment contract providing for the investment of all distributions on the Mortgage Assets guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

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


     "Holder" means a Bondholder or Certificateholder, as applicable.

     "Housing Act" means the National Housing Act of 1934, as amended.

     "HUD" means the United States Department of Housing and Urban
Development.

     "Indenture" means, with respect to any Series of Bonds, the Indenture and any related Series Supplement pursuant to which such Bonds are issued.

     "Impound Account" means an account to be established and maintained upon the occurrence of a delinquency or default by the obligor on a Mortgage Loan into which payments by Mortgagors to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items will be deposited pending distribution of such items.

     "Indirect DTC Participants" means banks, brokers, dealers and trust companies that clear security transactions through or maintain a custodial relationship with a DTC Participant.

     "Installment Contracts" means installment contracts for the sale of fee simple or leasehold interests in Mortgaged Property.

     "Insurance Policies" means hazard insurance and other insurance policies required to be maintained with respect to Mortgage Loans.

     "Insurance Proceeds" means amounts received by the Trustee from the Master Servicer or a Servicer in connection with sums paid or payable under any insurance policies, to the extent not applied to the restoration or repair of the Mortgaged Property.

     "Interest Accrual Period" means the period specified in the related Prospectus Supplement for a Series, during which interest accrues on Securities of the related Series with respect to any Payment Date, Distribution Date, Redemption Date or Special Redemption Date.

     "Interest Only Securities" means a Security entitled to receive payments of interest only based upon the Notional Amount of the Security.

     "Interest Weighted Certificates" means, with respect to Certificates issued by a grantor Trust, Certificates that embody only interest payments on the underlying Mortgage Loans or (if they embody some principal payments on the underlying Mortgage Loans) is issued at a price that exceeds the principal payments.

     "Interest Weighted Securities" means REMIC Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by a REMIC.

     "IRS" means the Internal Revenue Service.

     "Issuer" means the Company or an Owner Trust or Trust Fund established by the Company as issuer of a Series of Securities.


     "L/C Bank" means the issuer of a letter of credit.

     "L/C Percentage" means the maximum liability of an L/C Bank under its letter of credit equal to a percentage specified in the related Prospectus Supplement of the initial aggregate outstanding principal balance of the Mortgage Loan, in the Trust Estate or Trust Fund, as applicable, or one or more Classes of Securities of the related Series.

     "Liquidation Proceeds" means amounts (other than Insurance Proceeds) received and retained in connection with liquidation of defaulted Mortgage Loans whether through foreclosure or otherwise, net of related liquidation expenses.

     "Loan-to-Value Ratio" means, as of any date of determination, the ratio of the then outstanding principal amount to the lesser of the appraised value and the purchase price of the Mortgaged Property at the time of origination.

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

     "Lock-Out Date" means the date upon which a Lock-Out Period expires.

     "Lock-Out Period" means, if provided for in the related Mortgage Loan, the period within which prepayments thereon are prohibited.

     "Master Servicer" means, with respect to a Series secured by Mortgage Loans or Mortgage Certificates, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Mortgage Loans comprising Mortgage Assets or Underlying Mortgage Loans for that Series, or the successors or assigns of such Person.

     "Master Servicing Agreement" means the Master Servicing Agreement between the Issuer and the Master Servicer, if any, specified in the related Prospectus Supplement.

     "Maximum Variable Interest Rate" means the interest rate cap on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

     "Minimum Variable Interest Rate" means the interest rate floor on the Bond Interest Rate or Certificate Interest Rate for Variable Interest Securities.

     "Mortgage" means a mortgage, deed of trust or other security instrument evidencing the lien on the Mortgaged Property.

     "Mortgage Assets" means the Mortgage Loans, including participation interests therein, REO Property and Mortgage Certificates which are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates; an item of Mortgage Assets refers to a specific Mortgage Loan, REO Property or Mortgage Certificates.

     "Mortgage Certificate Agreement" means a pooling and servicing agreement, an indenture, a participation agreement or similar agreement pursuant to which a

Mortgage Certificate is issued.

     "Mortgage Certificate Trustee" means the trustee under a Mortgage Certificate Agreement.

     "Mortgage Certificate" means a mortgage participation or other interest, pass-through certificate or collateralized mortgage obligation.

     "Mortgaged Properties" means the real properties on which liens are created pursuant to Mortgages for purposes of securing the Mortgage Loans.

     "Mortgage Group" means groups of Mortgage Assets.

     "Mortgage Loan" means a mortgage loan or participation interest therein that is owned by the issuer and constitutes a part of the Mortgage Assets for a Series, or that is Underlying Mortgage Loans for a Mortgage Certificate that constitutes a part of the Mortgage Assets for a Series.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor with respect to a Mortgage Loan.

     "Mortgage Rate" means, with respect to each Mortgage Loan, the annual interest rate required to be paid by the Mortgagor under the terms of the related Mortgage Note.

     "Mortgagor" means the Person indebted under the Mortgage Note relating to a Mortgage Loan.

     "Multifamily Loans" means Mortgage Loans which are secured by liens on, or security interests in, Multifamily Properties.

     "Multifamily Property" means any property securing a Mortgage Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     "Nonresidents" means a nonresident alien individual, foreign partnership or foreign corporation.

     "Notional Amount" means an amount assigned to Interest Only Securities and Interest Weighted Securities by the related Prospectus Supplement.

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     "OID" means "original issue discount" within the meaning of section 1273 of the Code.

     "Originator" means the originator, other than the Issuer or the Depositor, of a Mortgage Loan.

     "OTS" means the Office of the Thrift Supervision.


     "Owner Trust" means the trust fund established by the Company pursuant to a Deposit Trust Agreement to hold Assets and issue a Series of Bonds.

     "Owner Trustee" means the bank or trust company named in the Prospectus Supplement related to a Series of Bonds, not in its individual capacity but solely as trustee pursuant to a Deposit Trust Agreement, and its successors and assigns.

     "PAC" means Planned Amortization Class Securities.

     "PAC Amount" means the scheduled amounts of principal payments to be applied on each Payment Date or Distribution Date to the PAC Securities, as set forth in the related Prospectus Supplement.

     "PAC Security" or "Planned Amortization Class Security" means a Security on which principal is payable in accordance with a planned amortization schedule to the extent principal is available to be paid on such security on each Payment Date or Distribution Dates.

     "Participating Securities" means a Security entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Parties in Interest" means persons who, under ERISA, have certain specified relationships to a Plan.

     "Pass-Through Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is no separation of the principal and interest payments on the underlying Mortgage Loans.

     "Paying Agent" means the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in the Indenture or Trust Agreement, as applicable and is authorized and appointed pursuant to the Indenture or Trust Agreement, as applicable by the Issuer to pay the principal of or interest on any Securities on behalf of the Issuer.

     "Payment Date" means the date on which payments of principal of and interest on the Bonds will be made.

     "Payment Guarantee Insurance" means the insurance policy or surety bond issued with respect to a Series of Securities that guarantees, with respect to one or more Classes of Securities of such Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in a manner specified in the related Prospectus Supplement.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Plan Asset Regulations" means regulations issued by the DOL.

     "Plans" means employee benefit plans subject to ERISA.


     "Policy Statement" means the supervisory policy statement adopted by the Federal Financial Institution Examination Council.

     "Prepayment Assumption" means the anticipated rate of prepayments assumed in pricing the Securities.

     "Prepayment Premium" means, if applicable, a premium or a yield maintenance penalty required to be paid under the terms of a Mortgage Loan in connection with a prepayment thereon.

     "Primary Servicer" means the entity which has primary liability for servicing Mortgage Loans directly.

     "Principal Balance" means, with respect to any Mortgage Loan or related REO Property, for any Due Date and the Due Period with respect thereto, the principal balance of such Mortgage Loan (or, in the case of

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

REO Property, of the related Mortgage Loan on the last date on which a payment was made thereon) outstanding as of the Cut-Off Date, after application of principal payments due on or before the Cut-Off Date, whether or not received, plus all amounts of Deferred Interest accrued on such Mortgage Loan to the Due Date in the Due Period immediately preceding the date of determination minus the sum of (a) the principal portion of the Scheduled Payment due on or prior to such Due Date, but only if received from or on behalf of the Mortgagor, (b) all Principal Prepayments, and all Insurance Proceeds, Liquidation Proceeds and net income from an REO Property to the extent identified and applied by the Master Servicer or Servicer, as applicable, as recoveries of principal through the close of the related Prepayment Period for the Master Servicer or Servicer, as applicable, and (c) any Realized Loss on such Mortgage Loan to the extent treated as a principal loss and which is realized during such Prepayment Period.

     "Principal Prepayment" means, with respect to any Mortgage Certificates or Mortgage Loan, any payment of principal on such Mortgage Certificates or Mortgage Loan in excess of the Scheduled Payment, resulting from prepayment, partial prepayment, Liquidation Proceeds or Insurance Proceeds with respect to the Mortgage Loans underlying such Mortgage Certificates or Mortgage Loan but not including any scheduled payment received prior to the Due Period in which it was scheduled to be paid.

     "Principal Payment Amount" means, with respect to any Payment Date or Distribution Date related to a particular Series, the amount that is specified in the related Prospectus Supplement.

     "Principal Only Securities" means a Security entitled to receive payments of principal only.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.


     "Prohibited Transactions" means certain transactions between a Plan and Parties in Interest with respect to such Plan which are prohibited under ERISA.

     "Proposed OID Regulations" means proposed Treasury regulations issued under sections 1271-1275 of the Code governing original issue discount.

     "Prospectus Supplement" means the supplemental prospectus to this Prospectus, as applicable, relating to a Series of Securities registered with the Commission.

     "PTCE" means Prohibited Transactions Class Exemption.

     "Rating Agency" means a nationally recognized statistical rating agency.

     "Realized Losses" with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to (i) the Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest at the applicable Mortgage Rate, from the date as to which interest was last paid up to the Due Date in the period in which such Cash Liquidation or REO Disposition has occurred on the Principal Balance of such Mortgage Loan outstanding during each Due Period that accrued interest was not paid, minus (iii) Liquidation Proceeds received during the month in which such Cash Liquidation or REO Disposition occurred, net of amounts that are payable to the Master Servicer or Servicer, as applicable, with respect to such Mortgage Loan.

     "Redemption Price" means, with respect to any Bond of a Series or Class to be redeemed, an amount equal to the percentage specified in the related Prospectus Supplement of the principal amount (or of the Accreted Value of any Compound Interest Security) of such Security so redeemed, together with accrued and unpaid interest thereon at the applicable Bond Interest Rate to the Designated Interest Accrual Date for such Series.

     "Regular Bondholder" means a Holder of a Regular Interest Bond.

     "Regular Certificateholder" means a Holder of a Regular Interest
Certificate.

     "Regular Interest Certificates" means Classes of Certificates constituting regular interests in a REMIC.

     "Regular Interest Securities" means Regular Interest Bonds or Regular Interest Certificates, as applicable.

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     "Reinvestment Income" means any interest or other earnings on Series Funds or Accounts that are part of the Assets for a Series.

     "REMIC" means a real estate mortgage investment conduit under Section 860D of the Code.


     "REMIC Regulations" means proposed Treasury regulations issued on September 27, 1991 relating to REMICs.

     "REO Property" means a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise.

     "Repurchase Price" means the price at which the Depositor is required to either substitute for or repurchase a Mortgage Loan if any document in the Mortgage Loan file relating to such Mortgage Loan and delivered by the Depositor to the Trustee is found by the Trustee within a period specified in the related Prospectus Supplement to be defective in any material respect and the Depositor does not cure such defect within a period specified in the related Prospectus Supplement.

     "Reserve Fund" means, with respect to a Series, any reserve fund described in the applicable Prospectus Supplement, including a subordination Reserve Fund.

     "Reserve Funds" means, collectively, more than one reserve fund.

     "Residual Bondholder" means the Holder of a Residual Interest Bond.

     "Residual Certificateholder" means the Holder of a Residual Interest Certificate.

     "Residual Interest Bonds" means Classes of Bonds constituting the residual interest in a REMIC.

     "Residual Interest Certificates" means Classes of Certificates constituting residual interests in a REMIC.

     "Residual Interest Securities" means Residual Interest Bonds or Residual Interest Certificates, as applicable.

     "Retail Bonds" means each of the Bonds of a Class identified as such in the related Prospectus Supplement.

     "Retail Certificates" means each of the Certificates of a Class identified as such in the related Prospectus Supplement.

     "Retained Interests" means, to the extent specified in the related Prospectus Supplement, certain amounts received by the Trustee or the Servicer with respect to a Mortgage Asset securing or underlying a Series which may not be pledged as security or deposited into the Trust Fund for such Series, as the case may be, but will be payable to the Seller of such Mortgage Asset or to a Servicer free and clear of the lien of an Indenture or interest granted under such an Indenture or Trust Agreement, as applicable.

     "RICO" means the Racketeer Influenced and Corrupt Organization Act, as amended.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the Mortgagor on a Mortgage Loan in accordance with the terms of the related Mortgage Note, as modified by any permitted modification of a

Mortgage Note.

     "Securities" means Bonds or Certificates.

     "Securities Owners" means the owners of the beneficial interests in a Series of Bonds or Certificates.

     "Senior Securities" means a Class of Securities which are senior in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to certain other Classes of Securities of such Series.

     "Series" means a separate series of Bonds or Certificates, as the case may be, sold pursuant to this Prospectus and the related Prospectus Supplement.

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     "Series Supplement" means the supplemental indenture to or terms indenture incorporating by reference the Indenture or Trust Agreement, as applicable, between the Issuer of a Series of Securities and the Trustee relating to such Series of Securities.

     "Servicer" means, for any Mortgage Loan, the Person approved by the Issuer and by the Master Servicer, if any, as servicer of such Mortgage Loan, which Person will be a FNMA or FHLMC approved seller and servicer.

     "Servicer Remittance Date" means with respect to each Mortgage Loan, the date on which the Servicer will remit all funds held in the Servicing Account together with any Advances made by such Servicer for deposit to the Collection Account.

     "Servicing Agreements" means the Master Servicing Agreement and the Servicing Agreement, if any.

     "Servicing Fee" means for any Series, the aggregate fees paid to the Trustee or the Master Servicer or other similar fees.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "SMMEA Securities" means Classes of Securities which constitute "mortgage related securities" for purposes of SMMEA for so long as such Classes are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     "SPA" means the Standard Prepayment Assumption prepayment model.

     "Special Redemption" means with respect to Bonds of a Series, a special redemption, in whole or in part, if, as a result of principal payments on the Mortgage Assets securing such Series or low reinvestment yields or both, the Trustee determines (based on assumptions, if any, specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from any

Reserve Fund for such Series) that the amount anticipated to be available in the Collection Account for such Series on the date specified in the related Prospectus Supplement will be insufficient to meet debt service requirements on any portion of the Bonds.

     "Special Redemption Date" means, with respect to a Series, the date each month (other than any month in which a Payment Date occurs) on which Bonds of that Series may be redeemed pursuant to the Indenture or the related Series Supplement; such date will be the same day of the month as the day on which the Payment Date for the Bonds of that Series occurs.

     "Special Servicer" means a special servicer identified in the related Prospectus Supplement appointed to perform the activities set forth in the related Prospectus Supplement.

     "Start Up Day" means the "startup day" of the REMIC as defined in section 860G(a)(9) of the Code.

     "Stated Maturity" means the date specified in the related Prospectus Supplement no later than which all the Bonds of such Class will be fully paid, calculated on the basis of the assumptions set forth in the related Prospectus Supplement.

     "Stripped Certificates" means, in respect of Certificates issued by a grantor trust, Certificates in which there is considered to be a separate ownership of the payments of principal and interest on the underlying Mortgage Loans.

     "Subordinate Securities" means a Class of Securities which are subordinate in right and priority to the extent described in the related Prospectus Supplement to payment of principal and interest to all Senior Classes of Securities of such Series.

     "Substitute Mortgage Assets" means any Mortgage Assets that are Granted to the Trustee as security for a Series of Bonds or deposited into the Trust Fund in respect of a Series of Certificates in lieu of any Mortgage Assets then comprising part of the Trust Estate or Trust Fund, as applicable, for such Series of Bonds or Certificates.

     "Substitute Mortgage Loan" means a Mortgage Loan substituted for one or more Deleted Mortgage Loans in the Trust Estate or Trust Fund as the case may be.

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     "TIN" means Taxpayer Identification Number.

     "Title V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.

     "Title VIII" means Title VIII of the Garn-St. Germain Act.


     "Trust Agreement" means the pooling and servicing agreement, indenture or similar agreement pursuant to which the Certificates are issued.

     "Trust Estate" means, with respect to any Series of Certificates, all money, instruments, securities and other property, including all proceeds thereof, which are subject or intended to be subject to the lien of the Indenture for the benefit of the Series as of any particular time (including, without limitation, all property and interests Granted to the Trustee pursuant to the Series Supplement for such Series).

     "Trust Fund" means the trust fund established pursuant to a Trust Agreement into which Assets are deposited for the purpose of issuing a Series of Certificates.

     "Trustee" means bank or trust company qualified under the TIA and named in the Prospectus Supplement for a Series as trustee.

     "UCC" means the Uniform Commercial Code.

     "Underlying Mortgage Loans" means, with respect to a Mortgage Certificate, the underlying Mortgage Loans.

     "Variable Interest Payment Date" means, with respect to any Class of Variable Interest Securities issued as part of a Series of Bonds, the date specified in the related Prospectus Supplement.

     "Variable Interest Period" means, with respect to any Class of Variable Interest Securities, the period commencing immediately subsequent to the preceding Variable Interest Period (or, in the case of the Variable Interest Period applicable to the first Variable Interest Payment Date with respect to such [Class of Variable Interest Securities, commencing on the Accrual Date for such Class) and ending on the] date specified in the related Prospectus Supplement.

     "Variable Interest Rate" means the interest rate in respect of Variable Interest Security.

     "Warranting Party" means the party specified in the related Prospectus Supplement.

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